Exhibit 99.16

CONSOLIDATED BALANCE SHEET

Assets	31/12/2014	31/12/2013
10. Cash and cash equivalents	329,394	339,280
20. Financial assets held for trading	67,762	132,697
30. Financial assets designated at fair value through profit or loss	—	258,633
40. Financial assets available-for-sale	3,037,414	10,544,587
60. Due from banks	754,732	1,218,989
70. Loans to customers	23,682,831	25,476,359
80. Hedging derivatives	201,525	125,811
100. Equity investments	92,482	91,552
110. Technical insurance reserves reassured with third parties	—	155,233
120. Property and equipment	769,760	1,070,877
130. Intangible assets	116,148	188,067
of which goodwill	57,145	106,479
140. Tax assets	2,032,517	2,083,257
a) current	1,034,463	298,245
b) deferred	998,054	1,785,012
Pursuant to Law 214/2011	753,312	1,425,756
150. Non-current assets held for sale and discontinued operations	6,854,768	—
160. Other assets	370,227	470,933

Total Assets	38,309,560	42,156,275

Thousands of euro

Liabilities and Shareholders’ equity	31/12/2014	31/12/2013
10. Due to banks	1,877,094	8,161,242
20. Due to customers	17,332,987	14,817,367
30. Securities issued	8,121,888	9,217,979
40. Financial liabilities held for trading	11,667	14,567
50. Financial liabilities designated at fair value through profit and loss	964,726	1,296,816
60. Hedging derivatives	515,252	457,998
80. Tax liabilities	24.421	252,242
a) current	12,891	94,683
b) deferred	11,530	157,559
90. Liabilities associated to non-current assets held for sale and discontinued operations	6,474,615	—
100. Other liabilities	640,768	812,430
110. Employee termination indemnities	82,588	89,232
120. Allowances for risks and charges	446,011	375,415
a) post employment benefits	393,563	320,900
b) Other allowances	52,448	54,515
130. Technical reserves	—	5,017,768
140. Valuation reserves	(190,025)	(123,950)
170. Reserves	(426,348)	296,061
180. Share premium reserve	368,856	1,020,990
190. Share capital	2,576,863	2,177,219
200. Treasury shares (-)	(20,283)	(21,282)
210. Minority interests (+/-)	52,071	55,838
220. Net income (loss) (+/-)	(543,591)	(1,761,657)

Total liabilities and Shareholders’ Equity	38,309,560	42,156,275

Thousands of euro

CONSOLIDATED INCOME STATEMENT

	2014	2013 (*)
10. INTEREST AND SIMILAR INCOME	795,229	991,105
20. INTEREST AND SIMILAR EXPENSE	(441,632)	(560,385)

30. INTEREST MARGIN	353,597	430,720

40. FEE AND COMMISSION INCOME	296,139	313,910
50. FEE AND COMMISSION EXPENSE	(50,897)	(53,771)

60. NET FEE AND COMMISSION INCOME	245,242	260,139

70. DIVIDENDS AND SIMILAR INCOME	18,265	4,765
80. PROFITS (LOSSES) ON TRADING	4,926	(278,438)
90. FAIR VALUE ADJUSTMENTS IN HEDGE ACCOUNTING	2,031	(10,319)
100. PROFITS (LOSSES) ON DISPOSAL OR REPURCHASE OF:	90,488	351,935
a) loans	2,623	(1,096)
b) financial assets available-for-sale	85,138	328,403
c) held-to-maturity investments	—	21,261
d) financial liabilities	2,727	3,367
110. PROFITS (LOSSES) ON FINANCIAL ASSETS/LIABILITIES DESIGNATED AT FAIR VALUE	367	40,113

120. NET INTEREST AND OTHER BANKING INCOME	714,916	798,915

130. NET LOSSES/RECOVERIES ON IMPAIRMENT OF:	(669,433)	(1,084,200)
a) loans	(645,527)	(1,042,784)
b) financial assets available-for-sale	(1,452)	(14,127)
d) other financial activities	(22,454)	(27,289)

140. NET INCOME FROM BANKING ACTIVITIES	45,483	(285,285)

170. NET INCOME FROM BANKING AND INSURANCE ACTIVITIES	45,483	(285,285)

180. ADMINISTRATIVE EXPENSES:	(660,815)	(632,816)
a) personnel expenses	(411,503)	(378,157)
b) other administrative expenses	(249,312)	(254,659)
190. NET PROVISIONS FOR RISKS AND CHARGES	(5,629)	(5,941)
200. NET ADJUSTMENTS TO /RECOVERIES ON PROPERTY AND
EQUIPMENT	(20,801)	(21,744)
210. NET ADJUSTMENTS TO /RECOVERIES ON INTANGIBLE ASSETS	(28,593)	(30,119)
220. OTHER OPERATING INCOME (EXPENSE)	102,380	106,088

230. OPERATING EXPENSES	(613,458)	(584,532)

240. PROFITS (LOSSES) ON INVESTMENTS IN ASSOCIATES AND COMPANIES SUBJECT TO JOINT CONTROL	4,940	98,475
260. IMPAIRMENT ON GOODWILL	(15,919)	(1,654,363)
270. PROFITS (LOSSES) FROM DISPOSAL OF INVESTMENTS	(179)	(276)

280. INCOME (LOSS) BEFORE TAX FROM CONTINUING OPERATIONS	(579,133)	(2,425,981)

290. TAXES ON INCOME FROM CONTINUING OPERATIONS	170,897	796,141

300. INCOME (LOSS) AFTER TAX FROM CONTINUING OPERATIONS	(408,236)	(1,629,840)

310. INCOME (LOSS) AFTER TAX FROM DISCONTINUED OPERATIONS	(138,706)	(146,868)

320. NET INCOME (LOSS)	(546,942)	(1,776,708)

330. MINORITY INTERESTS	(3,351)	(15,051)

340. NET INCOME (LOSS) ATTRIBUTABLE TO THE PARENT COMPANY	(543,591)	(1,761,657)

Earnings per share (in euro)
- basic	-0,088	-0,820
- diluted	-0,088	-0,820

Thousands of euro

(*)	The balances of the year reflect, with respect to those published, the effects of the application of IFRS 5 “Non-current assets held for sale and discontinued operations”.

CONSOLIDATED STATEMENT OF COMPREHENSIVE

INCOME

		2014	2013 (*)
10	NET INCOME (LOSS)	(546,942)	(1,776,708)

	Other comprehensive income (net of tax), without reversal to income statement
40	Actuarial gains (losses) on defined benefit plans	(57,549)	8,233
50	Non-current assets classified as held for sale	(551)	498
60	Share of valuation reserves of equity investments valued at equity	(40)	24
	Other comprehensive income (net of tax) with reversal to income statement
90	Cash flow hedges	(43,948)	53,107
100	Financial assets available for sale	4,791	425,714
110	Non-current assets classified as held for sale	38,827	78,843
130	Total other comprehensive income (net of tax)	(58,470)	566,419

140	TOTAL COMPREHENSIVE INCOME (Items 10 + 130)	(605,412)	(1,210,289)

150	Total consolidated comprehensive income pertaining to minority interests	(3,779)	(14,669)

160	Total consolidated comprehensive income pertaining to the Parent Company	(601,633)	(1,195,620)

Thousands of euro

(*)	The balances of the year reflect, with respect to those published, the effects of the application of IFRS 5 “Non-current assets held for sale and discontinued operations”.

Statement of Changes in Consolidated Shareholders’ Equity

												(Thousands of Euro)
				Allocation of net income (loss) of previous year		Changes in the year
							Transactions on shareholders equity
	Amounts as at 31/12/2013	Change in opening balances	Amounts as at 1/1/2014	Reserves	Dividends and other payou t	Changes in reserves	Issue of new shares	Purchase of treasury shares	Advances on dividends	Extraordinary distribution of dividends	Changes in equity instruments	Derivatives on treasury shares	Stock options (1)	Total comprehensive income as at 31/12/2014	Group shareholders’ equity as at 31/12/2014	Minority interests as at 31/12/2014
Share capital:	2,211,525	—	2,211,525	(1)	—	—	403,544	—	—	—	—	—	—	—	2,576,863	38,205
a) ordinary shares	2,208,971	—	2,208,971	(1)	—	—	405,451	—	—	—	—	—	—	—	2,576,216	38,205
b) other shares	2,554	—	2,554	—	—	—	(1,907)	—	—	—	—	—	—	—	647	—

Share premium reserve	1,046,124		1,046,124	(1,030,333)		—	368,856	—							368,856	15,791

Riserve:	307,512	—	307,512	(737,902)	—	9,516	(3,900)	—		—	—	—	282	—	(426,348)	1,856
a) from profits	223,072	—	223,072	(709,418)	—	9,809	—	—	—	—	—	—	—	—	(477,978)	1,441
b) other	84,440		84,440	(28,484)	—	(293)	(3,900)	—	—	—	—	—	282	—	51,630	415

Valuation reserves (2)	(123,952)	—	(123,952)	(8,480)	—	447	—	—					—	(58,470)	(190,025)	(430)

Equity instruments	—	—	—	—	—	—	—	—	—	—	—		—	—	—	—

Advances on dividends	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Treasury shares	(21,282)	—	(21,282)	—	—	—	999	—	—	—	—	—	—	—	(20,283)	—

Net income (loss)	(1,776,708)	—	(1,776,708)	1,776,716	(8)	—	—	—	—	—	—	—	—	(546,942)	(543,591)	(3,351)

Group shareholders’ equity	1,587,381	—	1,587,381	—	—	9,943	769,499	—		—	—	—	282	(601,633)	1,765,472	X

Minority interests	55,838	—	55,838	—	(8)	20	—	—	—	—	—	—	—	(3,779)	X	52,071

(1)	The ‘stock options’ column shows the effects of Managing Director’s Stock Grant Plan in place with the Manager (see part I of the Explanatory Notes)
(2)	The item includes Valuation reserves on non-current assets held for sale and discontinued operations for an amount of EUR 62,144 thousand.

STATEMENT OF CHANGES IN CONSOLIDATED SHAREHOLDERS’ EQUITY

											(Thousands of Euro)
				Allocation of net income (loss) of previous year		Changes in the year
							Transactions on shareholders’ equity
	Amounts as at 31/12/2012	Change in opening balances	Amounts as at 01/01/2013	Reserves	Dividends and other payout	Changes in reserves	Issue of new shares	Purchase of treasury shares	Advances on dividends	Extraordinary distribution of dividends	Changes in equity instruments	Derivatives on treasury shares	Stock options (1)	Total comprehensive income as at 31/12/2013	Group shareholders’ equity as at 31/12/2013	Minority interests as at 31/12/2013
Share capital:	2,204,286		2,204,286			—	7,239	—							2,177,219	34,306
a) ordinary shares	2,201,732		2,201,732	—	—	—	7,239	—	—	—	—	—	—		2,174,665	34,306
b) other shares	2,554	—	2,554	—	—	—	—	—	—	—	—	—	—		2,554	—

Share premium reserve	1,035,715	—	1,035,715	—	—	1,173	9,237	(1)	—	—	—	—	—		1,020,990	25,134

Riserve:	279,583	—	279,583	23,406	(647)	62	4,770	—	—	—	—	—	338	—	296,061	11,451
a) from profits	199,381	—	199,381	23,406	(647)	62	870	—	—	—	—	—	—		215,783	7,289
b) other	80,202	—	80,202	—	—	—	3,900	—	—	—	—	—	338		80,278	4,162

Valuation reserves	(688,898)	—	(688,898)	—	—	—	(1,473)	—	—	—	—	—	—	566,419	(123,950)	(2)

Equity instruments	1,173	—	1,173	—	—	(1,173)	—	—	—	—	—	—	—		—	—

Advances on dividends	(414)	—	(414)	414	—	—	—	—	—	—	—	—	—		—	—

Treasury shares	(18,274)	—	(18,274)	—	—	—	—	(3,008)	—	—	—	—	—		(21,282)	—

Net income (loss)	24,512	—	24,512	(23,820)	(692)	—	—	—	—	—	—	—	—	(1,776,708)	(1,761,657)	(15,051)

Group shareholders’ equity	2,786,083	—	2,786,083	—	—	47	(443)	(3,024)	—	—	—	—	338	(1,195,620)	1,587,381	X

Minority interests	51,600	—	51,600	—	(1,339)	15	20,216	15	—	—	—	—	—	(14,669)	X	55,838

(1)	The ‘stock options’ column shows the effects of Managing Director’s Stock Grant Plan in place with the Manager (see part I of the Explanatory Notes)

CONSOLIDATED STATEMENT OF CASH FLOWS

CONSOLIDATED STATEMENT OF CASH FLOWS

Direct method

	2014	2013 (*)
A. OPERATING ACTIVITIES
1. Cash flow from/used in operations	81,192	(339,935)

- interest income received (+)	793,936	975,421
- interest expense paid (-)	(531,172)	(502,903)
- dividend and similar income (+)	18,265	4,745
- net fees and commissions (+/-)	248,921	265,992
- personnel costs (-)	(368,190)	(343,670)
- net insurance premiums collected	—	—
- other insurance revenues and expenses (-)	—	—
- other costs (-)	(341,185)	(1,143,990)
- other income (+)	227,631	775,089
- taxes and duties (-)	(142,986)	(359,403)
- costs/revenues from groups of assets held for sale after tax (+/-)	175,972	(11,216)

2. Cash flow from (used in) financial assets	3,233,474	3,182,167

- financial assets held for trading	57,538	38,750
- financial assets designated at fair value through profit and loss	85,804	219,664
- financial assets available for sale	2,807,030	(878,243)
- loans to customers	481,380	3,601,312
- due from banks: repayable on demand	257,040	133,826
- due from banks: other	130,150	792,578
- other assets	(585,468)	(725,720)

3. Cash flow from (used in) financial liabilities	(4,052,785)	(3,540,530)

- due to banks: repayable on demand	(7,681,210)	(1,784,364)
- due to banks: other	1,488,085	1,412,134
- due to customers	2,881,493	(1,905,891)
- securities issued	(993,471)	(1,909,262)
- financial liabilities held for trading	39,372	(123,094)
- financial liabilities designated at fair value through profit and loss	(65,246)	277,148
- other liabilities	278,192	492,799

Net cash flow from (used) in operating activities	(738,119)	(698,298)

B. INVESTMENT ACTIVITIES
1. Cash flow from	6,819	703,039

- sales of equity investments	—	101,423
- dividends collected on equity investments	4,021	4,222
- sales/reimbursement of financial assets held to maturity	—	596,219
- sales of property and equipment	2,798	1,175
- sales of intangible assets	—	—
- sales of subsidiaries and business branches	—	—

2. Cash flow used in	(44,947)	(57,798)

- purchase of equity investments	(60)	—
- purchase of financial assets held to maturity	—	—
- purchase of property and equipment	(21,427)	(29,156)
- purchase of intangible assets	(23,460)	(28,642)
- purchase of subsidiaries and business branches	—	—

Net cash flow from (used in) investment activities	(38,128)	645,241

C. FUNDING ACTIVITIES
- issue/purchase of treasury shares	768,500	16,967
- issue/purchase of equity instruments	—	—
- distribution of dividends and other	(8)	(1,339)

Net cash flow from (used in) funding activities	768,492	15,628

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING THE YEAR	(7,755)	(37,429)

KEY: (+) from; (-) used in

Figures in Thousands of Euro

RECONCILIATION

Thousands of Euro	2014	2013
Cash and cash equivalents at the beginning of the year	339,280	376,709
Net increase (decrease) in cash and cash equivalents during the year	(7,755)	(37,429)
Cash and cash equivalents: effect of changes in exchange rates
Cash and cash equivalents at the end of the year	331,525	339,280

(*)	With respect to published accounts, prior period balances are reflective of changes described in the section “Restatement of prior period accounts in compliance with IFRS 5 (Non-current assets held for sale and discontinued operations)”, which is referenced to for further details.

Total cash and cash equivalents at end of period also includes the amounts from companies held for sale totalling EUR 2,131 thousand.

Restatement of balances of the previous year in compliance with the provisions of IFRS 5 (Non-current Assets Held for Sale and Discontinued Operations)

This chapter provides a restatement of Consolidated Income Statement, Consolidated Statement of Comprehensive Income and Consolidated Statement of cash flows for the year ending 31 December 2013 as a result of the classification of the following companies as groups of assets held for sale and discontinued operations:

•	Carige Vita Nuova SpA

•	Carige Assicurazioni SpA

•	Dafne Immobiliare Srl

•	I.H. Roma Srl

•	Assi 90 Srl

•	Banca Cesare Ponti SpA

•	Creditis Servizi Finanziari SpA

This classification was made following the resolutions adopted by the Board of Directors of Banca Carige SpA to dispose of the Group’s entities operating in the insurance, private banking and consumer lending businesses as part of the Capital Plan. For further information, see Section A.2 “Main items of the accounts” in the Explanatory Notes.

CONSOLIDATED INCOME STATEMENT

CONSOLIDATED INCOME STATEMENT (in thousands of Euros)

		2013	Application of IFRS 5	2013 restated
10 -	INTEREST AND SIMILAR INCOME	1,205,428	(214,323)	991,105
20 -	INTEREST AND SIMILAR EXPENSE	(569,354)	8,969	(560,385)

30 -	INTEREST MARGIN	636,074	(205,354)	430,720

40 -	FEE AND COMMISSION INCOME	328,456	(14,546)	313,910
50 -	FEE AND COMMISSION EXPENSE	(56,428)	2,657	(53,771)

60 -	NET FEE AND COMMISSION INCOME	272,028	(11,889)	260,139

70 -	DIVIDENDS AND SIMILAR INCOME	4,840	(75)	4,765
80 -	PROFITS (LOSSES) ON TRADING	(287,903)	9,465	(278,438)
90 -	FAIR VALUE ADJUSTMENTS IN HEDGE ACCOUNTING	(11,108)	789	(10,319)
100 -	PROFITS (LOSSES) ON DISPOSAL OR REPURCHASE OF:	365,859	(13,924)	351,935
	a) loans	(1,644)	548	(1,096)
	b) financial assets available for sale	342,875	(14,472)	328,403
	c) held to maturity investments	21,261	—	21,261
	d) financial liabilities	3,367	—	3,367
110 -	PROFITS (LOSSES) ON FINANCIAL ASSETS/LIABILITIES DESIGNATED AT FAIR VALUE	39,375	738	40,113

120 -	NET INTEREST AND OTHER BANKING INCOME	1,019,165	(220,250)	798,915

130 -	NET LOSSES/RECOVERIES ON IMPAIRMENT OF:	(1,107,361)	23,161	(1,084,200)
	a) loans	(1,063,420)	20,636	(1,042,784)
	b) financial assets available-for-sale	(16,570)	2,443	(14,127)
	d) other financial activities	(27,371)	82	(27,289)

140 -	NET INCOME FROM BANKING ACTIVITIES	(88,196)	(197,089)	(285,285)

150 -	NET INSURANCE PREMIUMS	1,061,314	(1,061,314)	—
160-	OTHER NET INSURANCE INCOME (EXPENSE)	(1,201,381)	1,201,381	—

170-	NET INCOME FROM BANKING AND INSURANCE ACTIVITIES	(228,263)	(57,022)	(285,285)

180 -	ADMINISTRATIVE EXPENSES:	(678,268)	45,452	(632,816)
	a) personnel expenses	(400,146)	21,989	(378,157)
	b) other administrative expenses	(278,122)	23,463	(254,659)
190 -	NET PROVISIONS FOR RISKS AND CHARGES	(29,159)	23,218	(5,941)
200 -	NET ADJUSTMENTS TO /RECOVERIES ON PROPERTY AND EQUIPMENT	(163,509)	141,765	(21,744)
210 -	NET ADJUSTMENTS TO /RECOVERIES ON INTANGIBLE ASSETS	(36,167)	6,048	(30,119)
220 -	OTHER OPERATING INCOME (EXPENSE)	115,046	(8,958)	106,088

230 -	OPERATING EXPENSES	(792,057)	207,525	(584,532)

240 -	PROFITS (LOSSES) ON INVESTMENTS IN ASSOCIATES AND COMPANIES SUBJECT TO JOINT CONTROL	98,475	—	98,475
260 -	IMPAIRMENT ON GOODWILL	(1,673,006)	18,643	(1,654,363)
270 -	PROFITS (LOSSES) FROM DISPOSAL OF INVESTMENTS	(279)	3	(276)

280 -	INCOME (LOSS) BEFORE TAX FROM CONTINUING OPERATIONS	(2,595,130)	169,149	(2,425,981)

290 -	TAXES ON INCOME FROM CONTINUING OPERATIONS	818,422	(22,281)	796,141

300 -	INCOME (LOSS) AFTER TAX FROM CONTINUING OPERATIONS	(1,776,708)	146,868	(1,629,840)

310 -	INCOME (LOSS) AFTER TAX FROM DISCONTINUED OPERATIONS	—	(146,868)	(146,868)

320 -	NET INCOME (LOSS)	(1,776,708)	—	(1,776,708)

330 -	MINORITY INTERESTS	(15,051)	—	(15,051)

340 -	NET INCOME (LOSS) ATTRIBUTABLE TO THE PARENT COMPANY	(1,761,657)	—	(1,761,657)

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Consolidated Statement of Comprehensive Income

(Thousands of Euro)

		2013	Application of IFRS 5	2013 restated
10	NET INCOME (LOSS)	(1,776,708)	0	(1,776,708)

	Other comprehensive income (net of tax), withouth reversal to income statement
40	Actuarial gains (losses) on defined benefit plans	8,731	(498)	8,233
50	Non-current assets classified as held for sale	—	498	498
60	Share of valuation reserves of equity investments valued at equity	24	—	24
	Other comprehensive income (net of tax), with reversal to income statement
90	Cash flow hedges	53,107	—	53,107
100	Financial assets available for sale	504,557	(78,843)	425,714
110	Non-current assets classified as held for sale		78,843	78,843
130	Total other comprehensive income (net of tax)	566,419	—	566,419

140	TOTAL COMPREHENSIVE INCOME (Items 10 + 130)	(1,210,289)	—	(1,210,289)

150	Total consolidated comprehensive income pertaining to minority interests	(14,669)	—	(14,669)

160	Total consolidated comprehensive income pertaining to the Parent Company	(1,195,620)	—	(1,195,620)

CONSOLIDATED STATEMENT OF CASH FLOWS

CONSOLIDATED STATEMENT OF CASH FLOWS

Direct method

	2013	Application of IFRS 5	2013 restated
A. OPERATING ACTIVITIES
1. Cash flow from/used in operations	(339,935)	—	(339,935)

- interest income received (+)	1,182,595	(207,174)	975,421
- interest expense paid (-)	(512,076)	9,173	(502,903)
- dividend and similar income (+)	4,841	(96)	4,745
- net fees and commissions (+/-)	284,260	(18,268)	265,992
- personnel costs (-)	(367,953)	24,283	(343,670)
- net insurance premiums collected	1,084,222	(1,084,222)	—
- other insurance revenues and expenses (-)	(1,153,354)	1,153,354	—
- other costs (-)	(1,217,408)	73,418	(1,143,990)
- other income (+)	804,771	(29,682)	775,089
- taxes and duties (-)	(449,833)	90,430	(359,403)
- costs/revenues from groups of assets held for sale after tax (+/-)	—	(11,216)	(11,216)

2. Cash flow from (used in) financial assets	3,182,167	—	3,182,167

- financial assets held for trading	38,750	—	38,750
- financial assets designated at fair value through profit and loss	219,664	—	219,664
- financial assets available for sale	(878,243)	—	(878,243)
- loans to customers	3,601,312	—	3,601,312
- due from banks: repayable on demand	133,826	—	133,826
- due from banks: other	792,578	—	792,578
- other assets	(725,720)	—	(725,720)

3. Cash flow from (used in) financial liabilities	(3,540,530)	—	(3,540,530)

- due to banks: repayable on demand	(1,784,364)	—	(1,784,364)
- due to banks: other	1,412,134	—	1,412,134
- due to customers	(1,905,891)	—	(1,905,891)
- securities issued	(1,909,262)	—	(1,909,262)
- financial liabilities held for trading	(123,094)	—	(123,094)
- financial liabilities designated at fair value through profit and loss	277,148	—	277,148
- other liabilities	492,799	—	492,799

Net cash flow from (used) in operating activities	(698,298)	—	(698,298)

B. INVESTMENT ACTIVITIES		—

1. Cash flow from	703,039	—	703,039

- sales of equity investments	101,423	—	101,423
- dividends collected on equity investments	4,222	—	4,222
- sales/reimbursement of financial assets held to maturity	596,219	—	596,219
- sales of property and equipment	1,175	—	1,175
- sales of intangible assets	—	—	—
- sales of subsidiaries and business units	—	—	—

2. Cash flow used in	(57,798)	—	(57,798)

- purchase of equity investments	—	—	—
- purchase of financial assets held to maturity	—	—	—
- purchase of property and equipment	(29,156)	—	(29,156)
- purchase of intangible assets	(28,642)	—	(28,642)
- purchase of subsidiaries and business units	—	—	—

Net cash flow from (used in) investment activities	645,241	—	645,241

C. FUNDING ACTIVITIES		—
- issue/purchase of treasury shares	16,967	—	16,967
- issue/purchase of equity instruments	—	—	—
- distribution of dividends and other	(1,339)	—	(1,339)

Net cash flow from (used in) funding activities	15,628	—	15,628

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING THE YEAR	(37,429)	—	(37,429)

KEY: (+) from; (-) used in

Figures in Thousands of Euro

A.1 – INTRODUCTION

SECTION 1

Statement of compliance with international accounting standards

The consolidated financial statements of the Banca Carige Group, approved by the Board of Directors during its meeting of 3 March 2015, have been prepared in accordance with the IAS/IFRSs and related interpretations (SIC/IFRIC) as issued by the International Accounting Standards Board (IASB), endorsed by the European Union and effective at the reporting date for these Financial Statements. Please refer to the financial statements section concerning the Annexes for a list of the international accounting principles and related interpretations (SIC/IFRIC) approved and in effect for the financial statements as at 31 December 2014.

SECTION 2

General accounting policies

The consolidated financial statements refer to the Parent Company Banca Carige and other Group companies, as defined in the terms indicated in Section 3 - Scope and methods of consolidation, which have adopted the accounting standards indicated in Part A2 concerning the main items of the accounts.

The Banca Carige Group consolidated financial statements have been prepared in accordance with the general principles set out in IAS 1 and guidance provided by the Bank of Italy in its Circular no. 262 of 22 December 2005, as amended by the 3rd update of 22 December 2014. More specifically:

•	Consolidated Balance Sheet, Consolidated Income Statement and Consolidated Explanatory Notes.

Items with zero balance amounts for the current and previous year are not reported in the Balance Sheet and Income Statement.

As regards the Explanatory Notes, the tables were only compiled with reference to current phenomena. In the Income Statement (statements and Explanatory Notes) revenues are indicated without a +/- sign, whereas costs are indicated in brackets.

•	Consolidated statement of comprehensive income.

In addition to the profit for the year, the statement of comprehensive income presents other profit components, split into items with and without reversal to profit or loss. No accounts are recognised in this statement if there was no amount for either this or the previous financial year; negative amounts are indicated in brackets.

•	Statement of changes in consolidated shareholders’ equity.

The statement of changes in shareholders’ equity illustrates the breakdown and changes in shareholders’ equity for the current and previous years.

The items are broken down into portions of changes in shareholders’ equity relating to the Group and non-controlling interests.

•	Consolidated statement of cash flows

The statement of cash flows was prepared using the direct method.

•	Reporting currency and rounding.

The financial statements and explanatory notes are expressed in thousands of euros.

In rounding off, the amounts of items, sub-items and “of which” equal to or lower than EUR 500 are ignored; amounts greater than EUR 500 are rounded up to the nearest thousand. The rounded balances of each caption are obtained by summing the rounded sub-captions. The sum of differences arising from rounding off is shown under “Other assets/liabilities” in the Balance Sheet and under “Other operating income/expense” in the Income Statement.

The explanatory notes are expressed in thousands of euro unless otherwise indicated.

In rounding off, amounts in the Explanatory Notes equal to or lower than EUR 500 are ignored; amounts greater than EUR 500 are rounded up to the nearest thousand. Rounding of the amounts contained in the explanatory notes should in any case be performed in such a way as to ensure consistency with the amounts presented in the accounting tables of the balance sheet and income statement.

•	Going concern.

With reference to guidance provided in Document no. 2 of 6 February 20091 jointly issued by the Bank of Italy, Consob and ISVAP as subsequently updated, the Group reasonably expects to continue operating as a going concern in the foreseeable future, in light of the Capital Plan (approved by the Board of Directors in its meeting of 26 October 2014 and submitted to the ECB on 5 November 2014) setting the measures to ensure coverage of the shortfall identified during the Comprehensive Assessment by way of a capital increase and asset disposals, in view of the approval of the new 2015-2019 Business Plan by the Board of Directors in the current month of March2.

•	Accrual basis of accounting.

Costs and revenues are recorded, regardless of their monetary settlement date, according to the principles of economic accrual and correlation.

•	Consistency of presentation.

[1]	Also referenced to in Document n. 4 of 3 March 2010.
[2]	Note added following the Board of Director’s meeting of 19/03/2015:

With regard to the capital strengthening measures disclosed to the market through the Press Release issued on 19 March 2015, notice is hereby given that the Board of Directors, in its meeting on the same date:

•	expressed its considerations regarding the decision of the European Central Bank (ECB) authorising the Bank to implement the Capital Plan presented on 5/11/2014 and setting out Group-specific prudential requirements for additional own funds to be met on a consolidated basis, which provide for the attainment of a minimum 11.50% level of Common Equity Tier 1 ratio by the end of July 2015 and a ban on dividend payout;

•	resolved upon the proposal for a EUR 850 mln share capital increase with consideration via a rights issue for existing shareholders, to be submitted for approval to the Extraordinary Shareholders’ Meeting, convened for 23 April 2015. The capital increase will be backed by a Syndicate of leading financial institutions led by Mediobanca – Banca di Credito Finanziario S.p.A., acting as Global Coordinator;

•	resolved upon the proposal for a capital increase with consideration for a maximum amount of EUR 15.8 mln exempt from the pre-emptive rights of existing shareholders, to be effected via a contribution in kind of the non-controlling interests respectively held by ‘Fondazione de Mari Cassa di Risparmio di Savona’ and ‘Fondazione Cassa di Risparmio di Carrara’ in the subsidiary banks, Cassa di Risparmio di Savona S.p.A. and Cassa di Risparmio di Carrara S.p.A.;

•	approved the 2015–2019 Business Plan, set to steer the Group’s business for the next five years. The Plan fits within and strengthens the guidelines identified in the turnaround strategy launched in 2014 with a view to bringing the Group back to its tradition of a sound, locally rooted retail and corporate bank for households and businesses, focusing on the highest-potential regions of Northern and Central Italy, with risk profile mitigated by better credit management and engaged with the role of being an “efficient distributor”.

On the basis of the above, Directors are of the opinion that the Group has the current and forward-looking ability to comply with such additional obligations.

Presentation and classification of items are kept consistent from one year to another to ensure comparability unless changes are required by an IFRS or interpretation or it is clear that another presentation or classification would be more appropriate for the reliable and material presentation of information. When the presentation or classification of items is changed, the corresponding amounts are restated accordingly, unless this is not feasible, and a description of the nature and reasons for the restatement is given.

•	Materiality and aggregation.

Each material class of similar items is presented separately in the financial statements. Items of a dissimilar nature or function are presented separately unless they are immaterial.

•	Netting.

Assets, liabilities, costs and revenues are netted and the net amount reported only if allowed under IFRS or IFRIC, or if expressly required under the financial statement formats specific to banks.

•	Comparative figures.

Comparative information is provided for the previous period for all figures recorded in the financial statements based on the provisions of IAS 1.

The reclassification of profit and loss data relating to the balances for the prior period for groups of assets classified as held for sale by 31 December 2014 was performed in accordance with IFRS 5 (Non-current Assets Held for Sale and Discontinued Operations) which is referenced to for further details.

Comments are also included as appropriate for further insight. The financial statements also comply with Legislative Decree 87/92, the articles of the Italian Civil Code and corresponding provisions of the Consolidated Law on Finance (TUF) applicable to reporting obligations for listed companies (Article 2428, Italian Civil Code), auditing (Article 2409-bis, Italian Civil Code) and publication of financial statements (Article 2435, Italian Civil Code).

SECTION 3

Scope and methods of consolidation

1.	Equity investments in fully controlled subsidiaries

In 2014, the scope of consolidation remained unchanged with respect to the scope for preparation of the annual report ending 31/12/2013.

1.	Equity investments in fully and joint ventures

		Type of relationship	Shareholding relationship		Percentage of voting rights (2) (3)
Company name	Head offices	(1)	held by	Shareholding %	Actual %	Potential %
A. Companies
A.1 Consolidated line-by-line
Banking Group
1. Banca CARIGE SpA	Genoa
2. Banca CARIGE Italia SpA	Genoa	1	A1.1	100.00
3. Cassa di Risparmio di Savona SpA	Savona	1	A1.1	95.90
4. Cassa di Risparmio di Carrara SpA	Carrara	1	A1.1	90.00
5. Banca del Monte Lucca SpA	Lucca	1	A1.1	60.00
6. Banca Cesare Ponti SpA	Milan	1	A1.1	100.00
7. Creditis Servizi Finanziari SpA	Genoa	1	A1.1	100.00
8. Centro Fiduciario C.F. SpA	Genoa	1	A1.1	76.95
			A1.3	20.00
9. Argo Mortgage 2 Srl	Genoa	1	A1.1	60.00
10. Carige Covered Bond Srl	Genoa	1	A1.1	60.00
11. Carige Covered Bond 2 Srl	Genoa	1	A1.1	60.00
12. Columbus Carige Immobiliare SpA	Genoa	1	A1.1	100.00
13. Immobiliare CARISA Srl	Savona	1	A1.3	100.00
Insurance companies
14. Carige Assicurazioni SpA	Milan	1	A1.1	99.999
15. Carige Vita Nuova SpA	Genoa	1	A1.1	100.00
Other companies
16. Dafne Immobiliare Srl	Milan	1	A1.14	100.00
17. I. H. Roma Srl	Milan	1	A1.15	100.00
18. Assi 90 Srl	Genoa	1	A1.14	39.75
			A1.15	60.25
A.2 Jointly controlled			—

Key

(1)	Type of relationship:

1	= majority of voting rights at ordinary shareholders’ meetings

2	= dominant influence at ordinary shareholders’ meetings

3	= agreements with other shareholders

4	= other forms of control

5	= unified management pursuant to art. 26, paragraph 1 of Legislative Decree 87/92

6	= unified management pursuant to art. 26, paragraph 2 of Legislative Decree 87/92

7	= joint control

(2)	Availability of voting rights at ordinary shareholders’ meetings, distinguishing between actual and potential

(3)	Figure entered only if other than the equity investment

As regards the scope of business, subsidiaries can be divided into banking institutions (Banca Carige S.p.A, Banca Carige Italia S.p.A, Cassa di Risparmio di Savona S.p.A, Cassa di Risparmio di Carrara S.p.A, Banca del Monte di Lucca S.p.A, Banca Cesare Ponti S.p.A.), consumer credit companies (Creditis Servizi Finanziari SpA), trust companies (Centro Fiduciario C.F. S.p.A.), special-purpose vehicles for securitisations (Argo Mortgage 2 Srl), special-purpose vehicles for the issuance of covered bonds (Carige Covered Bond Srl and Carige Covered Bond 2 Srl), insurance companies (Carige Vita Nuova S.p.A., Carige Assicurazioni S.p.A.), real estate companies (Columbus Carige Immobiliare S.p.A., Immobiliare Carisa Srl, Dafne Immobiliare Srl and I.H. Roma Srl) and insurance agencies (Assi 90 Srl).

It is noted that the special-purpose vehicles Argo Mortgage 2, Carige Covered Bond and Carige Covered Bond 2 were all consolidated line by line.

With regard to the securitisation of Banca Carige’s performing loans via Argo Mortgage 2 in 2004, considering that the transaction did not fully meet the conditions for all risks and rewards to be substantially transferred to a third party, consolidation applied to the assets of the segregated asset pool.

As regards transfers for the issuance of covered bonds, receivables were not derecognised from the financial statements of respective transferors as all connected risks and rewards are substantially retained in these transactions.

This document was prepared using the reporting packages as at 31 December 2014 made available by the Parent Company and the other consolidated entities, as approved by their respective governing bodies and drafted according to the IASs/IFRSs approved and effective as at the reporting date, according to guidance provided by the Parent Company.

2.	Significant judgements and assumptions in determining the scope of consolidation

According to the IASs/IFRSs, the scope of consolidation includes all directly or indirectly controlled entities: therefore, companies not classified as institutions operating in the credit and financial industry or in assets used in the business (i.e. dissimilar activities) were also consolidated line by line.

The concept of control applied is that outlined in the new IFRS 10—Consolidated financial statements. The companies that were considered to be subsidiaries and therefore included in the scope of line by line consolidation are all those companies in which the Parent Company has simultaneously:

•	control over the entity in which the investment is held, or sufficient rights that grant it the current ability to manage the subsidiary’s activities;

•	exposure to positive or negative variable yields, deriving from the relationship with the entity in which the investment is held, that vary in relation to the economic trend of such entity;

•	the ability to exercise its authority over the entity in which the investment is held to influence such subsidiary’s performance

All subsidiaries were included in the scope of consolidation. Excluded from the scope of consolidation, however, were non-investees for which shares with voting rights were received on pledge, inasmuch as the guarantee obtained was intended as a credit protection instrument and not as an instrument to exercise influence over the companies in question.

At the reporting date, no jointly controlled companies were identified, to which the new IFRS 11 - Joint Arrangements applies.

3.	EQUITY INVESTMENTS IN FULLY CONTROLLED SUBSIDIARIES WITH MATERIAL THIRD-PARTY INTERESTS

3.1 Non-controlling interests, voting rights held by non-controlling interests and dividends paid to non-controlling interests

Company name	Non controlling interests %	Voting rights held by non- controlling interests % (1)	Dividends paid to non-controlling interests
1. Cassa di Risparmio di Savona SpA	4.10	4.10	—
2. Cassa di Risparmio di Carrara SpA	10.00	10.00	—
3. Banca del Monte Lucca SpA	40.00	40.00	—

(1)	Votes available at ordinary shareholders’ meetings

99

3.2	Significant non-controlling interests: accounting information

Company Name	Total assets	Cash and cash equivalents	Financial assets	Tangible and intangible assets	Financial liabilities	Shareholders’ equity	Net Interest Income	Net interest and other banking income	Operating expenses	Profit (loss) before tax from continuing operations	Profit (loss) after tax from continuing operations	Profit (loss) after tax from groups of assets held for sale	Net profit (loss) for the period (1)	Other comprehensive income, after tax (2)	Total comprehensive income (3) = (1)+(2)
1. Cassa di Risparmio di Savona SpA	1,744,737	25,021	1,613,919	34,974	1,530,459	152,831	39,071	66,098	(36,797)	(9,080)	(3,579)	—	(3,579)	(1,349)	(4,928)
2. Cassa di Risparmio di Carrara SpA	1,217,649	16,461	1,127,393	27,248	1,061,304	95,584	22,867	40,108	(28,784)	(13,859)	(8,375)	—	(8,375)	(1,368)	(9,743)
3. Banca del Monte Lucca SpA	890,429	13,238	815,226	19,971	772,458	89,594	17,406	28,382	(20,110)	(10,645)	(5,991)	—	(5,991)	(589)	(6,580)

4.	SIGNIFICANT RESTRICTIONS

No significant restrictions exist on the Group under the requirements of para.13 of IFRS 12.

5.	OTHER INFORMATION

Investments in associates, i.e. companies subject to significant influence, were measured at equity.

Equity investments in companies subject to significant influence (consolidated using the equity method)

	Operating	Registered	Shareholding relationship		% of voting rights
Company name	office	Office	held by	Shareholding %	Actual %	Potential %

A. Companies consolidated with the equity method

1. Autostrada dei Fiori SpA	Savona	Savona	Banca Carige SpA	16.62

			Cassa di Risparmio di Savona SpA	4.00

Companies over which the Group exerts major influence were valued at cost, in accordance with the general principles set out in the framework for companies that are not considered subject to significant influence.

Equity investments in companies subject to significant influence excluded from the equity method

Company name	Operating	Registered	Shareholding relationship		% of voting rights
	office	Office	held by	reholdin	Actual %	Potential %
1. Sport e Sicurezza Srl in liquidazione	Milan	Milan	Carige Ass.ni SpA	25.00
			Carige V. N. SpA	25.00
2. Nuova Erzelli Srl	Genoa	Genoa	Banca Carige SpA	40.00

Illustrated below are the characteristics of the two consolidation methods adopted.

Line-by-line consolidation

Financial statements, prepared using line-by-line consolidation, represent the equity, economic and financial position of the Group, intended as one business entity. For this purpose four operational steps are required:

•	standardise the accounting policies applied within the scope of consolidation, introducing adjustments as necessary, should a member of the Group have adopted principles other than those used in the consolidated financial statements for similar transactions and events under similar circumstances;

•	aggregate the financial statements of the Parent Company and its subsidiaries line by line. The corresponding values of assets, liabilities, shareholders’ equity, revenues and expenses are then summed up;

•	offset the value of investments in subsidiaries against the corresponding portion of shareholders’ equity for those companies as at the date of their first-time recognition in the consolidated financial statements. At the acquisition date, the fair values of all assets and liabilities acquired are measured and goodwill is determined as required by IFRS 3. Being an intangible asset with an indefinite useful life, goodwill is not amortised: however, its carrying amount is tested for impairment annually or whenever there is an indication that it may have incurred a long-lasting loss in value to verify that its recoverable value remains higher. Negative differences are recognised in the Income Statement. The non-controlling interest’ share of shareholders’ equity and profit is recognised as a separate item;

•	cancel significant balance-sheet and profit and loss intra-group entries between companies subject to line-by-line consolidation.

Under the option provided for by IFRS 1, goodwill calculated in relation to acquisitions occurring prior to 2004 was not recalculated.

Consolidation at equity

Through the equity method, an investment is initially recognised at cost and then adjusted according to changes in the investor’s share of the investee’s shareholders’ equity. The portion of changes in shareholders’ equity resulting from profits or losses of the investee are recognised to “Profits (losses) on investments in associates and companies subject to joint control” in the Income Statement. The portions of changes in shareholders’ equity indicated in the balance sheet of the investee without transfer to the Income Statement are instead recognised directly to Reserves.

The difference between the cost of the investment and the portion of shareholders’ equity acquired is treated using a similar approach to line-by-line consolidation, except that if there is a positive residual difference (goodwill) it is not recognised to its own item among intangible assets, and is therefore tested separately for impairment, but remains under Equity Investments.

The entire book value of the investment is impairment tested by comparing its recoverable value and its book value if there is evidence that the value of the investment has decreased. Any intra group gains or losses are cancelled.

SECTION 4

Subsequent events

On 9 January, Consob served notice to Banca Carige as provided in paragraph 2 of article 157 of the Legislative Decree No. 58/1998, to notify that a civil case had been initiated in the Court of Genoa requesting for a declaration of nullity or annulment of the Shareholders’ Meeting resolution of 30 April 2014 approving Banca Carige’s separate Financial Statements as at 31 December 2013 on grounds of alleged non-compliance of said Financial Statements with financial reporting standards, namely accounting principles IAS 1, 8 and 36, as well as ascertainment of non-compliance of the Consolidated Financial Statements with the afore-mentioned accounting principles. Consob raised a claim against the Bank’s disagreement with the methods used to address the findings reported in its Ruling no. 18758 of 10 January 2014, concerning restatement -under accounting principle IAS 8- of the goodwill amounts and equity investments held in its banking and insurance subsidiaries for the year ending 31 December 2012. The claimed infringements are alleged to have resulted in a breach of the general principle of accrual accounting. The first hearing has been scheduled for 19 May 2015 and, pursuant to the Code of Civil Procedure, the term for Banca Carige to appear in court (or respond in writing to the court) has been set to 27 April 2015.

In light of the reasons given by the Bank during discussions with Consob and disclosure periodically provided to Consob and the market, the Bank deems the risk of losing the civil case initiated by Consob unlikely and has therefore not proceeded with the re-statement of comparative data for 2013. Moreover, this evaluation is corroborated by other elements, including the preliminary status of judgment, the absence - in the writ of summons - of any indications concerning the amount of loan loss provisions required and nature of claims, with reference being made to choices which fall within the technical discretion of the preparer of the financial statements.

In light of the above, the Bank is confident that the Judicial Authority will confirm the fairness of its conduct and compliance of its financial statements with financial reporting standards.

The Preliminary Investigations Judge of the Court of Genoa, upon request of Public Prosecutors, declared the special administration procedure of the Centro Fiduciario C.F. S.p.A. to be terminated as of 17 January 2015.

On 21 January, the Board of Directors of Banca Carige, pursuant to the regulations for health and safety at work and in the light of changes and additions on the same subject to the Legislative Decree 81/2008 and changes to the company organisation chart in relation to the imminent termination of employment of the current Company Representative for Safety at work, has acknowledged the need for the Chief Executive Officer, in his capacity as the employer, to formally appoint the new Company Representative, identified as another company executive, who has the necessary skills, means and authority to succeed the afore-mentioned executive, as the Manager in charge of the company unit for Technical matters and Safety.

On 3 February the Board of Directors of Banca Carige, in relation to the new legislation on Corporate Governance included in Part One, Title IV, Chapter 1 of circular No. 285 of 17/12/2013 of the Bank of Italy, which was introduced with the First Update dated 06/05/2014, approved the draft amendments to the Articles of Association to be submitted for approval at the next Extraordinary Shareholders’ Meeting regarding some adjustments to the Bank’s governance structure, and also to introduce a greater degree of flexibility in the delegation of authority, albeit in the context of rigorous adherence to the principles of clear and efficient separation of roles, functions and responsibilities from which the legislation on banking supervision draws inspiration in relation to the newly adopted organizational model and the changes in the context of the reference legislation.

On 11 February 2015 the Board of Directors of Banca Carige, having approved the impairment test results for the goodwill related to the Banks of the Group and the investments of Banca Carige S.p.A as at 31 December 2014, passed a resolution to write off the consolidated goodwill related to the Cassa di Risparmio di Carrara for an amount of EUR 15.9 mln, devalue the investments in Banca Carige Italia, Cassa di Risparmio di Carrara and Banca del Monte di Lucca for an overall amount of EUR 167.2 mln and, on the basis of the fair value net of the cost of sale, to confirm the book values of goodwill and equity investments in Group companies held for sale (Banca Cesare Ponti and Creditis Servizi Finanziari).

The Board of Directors, having acknowledged the persistence of the conditions that led to the resolution, during the meeting of 11/11/2014, to proceed with the suspension and annulment of the payment of the Tier1 “Banca Carige 2008 8.338% perpetual” bond coupon, which reached maturity on 04/12/2014, and specifically in the absence of Issuer profits available for distribution in 2014, as the preliminary financial statement data reveals, passed a resolution in relation to the next coupon that matures in the period from 05/12/2014 to 04/12/2015, for which a payment is scheduled for 04/12/2015, to refrain from booking any accrued interest for 2014 and 2015 and to grant separate delegation of authority to the Chief Executive Officer, the Chief Financial Officer and the Manager in charge of financial structure, to proceed, upon occurrence of one of the conditions provided by the regulations of the subordinated issue in question, with the suspension and annulment of the payment of the relative coupon.

In the same Banca Carige Board of Directors meeting, in relation to the provisions of the capital plan that was set up as a result of the Comprehensive Assessment exercise carried out by the ECB in relation to the disposal of the Group’s entities operating in the consumer lending business and in private banking:

•	a resolution was passed to start exclusive negotiations with Apollo for the transfer of subsidiary Creditis Servizi Finanziari S.p.A;

•	selected 4 potential buyers with whom to start a due diligence phase that would lead to a second phase in the process of sale of Banca Cesare Ponti S.p.A., aimed at attracting binding offers.

SECTION 5

Other aspects

Option for national tax consolidation

The Banca Carige Group has adopted the so-called “national tax consolidation”, as regulated by articles 117-129 of the Consolidated Law on Income Tax (Testo Unico delle Imposte sui Redditi - “TUIR”)” that was introduced in fiscal legislation by the Legislative Decree No. 344/2003. It consists of an optional treatment, whereby the total net income or the tax loss of each subsidiary participating in the tax consolidation—together with the withheld amounts, the deductions and tax credits - are transferred to the parent company, for which a single taxable income or a single reportable tax loss is determined (resulting from the algebraic sum of its own income/losses and of those of the participating subsidiaries) and, consequently, a single tax payable/receivable is calculated.

By virtue of this option, the Parent Company Banca Carige, the other banks of the Group, the Insurance Companies and the other companies of the Group, Columbus Carige Immobiliare S.p.A., Immobiliare Carisa S.r.l., Assi 90 S.r.l., I.H. Roma S.r.l., Dafne Immobiliare S.r.l. and Creditis Servizi Finanziari S.p.A., which adhered to the “national tax consolidation”, determine their own tax burden and the corresponding taxable income is transferred to the Parent Company.

Other aspects

The consolidated financial statements are audited by Reconta Ernst & Young S.p.A., in accordance with the Shareholders’ Meeting Resolution of 29 April 2011, which appointed this company for the years from 2012 through 2020.

A.2 – MAIN ITEMS OF THE ACCOUNTS

The accounting standards applied in preparation of the consolidated financial statements as at 31 December 2014 are illustrated below.

In accordance with regulations, the format for each class of assets and liabilities considered indicates the criteria adopted for the classification, recognition (initial and subsequent), measurement, cancellation and recording of income components.

REGULATORY UPDATES

On 22 December 2014 the Bank of Italy published the third update to circular No. 262 of 22 December 2005 “Banks’ financial statements: layouts and preparation”.

This update incorporates the novelties related to “disclosure” that were introduced by virtue of the IFRS 12 international accounting principle “Disclosure of Interests in Other Entities”3 and modifies the disclosure in Part F of the notes “Information related to equity” and Section 2 “Own funds and regulatory capital ratios” to take into account the changes introduced by (EU) Regulation No. 575/2013 of the European Parliament and Council of the 26 June 2013 (“CRR Regulations”) and European Parliament and Council Directive 2013/36/EU of 26 June 2013 (“CRD IV Directive”). The changes that were introduced apply to the financial statements for financial years ending on, or in progress on 31 December 2014, with due exception for the disclosure on “renegotiated performing loans”, which applies only to company financial statements starting from the financial statements for the financial year ending on, or in progress on 31 December 2015.

With reference to IFRS 12, the main changes that were introduced regard the disclosure on:

•	the “significant judgements and assumptions” adopted to establish the existence of exclusive control, joint control or significant influence on another entity;

•	the composition of the group;

•	the controlled companies with significant non-controlling third party interest;

•	the significant restrictions on the possibility to use the assets, or liquidate liabilities of controlled companies;

•	the nature of and the associated risk of consolidated structured entities (e.g. special-purpose vehicles);

•	the consequence of changes in interest in controlled companies that can involve the loss of control or otherwise;

•	the jointly controlled companies or companies subject to significant influence that are deemed significant by the intermediary preparing the financial statements;

•	the nature and extent of interest in non-consolidated structured entities and related risk.

Moreover, details regarding performing loans, granted by bank intermediaries to customers in financial difficulty, that are under renegotiation (hereinafter referred to as “renegotiated performing loans”) as well as further information on the liquidity risk and the fair value of financial derivatives must also be provided.

In 2014 the review and integration continued of international accounting standards, interpretations or amendments which, partially apply to the financial statements for the year ended 31 December 2014. In particular, the main items of information deriving from the change to the international accounting standards (IAS/IFRS) and which have an effect on these financial statements are:

•	IFRS 10 - Consolidated Financial Statements, IFRS 11 - Joint Arrangements, IFRS 12 - Disclosure of Interests in Other Entities, IAS 27 - Consolidated and Separate Financial Statements, IAS 28 –

[3]	Adopted by (EU) Commission Regulation No. 1254/2012 of 11 December 2012 and modified by (EU) Commission Regulation No. 313/2013 of 04 April 2013 and (EU) Commission Regulation No. 1174/2013 of 20 November 2013.

Investments in Associates and Joint Ventures (EU Regulation 1254/2012 of 11/12/2012 and EU Regulation no. 313/2013 of 04/04/2013).

These documents’ main innovations are contained in IFRS 10; the new standard arises from the need to combine into a converged document the consolidation principles and indications to minimise practical inconsistencies identified in the system by the IASB, thus superseding the provisions of IAS 27 – Consolidated and Separate Financial Statements and SIC 12 “Consolidation – Special Purpose Entities”. In particular, the concept of control was radically changed: an investor controls an investee when the investor is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Key elements of the new definition are:

a) the decision-making power exercised over the investee;

b) exposure to variable returns from its involvement with the investee;

c) investor’s ability to affect returns through its power over the investee.

•	Amendments to IAS 32 Financial instruments: Balance sheet reporting — Offsetting financial assets and liabilities[4] (EU Regulation No. 1256/2012 of 13/12/2012);

•	Modifications to IFRS 1 – First time adoption of the International Financial Reporting Standard (EU Regulation no. 313/2013 of 04/04/2013)[5].

•	Amendments to IFRS 10 Consolidated Financial Statements, IFRS 12 – Disclosure of Interests in Other Entities, IAS 27 – Separate Financial Statements (Reg. no. 1174/2013 of 20 November 2013)[6];

•	Amendments to IAS 36 – Impairment of Assets: Additional information on the recoverable value of non-financial assets (EU Regulation no. 1374/2013 of 19/12/2013);

•	Amendments to IAS 39 Financial instruments: Recognition and Measurement: Novation of derivative instruments and continuation of hedging (EU Regulation no. 1375/2013 of 19/12/2013);

•	IFRIC 21 – Levies (EU Regulation no. 634/2014 of 13/06/2014).[7].

It should also be noted that EU Regulation 1361/2014 of 18/12/2014 which adopted the modifications to IFRS 3 - Business combinations, IFRS 13—Fair value measurement and to IAS 40—Investment property was published in 2014. Such modifications will enter into force starting from 1 January 20158.

Lastly, below is a list of documents published by the International Accounting Standards Board (IASB) and not yet endorsed:

•	IFRS 14 - Regulatory Deferral Accounts; the new provisions apply starting on 1 January 2016;

•	Amendments to IFRS 11—Accounting for Acquisitions of Interests in Joint Operations; new regulations shall apply as of 1 January 2016;

•	Amendments to IAS 16 and IAS 38—Clarification of acceptable methods of depreciation and amortisation; the new provisions apply with effect from 1 January 2016;

•	Amendments to IAS 16 and IAS 41: Agriculture—Bearer Plants; the new provisions shall apply as of 1 January 2016;

[4]	EC Regulation 1256/2012 allows a possible deferment of application of IAS 32 at the latest to the start of their first financial year commencing on or after 1 January 2014. In actual fact the Group has already applied the principle as of 31/12/2013 together with the modifications to IFRS 7 - Financial instruments: Additional information - Offsetting financial assets and liabilities.
[5]	The principle was modified in accordance with the changes made, in the same Regulations, to IFRS 11.
[6]	For the part that relates to the entity in which the investment was made.
[7]	The regulation was rectified in August 2014 due to a translation error (page 11, Attachment on «International accounting standards», Section on «Scope»).
[8]	EU Regulations Nos. 28 and 29 dated 17 December 2014 were published on 9 January 2015; EU Regulation No. 28/2015 adopted the modifications to IFRS 2, 3, 8 and IAS 16, 24 and 38 (expected to enter into force on 1 January 2015) while EU Regulation No. 29/2015 adopted the modifications to IAS 19 (entry into force planned for 1 January 2015)

•	Amendments to IAS 27: Equity Method in Separate Financial Statements; new regulations shall apply as of 1 January 2016;

•	Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture; new regulations shall apply as of 1 January 2016.

•	Annual Improvements to IFRSs 2012–2014 Cycle; new regulations shall apply as of 1 January 2016.

•	Modifications to IFRS 10, IFRS 12 and IAS 28: Investment Entities: Applying the Consolidation Exception; the new provisions shall apply as of 01/01/2016;

•	Modifications to IAS 1—Disclosure Initiative; the new provisions shall apply as of 1 January 2016;

•	IFRS 15 - Revenue from Contracts with Customers; new regulations shall apply as of 1 January 2017;

•	IFRS 9 - Financial Instruments; following a 6 year development period on 24 July 2014 the IASB published the final version of IFRS 9 – Financial Instruments, which includes the following three phases[9]:

1. The updated model for classification and measurement of financial instruments;

2. The impairment model based on expected losses;

3. The general hedge accounting model.

The date for applying the model for the first time was confirmed as 1 January 2018. To date, the macro hedging model that the IASB will finalize and publish as a separate standard is still not available.

1.	FINANCIAL ASSETS HELD FOR TRADING

Debt securities, equities and derivative contracts held for trading and with a positive value are classified under this category.

Included among the derivative contracts are those linked to the fair value option or as operating hedges for assets and liabilities classified to the trading portfolio.

Financial assets held for trading are:

•	initially recognised at fair value, excluding transaction costs or revenues directly attributable to the instrument.

Debt securities and equities are recognised at the settlement date: derivative contracts are recognised at the date of signing;

•	after initial recognition, measured at fair value and the result recognised to the income statement.

Equities that do not have a listed market price on an active market and whose fair value cannot be reliably measured, together with associated derivatives that must be settled on delivery of such unlisted equities, are valued at cost;

•	derecognised when the asset in question is sold, substantially transferring all related risks and rewards, or when the contractual rights to cash flows have terminated.

[9]	The previous versions were superseded by the July 2014 version; nonetheless, the entities that opted for an early adoption of one of the previous versions before 1 January 2015 may continue to apply such previous version up to 1 January 2018.

2. FINANCIAL ASSETS AVAILABLE FOR SALE

Non-derivative financial assets, debt securities and equities not classified as financial assets held for trading, financial assets held to maturity, financial assets designated at fair value through profit and loss, loans to banks and loans to customers, are classified under this category.

This category also includes strategic investments in shares issued by another company held with the intention of establishing or maintaining a long-term working relationship, when they do not involve investments in subsidiaries and companies subject to joint control or significant influence, or investments in associates.

Financial assets available for sale are:

•	initially recognised at fair value, including transaction costs or revenues directly attributable to the instrument, except for equities not listed on an active market—for which the fair value cannot be reliably measured—which are recognised at the acquisition cost.

Debt securities and equities are recognised as at the settlement date;

•	after initial recognition, measured at fair value, except for equities not listed on an active market—for which the fair value cannot be reliably measured—which are measured at the acquisition cost.

Positive and negative changes in fair value (which do not qualify as durable) are recognised to a specific reserve item under Shareholders’ Equity, net of the tax effect; on discontinuation of the financial asset, accrued gains or losses are recognised to the Income Statement.

Exceptions are impairment losses and exchange gains or losses. These refer to non-cash entries not included in fair value hedges on exchange risk. They are recognised directly to the Income Statement at the time they arise.

Accumulated impairment losses are recognised to the Income Statement as “Net losses/recoveries on impairment of financial assets available-for-sale” (see Item 18—Other information for the impairment testing methods for securities).

If the reasons for long-term impairment cease to apply as a result of an event after the date of recognition, value write-backs are performed on debt securities, which are recorded in the Income Statement if they relate to debt securities and in shareholders’ equity for equities measured at fair value. Exceptions are equities measured at cost for which the loss cannot be written back.

Impairment testing is performed at the end of each financial year or during the year if evidence of impairment is found;

•	derecognised when the asset in question is sold, substantially transferring all related risks and rewards, or when the contractual rights to cash flows have terminated.

3. FINANCIAL ASSETS HELD TO MATURITY

Debt securities with fixed or calculable payments and a fixed maturity are classified under this category when there is a firm intention to hold the securities until maturity.

Financial assets held to maturity (HTM) are:

•	initially recognised at cost, including any costs or revenues directly attributable to the instrument. If recognition to this category is the result of reclassification from financial assets available-for-sale, the fair value of the asset as at the reclassification date is the new amortised cost.

The financial asset is initially recognised as at the settlement date;

•	after initial recognition, measured at amortised cost using the effective interest rate method.

Profits and losses on HTM assets are recorded in the Income Statement at the time of cancellation or impairment, also by amortisation (for the procedures for determining the impairment of securities, see Item 18—Other Information).

Impairment testing is performed at the end of each financial year or during the year if evidence of impairment is found; the amount of the impairment—recognised to the Income Statement—is calculated as the difference between the book value of the asset and the current value of future cash flows estimated on the original effective interest rate.

If the reasons for an impairment loss cease to apply due to an event after the impairment is recognised, a write-back is recognised to the Income Statement.

•	derecognised when the asset in question is sold, substantially transferring all related risks and rewards, or when the contractual rights to cash flows have terminated.

The sale of a significant amount of securities classified in this category made it impossible for the Banca Carige Group to classify financial instruments in the HTM category for the year 2013 and for two subsequent years (“Tainting Rule” provided for by para. 9 of IAS 39).

4. LOANS AND GUARANTEES GRANTED

Loans to customers and to banks, trade receivables, debt securities, repo agreements and loans originating from financial leasing, factoring and insurance business transactions are classified under this category.

These are non-derivative financial assets with fixed or determinable payments that are not listed on an active market and cannot be classified as financial assets available for sale.

These financial assets are recognised when Banca Carige becomes a contractual counterparty. The instrument must be free from conditions.

Initial recognition is at fair value, corresponding to the amount disbursed or the subscription price, plus directly attributable transaction costs and revenues.

If the amount disbursed and its fair value do not match, the loan is initially recognised at an amount equal to the future cash flows discounted at an appropriate rate, and the difference recognised to the Income Statement.

After initial recognition, the financial assets classified under this category are measured at amortised cost if eligible. The amortised cost criterion does not apply to short-term loans—with a less than 12-month maturity- as the effects of such application would be immaterial.

The amortised cost is the initial recognition value, increased or decreased by repayments of principal, adjustments, write-backs and amortisation - calculated using the effective interest rate method—of the difference between the amount disbursed and that repayable on maturity.

The effective interest rate is the rate equalling the current value of future cash flows (for principal and interest) on the amount disbursed, including costs and revenues associated with the full term of the loan.

The effective interest rate recognised initially is used, after initial recognition, to determine interest income and for the discounting of estimated future cash flows.

The estimation of the flows and contract duration take into account the contractual clauses that could affect such amounts and maturities, without considering expected loan loss.

At the end of each accounting period (annual and interim), impairment testing is performed on the entire loans portfolio and the securities portfolio (for the procedures for determining the impairment of securities, see Item 18—Other Information).

The amount of the impairment—recognised to the income statement - is calculated as the difference between the book value of the asset and the current value of future cash flows estimated on the original effective interest rate.

If the reasons for an impairment loss cease to apply due to an event after the impairment is recognised, a write-back is recognised to the Income Statement.

The impairment testing of the entire loans portfolio is performed separately for:

•	non-performing loans. This category includes bad loans, substandard loans, rescheduled loans and past due loans, as defined in current supervisory instructions;

•	performing loans.

With regard to non-performing loans (excluding past due loans), testing is analytically performed on each individual position for loans exceeding the materiality threshold, calculating estimated cash flows and related collection times.

This test takes into account the type, value and enforceability of any guarantees in support of the loan. For loans below the materiality threshold, the test—again analytical—is performed automatically and envisages the quantification of estimated recovery by mechanisms based on cases of proven impairment in the various guarantee combinations, exposures and customer types found in Group archives.

Performing loans, including past due positions, are tested on a collective basis.

Testing is performed on categories similar in credit risk terms and loss percentages are estimated by taking into account the time series of losses attributable to each group.

The amount of the impairment is recognised to the Income Statement net of past provisions. If a previously written-down loan is recovered, the amount is recognised as a decrease under “Net losses on impairment of loans” in the Income Statement.

Loans are derecognised when the asset in question is sold, substantially transferring all related risks and benefits (i.e. disposals and securitisations), when fully repaid or when an unpaid loan is fully or partially classified as unrecoverable.

As the 2004 securitisation does not fully reflect the conditions of substantial transfer to third parties of the associated risks and benefits, it was reclassified to the balance sheet as at 1 January 2005.

As regards securitisations and factoring aimed at the issue of covered bonds carried out after 1 January 2005, receivables have not been derecognised as they substantially retain all risks and rewards.

The provisions for guarantees and commitments are calculated analytically and collectively by applying the same criteria adopted for on-balance-sheet loans. The measurement of risks and charges is performed according to IAS 37 criteria and the related provisions are recognised to the item “Other liabilities” as envisaged in Bank of Italy Instructions.

Accrued commissions, on the other hand, are recognised to the Income Statement item “Fee and commission income”, whereas impairment losses and any subsequent recoveries are recorded under the item “Net losses/recoveries on impairment of other financial assets”.

Any subsequent write-backs cannot in any event exceed the extent of the previously recognised write-downs.

5. FINANCIAL ASSETS DESIGNATED AT FAIR VALUE THROUGH PROFIT AND LOSS

The financial assets valued at fair value are those designated at fair value on the basis of the possibility to do so as per IAS 39, Paragraph 9b (the “fair value option”) and are:

•	initially recognised at fair value, excluding transaction costs or revenues directly attributable to the instrument;

•	after initial recognition, measured at fair value and the result recognised to the income statement;

•	derecognised when the asset in question is sold, substantially transferring all related risks and rewards, or when the contractual rights to cash flows have terminated.

The Banca Carige Group classified assets to this category in relation to unit-linked and index-linked insurance contracts with investment risk borne by the insured.

For information on financial liabilities designated at fair value, please refer to the specific paragraph (Paragraph 15, Financial liabilities designated at fair value through profit and loss).

6. HEDGES

The aim of risk hedging transactions is to neutralise potential losses on a given element or group of elements (hedge item) attributable to a specified risk, through profits achieved on a different element or group of elements (hedging instrument) should the risk-related event actually occur.

The Banca Carige Group uses the following types of hedges:

•	fair value hedge, with the aim of hedging exposure to changes in fair value of a balance sheet item attributable to a specific risk.

This type is used to hedge interest rate risk for specific, individually identifiable items, such as loans to customers, AFS securities and bonds, and to hedge foreign exchange risk;

•	Cash flow hedges, with the aim of hedging exposure to changes in future cash flows associated with balance sheet items or planned future transactions, attributable to a specific risk (interest rate risk). This type refers to:

•	portfolios of liabilities in which individual elements are not identified;

•	individual elements specifically identified, such as bond loans.

Only hedges involving an external counterparty were designated as hedging instruments; therefore, any results that can be traced to internal transactions between the different entities of the Banca Carige Group are eliminated in the consolidated financial statements.

Hedging derivatives are measured at fair value. In particular:

•	for fair value hedges, a change in fair value of the hedged item is offset against a corresponding change in the fair value of the hedging instrument.

This offsetting is performed by recognition of changes in value for the hedged item to the Income Statement. Any difference, i.e. partial ineffectiveness of the hedging derivatives, reflects their net P&L impact;

•	for cash flow hedges, changes in fair value of the derivative are recognised to shareholders’ equity (the effective portion of the hedge) and to the Income Statement only when, in reference to the hedged item, there is a cash flow to be offset.

If the hedge proves ineffective, the change in fair value of the hedging agreement must be recognised to the Income Statement.

Hedges are formally documented and subject to testing to confirm their effectiveness.

Support documentation for a hedge illustrates the elements involved, the risks hedged and the risk hedging strategies adopted.

The hedge is considered effective if the hedging instrument is able to generate a cash flow or change in fair value consistent with that of the hedged item.

Hedge effectiveness is assessed at the outset and continuously throughout its duration. At the end of each accounting period (annual or interim), the Banca Carige Group performs effectiveness tests as follows:

•	prospective test, to demonstrate the expected efficiency of the hedge in future periods;

•	retrospective test, to show the degree of hedge effectiveness achieved in the reporting period.

From the moment a hedge becomes ineffective, hedge accounting must be cancelled and the hedge reclassified among trading instruments. The assets/liabilities hedged are measured according to the criterion applying to their respective category. The new recognition value is the fair value as at the date of the last successful test.

7. EQUITY INVESTMENTS

This category includes investments in associates not held for sale, recognised in the financial statements according to the equity method.

Initial recognition is at the settlement date.

Classified under this category are subsidiaries excluded from full consolidation and associates excluded from application of the equity method when they are considered immaterial accounts. These companies are recognised to the financial statements at cost.

Non-controlling interests are booked as financial assets available for sale (refer to Paragraph 2). At the end of each reporting period, impairment testing is performed where there is any sign that an equity investment may need to be written down. These signs are normally identified in an investment’s internal and external factors, i.e.:

•	a declining market value of the equity investment;

•	changes in the environmental conditions under which the investee operates;

•	an increase in market rates;

•	a worsening of the equity investment’s expected performance.

If any one of these conditions is met, the recoverable value of the investment is calculated, i.e. the higher between the fair value less costs to sell and the value in use. If the recoverable value proves less than the accounting value, the equity investment is written down.

The value in use is calculated as the current value of future cash flows generated by the investment, applying a market rate on these flows that represents the cost of capital and risks specific to the investment. When calculating the value in use it is also necessary to discount the final value of the presumed disposal of the investment on the basis of a hypothetical price that is agreed between independent and well informed parties who are willing to buy and sell.

Should the impairment loss recognised in previous reporting periods be reduced or no longer apply, a reversal is recognised to the income statement; in this case, the resulting value of the equity investment cannot exceed the cost prior to write-down.

Equity investments are derecognised on disposal of the business activities in question, substantially transferring all related risks and rewards, or when the contractual rights to cash flows have terminated.

8. PROPERTY, PLANT AND EQUIPMENT

Land, functional property, property investments, technical installations, furniture, furnishings and other equipment and artistic property that are not held for sale are classified in this category; assets pending lease in the context of financial lease contracts are also classified in this category.

Property, plant and equipment held for use in the business or for the supply of goods and services are classified as assets for functional use in accordance with IAS 16.

Property owned for investment purposes (for rent income or for the appreciation of the capital invested) is classified as “assets held for investment purposes” in accordance with IAS 40.

Property and equipment are:

•	initially recognised at their acquisition cost, including any additional expense incurred, directly attributable to the purchase and start-up of the asset;

The purchase price also includes the cost of extraordinary maintenance for owned property that is capitalized with an increment in the value of the asset resulting in a significant and tangible increase in productivity and/or an increase in the useful life of the asset10 (regarding extraordinary maintenance expenses for third party property refer to the specific Paragraph in Section 18 – Other information)11.

•	after an initial recognition, valued at cost of purchase net of accumulated amortization and impairment losses.

At least at the end of each year, a check is performed to ascertain whether or not the value of each of the properties in the portfolio (excluding assets awaiting lease or assets under construction under a financial lease contract) has suffered an significant and durable loss of value. This valuation is based on internal and external sources of information. Should there be any indication that the value may have suffered an impairment loss (an amount for which the book value of an asset or a cash-generating unit exceeds its recoverable amount), then an impairment test is carried out to compare the carrying amount of the asset and its recoverable amount. Any adjustments are booked to the income statement.

Where the reasons for impairment cease to exist, a reversal is made, which shall not exceed the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognised for the asset in prior periods.

Property and equipment are systematically depreciated on a straight-line basis throughout their useful life, except for:

•	land, acquired separately or incorporated in the property value, given its indefinite life. Separation of the property value from the land and building value, for all properties, is based on reports by experts registered with the professional orders;

•	artistic heritage, as the useful life cannot be estimated and the value is normally expected to increase in the long term.

Depreciation is applied:

•	for buildings at an annual standard rate of 1.5%;

•	for other property and equipment at rates judged appropriate also from a statutory perspective.

•	derecognised on discontinuation of the asset or when their future economic benefits from their use are no longer produced.

9. INTANGIBLE ASSETS

Goodwill and application software are classified under this category.

[10]	On the other hand, the cost of ordinary maintenance for assets owned by the Company must be recorded in the Income Statement as incurred inasmuch as they are of a recurrent nature and have the objective of maintaining the asset in good working order.
[11]	On first-time adoption of the IASs/IFRSs, properties used in the business and investment properties owned by the Group’s credit institutions were recognised at fair value as a replacement for their deemed cost; the separate values of land and buildings were reported, with consequent reversal of the accumulated depreciation of land to the Equity reserve.

Goodwill is recognised when the positive difference between the fair value of the acquired assets and their acquisition cost, including additional expense, represents the future earnings capacity of the elements acquired.

If the difference is negative (badwill) or if goodwill is not justifiable on the basis of future earnings capacity, the difference is recognised directly to the income statement.

Goodwill is not amortised. However, for financial statements purposes it is subjected to impairment testing annually or when there is evidence of impairment.

The total impairment is calculated on the basis of the difference between the recorded goodwill and its recovery value, if lower: the resulting write-down is recognised in the Income Statement.

Other intangible assets are recognised if they are identifiable as such, originating from legal or contractual rights and if they are capable of generating future economic benefits.

An intangible asset is recognized only if it can be demonstrated that:

•	it is probable that the expected future financial benefits that are attributed to such asset materialize;

•	the asset cost can be reliably measured.

These intangible assets are measured at their adjusted cost, i.e. the initial acquisition cost including directly attributable expense, net of amortisation and impairment and gross of any revaluation, with breakdown of the amount to be amortised according to the useful life of the intangible asset.

The amortisation of intangible assets occurs on a straight line basis over their useful life and is recognised as a direct decrease in asset value.

At the end of each reporting period, if there is evidence that an asset may be impaired, then the asset’s recoverable amount must be estimated. The amount of the loss recognised in profit and loss is equal to the difference between the carrying value and the recoverable amount of the assets.

Intangible assets are derecognised from the financial statements on discontinuation or when they are no longer capable of producing future economic benefits.

10. NON-CURRENT ASSETS CLASSIFIED AS HELD FOR SALE

Non-current assets held for sale and groups of assets and their relative associated liabilities in the process of being disposed of are classified in this category.

Assets held for sale must satisfy all of the following three requirements:

1.	they must be available for immediate sale in their present condition, subject only to the usual terms and conditions applicable to the sale of such assets;

2.	their sale must be highly probable;

3.	they must not be destined to be abandoned.

Initial recognition in the category of assets held for sale goes through the following phases:

1)	immediately before initial classification: measurement of the asset applying the reference accounting standards: recognition of amortization and impairment test[12];

2)	at initial classification: designation of non-current assets at the lesser of the book value and the fair value net of cost of sale.

Following initial classification, a non-current asset held for sale is valued at the lesser of its book value and its fair value net of cost of sale.

Subsequent measurement of property held for sale requires that:

•	no amortization is recorded;

•	any amount of the book value in excess of the fair value less costs to sell is recorded in the Income Statement (“impairment loss”);

•	each successive increase in fair value less costs to sell is recorded in the Income Statement up to the cumulative impairment amount previously recorded pursuant to both IAS 36 and IFRS 5.

[12]	IAS 36 (para. 9) indicates that an event such as a non-current asset disposal plan represents an indicator of impairment that imposes a redetermination of the recoverable value of the goods. In this category, the recoverable value can be calculated by making an estimate of the expected net sale price of the goods.

Such assets are included in the specific item “Non-current assets and groups of assets held for sale”. Only profit and loss (after tax) from groups of assets and liabilities held for sale are posted to the specific income statement item “Profit (loss) after tax from groups of assets held for sale and discontinued operations”.

With regard to Non-current assets and disposal groups held for sale and Liabilities associated with assets held for sale as at 31/12/2014, reference is made to the specific paragraph of “18. Other information”.

11. CURRENT AND DEFERRED TAX ASSETS AND LIABILITIES

Income tax, calculated in accordance with national tax legislation, is booked as a cost on an accrual basis, in accordance with the method of recognizing costs and revenues that generate it. They are posted to profit and loss, excluding those relating to items directly credited or charged to Shareholders’ Equity. Current tax assets and liabilities represent the net tax position of the Group companies with respect to Italian and foreign tax authorities. In particular, these amounts represent the net balance of current tax liabilities for the year, calculated on the basis of a conservative forecast of the tax charge for the year, determined on the basis of currently applicable tax regulations, and current tax assets represented by tax paid in advance and other tax credits for tax withholdings or other tax credits from previous years that Group companies have requested to offset against tax due in subsequent years.

Current tax assets also include tax credit that Group companies have requested the relevant authorities to reimburse.

Taking into account the adoption of “national tax consolidation” by the Group, the tax position of the Parent Company and that of the other Group companies are managed individually from an administrative point of view.

Income tax provisions are calculated according to a forecast of the current, prepaid and deferred tax charges. Specifically, prepaid and deferred taxes are calculated according to temporary differences - without time limits - between the value attributed to an asset or liability, based on statutory criteria, and the corresponding value accepted for tax purposes.

Deferred tax assets are recognised to the financial statements to the extent their recovery is probable, assessed on the basis of the continued capacity of the company or parent company involved—taking into consideration the effect from exercising the tax consolidation option—to generate positive taxable income.

Those deferred tax assets which, in accordance with Law 214/2011, under certain conditions, are transformed into tax credits, do not require, unlike the others, any tests to assess their recovery potential and hence they are automatically recognised.

Deferred tax liabilities are recorded in the financial statements with the sole exception of reserves under tax suspension, insofar as such reserves were never distributed, not even in part, and not even the most remote ones (Law 576/1975 and Law 72/83). Therefore, it is reasonable to believe that no related taxation initiatives will be adopted.

Deferred tax assets and liabilities are recognised in the Balance sheet without offsetting under tax assets and tax liabilities, respectively.

Deferred tax assets referenced in Law 214/2011 are recognised in a dedicated sub-item of item 140b “Deferred tax assets”.

Deferred tax assets and liabilities are systematically assessed to take into account any changes in regulations or tax rates.

The tax liabilities total is adjusted to meet charges that could derive from findings already notified or in any event from disputes pending with tax authorities.

12. PROVISIONS FOR RISKS AND CHARGES

Provisions for pensions and similar obligations, as envisaged in specific regulations, are recognised among liabilities for an amount sufficient to ensure that obligations arising from commitments are met as required by the related regulations.

The total Supplementary Pension Fund is calculated by an independent actuary using actuarial methods.

Provisions for pensions and for similar obligations are included among post-employment benefits, i.e. among compensation paid to employees upon termination of employment. According to IAS 19, these benefits can be classified as “defined contribution plans” or “defined benefit plans”, depending on the economic nature and on the main terms and conditions of the plan:

a)	defined contribution plans, in which the entity pays fixed contributions to a distinct entity (a fund) without having a legal or constructive obligation to pay additional contributions if the fund’s assets are not sufficient to pay all employee benefits relating to the work performed in the current year and in previous ones; the actuarial risk (when contribution in the cost of an asset benefits are lower than expected) and the investment risk (invested assets are insufficient to fulfil expected benefits) are not borne by the entity but by the employee.

The contributions to be paid to a defined contribution plan are recognised as follows:

•	as liabilities, after subtracting any contributions already paid. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, an entity shall recognise that excess as an asset (prepaid expense) to the extent that the prepayment will lead to, for example, a reduction in future payments or a cash refund; and

•	as an expense, unless another International Accounting Standard requires or permits their recognition as assets.

Where contributions to a defined contribution plan do not fall due wholly within twelve months after the end of the period in which the employees render the related service, the rate used to discount them shall be determined by reference to market yields at the end of the reporting period on high quality corporate bonds. In countries where there is no market for such bonds, the market yields (at the end of the reporting period) on government bonds shall be used.

b)	defined benefit plans, in which the entity guarantees determined benefits regardless of contribution, incurring both actuarial risk and investment risk. For defined benefit pension funds the annual variation in the Defined Benefit Obligation is booked to the income statement, as regards cost components (Service cost), and as regards financial components (Net interest on the net defined benefit liability (asset)); while the valuation-related component, comprised of actuarial gains and losses that originate from adjustments to previous actuarial assumptions made, is charged to the shareholders’ equity reserve (item 140 - Valuation reserves).

The defined benefit plans also include the provision for employee severance pay (for a description of the adopted criteria refer to Paragraph “18 - Other information”).

Additional information is provided in Section 12 - Provisions for risks and charges of the Explanatory Notes.

The “Other provisions” include provisions for liabilities of an uncertain amount or with an uncertain expiry date such as those related to presumed losses from legal disputes, including creditors’ revocatory actions, or estimated outlays for any customer claims or other legal or constructive obligations that may be in existence at the end of the year.

“Other provisions” also include other long term employee benefits and employee incentives for termination of long term employment.

The provisions related to other long term employee benefits are those paid during employment that are not entirely due by the end of the successive twelve months following the end of the financial year during which the employees had worked and which are determined by the same actuarial criteria as provided by the pension fund, recognizing actuarial profits and losses immediately in the Income Statement.

Incentives for terminating employment are recognized at a time when the company is unable to withdraw from offering benefits; such liability is recognized before this date if restructuring costs that fall within the scope of IAS 37 are recognized and there are provisions for the payment of benefits in exchange for termination of employment.

The following provisions apply for the initial and subsequent recognition of the incentives for terminating employment:

•	to the “benefits subsequent to employment”, in the event that the benefits due for terminating employment are an improvement of the benefits following employment;

•	“short term benefits”, to be recognised on an accrual basis in the period in which the work is carried out, if it is believed that the benefits will be fully paid within the twelve month period following the end of the year in which these benefits are recognised;

•	“other long term benefits”, if it is believed that the benefits will be not be fully paid within the twelve month period following the end of the year in which these benefits are recognised.

The provisions represent the best estimate of the outlay required to meet the obligation; these estimations are made based on past experience and on the opinions of external experts.

The provisions are re-examined at the end of each year and adjusted to reflect the best current estimate; if the time value of money has a significant effect on the value of the obligation, the flow of resources assumed necessary to extinguish the obligation is discounted.

The net provisions for the year is entered under “Net provisions to reserves for risks and charges” in the Income Statement; with the exception of economic items relative to employee benefits that, to better reflect their nature, are recorded under “Administrative expenses – Personnel costs”.

If, upon re-examination, the occurrence of the expense appears improbable, the provision will be reversed and recorded in the Income Statement.

13. DEBTS AND SECURITIES ISSUED

This category includes Deposits from banks, Deposits from customers and Debt securities issued; Debt Securities issued include bonds issued, subordinated liabilities and certificates of deposit; they also include liabilities posted by the lessee during financial leasing transactions.

Debts and securities issued are:

•	initially recognised at the fair value of liabilities, normally represented by the total collections or issue price, plus transaction costs directly attributable to the issue.

These financial liabilities are first recognised upon receipt of the sums collected or at the time of issuance of debt securities. The fair value of any financial liabilities, issued at terms below arm’s length, is estimated and the difference compared to the market value is recognised directly to the Income Statement;

•	subsequently measured at amortised cost using the effective interest method;

Short-term liabilities for which the time factor is negligible are recognised at the value collected;

•	derecognised when the liabilities in question have matured or are settled, or repurchased in the case of previously issued securities. In this last case, the difference between the book value and the purchase cost is recognised through profit or loss.

A new placement in the market of repurchased own securities is considered as a new issuance and posted at the new price of placement, with no effect on the Income Statement.

14. FINANCIAL LIABILITIES HELD FOR TRADING

Included in this category are derivative contracts held for trading and with a negative value, including those linked to the fair value option or as operating hedges for assets and liabilities classified to the trading portfolio.

Financial liabilities held for trading are:

•	initially recognised at fair value, excluding transaction costs or revenues directly attributable to the instrument.

These are recognised at the date of subscription;

•	measured at fair value and the result recognised to the Income Statement;

•	derecognised when the related contractual charges substantially no longer apply.

15. FINANCIAL LIABILITIES DESIGNATED AT FAIR VALUE THROUGH PROFIT AND LOSS

The financial liabilities valued at fair value are those designated at fair value on the basis of the possibility to do so as per IAS 39, Paragraph 9 (fair value option) and are:

•	Initially recognised at fair value, excluding transaction costs or revenues directly attributable to the instrument;

•	after initial recognition, measured at fair value and the result recognised to the income statement .

The Group has classified the following under this category:

•	Investment contracts issued by the Group’s insurance company Carige Vita Nuova, where investment risk is borne in full by the insured. These are unit-linked and index-linked contracts considered comparable to financial instruments, as envisaged in IAS 39, for which deposit accounting is applied, thereby losing the recognition of premium revenues in the income statement;

•	Bonds issued by the Parent Company Banca Carige with embedded derivatives, with related risks hedged by means of derivative contracts for which a hedging relation has not been activated due to the complexity of meeting the IAS 39 requirements.

With regard to index-linked and unit-linked contracts and in compliance with the measurement criteria indicated in Directive 91/674/EEC, the Banca Carige Group has measured these contracts at their current value, in line with the provisions of Legislative Decree 173/97.

The current value of such liabilities is calculated in reference to the value of the assets, share indices or other reference values, with related changes recognised to the income statement.

For financial assets designated at fair value refer to the specific Paragraph (Paragraph 5. Financial assets designated at fair value through profit and loss).

16. CURRENCY TRANSACTIONS

Upon initial recognition, foreign-currency transactions are recognised in the currency of account using the foreign-exchange rates on the date of the transaction.

At the end of each period (annual or interim), balance sheet items in foreign currency are valued as follows:

•	cash items are translated at the period-end exchange rate;

•	non-cash items, measured at their historic cost, are translated at the transaction date exchange rate;

•	non-cash items, measured at fair value, are translated at the period-end exchange rate;

Exchange differences from the measurement of non-cash items classified under financial assets available-for-sale are recognised to the Income Statement or shareholders’ equity based on whether or not they are involved in fair value hedges for exchange risk.

Other exchange differences from disposal or translation differences on items in foreign currency are recognised to the Income Statement.

17. INSURANCE ASSETS AND LIABILITIES

IFRS 4 defines an insurance contract as a contract based on which one of the parties (the insurer) accepts a significant insurance risk from a third party (the insured), agreeing to compensate the insured if damages are suffered as a result of a specific and uncertain future event (the insured event). Insurance risk is defined as the risk, other than financial risk, transferred from the insured to the insurance contract issuer.

The financial risk is in turn defined as the risk of a future change in one or more of the following variables: specific interest rates, financial instrument prices, commodity prices, exchange rates, price or rate indices, credit ratings or any other variable, provided that if the variable is non-financial it is not specific to one of the contractual counterparties.

An insurance risk is significant if, and only if, the insured event does not result in the insurer’s payment of significant additional indemnities if any one of the economic circumstances (therefore excluding events with no identifiable effect on the economic aspects of the transaction) should occur.

Based on the analysis of policies in the portfolio, all non-life insurance contracts and life contracts other than those specified below fall within the scope of application of IFRS 4 (Insurance contracts):

•	Unit-linked contracts, index-linked contracts and individual pension plans

Based on the definition of an insurance contract according to IFRS 4, these contracts represent an non material risk; therefore, they fall within the scope of application of IAS 39 (Financial instruments: recognition and measurement) and IAS 18 (Revenues).

If such contracts contain both an insurance component and a deposit component the unbundling option is adopted, as envisaged in IFRS 4. IFRS 4 is applied to the insurance component (including the adequacy test), and IAS 39 to the deposit component.

•	Capitalisation policies

These are considered investment contracts with a discretionary participation feature and, as permitted under paragraph 35 of IFRS 4, the premiums, payments and changes in technical reserves of capitalisation policies, associated with segregated accounts, are recognised to the income statement.

● REINSURERS’ SHARE OF TECHNICAL RESERVES

Classification under this category includes the portion of technical reserves—life and non-life—borne by reinsurers with which the insurance companies have signed reinsurance agreements governed by IFRS 4, the effects of which are still in progress.

The recognition of values complies with standards applicable to the related direct insurance contracts.

● TECHNICAL RESERVES

All technical reserves arising from insurance business-related commitments are classified under this category. More specifically:

•	for non-life insurance, the item includes the premiums reserve—allocated from the Unearned premiums reserve and the Current risks reserve—claims reserve and aging reserve;

•	for life insurance, the item includes commitments deriving from contracts with significant insurance risk and contracts with associated services revalued on the basis of separate management with a discretionary participation feature (DPF), pursuant to IFRS 4, gross of amounts transferred to reinsurance (actuarial reserves, supplementary reserves and reserves for sums payable).

The item also includes reserves allocated following a liability adequacy test (LAT) and deferred liabilities due to insured persons (Shadow Accounting).

More specifically:

•	L.A.T.

According to IFRS 4 (Par. 15 and 19), insurance liability adequacy is tested on the basis of current estimates of future cash flows.

If the book value of insurance items proves inadequate, any shortfall is recognised to the income statement.

The liabilities tested are those recognised to the local financial statements (technical reserves, additional reserves, etc., excluding catastrophe and equalisation reserves).

Non-life insurance

The top-up of the Premiums Reserve represented by any allocation to the Current risks reserve complies with the provisions of IFRS 4, para. 16.

Life insurance

The adequacy test consists in comparing the book value of insurance liabilities, net of the value of assets to be amortised, the current estimation of future cash flows calculated on the basis of current forecasts for the insurance contracts issued. Specifically, the test is performed on non-reviewable tariffs classified as insurance contracts and on reviewable tariffs classified as insurance and investment contracts with a discretionary participation feature, the services for which are associated with separate “Norvita” and “CVitanuova” management.

•	Shadow accounting

Contracts with performance review linked to the performance of separate management are classified as insurance or investment contracts with a discretionary participation feature (DPF). The DPF component derives from the existence of an unrealized capital gain or loss on measurement.

IFRS 4 (par. 30) allows accounting standards to be modified so that recognised but unrealised gains or losses on an asset may affect the insurance liability measurements, related deferred acquisition costs and related intangible assets, as if it was a realised component.

The resulting adjustment is recognised to shareholders’ equity only if the same treatment is adopted for realised capital gains and losses.

Vice versa, latent capital gains and losses on assets recognised directly to the income statement (including write-downs for impairment) lead to a corresponding adjustment of liabilities or other insurance-related balance sheet items recognised directly to the income statement.

● OTHER ASSETS

Amongst other things, this item includes deferred commission expense relating to contracts not covered by the scope of application of IFRS 4.

Incremental acquisition costs directly recognisable on acquisition or renewal of investment contracts are deferred and amortised over the life of the policy, based on the recognition of revenue.

● OTHER LIABILITIES

Amongst other things, this item includes the operating charges on Carige Nuova Vita contracts classified as investments, recognised as revenue in compliance with IAS 18 when the service is provided.

This implies that the service component is deferred and recognised to the income statement on a straight-line basis throughout the duration of the contract to offset service provision costs incurred by the company. The estimated duration of the policy takes into account the liquidation propensity of the insured parties, for proven products on which the Group has matured experience, and expectations assessed at study stage for new products. Recurring components such as commissions receivable, fees due and portfolio operating expenses are recognised to the income statement in the year in which they are generated.

● Insurance management related aspects of the income statement

In compliance with IFRS 4, for insurance contracts the Group envisages recognition to the income statement of:

•	premiums, including amounts due for the year on contracts issued, net of cancellations;

•	changes in technical reserves representing the change in future commitments to the policy holders which arise from insurance contracts;

•	commissions for the year due to intermediaries;

•	cost of claims, redemptions and maturities for the year.

18. OTHER INFORMATION

● - EMPLOYEE TERMINATION INDEMNITIES (SEVERANCE PAY)

Employee termination indemnities are recognised according to their actuarial value as determined by an independent actuary.

For discounting purposes the projected unit credit method is used, which considers the projection of future outlay based on historic and statistical analysis and demographic curve analysis; the discounting rate is a market interest rate.

Contributions paid each year are considered separately and recognised and measured individually to calculate the final obligation.

In accordance with IAS 19, the employee termination indemnities are a “post-employment benefit”. Specifically, for employee termination indemnities (TFR):

•	The portions of the employee termination indemnities accruing after 1 January 2007 contribute towards a “defined contribution plan” both in the case of employees choosing the option of a supplementary pension and of allocation to the INPS Treasury fund (national social security authority). The amount is therefore calculated on the basis of contributions due, without application of actuarial calculation methods;

•	the employee termination indemnities accrued as at 31 December 2006 are considered a “defined benefit plan” with the consequent need to perform an actuarial assessment without the proportional attribution of the benefit to the period of service provided, as the employment service to be assessed is considered to be fully accrued as a result of the change in the accounting nature of portions accruing from 1 January 2007 (date of entry into force of the supplementary pensions reform, Legislative Decree No. 252 of 5 December 2005).

Additional information is provided in Section 11—Employee termination indemnities of the Explanatory Notes.

● - TREASURY SHARES

Treasury shares held are deducted from shareholders’ equity.

Profits or losses on transactions in treasury shares are recognised to a specific reserve under Shareholders’ Equity.

● - SHARE-BASED PAYMENTS

The remuneration policies of Group Banks define the structure of the variable component of the various managerial levels of the Group Banks through the use of incentives:

•	short-term incentives, with the granting of spot amounts (cash) and deferred incentives in instruments connected to the value of shares of the Parent Company;

•	medium/long-term incentives, with the granting of entirely deferred instruments linked to the value of the Parent Company shares.

With reference to the cases set out in IFRS 2, the Group has the following types:

1) equity-settled share-based payments to employees.

All deferred components are supplied in “Units”, i.e. “virtual” share units, which will be converted to ordinary Parent Company shares on given annual expiry dates, when certain conditions occur.

The charge is booked to item “180 a) – Administrative expenses – Personnel expense” in the income statement, as a contra-item to the increase in shareholders’ equity, for an amount corresponding to the fair value of the equity instruments assigned at the so-called “grant date” and matured at the financial statement date.

If the equity instruments assigned mature immediately, it must be presumed that the services provided by the counterparties have been received; if the equity instruments only mature at the end of a specific service provision period, it must be presumed that the services provided by the counterparty will be received in the future, in the maturity period.

After having recognised the services received and the corresponding increase in shareholders’ equity, in compliance with the above provisions, no adjustments need to be made to total shareholders’ equity after the maturity date. However, this provision does not prevent the recognition of a transfer within shareholders’ equity; for example a transfer from one component of shareholders’ equity to another.

2) share-based payments to employees settled in cash

All deferred components are supplied in “Performance Units”, i.e. “virtual” shares, which will be transformed into cash according to the change in value of the underlying between the beginning of the assignment of the “virtual shares” and maturity of the same. The value of the incentive is therefore connected with the change in share values and with the minimum performance levels benchmarked with pre-set economic and effectiveness indicators.

Related charges are entered into items “180 a) – Administrative expenses – Personnel expenses” and “100 – Other liabilities” upon occurrence of expected conditions.

Financial liabilities are measured at fair value by applying a measurement pattern of the option price, thus considering the terms and conditions according to which the revaluation rights have been assigned, as well as to what extent the staff rendered its services until that date.

Until settlement of the liability, the related fair value is re-determined at each closing balance-sheet date and at the payment date.

● - RECOGNITION OF REVENUES AND RELATED COSTS

Revenue is recognised when the vehicle receives or when it is probable that it will receive future economic benefits and these benefits can be determined reliably. More specifically:

•	dividends are recognised to the Income Statement as at the date of the Shareholders’ Meeting resolution approving their allocation;

•	interest is recognised on the basis of the contractual interest rate, or effective rate if the amortised cost is applied;

•	revenues deriving from the sale of non-financial assets are recognised on completion of the sale;

•	fee and commission income and income deriving from the provision of services are recognised in the financial statements during the period in which the services are provided.

Costs incurred for the provision of services and costs to be incurred to complete provision are recognised to the income statement in the same accounting period as the related revenues.

If cost-revenue association is not feasible, the costs are immediately recognised to the income statement in the year in which they are incurred.

● - NON-RECURRING EXPENDITURES FOR MAINTENANCE ON THIRD PARTY PREMISES

This relates to costs incurred for the renovation of third party properties that can be capitalised as the rental agreement establishes a form of control over the asset and the entity can therefore expect future economic benefits. These expenses are amortised over the residual duration of the lease and are recognised in full to the Income Statement in the event of vacation of the premises prior to expiry of the lease.

These costs are recognised to “Other assets” in accordance with the Bank of Italy instructions on financial statements, which only require such costs to be recognised as “Property and equipment” when expenses for the improvement of third party assets can be identified and separated.

The amortisation provision for the period is allocated to the income statement under “Other operating expenses and income”.

● - INVENTORIES

Property held for sale is classified as inventories.

Inventories are recognised at the lesser between the cost and net sale price and are not depreciated.

● - REPURCHASE AGREEMENTS UPON REPURCHASED OWN SECURITIES

Borrowing repurchase agreements with repurchased own securities as underlying are recognised as new placement on the securities market by increasing liabilities of securities issued (Borrowing repurchase agreements), with the recognition, for the purposes of the disclosure on interest rate and liquidity risk as per Part E of the Explanatory Notes, of the obligation to reimburse securities upon maturity of transactions.

Similarly, repurchase agreement transactions with bank and financial parties with securities issued by the same entities as underlying are entered in purchased securities portfolios and the commitment to resell these securities upon maturity of transactions is disclosed.

● - BUSINESS COMBINATIONS

Business combinations are governed by the provisions of IFRS 3 – Business Combinations. The standard was modified by the IASB in January 2008 and adopted by Regulation EC no. 495 published on 3/06/2009, with mandatory effect as of financial years that start on or after 1 July 200913.

● BUSINESS COMBINATIONS AMONG ENTITIES UNDER COMMON CONTROL

Business combinations among entities under common control are not covered by the scope of application of IFRS 3, nor are they addressed by other IFRS; therefore, they are defined in reference to the provisions of IAS 8—Accounting Policies, Changes in Accounting Estimates and Errors.

IAS/IFRS provide specific reference guidelines (paragraphs 10–12, IAS 8) if a transaction is not covered by IAS/IFRS, requiring the Directors to also consider more recent rulings of other regulatory bodies that use conceptually similar structures to define their accounting standards.

For transactions of this kind, the assets and liabilities of the combined entities are recognised at their historical (book) values, instead of their respective fair values. This concept was basically implemented at national level by Assirevi, through OPI document no. 1 on the accounting treatment of “business combinations of entities under common control”.

● FAIR VALUE MEASUREMENT METHOD

IFRS 13 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in a normal transaction between market participants as at the measurement date. Therefore, it is a sort of “exit price” under current market conditions, regardless of whether that price is directly observable or estimated using valuation techniques.

IFRS 13 indicates that, in calculating the fair value:

•	the prices on the principal market must be identified (taken to mean the market with the greatest volume or level of activity) or, in its absence, on the most advantageous market;

•	fair value must be measured using the assumptions that the market participants would use to price an asset or liability, assuming that market participants act in their best interest;

•	it recognises the distinction between a price quoted on an active market and a price not quoted on an active market.

IFRS 7 requires financial disclosures to indicate the fair value of each class of financial asset and liability, so it can be compared with the associated book value.

Equity instruments for which the fair value cannot be reliably determined are valued at cost.

1. Financial instruments

a) Securities and derivative contracts

The fair value of financial instruments corresponds to the listed price for instruments listed on active markets, and to the value calculated through the use of valuation techniques for other instruments. A financial instrument is considered listed on an active market when its price is readily and regularly available from stock exchanges, operators, intermediaries or pricing agencies and when this price represents actual arm’s length transactions taking place on a regular basis as standard, or potential transactions that could take place on such bases.

This category includes instruments admitted to trading on regulated markets or systematically traded through “alternative trading” system14, whose prices are considered to be “meaningful”, together with those obtainable from leading intermediaries on other markets, when the prices proposed represent potential transactions.

A regulated market does not guarantee the presence of “meaningful” prices when at least one of the following conditions apply:

[13]	Given the Banca Carige Group did not avail itself of the option of early application of the standard, the date of entry into force is 1 January 2010.

[14]	Secondary markets not officially regulated on which financial instruments already issued are systematically traded on the basis of pre-established transparent rules and conditions known to all participants concerned.

•	trading is highly infrequent and volumes are of little significance;

•	there is no information on volumes and trading and the pricing methods are considered unreliable or are no longer published;

•	there is insufficient “breadth” and “depth” to the market.

An alternative trading system or a contributor does not guarantee the presence of “meaningful” prices when at least one of the following conditions apply:

•	trading is highly infrequent and volumes are of little significance;

•	there is no information on volumes and trading;

•	there are not at least two high standing contributors, who continuously publish “real time aligned” prices on Bloomberg or Reuters.

For financial instruments listed on active markets, the current “cash” or “bid” price is used for financial assets held and the current “offer” or “ask” price is required for existing financial liabilities.

If the bid and ask prices are not available, the price of the most recent transaction may provide an indication of the current fair value.

For equivalent financial assets and liabilities, with matching positions in terms of market risk, mid-market prices are used instead of the bid or ask price as a basis for measuring fair value.

All the prices considered are those obtained as at year end.

For units in UCITS, including hedge funds, if no price is available on an active market, the value published by the management company is used.

For financial instruments not listed on active markets, if there are no recent market transactions to use as reference, the fair value is calculated using valuation techniques to establish the price of a hypothetical arm’s length transaction, as at the measurement date.

Theoretical measurement is performed using specific internal pricing models developed in accordance with financial best practices, namely employing measurement techniques generally used by market operators to establish fair value, e.g.: discounting of future cash flows, determination of discount rates, use of credit spreads, if necessary referring to those of similar financial instruments, option measurement models, interest rate, exchange rate and price volatility, and any other necessary measure to determine a theoretical price for the financial instrument in question.

The measurement methods established for each unlisted financial instrument are adopted consistently in the long term, unless amendments or improvements are considered appropriate.

All parameters of the models used are based on the market conditions prevailing as at year end.

The fair value of derivative contracts includes the evaluation of the credit risk of the counterparty, in the event in which the fair value is positive (Credit valuation adjustment - CVA), or of own credit risk, in the case in which the fair value is negative (Debit valuation adjustment - DVA); derivative contracts subject to margin setting (CSA agreements) are excluded from the calculation of the CVA and DVA. The fair value of bonds issued includes the evaluation of own creditworthiness (Own Credit risk Adjustment - OCA).

b) Other financial instruments

The fair value of the financial instruments other than securities issued or in the portfolio and derivative contracts, to be disclosed in the tables of the explanatory notes, is measured by using a Discounted Cash Flow type analysis method.

A risk neutral approach is applied, using PD and LGD risk parameters to calculate the expected value of future cash flows; cash flows are discounted using a risk-free discount factor.

For payables, own creditworthiness is evaluated using the same criteria adopted for bonds issued. For the following cases, it is presumed that the book value is a reasonable approximation of fair value:

1.	impaired loans;

2.	short-term receivables and payables.

2. Non-financial assets

For owned property held for investment purposes, the fair value is only required for disclosure in the explanatory note tables.

Measurement of the fair value of a non-financial asset must consider the capacity of market participants to generate economic benefits by employing the asset in its highest and best use or selling the asset to whichever entity can guarantee said use.

The use of the above makes reference to the use of an asset by market participants which should maximise the value of the asset or group of assets and liabilities in which the asset should be used, considering the uses of the asset which are physically possible, legally granted and financially feasible at the measurement date.

● RULES FOR RECLASSIFYING FINANCIAL INSTRUMENTS

Details of the reclassifications, and related economic and equity effects, performed by the Group are described in Part A—Accounting Policies, Section A.3 “Transfers between portfolios of financial assets” of the Explanatory Notes. This is a disclosure required by Circular 262 of the Bank of Italy – Bank Financial Statements: Schemes and rules for preparation which acknowledged the changes introduced by the amendments to IAS 39 and IFRS 7 in October 2008. These changes authorise the reclassification of debt instruments designated at fair value from the HFT (held for sale) category in rare circumstances and when the financial asset is no longer held for sale for short-term repurchase15. Specifically, financial assets held for trading may be reclassified to AFS, HTM and to Loans & Receivables (if the definition of “Loans & Receivables” is satisfied as at the reclassification date). Under the fair value option, recognition of derivatives and fair value financial instruments to the income statement remains strictly forbidden.

The regulatory action also concerned the option of reclassifying debt instruments from AFS to L&R if the conditions envisaged for their inclusion in such a category are met.

For transfers from the HFT category, the reclassified financial asset is recognised to the new category (AFS, HTM or L&R) at its fair value as at the reclassification date. Past gains or losses recognised to the income statement (including any capital gains or losses from measurement) must not be written off. The fair value of the financial asset as at the reclassification date represents the new cost or amortised cost and from that moment on the effective rate of return must be calculated for use in recording interest to the income statement.

For reclassification from the AFS category also, the reclassified financial asset is recognised to the new category (HTM or L&R) at its fair value as at the reclassification date; this value represents the amortised cost of the instrument and interest is recognised to the income statement according to the effective rate of return calculated on the reclassification date. Gains or losses previously recognised to the valuation reserve for AFS securities, if referring to an instrument with a predetermined maturity, are amortised on a straight line basis according to the amortised cost method, whilst instruments without a predetermined maturity are suspended in the reserve until their sale or settlement.

For transfers from the HTM category to AFS, the value of the security is adjusted to its fair value as at the date of transfer, and the difference between the book value and fair value as at the date of transfer is posted to the AFS reserve and retained until the asset is cancelled from the financial statements.

[15]	The reclassification is not permitted for hybrid instruments for which the embedded derivative cannot be separated.

● CALCULATION OF THE FAIR VALUE HIERARCHY

As required by reference regulations (IFRS 13—Fair value Measurement) and in compliance with the provisions of Circular no. 262 of 22 December 2005 “Bank financial statements: schemes and rules for preparation” issued by the Bank of Italy, the Banca Carige Group provides, for each class of financial instrument and non-financial instrument, the fair value hierarchy level at which the individual instruments were classified (see Section A.4 for details).

The fair value hierarchy is comprised of the following levels, in decreasing order of priority:

•	level 1: The fair value is determined directly on the basis of market prices observed in markets trading assets or liabilities that are identical to the ones being measured; specific emphasis is given both to the determination of the main market or, if absent, the most advantageous market and to the possibility that the firm preparing the financial statements can carry out the transaction at the market price on the date of measurement;

•	level 2: fair value is calculated on the basis of inputs other than quoted prices referred to in level 1 which are directly or indirectly observable;

•	level 3: fair value is calculated on the basis of non-observable inputs and is based on the assumptions it is presumed market participants would make to calculate the value of the instrument.

The inputs used to calculate the fair value of an instrument could belong to different levels of the fair value hierarchy; in these cases, the instrument is classified in its entirety in the same level of the hierarchy in which the lowest level input is classified.

In the event significant adjustments are made to level 2 inputs with respect to the total fair value of the instrument, the latter is classified in level 3 of the fair value hierarchy if these adjustments use significant non-observable inputs.

● PROCEDURES FOR DETERMINING THE IMPAIRMENT OF SECURITIES IN THE PORTFOLIO

Securities classified as financial assets available-for-sale, and loans and receivables are periodically impairment tested to identify any objective evidence of a significant or durable loss of value.

At the end of each annual or interim reporting period, impairment testing is performed and any impairment is recognised to the income statement, at market prices for listed financial instruments and at the current value of estimated future cash flows (discounted at the effective interest rate) for unlisted instruments. A negative change in fair value is considered for impairment testing purposes only if it is deemed permanent; in this case, the cumulative loss for the year and any shareholders’ equity reserves are recognised to the income statement.

The impairment testing process is triggered by one of the following conditions: a decrease in fair value greater than 20% (for unstructured debt securities) or 25% (for equities and structured debt securities) compared to their book value, or a persistent and constant decrease in fair value for more than 12 months (debt securities) or 18 months (for other financial instruments).

With reference solely to financial instruments representing capital (Shares, Mutual Funds, Private Equity, Hedge Funds, etc.), if the quantitative parameters indicated below are exceeded, this determines, in any case, the so-called “automatic impairment”:

•	Severity greater than 30% or

•	Durability greater than 24 months.

With regard to debt securities, following the quantitative stage described above, before recognition of impairment, a qualitative assessment is performed for each financial instrument, including an analysis of issuer fundamentals.

The securities selected in the quantitative phase and not subject to the recognition of so-called “automatic” impairment are subject, at the time of drafting of half-yearly and annual reports, to an additional qualitative evaluation phase targeted at verifying, on a preliminary basis, the effective existence of the requirements of loss durability and severity, also in relative terms, in particular with respect to the performances recorded by the respective markets/sectors the financial instruments belong to, except in exceptional and justified cases, over a time period of 12 months (debt instruments) or 18 months (capital instruments) prior to the date of the impairment test, in order to support any impairment decision or not. The longest observation period for the latter is related to their higher volatility.

When there is objective evidence of impairment, the following action is taken:

•	L&R or HTM investments recognised at amortised cost: impairment is measured as the difference between the book value of the asset and the current value of estimated future cash flows (excluding unrealised future losses), discounted at the original effective interest rate of the financial asset (e.g. the effective interest rate calculated on initial recognition);

•	AFS financial assets: as required by paragraph 67, IAS 39, “The cumulative loss recognised directly to shareholders’ equity is reversed and recognised to the Income Statement even if the financial asset has not been derecognised”. In practice, the difference between the current amortised cost and the fair value is recognised to the Income Statement as at the corresponding reference date of:

•	reversal from the AFS reserve retained from the previous year and

•	the decrease in securities by an amount equal to the difference between the book value and the related fair value as at the reference date.

• USE OF ESTIMATES AND ASSUMPTIONS IN PREPARATION OF THE CONSOLIDATED FINANCIAL STATEMENTS

Preparation of the consolidated full-yearly financial statements requires the use of estimates and assumptions for the calculation of certain cost and revenue components and for the valuation of assets and liabilities.

The main items for which the use of estimates and assumptions is more likely to be adopted include the fair value measurement of goodwill and amounts recognised in relation to financial assets, particularly with regard to assets available for sale and loans to customers, the quantification of staff provisions and the demographic assumptions (relating to the life expectancy of the insured population) and financial assumptions (for potential market developments) used in structuring insurance products and in defining the basis for calculating additional reserves. Even if the current macroeconomic situation and high volatility of financial markets make measurement of credit risk, valuation of financial instruments, assessment of impairment losses on available-for-sale (AFS) securities and goodwill more complicated and require an analysis of the effects that these assessments might have, no indicators have emerged in the Group’s capital and financial structure or in its operating performance which may raise uncertainties over its going concern assumptions. For further information, see Section A.1—General Part, Section 2—Preparation criteria.

Loans were classified according to strict guidelines which are reflective of the consequences of the negative developments in the economic environment; loan-related valuations were estimated on the basis of evidence emerging from the monitoring of existing relations with borrowers and their economic-financial situation.

It should be noted that an extension or worsening of the current economic-financial crisis may cause a further deterioration of the debtors and issuers’ financial conditions, which may translate into higher losses on loans granted or on financial assets purchased than those currently estimated and accordingly considered during preparation of this financial report.

For the purpose of the identification of non-performing past-due/overdraft loans, the Group has adopted the provisions of Art. 178 of EU Regulation no. 575/2013 (CRR), effective since 1 January 2014, and the amendments introduced by the Bank of Italy with its letter of 12 March 2014, which modified the definition of credit quality previously set out in Bank of Italy’s Circular 272/2008 with regard to non-performing past due/overdraft loans. In relation to the above, it is noted that the Banca

Carige Group has adopted, for all customer segments, the definition of “debtor default” as referring to the debtor’s total obligations.

During preparation of the consolidated full-year financial statements, checks were performed to assess any impairment of available-for-sale securities through an analysis aimed at identifying impairment indicators and determining any write-down. In the 12 months, some AFS securities were impaired with non-material economic effects.

2014 Impairment test. With reference to the provisions of IAS 36.10 the relevant units in Banca Carige proceeded to carry out the impairment test for the goodwill booked as at 31 December 2014. The impairment test resulted in a EUR 15.9 mln impairment loss on the goodwill relating to the CGU, Cassa di Risparmio di Carrara S.p.A.

• NON-CURRENT ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS (IFRS 5).

On 26 October 2014, following the publication of the results of the Comprehensive Assessment and within the scope of the Capital Plan submitted to the ECB for approval, Banca Carige SpA’s Board of Directors has, among other things, unanimously resolved to dispose of the Group’s entities operating in the insurance, private banking and consumer lending businesses.

As a result of the exclusive negotiation phase with Apollo Management Holdings L.P. approved by the Board of Directors on 24 July 2014, an agreement was entered into on 28 October 2014 for the establishment of a partnership in bancassurance which provides for the sale of 100% of the shares held by Banca Carige in Carige Vita Nuova S.p.A. and Carige Assicurazioni S.p.A to Apollo, together with long-terms agreements between the Bank and these companies for the distribution of life and non-life insurance products.

Among other things, the sale and purchase agreement provides for:

•	the sale of the equity investments held in the insurance subsidiaries for a total price of EUR 310 mln, which will be entirely paid in cash at closing;

•	granting to the buyer—at closing—a five-year loan (“vendor loan”) at market rates for an amount corresponding to 25% of the overall sale price;

•	as part of warranties and indemnities, indemnities are possibly envisaged for claim settlements exceeding the allocated reserves, with the scope limited to certain identified policies, and litigations for amounts exceeding provisions taken; indemnities, if any, will however be subject to a deductible borne by the purchaser. In this consolidated financial report, no provisions were set aside in the assumed unlikelihood of associated risk.

The transaction is subject to some conditions precedent, in line with market practice for similar transactions, and to the necessary authorizations by the relevant authorities.

Considering the time needed for the authorisation process, the “closing” will likely occur in the first half of 2015.

Subsequent to the signing of the agreement, the pre-requisites (already adopted in the half-year report as at 30/06/2014) for the application of IFRS 5 to the income statement and balance sheet items of the insurance business were confirmed: the insurance business, which identifies a “group of cash generating units”, was thus classified as a disposal group. IFRS 5 sets out the following16:

•	the classification under the items “Non-current assets and disposal groups held for sale” and “Liabilities associated with assets held for sale” of non-current assets or groups of assets/liabilities for which the carrying amount will presumably be recovered through sale rather than through continuing use; for this to be the case, the asset (or disposal group) must be available for immediate sale in its present condition, subject only to terms and conditions that are usual for sales of such assets (or disposal groups), and the sale must be highly probable.

[16]	For a complete description about requirements under IFRS 5, see paragraph 10—Non-current assets held for sale.

•	the measurement of assets and liabilities held for sale at the lower of their carrying amount and fair value less costs to sell, which was carried out:

•	as regards insurance subsidiaries -including on the basis of an assessment of the contractual structure, economic terms and accounting effects issued by a leading Advisory Firm on 21 October 2014;

•	as regards the subsidiaries, Banca Cesare Ponti SpA and Creditis S.F. SpA, based on assessments by leading investment banks and bids submitted by potential purchasers. The fair value of the two subsidiaries was respectively EUR 35.6 and 75.0 mln higher than their consolidated carrying amounts (EUR 29.5 mln for Banca Cesare Ponti SpA and EUR 54.1 mln for Creditis S.F. SpA);

•	profit and loss (after tax) from groups of assets and liabilities held for sale are posted to the income statement item “Profit (Loss) after tax of disposal groups held for sale”.

In accordance with the above-described provisions of IFRS 5, the income statement balances for 2013 were re-stated with reference to both the insurance subsidiaries and the two subsidiaries operating in private banking and consumer lending.

• ACCOUNTING TREATMENT OF THE INTEREST HELD IN THE BANK OF ITALY

As at 31 December 2014, the Banca Carige Group holds 12,095 shares in the Bank of Italy, representing 4.032% of the Bank of Italy’s share capital, classified in the segment “Financial assets available for sale” (AFS).

Pursuant to Legislative Decree No. 133 of 30 November 2013 (“D.L. 133/2013”), converted with Law no. 5 of 29 January 2014, the Bank of Italy increased its share capital from EUR 156,000 to EUR 7,500,000,000 by using statutory reserves; the previous shareholdings were cancelled and replaced, as of 31/12/2013, with 300,000 new shares of Euro 25,000 each, allocated to the investors of the Bank of Italy in proportion to the stakes held.

The Carige Group was assigned 12,095 new shares, for an aggregate nominal amount of EUR 302.37 mln.

In consideration of their different equity, administrative and holding rights the Group deemed that the equity instruments of the Bank of Italy issued as part of its share capital increase and related amendments to its Articles of Association should be considered, in the 2013 Financial Statements, as financial instruments different from those existing prior to Law Decree 133/2013.

In the Financial Statements as at 31 December 2013 the derecognition of the pre-existing shareholdings was deemed appropriate, with the consequent reversal of the AFS reserve to profit or loss; this treatment was corroborated, amongst other aspects, by opinions issued by highly reputed professionals, who underlined the difference in the financial features and equity rights of the new shares with respect to the pre-existing ones. The adopted accounting treatment resulted in the recognition of EUR 299.85 mln worth of gross gains from disposal in the afore-mentioned Financial

Statements (booked under profit from sale of financial assets available for sale). Considering the 12% substitute tax set by Law no. 147/2013 (“Stability Law”), the net capital gain as at 31 December 2013 was EUR 263.9 mln.

On 11 March 2014, the Bank of Italy, the Italian Securities and Exchange Commission (Consob) and the insurance supervisor (IVASS) issued a joint press release emphasizing the need to provide adequate information on the accounting treatment adopted for this transaction which, considering its unique and unusual complexity, is not expressly regulated by the international accounting standards, pending all necessary verifications at national and international level.

In this respect, it should be noted that the accounting treatment in the case under examination has been examined by the IFRS Interpretation Committee during the month of July 2014, and which on 11 November 2014, after a phase of public consultation, decided to not issue a technical deliberation, as this concerns a unique case for which different interpretations were not found in accounting treatments used for the financial statements of the companies involved in the operation. As at today, there is no current knowledge of different accounting interpretations with respect to those used by the Group.

On 23 June 2014, Italian Law no. 89 was applied, which converted Italian Legislative Decree of 24 April 2014 no. 66 (“spending review”) which involved a 26% increase (from the previous 12%) in the substitute tax rate on the revaluation of the investment in Bank of Italy, to be applied on the nominal value of the shares, net of the value recognised for taxation purposes. As a result of the new legal rate, the substitute tax to be paid was redetermined based on the IAS 12 principle, equal to EUR 78 million. This resulted in a larger tax burden of EUR 42 million with respect to the amount set aside during 2013, which was charged to the Income Statement in the second quarter of 2014, in compliance with the accounting treatment determined in 2013.

It should also be noted that if, during the previous financial year, the revaluation of the shares held in the Bank of Italy had been recorded in a net equity reserve without cancelling the pre-existing shares from the books, the financial statements as at 31 December 2013 would have disclosed the following effects, assuming no-changes to the 2013 tax burden: the operating result for 2013 would have recorded lower profits realised from the sale of financial assets available for sale for EUR 299.85 million (263.9 million net of the substitute tax of 12%), but the shareholder’s equity, inclusive of the year result, would have not changed as the non-disclosure of the net capital gain would have been compensated by the credit of the revaluation in the revaluation reserve, net of relative taxation.

This alternative accounting principle would have instead not had different effects on the financial statements as at 31 December 2014 other than the redetermination of the previously described applicable taxation.

• ECB’S COMPREHENSIVE ASSESSMENT FINDINGS

On 7 November 2014, Consob requested the Parent Company (in its capacity as a listed bank subject to the CA ) on behalf of the ECB to include in their interim financial reports as at 30 September 2014, pursuant to art. 114, para. 5 of Legislative Decree no. 58/98, information relating to the CA exercise conducted by the ECB, making reference, in particular, to the AQR results reported in the disclosure template published on 26 October 2014.

On 30 January 2015, Consob requested the Parent Company to include information on the accounting effects arising from the quantitative findings of the AQR in a Press Release to be disclosed upon approval of the preliminary results as at 31 December 2014.

The Bank provided, in its press release dated 11 February 2015—issued upon the approval of the preliminary consolidated results as at 31 December 2014—all the requested information of which it is aware.

Credit file Review

The Credit File Review (CFR) conducted as part of the AQR has identified the need for higher provisions (net of write-backs) for a total amount of EUR 216 mln at Group level.

The Bank has conducted a detailed review of the individual positions identified, with a view to making the appropriate adjustments, in light of a more updated base of information concerning the borrowers’ situation and values of collateral than the one available at the time of preparation of the financial statements for 2013. As a result of the assessment conducted, the Bank has recognised significant impairment losses and write-offs for positions identified during the AQR as non-performing exposures (relating to the entire portfolio subject to the Credit File Review), with a consequent increase in total provisions for an aggregate amount of EUR 222 mln, with respect to the request for EUR 216 mln at Group level (for Banca Carige, the increase in total provisions was equal to EUR 147.4 mln).

Moreover, the natural development of positions over the year has led to the transition to non-performing status of additional positions which had been identified as performing exposures during the AQR, with the consequent increase in provisioning for an additional amount of EUR 82 mln.

Projection of Findings

The statistical Projection of Findings from the Credit File Review has identified adjustments for a total of EUR 94 mln. Despite noting that these projections derive from statistical methods used within the framework of a prudential exercise and are not expected to be automatically reflected in the financial statements, the Bank has taken account of the adjustments identified by the ECB, introducing certain alignments to its policies, procedures and parameters in use for loan assessment.

In particular, the specific guidelines for an objective identification of loss events have been reviewed and the same approaches to second-level control processes have been adopted as were used in the AQR exercise.

In line with guidance provided by the ECB during the AQR, a specific LGD-related adjustment has been introduced for the assessment of lower-amount non-performing loans subject to collective provisioning, according to the criteria illustrated under the item “Collective Provisioning” below, with an effect of EUR 27 mln on the Financial Statements as at 31 December 2014.

Finally, additional initiatives have been introduced and are expected to be completed by the end of financial year 2015, for the purpose of further adjusting the methods for updating the time to recovery and interest rate used to determine the present value of the recovery amount with a view to considering the effects of the current economic cycle.

As a result of the alignments carried out, the Bank has had an assessment conducted on the adequacy of provisions calculated for the unsampled portfolio.

The assessment has revealed that, in the course of 2014, the increase in provisioning on the aforementioned portfolio (only for positions which, as at 31 December 2014, were classified as bad loans and substandard loans) was EUR 126 mln (of which EUR 49.5 mln for Banca Carige) following the ongoing alignment of exposure valuation, as compared to the EUR 94 mln total arising from the AQR statistical projection of findings.

Collective provisioning

The Collective Provisions Analysis conducted as part of the AQR exercise has identified higher provisions for performing loans for an aggregate amount of EUR 106 mln. In line with guidance provided by the ECB for risk parameters and for the purpose of an earlier factoring-in of the effects from the rating model review which will take place in 2015, an adjustment for collective provisions was introduced in the 2014 Financial Statements so as to reflect the effects from a re-calibration of PD and LGD over shorter time horizons and inclusive of Downturn factors for the corporate segment. An approach more in line with the point in time perspective specified by the ECB was therefore adopted, while at the same time preserving the overall consistency of the methodological approach underlying the Group’s loan assessment model.

The alignment of parameters used for the calculation of collective provisioning has increased the provisions for the whole portfolio of performing loans by a total amount of EUR 90 mln (EUR 52.4 mln of which for Banca Carige), of which EUR 83 mln for the corporate component, which registered a fall in exposures by over EUR 1.5 bn in 2014.

In terms of coverage ratios, the application of this adjustment to (performing) positions subject to collective assessment generated a 60 bps increase in the coverage ratio as compared to the end of 2013; in particular, the performing corporate portfolio registered a coverage ratio increase by approximately 140 bps from 1.6% at the end of 2013 to 3.0% as at 31/12/2014. Therefore, by applying this coverage ratio to the exposure as at 31/12/2013, the amount of provisions would have totalled EUR 102 mln.

Level 3 Fair Value

Level 3 fair value exposures were not part of the AQR scope for the Carige Group.

Disclosure of additional Own Funds

In conclusion, with reference to Consob’s request to disclose information about the i) Common Equity Tier 1 ratio as at 31/12/2014 as part of reporting to the Supervisory Authority and ii) additional own funds required by the ECB, if any, it is noted that:

(i) the Common Equity Tier 1 ratios on both a consolidated and solo basis as at 31/12/2014 are respectively 8.4% and 12.6% and are higher than the minimum regulatory levels, like all other regulatory ratios;

(ii) the Bank shall disclose information about the additional own funds required by the ECB, if any, and its directors’ relevant considerations as soon as it receives the final decision by the ECB. Based on the draft SREP letter sent to the Bank on 21 January 2015 and other correspondence from the Bank to the ECB including the day following the Supervisory Board meeting on 19 February, it is believed that the target CET1 consolidated ratio for 2015 which will be disclosed will be inclusive of the overall compliance with the AQR findings. Finally, with regard to Banca Carige, no additional prudential requirement other than the minimum regulatory levels is deemed likely to be imposed on the Bank17.

•	ALIGNMENT OF ACCOUNTING PROCEDURES, MODELS AND PRACTICES, I.E. PARAMETERS OF MODELS USED FOR THE ASSESSMENT OF ON-BALANCE-SHEET ASSETS AS A RESULT OF THE ASSET QUALITY REVIEW—AQR.

In the course of 2014, particularly in the last quarter, the Group took account of the quantitative adjustments and qualitative guidance provided by the ECB during the Asset Quality Review and introduced some alignments to the policies, procedures ad parameters used for the assessment of credit assets. In particular, the specific guidelines for an objective identification of loss events have been reviewed and the same approaches to second-level control processes have been adopted as were used in the AQR exercise.

[17]	Note added following the Board of Director’s meeting of 19/03/2015:

With regard to the capital strengthening measures disclosed to the market through the Press Release issued on 19 March 2015, the Board of Directors, in its meeting on the same date:

•	expressed its considerations regarding the decision of the European Central Bank (ECB) authorising the Bank to implement the Capital Plan presented on 5/11/2014 and setting out Group-specific prudential requirements for additional own funds to be met on a consolidated basis, which provide for the attainment of a minimum 11.50% level of Common Equity Tier 1 ratio by the end of July 2015 and a ban on dividend payout;

•	resolved upon the proposal for a EUR 850 mln share capital increase with consideration via a rights issue for existing shareholders, to be submitted for approval to the Extraordinary Shareholders’ Meeting, convened for 23 April 2015. The capital increase will be backed by a Syndicate of leading financial institutions led by Mediobanca – Banca di Credito Finanziario S.p.A., acting as Global Coordinator;

•	The Board of Directors has then resolved upon the proposal for a capital increase with consideration for a maximum amount of EUR 15.8 mln exempt from pre-emptive rights of existing shareholders, to be effected via a contribution in kind of non-controlling interests respectively held by ‘Fondazione de Mari Cassa di Risparmio di Savona’ and ‘Fondazione Cassa di Risparmio di Carrara’ in the subsidiary banks, Cassa di Risparmio di Savona S.p.A. and Cassa di Risparmio di Carrara S.p.A;

•	approved the 2015–2019 Business Plan, set to steer the Group’s business for the next five years. The Plan fits within and strengthens the guidelines identified in the turnaround strategy launched in 2014 with a view to bringing the Group back to its tradition of a sound, locally rooted retail and corporate bank for households and businesses, focusing on the highest-potential regions of Northern and Central Italy, with risk profile mitigated by better credit management and engaged with the role of being an “efficient distributor”.

On the basis of the above, Directors are of the opinion that the Group has the current and forward-looking ability to comply with such additional obligations.

In line with guidance provided by the ECB during the AQR, a specific LGD-related adjustment has been introduced for the assessment of lower-amount non-performing loans subject to collective provisioning, according to “Collective Provisioning” criteria

Additional initiatives have also been introduced and are expected to be completed by the end of financial year 2015, for the purpose of further adjusting the methods for updating the time to recovery and interest rate used to determine the present value of the recovery amount with a view to considering the effects of the current economic cycle.

In line with guidance provided by the ECB for risk parameters and for the purpose of an earlier factoring-in of the effects from the rating model review which will take place in 2015, an adjustment for collective provisions was introduced in the 2014 Financial Statements so as to reflect the effects from a re-calibration of PD and LGD over shorter time horizons and inclusive of Downturn factors for the corporate segment. An approach more in line with the point in time perspective specified by the ECB was therefore adopted, while at the same time preserving the overall consistency of the methodological approach underlying the Group’s loan assessment model.

The alignment of parameters used for the calculation of collective provisioning has increased the provisions for the whole portfolio of performing loans.

The adjustments made by the Group were adopted—through the formal update of the applicable models of the Group’s Accounting Manual—both in relation to the continuous process of updating the policies and processes, as well as in order to implement the observations of a qualitative nature indicated by the ECB as a result of the Comprehensive Assessment, as desired by the Supervisory Authority itself.

The alignments and adjustments introduced are fully in compliance with the provisions of the reference accounting principle, IAS 39, which sets out the general objectives and characteristics of the impairment model envisaged by IAS39, defining the general criteria to be adopted while leaving some room for discretion with regard to the assessment approaches considered as best reflective of losses “incurred”. Added to this is the negative evolution of the macro-economic situation during 2014, and in particular in the manufacturing and real-estate sectors.

In consideration of the significance of the impacts on the 2014 financial statements, particular attention has been placed on establishing the correct interpretation of the cited alignment operations in the three cases set forth by accounting principle IAS 8: “changes in accounting principles”, “estimate changes” and “error corrections”. This distinction is important as it involves a different accounting representation: redetermination of the initial balances for changes in accounting principles or for the corrections of errors and recognition in the Income Statement for the financial year for changes in estimates. The analyses carried out indicate that changes in estimation policy, procedures and parameters used for evaluating the credit exposures as at 31 December 2014 can be fully traced back to the case of “changes in estimates”.

•	CONSOB PROCEEDINGS UNDER ARTICLES 157, PARA. 2 (IMPUGNATION OF 2013 FINANCIAL STATEMENTS) AND 154-TER OF THE CONSOLIDATED LAW ON FINANCE

The Italian Securities and Exchange Commission, Consob, served a writ of summons on the Bank pursuant to art. 157, para. 2, of the Consolidated Law on Finance on 9 January 2015 (which was disclosed by the Bank via a press release on the same day), to notify that a civil case was initiated in the Court of Genoa requesting: (i) issuance of a declaration of nullity or annulment of the Shareholders’ Meeting resolution of 30 April 2014 for approval of Banca Carige’s separate Financial Statements as at 31 December 2013 on grounds of alleged non-compliance of said Financial Statements with financial reporting standards, namely IAS 1, 8 and 36, as well as (ii) ascertainment of non-compliance of the Consolidated Financial Statements with the afore-mentioned accounting standards.

In the writ of summons, Consob specifically raised a claim against Banca Carige’s disagreement with the methods used to address the findings reported in its Ruling no. 18758 of 10 January 2014, concerning restatement -under IAS 8- of the goodwill amounts and equity investments held in the banking and insurance subsidiaries for the year ending 31 December 2012. According to Consob, the claimed infringements are alleged to have resulted in a breach of the general principle of accrual accounting.

The first hearing has been scheduled for 19 May 2015 and, pursuant to the Code of Civil Procedure, the term for Banca Carige to appear in court (or respond in writing to the court) has been set to 27 April 2015.

In this connection, it is noted that in its interim report as at 30 September 2013, the Bank autonomously resolved to reduce to a major extent the carrying amounts of goodwill and equity investments recognised in the financial statements as at 31 December 2012 (which were challenged by Consob in its ruling of 10 January 2014).

In the Bank’s opinion, the alleged breach of the general principle of accrual accounting, relating to items in the financial statements of an evaluative nature originally referring to financial year 2012, is assumed to only have caused a different breakdown of the charge associated with the impairment of goodwill amounts and equity investments in the profit and loss accounts of the 2012 and 2013 financial statements, without causing any changes in the balance-sheet balances of the challenged items as at 31 December 2013.

It is noted that Consob findings presented in its ruling no. 18758 of 10 January 2014 were thoroughly and exhaustively disclosed to the public by the Bank, particularly in both the Full-Year Report as at 31 December 2013, with supplementary information as requested by Consob, and the Half-Year Report as at 30 June 2014, as well as in the press releases issued on 22 January 2014, 27 March 2014, 28 April 2014 and 1 August 2014, and in the Prospectus for the Bank’s Rights Issue published on 13 June 2014, following approval notified with Note registered under protocol no. 0049116/14 of 11 June 2014.

Below is a reconstruction of the facts preceding and following the afore-mentioned Consob ruling. With its note of 8 November 2013, Consob informed Banca Carige that, as a result of its preliminary investigation, assumptions of non-compliance had emerged with regard to the accounting standards applicable to the Bank’s separate and consolidated full-year report as at 31 December 2012 and condensed consolidated half-year report as at 30 June 2013, with specific reference to the accounting treatment of:

(i)	goodwill allocated to the Bank’s Cash Generating Units (hereinafter the “Bank’s CGUs”),

(ii)	investments held in subsidiary banks,

(iii)	investments held by the Issuer in the insurance companies (Carige Vita Nuova and Carige Assicurazioni), and

(iv)	the shareholding held by Banca Carige in the Bank of Italy.

The shortfalls and vulnerabilities raised by Consob were in relation to:

•	with reference to the 2012 Consolidated Financial Statements:

(i)	impairment testing of the Bank’s CGUs. In particular:

(a)	the use of a time horizon of 10 years for the assessment of future cash flows for the CGUs, Banca Carige Italia and Banca del Monte di Lucca, which is claimed not to be compliant with IAS 36 inasmuch as the Issuer’s ability to make accurate cash flow projections, based on previous experience, for periods of over five years is maintained not to be supported by evidence;

(b)	assumptions of balance sheet, P&L and rates growth included in projections are claimed not to be based on reasonable and supportable assumptions or reflected in external evidence;

(c)	the adoption of Advanced Internal Rating Based (AIRB) models for an estimate of risk-weighted assets is claimed to constitute an unreasonable and unverifiable assumption; due to the fact that it may improve or enhance future cash flows, it would not even be allowed;

(ii)	the value of the stake in the Bank of Italy which should have been recognised at cost and not pro-rata to the shareholders’ equity as it is deemed non-expressive of fair value;

•	with reference to the Bank’s Financial Statements for the year ending 31 December 2012:

(i)	the same vulnerabilities identified in the consolidated financial statements with regard to the book value of shareholdings in banks;

(ii)	the valuation of insurance subsidiaries (Carige Vita Nuova and Carige Assicurazioni) which is claimed to have been made by applying discount rates which do not adequately consider the specific risks associated with the estimated cash flows

(iii)	the value of the stake in the Bank of Italy which should have been recognised at cost and not pro-rata to the shareholders’ equity as it is deemed non-expressive of fair value.

•	with reference to the half-year condensed consolidated Financial Statements as at 30 June 2013, the same findings and vulnerabilities as were identified in the 2012 Consolidated Financial Statements.

Banca Carige, with the support of dependable external consultants, submitted its considerations to Consob about the afore-mentioned facts and circumstances with its note of 2 December 2013, expressing its disagreement with Consob’s findings and later supplementing its note with further documentation transmitted on 13 and 20 December 2013

On 10 January 2014, Consob issued Ruling 18758, regarding the verification of non-compliance of the Issuer’s consolidated and separate financial statements at 31 December 2012 and Banca Carige’s condensed consolidated half-year financial statements as at 30 June 2013 with financial reporting standards. In its ruling, Consob also requested the Bank to publish the following additional disclosures, pursuant to Article 154-ter, paragraph 7, of the Consolidated Law on Finance:

•	shortfalls and vulnerabilities raised by Consob in terms of accounting accuracy of the above-mentioned financial statements;

•	applicable international accounting standards and breaches identified;

•	preparation of pro-forma consolidated financial statements – inclusive of comparative data – illustrating the effects that a standards-compliant treatment would have had on the balance sheet, income statement and net equity for 2012 and the first half of 2013, for which incorrect information was provided.

Banca Carige provided the market with the elements of information requested by Consob with a specific press release issued on 22 January 2014. In said press release, Banca Carige said that it did not agree with the judgment of non-compliance issued by Consob, noting that the Bank had already written down the goodwill of the banking CGUs in the interim financial report at 30 September 2013, with the consequent recognition of the impairment in its accounts, pointing out that the alleged non-compliance essentially regarded the measurement of items in the financial statements of a strictly evaluative nature, for which any restatement would have no monetary effect or impact on the regulatory capital of the Bank and the Group. However, in order to avoid any divergences with Consob concerning the interpretation and application of accounting standards, taking due account of the importance of the Bank in the capital markets, and in the spirit of its ongoing cooperation with the authorities, Banca Carige has decided to apply IAS 8 in the preparation of the 2013 consolidated financial statements, with reference to:

(a)	the measurement of the equity investment in the Bank of Italy, recognizing the interest at cost in the financial statements as at 31 December 2012 and earlier, rather than at the pro-rated value of the equity held (as Consob – in the above Ruling – considered the equity value as not reflective of its fair value);

(b)	information provided in the Explanatory Notes to the 2012 Consolidated Financial Statements, with reference to the impairment test on goodwill for the CGUs Banca Carige Italia and Banca del Monte di Lucca.

In light of the reasons given by the Bank during discussions with Consob and disclosure periodically provided to Consob and the market, the Bank -partly on the basis of opinions issued by highly reputed professionals- deems the risk of losing the civil case initiated by Consob unlikely and has therefore not proceeded with the re-statement of comparative data for 2013. Moreover, this evaluation is corroborated by other elements, including the preliminary status of judgment, the absence—in the writ of summons—of any indications concerning the amount of loan loss provisions required and nature of claims, with reference being made to choices which fall within the technical discretion of the preparer of the financial statements.

In light of the above, the Bank is confident that the Judicial Authority will confirm the fairness of its conduct and compliance of its financial statements with financial reporting standards.

A.3—INFORMATION ON TRANSFERS BETWEEN PORTFOLIOS OF FINANCIAL

ASSETS

If the Group had not taken the option of reclassifying the financial assets listed above, positive income components recorded for the year would have amounted to EUR 192 thousand instead of -EUR 38 thousand.

A.3.1 Reclassified financial assets: book value, fair value and effects on comprehensive income

					Income components in the absence of transfers (before tax)		Income components recognised during the period (before tax)
Type of financial instrument	Portfolio prior to transfer	Portfolio after transfer	Book value as at 31/12/14	Fair Value as at 31/12/14	From measurement	Other	From measurement	Other
Debt securities	HFT	AFS	4	4	—	265	15	(267)
Equity instruments	HFT	AFS	—	—	—	(2)	—	1
Units in UCITS	HFT	AFS	1,710	1,710	(229)	(208)	(53)	(121)
Debt securities	HFT	L&R	10,329	10,000	253	436	—	(823)
Debt securities	AFS	L&R	2,873	2,934	168	555	—	960

Total			14,916	14,648	192	1,046	(38)	(250)

A.3.4 Effective interest rate and cash flows expected from the reclassified assets

The reclassified debt securities portfolio in the Loans and Receivables category for an overall nominal amount of EUR 12.8 mln has an effective average interest rate of 1.9% with an expected cash flow estimated at EUR 13.8 mln.

A.4 – DISCLOSURES ON FAIR VALUE

Qualitative information

A.4.1 Fair value levels 2 and 3: valuation techniques and inputs used

When the market does not have a sufficient and continuous number of transactions, bid-ask spread and insufficiently contained volatility, which characterise level 1 of the fair value hierarchy, special valuation methods are used, including therein theoretical models which, largely making use of observable market parameters, can determine an appropriate fair value for financial instruments.

In the event no valuations of financial instruments from reliable sources are available (even if said prices are not characterised as effective market quotes), the fair value can be calculated by using valuation techniques which aim to ultimately establish the price the instrument would have had, at the valuation date, in a free exchange motivated by normal commercial considerations. These techniques include:

•	reference to market values indirectly related to the instrument to be valued and taken from similar instruments in terms of their risk characteristics (comparable approach);

•	valuations made by using, even only partially, inputs not taken from parameters observable on the market, for which use is made of estimates and assumptions made by the analyst (Mark to Model).

Choosing from the afore-mentioned methods is not optional, given these must be applied in hierarchical order: if, in particular, a price expressed by an active market is available, one of the other valuation approaches cannot be used.

More specifically, the guidelines used to attribute fair value levels 2 or 3 to the financial instruments are:

1.	Valuation Techniques (Comparable Approach) – Fair value level 2. The valuation is not based on significant prices of the financial instrument to be valued, but on indicative valuations available from reliable info-providers or on prices determined by using an appropriate calculation method (pricing model) and observable market parameters, including therein credit spreads taken from the official prices of substantially similar instruments in terms of risk factors. If calculation methods are used (pricing models) in the comparable approach, these allow the reproduction of the prices of financial instruments listed on active markets (calibration of the model) without including discretional parameters – i.e. parameters whose value cannot be deduced from prices of financial instruments on active markets or cannot be fixed on levels as such to replicate prices on active markets – in such a way as to influence the final valuation in a determining manner.

2.	Valuation Techniques (Mark to Model Approach) – Fair value level 3. Valuations are made by using different inputs, not all directly taken from observable market parameters and therefore entail estimates and assumptions by the analyst. In particular, this approach requires the valuation of the financial instrument to be conducted by using a calculation method (pricing model) which is based, among other things, on specific hypotheses or assumptions that, on the basis of the instrument to be valued, may concern:

•	the development of future cash flows, which may be affected by future events that may be attributed probabilities presumed from past experience or on the basis of behavioural hypotheses;

•	the level of specific input parameters not listed on active markets, for which information acquired from prices and spreads observed on the market is in any case preferred; where this is not available, past data on the specific risk of the underlying asset or specialised reports are used (e.g. reports prepared by rating agencies or primary market players);

•	the reference to all possible relevant information available, even accounting information, including therein, for example, the value of shareholders’ equity in the case of interests or shareholdings in unlisted companies.

A.4.2 Processes and sensitivity of valuations

The financial instruments included in level 3 of the fair value hierarchy comprised:

1.	the stakes held in the Bank of Italy amounting to EUR 302.4 mln;

2.	the equity instruments (minority interests in unlisted companies) valued at cost as a replacement for the fair value which cannot be measured reliably, amounting to EUR 26.3 mln and,

3.	the debt securities and equities in default or otherwise unlisted.

With reference to the stakes held in the Bank of Italy, it should be noted that – as detailed in the report drafted by the Bank at the request of the Ministry of Economy and Finance, with the help of a committee of experts, which is referred to for further details – the stakes’ recognised fair value, identified for an amount of EUR 7.5 bln equal to the Bank of Italy’s share capital following the share capital increase (corresponding to EUR 302.4 mln for the Banca Carige Group) may vary upon changes in the parameters used for fair value measurement(Beta, liquidity discount rate, risk-free rate, risk premium).18

Valuation methodologies, in which the significant input used could not be directly observed on the market (e.g. volatility), were adopted for some equity instruments coming from restructuring agreements involving significant debt.

A.4.3 Fair Value Hierarchy

With reference to the financial assets evaluated at fair value on a recurring basis, a quarterly analysis is performed for determining the characteristics of the individual securities in order to determine the correct allocation on a level of fair value.

If the stock exchanges that presented bid/ask quotations with a small bid/ask spread and with acceptable exchange volumes are reduced to less than three and the value can be estimated using internal models whose input are objectively observable on the market, a transfer is made from level 1 to level 2.

Conversely, if a loss of the conditions necessary for the financial asset to belong to level 1 or level 2 occurs, and if the price may be estimated via an internal model that makes use of at least one non-observable market input, the asset is classified in level 3 of the fair value.

[18]	The full report is available on the Bank of Italy’s website at the following address https://www.bancaditalia.it/media/notizie/aggiornam_quote_capitale_BdI/Valore_quote_capitale_BI.pdf

Quantitative information

A.4.5 Fair value hierarchy

A.4.5.1 Assets and liabilities measure at fair value on a recurring basis: breakdown by fair value levels

Financial assets/liabilities measured at fair value	31/12/2014			31/12/2013
	L1	L2	L3	L1	L2	L3
1. Financial assets held for trading	6,727	61,030	5	56,525	76,172	—
2. Financial assets at fair value through P&L	—	—	—	195,270	63,363	—
3. Available for sale financial assets	2,669,107	30,698	337,609	9,767,908	419,534	357,145
4. Hedging derivative assets	—	201,525	—	—	125,811	—
5. Property, plant and equipment	—	—	—	—	—	—
6. Intangible assets	—	—	—	—	—	—

Total	2,675,834	293,253	337,614	10,019,703	684,880	357,145

1. Financial liabilities held for trading	—	11,667	—	—	14,567	—
2. Financial liabilities at fair value through P&L	949,640	15,086	—	1,281,430	15,386	—
3. Hedging derivative liabilities	—	515,252	—	—	457,998	—

Total	949,640	542,005	—	1,281,430	487,951	—

Key

L1= level 1

L2=level 2

L3=level 3

A.4.5.2 Annual changes in assets measured at fair value on a recurring basis (level 3)

	Financial assets held for trading	Financial assets at fair value through P&L	Financial assets available for sale	Hedging derivatives	Tangible assets	Intangible assets
A. Opening balance	—	—	357,145	—	—	—

2. Increases	11	—	20,046	—	—	—
2.1. Purchasing	—	—	3,665	—	—	—
2.2. Profits recognized in
2.2.1. P&L	—	—	11,632	—	—	—
Unreal. Gains	—	—	11,632	—	—	—
2.2.2. Equity	X	X	16	—	—	—
2.3. Transfer from/to other levels (+)	7	—	1,853	—	—	—
2.4. Other increases	4	—	2,880	—	—	—

3. Decreases	6	—	39,582	—	—	—
3.1. Selling	—	—	29,987	—	—	—
3.2. Refunds	—	—	5,302	—	—	—
3.3. Losses recognized in:
3.3.1. P&L	—	—	1,533	—	—	—
Unreal. Loss.	—	—	1,533	—	—	—
3.3.2 Equity	X	X	210	—	—	—
3.4. Transfer from/to other levels (-)	—	—	—	—	—	—
3.5. Other decreases	6	—	2,550	—	—	—

4. Closing balances	5	—	337,609	—	—	—

A.4.5.4 Assets and liabilities not measured at fair value or measured at fair value on a non-recurring basis: distributions for levels of fair value

Financial assets/liabilities measured at fair value
	31/12/2014				31/12/2013
measured at fair value on a non-recurring basis	BV	L1	L2	L3	BV	L1	L2	L3
1. Held-to-maturity investments	—	—	—	—	—	—	—	—
2. Due from banks	754,732	3,975	737,644	13,195	1,218,989	6,263	1,173,150	39,534
3. Loans to customers	23,682,831	—	21,502,776	3,895,250	25,476,359	—	23,398,595	3,642,876
4. Available for sale financial assets	126,347	—	144,898	—	312,611	—	321,623	34,968
5. Non-current assets classified as held for sale	6,854,768	5,363,318	530,484	149	—	—	—	—
Total	31,418,678	5,367,293	22,915,802	3,908,594	27,007,959	6,263	24,893,368	3,717,378
1. Due to banks	1,877,094	—	1,759,612	—	8,161,242	—	8,027,511	—
2. Due to customers	17,332,987	—	17,294,044	—	14,817,367	—	14,768,115	9,890
3. Debt certificates including bonds	8,121,888	7,173,766	833,729	102,210	9,217,979	8,163,550	862,201	48,518
4. Liabilities included in disposal group classified as hfs	6,474,615	207,721	—	—	—	—	—	—
Total	33,806,584	7,381,487	19,887,385	102,210	32,196,588	8,163,550	23,657,827	58,408

Key

L1= level 1

L2=level 2

L3=level 3

A.5 – DISCLOSURE ON “DAY ONE PROFIT/LOSS”

Paragraph 28 of IFRS 7 regulates the specific case of purchase/sale of an unlisted financial instrument on an active market, where the price of the transaction, which generally represents the best estimate of initial recognition fair value, differs from the fair value determined according to measurement techniques adopted by the entity on recognition of the instrument itself.

In this case, a gain/loss is achieved on purchase for which adequate disclosures must be made by financial instrument class as regards the accounting method adopted for that difference, with an indication of any overall difference still to be recognised to the income statement at the beginning and end of the year and the related reconciliation of balance changes.

There are no such cases in the consolidated financial statements.

ASSETS

SECTION 1

CASH AND CASH EQUIVALENTS—ITEM 10

1.1 Cash and cash equivalents

	31/12/2014	31/12/2013
a) Cash	329,394	339,280
b) Demand deposits with Central banks	—	—

Total	329,394	339,280

SEZIONE 2

FINANCIAL ASSETS HELD FOR TRADING – ITEM 20

2.1 Financial assets held for trading: product breakdown

	31/12/2014			31/12/2013
	L1	L2	L3	L1	L2	L3
A. Balance-sheet assets
1. Debt securities	5,101	—	5	17,895	6,545	—
1.1 Structured securities	—	—	—	—	6,304	—
1.2 Other	5,101		5	17,895	241	—
2. Equity instruments	32	—	—	35	—	—
3. Units in investment funds	1,591	—	—	38,572	—	—
4. Loans	—	—	—	—	—	—
4.1 Repos	—	—	—	—	—	—
4.2 Other	—	—	—	—	—	—

Total (A)	6,724	—	5	56,502	6,545	—

B. Derivative instruments
1. Financial derivatives:	5	61,028	—	23	69,627	—
1.1 Trading	5	8,604	—	23	24,536	—
1.2 Related to fair value option assets / liabilities	—	52,424	—	—	45,091	—
1.3 Other	—	—	—	—	—	—
2. Credit derivatives:	—	—	—	—	—	—
2.1 Trading	—	—	—	—	—	—
2.2 Related to fair value option assets / liabilities	—	—	—	—	—	—
2.3 Other	—	—	—	—	—	—

Total (B)	5	61,028	—	23	69,627	—

Total (A+B)	6,729	61,028	5	56,525	76,172	—

Assets held for trading belonging to the Insurance companies, included in the item “Non-current assets and groups of assets held for sale” line as at 31 December 2014, amounted to EUR 6,305 thousand as at 31 December 2013.

2.1 Financial assets held for trading: product breakdown

2.1.1 Pertaining to the banking group

	31/12/2014			31/12/2013
	L1	L2	L3	L1	L2	L3
A. Balance-sheet assets
1. Debt securities	5,101	—	5	17,895	240	—
1.1 Structured securities	—	—	—	—	—	—
1.2 Other	5,101		5	17,895	240	—
2. Equity instruments	32	—	—	35	—	—
3. Units in investment funds	1,591	—	—	38,572	—	—
4. Loans	—	—	—	—	—	—
4.1 Repos	—	—	—	—	—	—
4.2 Other	—	—	—	—	—	—

Total (A)	6,724	—	5	56,502	240	—

B. Derivative instruments
1. Financial derivatives:	5	61,028	—	23	69,627	—
1.1 Trading	5	8,604	—	23	24,536	—
1.2 Related to fair value option assets / liabilities	—	52,424	—	—	45,091	—
1.3 Other	—	—	—	—	—	—
2. Credit derivatives:	—	—	—	—	—	—
2.1 Trading	—	—	—	—	—	—
2.2 Related to fair value option assets / liabilities	—	—	—	—	—	—
2.3 Other	—	—	—	—	—	—

Total (B)	5	61,028	—	23	69,627	—

Total (A+B)	6,729	61,028	5	56,525	69,867	—

2.2 Financial instruments held for trading: breakdown by debtors/issuers

Items/Values	31/12/2014	31/12/2013
A. Financial assets (non-derivatives)
1. Debt securities	5,106	24,440
a) Governments and central banks	4,940	17,657
b) Other public-sector entities	—	54
c) Banks	161	6,719
d) Other issuers	5	10

2. Equity instruments	32	35
a) Banks	—	—
b) Other issuers:	32	35
- Insurance companies	—	—
- Financial companies	1	2
- Non-financial companies	33	33
- Other	—	—

3. Units investment funds	1,591	38,572

4. Loans	—	—
a) Governments and Central Banks	—	—
b) Other public-sector entities	—	—
c) Banks	—	—
d) Other issuers	—	—

Total A	6,729	63,047

B. Derivative instruments
a) Banks	53,216	56,975
- Fair value	53,216	56,975
b) Customers	7,817	12,675
- Fair value	7,817	12,675

Total B	61,033	69,650

Total (A+B)	67,762	132,697

2.3 Financial assets held for trading: annual changes

	Debt securities	Equity instruments	Units in investments funds	Loans	Total
A. Gross opening balance	24,440	35	38,572	—	63,047

B. Increases	691,095	4,925	33,768	—	729,788
B.1 Purchases	689,849	4,861	33,566	—	728,276
B.2 Positive changes in fair value	49	1	—	—	50
B.3 Other changes	1,197	63	202	—	1,462

C. Decreases	710,429	4,928	70,749	—	786,106
C.1 Sales	695,900	4,841	70,734	—	771,475
C.2 Redemptions	6,606	—	—	—	6,606
C.3 Negative changes in fair value	10	2	2	—	14
C.4 Transfers to other portfolios	—	—	—	—	—
C.5 Other changes	7,913	85	13	—	8,011

D. Closing balances	5,106	32	1,591	—	6,729

SEZIONE 3

FINANCIAL ASSETS DESIGNATED AT FAIR VALUE THROUGH PROFIT AND LOSS – ITEM 30

3.1 Financial assets at fair value through profit or loss: product breakdown

	Total			Total
Items/Values	L1	L2	L3	L1	L2	L3
1. Debt securities	—	—	—	—	63,363	—
1.1 Structured securities	—	—	—	—	63,363	—
1.2 Other debt securities	—	—	—	—	—	—
2. Equity instruments	—	—	—	—	—	—
3. Units in investment funds	—	—	—	181,615	—	—
4. Loans	—	—	—	13,655	—	—
4.1 Structured	—	—	—	—	—	—
4.2 Other	—	—	—	13,655	—	—

Total	—	—	—	195,270	63,363	—

Cost	—	—	—	179,324	86,701	—

Financial assets designated at fair value belonging to the Insurance companies which were included in the item “Non-current assets and groups of assets held for sale” as at 31 December 2014, amounted to EUR 258,633 thousand as at 31 December 2013 and accounted for the total amount of the item.

3.2 Financial assets at fair value: breakdown by issuer/borrower

Items/Values	31/12/2014	31/12/2013
1. Debt securities	—	63,363
a) Governments and central banks	—	—
b) Other public-sector entities	—	—
c) Banks	—	63,363
d) Other issuers	—	—

2. Equity instruments	—	—
a) Banks	—	—
b) Other issuers:	—	—
- insurance companies	—	—
- financial companies	—	—
- non-financial companies	—	—
- other	—	—
3. Units investment funds	—	181,615

4. Loans	—	13,655
a) Governments and central banks	—	—
b) Other public-sector entities	—	—
c) Banks	—	13,655
d) Other entities	—	—

Total	—	258,633

3.3 Financial assets designated at fair value: annual changes

	Debt securities	Equity instruments	Units in investment funds	Loans	Total
A. Opening balance	63,363	—	181,615	13,655	258,633

B. Increases	—	—	—	—	—
B.1 Purchases	—	—	—	—	—
B.2 Positive changes in fair value	—	—	—	—	—
B.3 Other changes	—	—	—	—	—

C. Reductions	63,364	—	181,615	13,654	258,633
C.1 Sales	—	—	—	—	—
C.2 Redemptions	—	—	—	—	—
C.3 Negative changes in fair value	—	—	—	—	—
C.4 Other changes	63,364	—	181,615	13,654	258,633

D. Closing balance	—	—	—	—	—

SECTION 4

FINANCIAL ASSETS AVAILABLE FOR SALE – ITEM 40

4.1 Available-for-sale financial instruments: product breakdown

	31/12/2014			31/12/2013
Items/Values	L1	L2	L3	L1	L2	L3
1. Debt securities	2,662,601	28,870	—	9,718,983	396,750	2,461
1.1 Structured securities	—	—	—	—	—	—
1.2 Other	2,662,601	28,870	—	9,718,983	396,750	2,461
2. Equity instruments	168	—	332,855	7,578	—	353,277
2.1 Designated at fair value	168	—	306,535	7,578	—	309,946
2.2 Recognised at cost	—	—	26,320	—	—	43,331
3. Units investment funds	6,338	1,828	4,754	41,347	22,784	1,407
4. Loans	—	—	—	—	—	—

Total	2,669,107	30,698	337,609	9,767,908	419,534	357,145

Financial assets available for sale belonging to the Insurance companies, included in the item “Non-current assets and groups of assets held for sale” as at 31 December 2014, amounted to EUR 4,294,763 thousand as at 31 December 2013.

Equity instruments for which the fair value cannot be reliably determined are designated at cost.

4.1 Available-for-sale financial instruments: product breakdown

4.1.1 Pertaining to the banking group

	31/12/2014			31/12/2013
Items/Values	L1	L2	L3	L1	L2	L3
1. Debt securities	2,662,601	28,870	—	5,787,098	42,133	1,080
1.1 Structured securities	—	—	—	—	—	—
1.2 Other	2,662,601	28,870	—	5,787,098	42,133	1,080
2. Equity instruments	168	—	332,855	2,829	—	352,719
2.1 Designated at fair value	168	—	306,535	2,829	—	309,395
2.2 Recognised at cost	—	—	26,320	—	—	43,324
3. Units investment funds	6,338	1,828	4,754	39,774	22,784	1,407
4. Loans	—	—	—	—	—	—

Total	2,669,107	30,698	337,609	5,829,701	64,917	355,206

4.2 Available-for-sale financial assets: breakdown by issuer / borrower

Items/Values	31/12/2014	31/12/2013
1. Debt securities	2,691,471	10,118,194
a) Governments and central banks	2,655,675	8,893,330
b) Other public-sector entities	—	—
c) Banks	35,796	539,580
d) Other issuers	—	685,284

2. Equity instruments	333,023	360,855
a) Banks	320,934	323,472
b) Other issuers:	12,089	37,383
- insurance companies	—	422
- financial companies	5,721	6,313
- non-financial companies	6,363	30,647
- other	5	1

3. Units in investment funds (including Private Equity funds)	12,920	65,538

4. Loans	—	—
a) Governments and Central Banks	—	—
b) Other public-sector entities	—	—
c) Banks	—	—
d) Other entities	—	—

Total	3,037,414	10,544,587

4.3 Available-for-sale financial instruments: assets subject to micro hedging

Items/Values	31/12/2014	31/12/2013
1. Financial instruments subject to fair value micro hedging	182,253	369,568
a) Interest rate risk	182,253	369,568
b) currency risk	—	—
c) credit risk	—	—
d) multiple risks	—	—

2. Financial instruments subject to cash flow micro hedging	—	—
a) interest rate risk	—	—
b) currency risk	—	—
c) other	—	—

Total	182,253	369,568

The figures in the above table refer entirely to the Banking Group.

4.4 Available-for-sale financial assets: annual changes

	Debt securities	Equity instruments	Units in investment funds	Loans	Total
A. Opening balance	10,118,194	360,855	65,538	—	10,544,587

B. Increases	4,765,112	21,310	4,248	—	4,790,670
B.1 Purchases	4,572,922	3,611	2,611	—	4,579,144
B.2 Positive changes in fair value	22,600	73	281	—	22,954
B.3 Write-backs	—	—	—	—	—
- related to P&L	—	X	—	—	—
- related to Equity	—	—	—	—	—
B.4 Transfers from other portfolios	—	—	—	—	—
B.5 Other changes	169,590	17,626	1,356	—	188,572

C. Decreases	12,191,835	49,142	56,866	—	12,297,843
C.1 Sales	5,620,080	36,717	54,081	—	5,710,878
C.2 Redemptions	2,110,415	4,302	—	—	2,114,717
C.3 Negative changes in fair value	3,133	51	89	—	3,273
C.4 Impairment write-downs	87	1,276	88	—	1,451
- through profit or loss	87	1,276	88	—	1,451
- in equity	—	—	—	—	—
C.5 Transfers to other portfolios	—	—	—	—	—
C.6 Other changes	4,458,120	6,796	2,608	—	4,467,524

D. Closing balances	2,691,471	333,023	12,920	—	3,037,414

SECTION 6

DUE FROM BANKS – ITEM 60

6.1 Due from banks: product breakdown

	Total 31/12/2014				Total 31/12/2013
		FV				FV
Type of transaction / Values	BV	Level 1	Level 2	Level 3	BV	Level 1	Level 2	Level 3
A. Loans to Central Banks	85,147	—	85,147	—	186,038	—	186,038	—
1. Time deposits	—	X	X	X	—	X	X	X
2. Compulsory reserves	85,147	X	X	X	186,038	X	X	X
3. Repos	—	X	X	X	—	X	X	X
4. Other	—	X	X	X	—	X	X	X
B. Loans to banks	669,585	3,975	652,497	13,195	1,032,951	6,263	987,112	39,534
1. Loans	659,709	-	652,197	7,761	923,111	—	915,502	7,607
1.1 Current accounts and demand deposits	195,058	X	X	X	603,039	X	X	X
1.2 Time deposits	—	X	X	X	—	X	X	X
1.3 Other loans:	464,651	X	X	X	320,072	X	X	X
- Repos	—	X	X	X	—	X	X	X
- Finance leases	—	X	X	X	—	X	X	X
- Other	464,651	X	X	X	320,072	X	X	X
2. Debts securities	9,876	3,975	300	5,434	109,840	6,263	71,610	31,927
2.1 Structured	—	X	X	X	—	X	X	X
2.2 Other	9,876	X	X	X	109,840	X	X	X

Total	754,732	3,975	737,644	13,195	1,218,989	6,263	1,173,150	39,534

Key

FV = Fair value

BV = Book value

Loans to banks belonging to the Insurance companies and other entities, included in the item “Non-current assets and groups of assets held for sale” as at 31 December 2014, amounted to EUR 30,664 thousand as at 31 December 2013.

6.1 Due from banks: product breakdown

6.1.1 Pertaining to the banking group

	Total 31/12/2014				Total 31/12/2013
		FV				FV
Type of transaction / Values	BV	Level 1	Level 2	Level 3	BV	Level 1	Level 2	Level 3
A. Loans to Central Banks	85,147	—	85,147	—	186,038	—	186,038	—
1. Time deposits	—	X	X	X	—	X	X	X
2. Compulsory reserves	85,147	X	X	X	186,038	X	X	X
3. Repos	—	X	X	X	—	X	X	X
4. Other	—	X	X	X	—	X	X	X
B. Loans to banks	669,585	3,975	652,497	13,195	1,002,287	3,897	957,089	39,534
1. Loans	659,711	—	652,197	7,761	922,850	—	915,241	7,607
1.1 Current accounts and demand deposits	195,057	X	X	X	602,778	X	X	X
1.2 Time deposits	—	X	X	X	—	X	X	X
1.3 Other loans:	464,651	X	X	X	320,072	X	X	X
- Repos	—	X	X	X	—	X	X	X
- Finance leases	—	X	X	X	—	X	X	X
- Other	464,651	X	X	X	320,072	X	X	X
2. Debts securities	9,876	3,975	300	5,434	79,437	3,897	41,848	31,927
2.1 Structured	—	X	X	X	—	X	X	X
2.2 Other	9,876	X	X	X	79,437	X	X	X

Total	754,732	3,975	737,644	13,195	1,188,325	3,897	1,143,127	39,534

6.2 Due from banks subject to micro-hedging

	31/12/2014	31/12/2013
1. Loans and receivables subject to micro-hedging of fair value	—	48,223
a) interest rate risk	—	48,223
b) currency risk	—	—
c) credit risk	—	—
d) multiple risks	—	—

2. Loans and receivable subject to micro-hedging of cash-flow	—	—
a) interest rate risk	—	—
b) currency risk	—	—
c) expected transaction	—	—
d) other hedged activities	—	—

Total	—	48,223

The figures in the above table refer entirely to the Banking Group.

SECTION 7

LOANS TO CUSTOMERS – ITEM 70

7.1 Loans to customers: product breakdown

Type of transaction / Values	Total 31/12/2014						Total 31/12/2013
	Book Value			Fair Value			Book Value			Fair Value
	Performing	Impaired		L1	L2	L3	Performing	Impaired		L1	L2	L3
		Purchased	Other					Purchased	Other
Loans	19,786,015	9,631	3,883,957	—	21,499,038	3,895,250	21,743,272	14,873	3,618,765	—	23,300,377	3,642,876
1. Current accounts	2,095,633	1,628	450,890	X	X	X	2,624,426	2,195	407,145	X	X	X
2. Repos	3,699,294	—	—	X	X	X	2,676,576	—	—	X	X	X
3. Mortgages	10,990,798	7,363	2,876,857	X	X	X	12,375,902	11,745	2,540,910	X	X	X
4. Credit cards and personal loans, incl. wage assignment loans	90,751	—	2,776	X	X	X	634,324	—	8,836	X	X	X
5. Financial leasing	616,515	—	126,039	X	X	X	643,074	—	157,706	X	X	X
6. Factoring	53,549	151	47,141	X	X	X	80,123	143	52,863	X	X	X
7. Other loans	2,239,475	489	380,254	X	X	X	2,708,847	790	451,305	X	X	X
Debts securities	3,228	—	—	—	3,738	—	99,449	—	—	—	98,218	—
8 Structured	—	—	—	X	X	X	—	—	—	X	X	X
9 Other	3,228	—	—	X	X	X	99,449	—	—	X	X	X

Total	19,789,243	9,631	3,883,957	—	21,502,776	3,895,250	21,842,721	14,873	3,618,765	-	23,398,595	3,642,876

Loans to customers belonging to the Insurance companies and other entities, included in the item “Non-current assets and groups of assets held for sale” as at 31 December 2014, amounted to EUR 178,098 as at 31 December 2013.

7.1 Loans to customers: product breakdown

7.1.1 Pertaining banking group

Type of transaction / Values	Total 31/12/2014						Total 31/12/2013
	Book Value			Fair Value			Book Value			Fair Value
	Performing	Impaired		L1	L2	L3	Performing	Impaired		L1	L2	L3
		Purchased	Other					Purchased	Other
Loans	19,786,015	9,631	3,883,957	—	21,499,038	3,895,250	21,637,973	14,873	3,618,765	—	23,195,078	3,642,876
1. Current accounts	2,095,633	1,628	450,890	X	X	X	2,624,244	2,195	407,145	X	X	X
2. Repos	3,699,294	—	—	X	X	X	2,676,576	—	—	X	X	X
3. Mortgages	10,990,798	7,363	2,876,857	X	X	X	12,375,902	11,745	2,540,910	X	X	X
4. Credit cards and personal loans, incl. wage assignment loans	90,751	—	2,776	X	X	X	632,671	—	8,836	X	X	X
5. Financial leasing	616,515	—	126,039	X	X	X	643,074	—	157,706	X	X	X
6. Factoring	53,549	151	47,141	X	X	X	80,123	143	52,863	X	X	X
7. Other loans	2,239,475	489	380,254	X	X	X	2,605,385	790	451,305	X	X	X
Debts securities	3,228	—	—	—	3,738	—	26,650	—	—	—	24,631	—
8 Structured	—	—	—	X	X	X	—	—	—	X	X	X
9 Other	3,228	—	—	X	X	X	26,650	—	—	X	X	X

Total	19,789,243	9,631	3,883,957	—	21,502,776	3,895,250	21,664,623	14,873	3,618,765	—	23,219,709	3,642,876

7.2 Loans and receivables with customers: breakdown by issuer / borrower

	31/12/2014			31/12/2013
		Impaired			Impaired
Type of transaction / Values	Performing	Purchased	Other	Performing	Purchased	Other
1. Debt securities issued by	3,227	—	—	99,449	—	—
a) Governments	—	—	—	31,700	—	—
b) Other public-sector entities	753	—	—	877	—	—
c) Other issuers	2,474	—	—	66,872	—	—
- non-financial companies	—	—	—	—	—	—
- financial companies	2,474	—	—	63,963	—	—
- insurance companies	—	—	—	—	—	—
- other	—	—	—	2,909	—	—

2. Loans to:	19,786,016	9,631	3,883,957	21,743,272	14,873	3,618,765
a) Governments	121,894	—	—	160,421	—	—
b) Other public-sector entities	822,551	—	674	914,865	—	7,565
c) Other entities	18,841,571	9,631	3,883,283	20,667,986	14,873	3,611,200
- non-financial companies	8,094,598	4,969	3,041,585	10,288,490	9,051	2,942,530
- financial companies	4,842,309	—	184,280	3,692,683	—	79,157
- insurance companies	—	—	—	—	—	—
- other	5,904,663	4,662	657,418	6,686,813	5,822	589,513

Total	19,789,243	9,631	3,883,957	21,842,721	14,873	3,618,765

7.3 Loans to customers subject to micro-hedging

	31/12/2014	31/12/2013
1. Loans and receivables subject to micro-hedging of fair value:	558,654	514,552
a) Interest rate risk	558,654	514,552
b) Currency risk	—	—
c) Credit risk	—	—
d) Multiple risks	—	—

2. Loans and receivables subject to micro-hedging of cash flows	—	—
a) Interest rate risk	—	—
b) Currency risk	—	—
c) Expected transaction	—	—
d) Other hedging activities	—	—

Total	558,654	514,552

The figures in the above table refer entirely to the Banking Group.

7.4 Financial leases

Amounts for financial lease transactions net of write-downs are shown in Table 7.1 for EUR 771,516 thousand (EUR 742,554 thousand of which recognised in item 5 and EUR 28,962 thousand referring to receivables on leases in progress included under Item 7). Non-performing financial leases amount to EUR 137,461 thousand, EUR 126,039 thousand of which are shown under item 5, and EUR 11,422 thousand under item 7 of table 7.1.

Total gross leasing investment amounts to EUR 1,322,344 thousand, whereas total implicit receivables, gross of write-downs, total EUR 784,503 thousand and are broken down into the following categories:

	Initial gross investment	Gross implicit receivables
motor vehicles	30,732	9,670
equipment, plant and machinery	207,049	102,207
residential properties	470,457	285,618
industrial properties	587,106	378,561
boats	23,530	7,988
intangible assets (trademarks)	3,470	459

Total	1,322,344	784,503

The breakdown by residual life is:

Breakdown by remaining lease term	due	up to 1 year	between 1 and 5 years	over 5 years	indefinite	Total
Total gross leasing investment	537,841	68,014	228,709	416,274	71,506	1,322,344
Gross outstanding implicit receivables		68,014	228,709	416,274	71,506	784,503

Financial statement write-downs on loans deriving from leasing transactions totalled EUR 80,355 thousand.

Potential lease instalments were recorded during the year (involving the periodic index linking of interest), recognised as charges for the year for a total of EUR 13,188 thousand.

SECTION 8

HEDGING DERIVATIVES – ITEM 80

8.1 Hedging derivatives: breakdown by hedging type and fair value hierarchy

	FV 31/12/2014				FV 31/12/2013
				NV				NV
	L1	L2	L3	31/12/2014	L1	L2	L3	31/12/2013
A) Financial derivatives
1) Fair value	—	201,525	—	2,933,106	—	125,788	—	2,105,942
2) Cash flows	—	—	—	—	—	23	—	—
3) Net investment in foreign subsidiaries	—	—	—	—	—	—	—	—

B) Credit derivatives
1) Fair value	—	—	—	—	—	—	—	—
2) Cash flows	—	—	—	—	—	—	—	—

Total	—	201,525	—	2,933,106	—	125,811	—	2,105,942

Key:

FV = fair value

NV = notional value

The figures in the above table refer entirely to the Banking Group.

8.2 Hedging derivatives: breakdown by hedged assets and risk

	Fair value hedges						Cash-flow hedges
	Micro					Macro	Micro	Macro	Net Investments on foreign subsidiaries
Transaction / Type of hedging	Interest rate risk	Currency risk	Credit risk	Price risk	Multiple risk
1.Available-for-sale financial instruments	—	—	—	—	—	x	—	x	x
2. Loans and receivables	—	—	—	x	—	x	—	x	x
3.Held-to-maturity investments	x	—	—	x	—	x	—	x	x
4. Portfolio	x	x	x	x	x	—	x	—	x
5. Other	—	—	—	—	—	x	—	x	—

Total assets	—	—	—	—	—	—	—	—	—

1. Financial liabilities	201,092	—	—	x	—	x	—	x	x
2. Portfolio	x	x	x	x	x	—	x	—	x

Total liabilities	201,092	—	—	—	—	—	—	—	—

1.Highly probable transactions	x	x	x	x	x	x	—	x	x
2. Financial assets and liabilities portfolio	x	x	x	x	x	433	x	—	—

SECTION 10

EQUITY INVESTMENTS – ITEM 100

10.1 Equity investments: information on investment relationships

	Registered Office	Operating office	Type of relationship	Shareholding relationship		Availability of votes (%)
Company Name				held by	Shareholding %
A. Subsidiaries subject to joint control
B. Companies subject to significant influence
1 Autostrada dei Fiori SpA	Savona	Savona	Significant influence	Banca Carige SpA	16.62
				C. R. Savona SpA	4.00
2. Nuova Erzelli Srl	Genoa	Genoa	Significant influence	Banca Carige SpA	40.00

10.2 Significant interests: book vale, fair value and dividends earned

Company Name	Book value (1)	Fair value (2)	Dividends earned
A. Subsidiaries	346,151
1. Cassa di Risparmio di Savona SpA	231,386	—	—
2. Banca del Monte di Lucca SpA	49,239	—	—
3. Cassa di Risparmio di Carrara SpA	65,526	—	—

B. Subsidiaries subject to joint control

C. Companies subject to significant influence	91,205
1. Autostrada dei Fiori SpA	91,205		4,021

Total	437,356	—	4,021

(1)	The reported book value is the value show in the Parent Company’s separate financial statements, which is netted off in consolidation
(2)	The fair value is only shown for listed securities

10.3 Significant interests: accounting information

Company Name	Cash and cash equivalents	Financial assets	Non- financial assets	Financial liabilities	Non- financial liabilities	Total revenues (1)	Net Interest Income	Valuation adjustments to tangible and intangible assets:	Profit (loss) before tax from continuing operations	Profit (loss) after tax from continuing operations	Profit (loss) after tax from groups of assets held for sale	Net profit (loss) for the period (1)	Other comprehensive income, after tax (2)	Total comprehensive income (3) = (1) + (2)
A.Subsidiaries
1. Cassa di Risparmio di Savona SpA	25,021	1,613,919	105,797	1,530,459	61,447	66,098	39,071	(841)	(9,080)	(3,579)	—	(3,579)	(1,348)	(4,927)
2. Banca del Monte di Lucca SpA	13,238	815,227	61,964	772,458	28,377	28,382	17,406	(520)	(10,645)	(5,991)	—	(5,991)	(589)	(6,580)
3. Cassa di Risparmio di Carrara SpA	16,461	1,127,393	73,795	1,061,304	60,760	40,108	22,867	(780)	(13,859)	(8,375)	—	(8,375)	(1,368)	(9,743)
B.Subsidiaries subject to joint control
C. Companies subject to significant influence
1. Autostrada dei Fiori SpA (2)	32,800	328,774	374,858	30,000	254,182	167,762	(5,276)	(1,325)	34,090	26,665	—	26,706	—	26,706
Total

(1)	Total revenues means the total of item 120 “Net interest and other banking income” in the separate income statement
(2)	Figures taken from the draft financial statements as at 31/12/2014 drawn up by the Directors

10.4 Non-significant interests: accounting information

Company Name	Book value of equity investments	Total assets	Total liabilities	Total revenues	Profit (loss) after tax from continuing operations	Profit (loss) after tax from groups of assets held for sale	Net profit (loss) for the period (1)	Other comprehensive income, after tax (2)	Total comprehensive income (3) = (1) + (2)
Companies subject to joint control
Companies subject to significant influence
1. Nuova Erzelli Srl (1)	1,277	3,066	22	—	(2,457)	—	(2,505)	—	(2,505)

(1)	Figures taken from the financial statements as at 31/12/2013 (latest financial statements approved)

10.5 Equity investments: changes in the year

	31/12/2014	31/12/2013
A. Opening balance	91,552	90,164

B. Increases	1,987	1,388
B.1 Purchases	—	—
B.2 Write-backs
B.3 Revaluations	—	—
B.4 Other increases	1,987	1,388

C. Decreases	1,057	—
C.1 Disposals	—	—
C.2 Write-downs	1,052	—
C.3 Other decreases	5	—

D. Closing balance	92,482	91,552

E. Total revaluation

F. Total write-downs	1,052	—

Details of the changes are as follows:

BANKING GROUP
B. INCREASES
OTHER INCREASES
AUTOSTRADA DEI FIORI SPA
Increase due to application of equity method based on 2014 reporting package	1,927
NUOVA ERZELLI Srl
Capitalization loan granted	60

Total other increases	1,987

C. DECREASES
VALUE ADJUSTMENTS
NUOVA ERZELLI Srl	1,052

Total value adjustments	1,052

INSURANCE COMPANIES
C. DECREASES
OTHER DECREASES
SPORT E SICUREZZA SRL	5
Decrease due to classification as non-current assets and disposal groups held for sale

Total other decreases	5

SECTION 11

TECHNICAL INSURANCE RESERVES REASSURED WITH THIRD PARTIES – ITEM 110

11.1 Reinsured portion of technical reserves: breakdown

	31/12/2014	31/12/2013
A. Non-life business	—	100,650
A1. Provision for unearned premiums	—	6,605
A2. Provision for outstanding claims	—	94,045
A3. Other insurance provisions	—	—

B. Life business	—	54,583
B1. Mathematical provisions	—	50,866
B2. Provision for outstanding claims	—	3,261
B3. Other insurance provisions	—	456

C. Provision for policies where the investment risk is borne by the policyholders	—	—
C1. Provision for policies where the performance is connected to investment funds and market indices	—	—
C2. Provision for pension funds	—	—

D. Total amounts ceded to reinsurers from insurance reserves	—	155,233

Reinsurers’ share of technical reserves belonging to the Insurance companies as at 31 December 2014 are posted to the item “Non-current assets and groups of assets held for sale”.

SECTION 12

PROPERTY AND EQUIPMENT – ITEM 120

12.1 Property and equipment used in the business: breakdown of assets carried at cost

Activities/Values	Total 31/12/2014	Total 31/12/2013
1.1 Owned assets	641,382	751,736
a) land	226,681	268,556
b) buildings	354,103	415,869
c) office furniture and fittings	3,088	6,378
d) electronic systems	17,583	18,485
e) other	39,927	42,448
1.2 Leased assets	2,031	6,530
a) land	—	1,889
b) buildings	—	1,799
c) office furniture and fittings	—	—
d) electronic systems	2,031	2,842
e) other	—	—

Total	643,413	758,266

Property, plant and equipment used in the business belonging to the Insurance companies and other entities, included in the item “Non-current assets and groups of assets held for sale” as at 31 December 2014, amounted to EUR 98,190 thousand as at 31 December 2013.

12.1 Property and equipment used in the business: breakdown of assets carried at cost

12.1.1 Pertaining banking group

Activities/Values	Total 31/12/2014	Total 31/12/2013
1.1 Owned assets	641,382	654,045
a) land	226,681	228,564
b) buildings	354,103	362,304
c) office furniture and fittings	3,088	3,421
d) electronic systems	17,583	17,878
e) other	39,927	41,878
1.2 Leased assets	2,031	6,031
a) land	—	1,707
b) buildings	—	1,482
c) office furniture and fittings	—	—
d) electronic systems	2,031	2,842
e) other	—	—

Total	643,413	660,076

12.2 Property and equipment: breakdown of assets carried at cost

		Total 31/12/2014				Total 31/12/2013
Activities/Values	Book value	Fair value			Book value	Fair value
		L1	L2	L3		L1	L2	L3
1. Owned assets	126,347	—	144,898	—	312,611	—	321,623	34,968
a) land	57,600	—	57,600	—	139,677	—	146,736	16,332
b) buildings	68,747	—	87,298	—	172,934	—	174,887	18,636
2. Leased assets	—	—	—	—	—	—	—	—
a) land	—	—	—	—	—	—	—	—
b) buildings	—	—	—	—	—	—	—	—

Total	126,347	—	144,898	—	312,611	—	321,623	34,968

Property, plant and equipment held for investment purposes belonging to the Insurance companies and other entities, included in the “Non-current assets and groups of assets held for sale” line item as at 31 December 2014, amounted to EUR 190,301 thousand as at 31 December 2013.

12.2 Property and equipment: breakdown of assets carried at cost

12.2.1 Pertaining banking group

		Total 31/12/2014				Total 31/12/2013
Activities/Values	Book value	Fair value			Book value	Fair value
		L1	L2	L3		L1	L2	L3
1. Owned assets	126,347	—	144,898	—	122,310	—	144,711	—
a) land	57,600	—	57,600	—	56,716	—	60,834	—
b) buildings	68,747	—	87,298	—	65,594	—	83,877	—
2. Leased assets	—	—	—	—	—	—	—	—
a) land	—	—	—	—	—	—	—	—
b) buildings	—	—	—	—	—	—	—	—

Total	126,347	—	144,898	—	122,310	—	144,711	—

12.5 Tangible assets used in the business: annual changes

Activities/Values	Land	Buildings	Furniture	Electronic system	Other	Total
A. Gross opening balance	270,445	485,792	41,527	81,735	94,544	974,043
A.1 Total net reduction value	—	(68,124)	(35,148)	(60,408)	(52,097)	(215,777)

A.2 Net opening balance	270,445	417,668	6,379	21,327	42,447	758,266

B. Increase	342	2,646	770	6,999	2,908	13,665
B.1 Purchase	342	1,298	770	6,999	2,908	12,317
B.2 Capitalised expenditure on improvements	—	1,348	—	—	—	1,348
B.3 Write-backs	—	—	—	—	—	—
B.4 Posit. changes in fair value allocated to:	—	—	—	—	—	—
- a) net equity	—	—	—	—	—	—
- b) profit & loss	—	—	—	—	—	—
B.5 Exchange difference	—	—	—	—	—	—
B.6 Transfer from investment properties	—	—	—	—	—	—
B.7 Other adjustment	—	—	—	—	—	—

C. Decreases	44,106	66,211	4,061	8,712	5,428	128,518
C.1 Sales	—	—	14	7	21	42
C.2 Amortization	—	6,373	976	8,004	2,936	18,289
C.3 Impairment losses allocated to:	390	892	—	—	—	1,282
- a) net equity	—	—	—	—	—	—
- b) profit & loss	390	892	—	—	—	1,282
C.4 Negat. changes in fair value allocated to:	—	—	—	—	—	—
- a) net equity	—	—	—	—	—	—
- b) profit & loss	—	—	—	—	—	—
C.5 Exchange difference	—	—	—	—	—	—
C.6 Transfer to:	43,716	58,947	3,070	701	2,384	108,818
- a) held-for-sales investments	1,819	3,462	—	—	—	5,281
- b) assets classified as held-for-sales	41,897	55,485	3,070	701	2,384	103,537
C.7 Other adjustments	—	(1)	1	—	87	87

D. Net closing balance	226,681	354,103	3,088	19,614	39,927	643,413
D.1 Total net write-down	—	(66,549)	(27,430)	(63,633)	(51,219)	(208,831)

D.2 Final gross balance	226,681	420,652	30,518	83,247	91,146	852,244

E. Carried at cost	—	—	—	—	—	—

Property and equipment used in the business are measured at cost.

Sub-item E. “Carried at cost” has been left blank, as per Bank of Italy’s instructions, as this only needs to be completed for assets accounted for at fair value.

12.6 Tangible assets held for investments: annual changes

	Total
	Land	Building
A. Opening balance	139,677	172,934

B. Increases	3,520	8,297
B.1 Purchases	1,702	4,835
B.2 Capitalised expenditure on improvements	—	—
B.3 Increases in fair value	—	—
B.4 Write backs	—	—
B.5 Positive exchange differences	—	—
B.6 Transfer from properties used in the business	1,818	3,462
B.7 Other changes	—	—

C. Reductions	85,597	112,484
C.1 Disposals	517	1,993
C.2 Depreciation	—	1,256
C.3 Negative changes in fair value	—	—
C.4 Impairment losses	—	—
C.5 Negative exchange difference	—	—
C.6 Transfers to	85,021	109,117
a) properties used in the business	—	—
b) non-current assets classified ad held for sale	85,021	109,117
C.7 Other changes	59	118

D. Closing balance	57,600	68,747

E. Measured at fair value	57,564	87,156

12.7 Commitments for acquisition of tangible assets

	31/12/2014	31/12/2013
A. Assets for operational use
1.1 property	—	1,000
- land	—	270
- buildings	—	730
- furniture	—	—
- electronic equipment	—	—
- other risks	—	—
1.2 financial leasing	—	—
- land	—	—
- buildings	—	—
- furniture	—	—
- electronic equipment	—	—
- other risks	—	—

Total A	—	1,000

B. Assets held for investment purpose
1.1 property	—	—
- land	—	—
- buildings	—	—
1.2 financial leasing	—	—
- land	—	—
- buildings	—	—

Total B	—	—

Total (A+B)	—	1,000

SECTION 13

INTANGIBLE ASSETS – ITEM 130

13.1 Intangible assets: breakdown

Activities/Values	31/12/2014		31/12/2013
	Finite life	Indefinite life	Finite life	Indefinite life
A.1 Goodwill	X	57,145	X	106,479
A.1.1 Attributable to the Group	X	57,145	X	105,115
A.1.2 Attributable to minorities	X	—	X	1,364
A.2 Other intangible assets	59,003	—	81,588	—
A.2.1 Assets valued at cost:	59,003	—	81,588	—
a) Intangible assets generated internally	—	—	—	—
b) Other assets	59,003	—	81,588	—
A.2.2 Assets valued at fair value:	—	—	—	—
a) Intangible assets generated internally	—	—	—	—
b) Other assets	—	—	—	—

Total	59,003	57,145	81,588	106,479

Intangible assets belonging to the Insurance companies, included in the item “Non-current assets and groups of assets held for sale” as at 31/12/2014, amounted to EUR 10,084 thousand as at 31/12/2013.

13.1 Intangible assets: breakdown

13.1.1 Pertaining banking group

Activities/Values	31/12/2014		31/12/2013
	Finite life	Indefinite life	Finite life	Indefinite life
A.1 Goodwill	X	57,145	X	106,479
A.1.1 Attributable to the Group	X	57,145	X	105,115
A.1.2 Attributable to minorities	X	—	X	1,364
A.2 Other intangible assets	59,003	—	71,504	—
A.2.1 Assets valued at cost:	59,003	—	71,504	—
a) Intangible assets generated internally	—	—	—	—
b) Other assets	59,003	—	71,504	—
A.2.2 Assets valued at fair value:	—	—	—	—
a) Intangible assets generated internally	—	—	—	—
b) Other assets	—	—	—	—

Total	59,003	57,145	71,504	106,479

13.2 Intangible assets: annual changes

		Other intangible assets: generated internally		Other intangible assets:
	Goodwill					Total
		Finite	indefinite	Finite	indefinite
A. Gross opening balance	1,816,137	—	—	237,123	—	2,053,260
A.1 Total net reduction in value	(1,709,658)	—	—	(155,535)	—	(1,865,193)

A.2 Net opening balance	106,479	—	—	81,588	—	188,067

B. Increases	—	—	—	18,377	—	18,377
B.1 Puchases	—	—	—	18,373	—	18,373
B.2 Increases in intagible assets generated internally	X	—	—	—	—	—
B.3 Write-backs	X	—	—	—	—	—
B.4 Increases in fair value:	—	—	—	—	—	—
- net equity	X	—	—	—	—	—
- profit & loss	X	—	—	—	—	—
B.5 Positive exchange differences	—	—	—	—	—	—
B.6 Other changes	—	—	—	4	—	4

C. Reductions	49,334	—	—	40,962	—	90,296
C.1 Disposals	—	—	—	—	—	—
C.2 Write-downs	15,919	—	—	28,594	—	44,513
- Amortization	X	—	—	28,594	—	28,594
- Write-downs	15,919	—	—	—	—	15,919
+ in equity	X	—	—	—	—	—
+ profit & loss	15,919	—	—	—	—	15,919
C.3 Reduction in fair value	—	—	—	—	—	—
- in equity	X	—	—	—	—	—
- through profit or loss	X	—	—	—	—	—
C.4 Transfers to non-current assets held for sale	33,415	—	—	12,368	—	45,783
C.5 Negative exchange differences	—	—	—	—	—	—
C.6 Other changes	—	—	—	—	—	—

D. Net closing balance	57,145	—	—	59,003	—	116,148
D.1 Total net reduction in value	(1,697,609)	—	—	(176,669)	—	(1,874,278)

E. Closing balance	1,754,754	—	—	235,672	—	1,990,426

F. Carried at cost	—	—	—	—	—	—

Key:

DEF:definite duration

INDEF: indefinite duration

Impairment test on goodwill

As at 31 December 2013, the recognised value of goodwill totalled EUR 106 mln. Following the changes resulting from the application of IFRS 5, which led to the full write-down of goodwill for the CGU Carige Assicurazioni S.p.A. (EUR 13.5 mln) and recognition under item 150 “Non-current assets and disposal groups held for sale” of the goodwill relating to the CGU Banca Cesare Ponti, intangible assets with an indefinite useful life are represented by goodwill relating to bank Cash Generating Units (CGUs; see IAS 36, paragraph 18) which, as at 31 December 2014, amounted to Euro 73.1 million (prior to the impairment test).

thousands of euro	Non-controlling interests’ share of equity (a)	o.w. Goodwill recognised in their separate fin. statements (b)	Residual goodwill for each CGU (c)	Total Residual (b+c)	Carrying amount (a+c)
Cassa di Risparmio di Savona	146,565	—	57,145	57,145	203,710
Cassa di Risparmio di Carrara	94,434	13,642	2,277	15,919	96,711
Total	241,000	13,642	59,422	73,064	300,422

Definition of the CGUs tested for impairment. Under paragraph 22 of IAS 36, the recoverable amount should be determined for an individual asset where an asset does not generate cash inflows that are largely independent of those from other assets. In that case, the recoverable amount shall be determined for the cash-generating unit (CGU) which the asset belongs to. As at 31/12/2014 the CGUs tested for impairment were the subsidiary banks Cassa di Risparmio di Savona and Cassa di Risparmio di Carrara. Their carrying amount totalling EUR 300.4 mln, is the sum of its share of equity and residual goodwill, amounting to EUR 73.1 mln at the end of the year prior to the impairment test. As a result of the test performed as at 31 December 2014, goodwill fell from EUR 73.1 mln to EUR 57.1 mln because of the identification of losses in value (impairment) according to the provisions of IAS 36. Reported below is the information provided for under the joint Bank of Italy/Consob/Isvap document no. 4 of 3 March 2010 and Consob Communication no. 0003907 of 19/01/2015.

IAS 36 requires the company to ensure that intangible assets with an indefinite useful life are carried at no more than their recoverable amount. This test must be performed at least once a year and, if there is evidence of impairment, at each financial statement date.

The impairment test procedure used by the Carige Group for the bank CGUs is described below, with the associated results.

Methodology used

The impairment testing method is based on the Excess Capital version of the Dividend Discount Model (DDM). Under this model, the recoverable value equals the present value of cash flows distributable by each CGU, namely the maximum amount of future dividends which may theoretically be distributed to the shareholders, on condition that certain capitalisation requirements are met (Common equity ratio). It is expressed by the following formula:

where:

W = recoverable value

n = period for the analytical evaluation of economic results, determined by taking into account the development of equity volumes, interest rates, net service revenues, costs and expenses and the cost of risk.

Yk = flow of dividends distributable in year k, calculated as the sum of net profits achieved each year between 1 and n, increased by the value of primary equity available and decreased by the capital requirement.

Ke = cost of capital calculated on the basis of the following formula:

Ke = Risk free interest rate + Equity risk premium * ß coefficient where:

•	the risk free interest rate is equal to the average rate of return in the last two-year period of the investments in Italian ten-year Government bonds;

•	the Equity risk premium is equal to the median of risk premiums assumed by equity analysts;

•	the ☐ coefficient represents the system risk sensitivity index (volatility of the security), relating to the Banca Carige ordinary share.

g = rate of long-term growth of distributable cash flows.

Assessment time-frame

The time-frame for assessing the profitability of the CGUs is an infinite period of time split into two sub-periods:

•	a first sub-period for the analytical assessment of profit and loss results, determined by taking into account the development of balance sheet quantities and prices; this period was determined to be five years as per the Business Plan;

•	a subsequent sub-period – of infinite duration – with reference to which the perpetual yield value (terminal value) was determined on the basis of the economic result of the last analytical evaluation year.

Past performance of CGUs under test

In the last three years the performance of the CGUs that were analysed highlighted a decrease in both revenue and in net income from financial activities. This last trend is linked with high value adjustments made by the Group. These phenomena are related to the crisis that the Italian economy is going through as well as the process of far-reaching corporate restructuring that the Group is conducting.

In the persistently weak and uncertain macroeconomic environment, the banking system continues to face difficulties in maintaining a proper balance of capitalisation, liquidity and profitability targets. In this difficult context, the Carige Group:

•	in the 2015-2019 time-tame has planned to strengthen its capital position, preside over its risk profile and regain productivity in operations, through further improvement of the cost base and an evolution of the customer service model;

•	as stated in the previous point, over the last two years boosted the stability of its capital, financial and credit situation above all thanks to the capital increase operation, the rebalancing of the liquidity profile and careful credit supervision.

In view of the far-reaching restructuring exercise of the Group, the CGUs can now be reasonably expected to restart a growth path on the basis of a system scenario that has been adopted by the Group and that is based on the one that was provided by a leading specialised firm in January 2015.

Internal and external sources of information

The Business plan underlying the 2014 Impairment test fits within the assumptions and guidance set forth by the 2014-2018 Business plan for the Carige Group, which was approved by the Parent Company’s Board of Directors on 27 March 2014 and updated so as to take account, on the one hand, of the changing macro-economic environment and the latest preliminary results and 2019 estimates, and, on the other hand, of the preliminary forecasts of the 2015-2019 Business plan, which will be undergoing approval by the Board of Directors in March. Under this exercise, estimates excluded the cash flows connected with:

•	improvements, optimisations or commercial developments still not implemented or which require investments which are still to be resolved or completed;

•	any synergies from extraordinary corporate transactions and any future restructuring the Bank has still not committed to.

Taking into account the forecasts of the main macroeconomic indicators in the following table, such growth was submitted for the approval of the Board of Directors of the Parent company separately and autonomously on 11 February 2015.

values in %	2014	2015	2016	2017	2018	2019
REAL ECONOMY
GDP	-0.40	0.70	1.40	1.30	1.50	1.40
Avg. annual inflation rate	0.20	-0.20	1.20	1.60	1.90	1.80
Italian banking system: growth in loans	0.10	2.30	3.70	3.90	4.10	3.30
3-month Euribor rate	0.21	0.05	0.05	0.13	0.33	0.66

In qualitative terms, the valuation exercise was developed on the basis of the following guidelines:

•	from the forecast of a leading specialised firm, processed at a national scenario level, from the point of view of real variables (GDP, inflation trend, consumption, unemployment rate. etc.), the point of view of financial variables (main interest rate trends; official discount rate, Euribor rates, government bond interest rates), as well as from the point of view of reference market variables (growth of the banking business). Usually the leading specialised firm makes such forecasts on a three year basis, but some “key” variables (banking market growth, reference interest rates) are calculated over a five year time-frame. Moreover, once again with the help of the leading specialised firm, the forecast growth in banking business is subsequently adapted to the territorial and productive characteristics, the product portfolio and the customers of the individual CGUs, with the objective of creating a better model of their possible growth;

•	from the data covering the 12 months of 2014;

Notwithstanding the fact that the external sources used highlighted less favourable contextual conditions with respect to the past for the development of the CGU operations which were tested, it is believed that the efforts made by the Group in recent years should enable a recovery of the brokerage business of which the CGUs represent an important part in the territorial distribution channel.

Future projections: the evolution of equity, interest rates and economic parameters

Regarding the setting up of the scenario which served as a basis for the test, the support of the external company, in addition to providing a national economic and financial scenario, rearranged the brokerage business of the individual bank CGUs into segment/territory combinations, following a microfounded approach, and in comparing each combination with the reference market, highlighting the possible growth in each possible area of intersection which, when added up, enabled the determination of the real potential for growth. This potential was quantified for each combination in the following components:

•	DT1 growth, which represents the growth forecast at the System level for specific segment/territory intersections with reference to the overall funding and the amount loaned;

•	DT2 growth, which represents the change of productivity of the various Carige Group branches with respect to the competition that can be recovered in one year;

•	DT3 growth, which represents the residual growth that can be obtained in one specific segment/territory combination with specific sales activities.

It is on the basis of these hypotheses therefore that the banking business growth of the CGUs that were subjected to an impairment test was founded.

The interest rates of the individual funding and loan macroproducts on the other hand were derived through index-linking with reference interest rates and estimating future mark-ups of medium to long term futures consistent with the adopted scenario.

Regarding the other income statement parameters (earnings from services, personnel costs, losses/reversals on credits and income tax), it should be specified that these have been estimated starting from an internal model that index links them to the determining keys provided by the company specialised for the system.

The discount rate, the perpetuity growth rate, the minimum required equity that must be met, the terminal value and the methodology for determining risk-weighted assets

The 8.95% discount rate (Ke), rounded up to 9% was determined on the basis of the following evidence:

•	risk free interest rate of 3.56%;

•	the equity risk premium of 5%;

•	coefficient ß of 1.08

The long term growth rate (g) was fixed to be the actual long term GDP growth rate of 1.33%; greatly more conservative with respect to the rate of inflation forecast for the end of 2017, consistently with the scenario of interest rates that are significantly lower with respect to last year.

The Common equity ratio, which is the ratio between common equity and the value of risk-weighted assets, was fixed at 11.5% for the whole 2014 – 2017 period, and subsequently, starting from 2018, it was lowered to 10%. With respect to the previous impairment test, it was decided to adopt a significant increment for this parameter (previously set at 8%—8,5% in the plan time-frame) in consideration of the conservative review and evaluation process (the so-called Supervisory Review and Evaluation Process, SREP) in progress with the European Central Bank. In this respect, it should be noted that, following the transfer of banking supervision to the European Supervisory Authority and upon completion of the Comprehensive Assessment which consisted in a join up exercise between the stress tests and the Asset Quality Review (AQR) carried out by the group last year, a capital shortfall was highlighted and this required the presentation of a Capital Plan to identify the measures to be adopted.

In formulating the projections used to estimate the value in use, the Bank applied both the standardised approach and its AIRB model (from 2016) to forecast the amount of Risk Weighted Assets (RWA) and the ensuing capital absorption. Despite the fact that the AIRB does not constitute an improvement that modifies the actual cash flows of the Bank, but rather the application of an estimate method which makes it possible to evaluate the actual level of risk of the loan portfolio the Bank has prudentially adopted the standardised approach in light of the results from the recent Comprehensive Assessment and of the developments introduced by the Single Supervisory Mechanism (SSM).

Finally, in carrying out the test, the terminal value was not normalised, assuming that the result of the fifth year represents the best proxy of the result of the individual CGUs of the Group.

Impairment test results

The results of the impairment test highlighted the need to carry out value adjustments to the goodwill of the CGU Cassa di Risparmio di Carrara, as highlighted in the following table:

	Values as at 31 December 2014
Banks	Share of Val ue in use (a)	Carrying amount before impairment test (b)	o.f. goodwill before impairment test (c)	Goodwill impairment (d)	Carrying amount after impairment test (e = b+d)	o.f. goodwill after impairment test (c)
Carisa	231,311	203,710	57,145	0	203,710	57,145
Carrara	57,363	96,711	15,919	-15,919	80,792	—

Total	288,675	300,422	73,064	-15,919	284,503	57,145

in €/1000

The pre-impairment value of Cassa di Risparmio di Carrara’s goodwill amounted to EUR 15.9 mln; following the impairment test, it was entirely written down.

Regarding value reductions that exceed the amount calculated as an overall reduction of goodwill, it is believed that the uncertainty and volatility related to the current crisis render any exercise in estimation particularly delicate above all in relation to long term forecasts. In consideration of the above, as well as of sensitivity analysis results and of the composition of the assets/liabilities of the Cassa di Risparmio di Carrara (mainly loans, financial assets and property that have already been tested for impairment on the basis of individually applicable accounting standards), there was no recourse to a further proportional distribution of such residual parts on the bank’s other assets/liabilities.

Sensitivity analysis

In order to fully appreciate the sensitivity of the impairment test, the Bank developed a sensitivity analysis of the value in use by considering variations of two parameters, cost of capital (Ke) and growth rate (g), increasing and decreasing by 25 bps. More specifically:

•	an increase and decrease of 25 bps in the cost of capital (Ke), therefore fixed at 9.25% and 8.75%;

•	upward and downward shifts in the constant growth rate (g); in particular the value was increased and decreased by 25 bps.

The sensitivity analysis was carried out by taking into consideration the changes in the two parameters, both separately and jointly, and produced the results which are summarised in the table below, expressed in terms of the percentage variation on the value in use.

Sensitivity CGU		Change in value in use
	Value in use December 2014	cost of equity “Ke”		long-term growth rate “g”
		+ 25 bps	- 25 bps	+ 25 bps	- 25 bps	Ke + 25 bps g - 25 bps	Ke -25 bps g -25 bps	Ke + 25 bps g + 25 bps	Ke -25 bps g + 25 bps
Carisa	231,311	-2.94%	3.14%	1.31%	-1.05%	-3.89%	1.98%	-1.76%	4.60%
Carrara	57,363	-3.12%	3.33%	-0.44%	0.35%	-2.72%	3.62%	-3.61%	2.95%
Amounts in EUR/000 and percentages

In support of the impairment test carried out by the relevant units of Banca Carige, a specific assignment was commissioned to a long standing Advisory Firm which produced a Fairness Opinion on the accuracy and appropriateness of the internal valuations. The fairness opinion, issued to the Parent company on 10 February 2015, confirmed the Bank’s appraisals.

SECTION 14

TAX ASSETS AND TAX LIABILITIES – ITEM 140 (ASSETS) AND ITEM 80 (LIABILITIES)

14.1	1. Deferred tax assets: breakdown

Offsetting the income statement item.

Deferred tax assets were recognised for a total of EUR 873,342 thousand.

The most significant items taken into account in the calculation of deferred tax assets were:

a)	write-downs on loans exceeding the deductible limit in the year (0.30% of the value of loans in the financial statements until 2012), equal to four-fifths, following changes made during 2013 by means of Law no. 147 of 27.12.2013 – IRES and IRAP deferred tax assets starting from 2013;

b)	provisions to the employee supplementary pension plan – prepaid IRES only;

c)	off-balance sheet deduction of 18 years of devalued goodwill and 10 years of aligned goodwill—deferred IRES and IRAP tax;

d)	tax losses carried forward in successive years.

Offsetting the shareholders’ equity item.

Deferred tax assets were recognised for a total of EUR 124,712 thousand.

The tax assets in question mainly refer to:

a)	the valuation of cash flow hedges (CFH) offsetting a shareholders’ equity reserve;

b)	accessory expenses in share capital increases;

c)	the fair value measurement of equities and debt securities classified as available-for-sale (AFS);

d)	provisions to the employee supplementary pension fund.

2. Current tax assets: breakdown

Recorded current tax assets amounted to EUR 1,034,463 thousand and refer mainly to:

a)	tax credits on indirect tax prepayments for 2014;

b)	tax credits for IRES pertaining to 2014; Banca Carige has, as consolidating company, adopted the special tax consolidation (art. 117 et seq., Consolidated Income Tax Law [TUIR]) along with the other Group banks, insurance companies and the other companies Columbus Carige Immobiliare S.p.A., Immobiliare Carisa S.r.l., Assi 90 S.r.l., I.H. Roma S.r.l., Dafne Immobiliare S.r.l. and Creditis Servizi Finanziari S.p.A.;

c)	tax credits for advances paid for IRAP purposes;

d)	tax credit pursuant to Law 214/2011, originating from the transformation of assets related to tax paid in advance that took place following a loss and/or a fiscal loss in 2013 for some Group companies;

e)	tax credits from prior years awaiting refund.

14.2 1. Deferred tax liabilities: breakdown

Offsetting the income statement item.

Deferred tax liabilities were recognised for a total of EUR 7,719 thousand.

The most significant items taken into account in the calculation of deferred tax liabilities were:

a)	transactions regarding the accounts with the Parent company of the securitisation companies;

b)	tax on interest on receivables that has been booked but not yet cashed.

Offsetting the shareholders’ equity item.

Deferred tax liabilities were recognised for a total of EUR 3,811 thousand and mainly refer to the fair value measurement of securities (equity and debt) classified as available-for-sale (AFS).

2. Current tax liabilities: breakdown

Current tax liabilities recorded amounted to EUR 12,891 thousand and refer mainly to:

a)	tax payables for IRAP accruing to 2013;

b)	tax liabilities for doubtful outcomes on tax credits awaiting refund;

c)	liabilities for other indirect taxes (VAT, stamp duty, substitute tax on medium-and long-term loans, etc.).

14.3	Deferred tax assets: annual changes (balancing P&L)

	31/12/2014	31/12/2013
1. Opening balance	1,675,381	951,837

2. Increases	200,355	813,256
2.1 Deferred tax assets of the year	200,355	808,916
a) relating to previous years	1,676	3
b) due to change in accounting policies	—	—
c) write-backs	—	29,014
d) other (creation of temporary differences, use of TLCF)	198,679	779,899
2.2 New taxes or increases in tax rates	—	—
2.3 Other increases	—	4,340

3. Decreases	1,002,394	89,712
3.1 Deferred tax assets derecognised in the year	35,228	71,390
a) reversals of temporary differences	35,228	71,390
b) write-downs of non-recoverable items	—	—
c) change in accounting policies	—	—
d) other	—	—
3.2 Reduction in tax rates	23	—
3.3 Other decreases	967,143	18,322
a) Conversion into tax credit under L. 214/2011	825,707	—
b) Other	141,436	18,322

4. Final amount	873,342	1,675,381

Deferred tax assets as a counter-item in the income statement belonging to the Insurance companies, which were included in the item “Non-current assets and groups of assets held for sale” as at 31/12/2014, amounted to EUR 121,349 thousand as at 31/12/2013.

14.3 Deferred tax assets: annual changes (balancing P&L)

14.3.a Pertaining to banking group

	31/12/2014	31/12/2013
1. Opening balance	1,554,032	845,520

2. Increases	200,355	779,902
2.1 Deferred tax assets of the year	200,355	779,902
a) relating to previous years	1,676	3
b) due to change in accounting policies	—	—
c) write-backs	—	—
d) other (creation of temporary differences, use of TLCF)	198,679	779,899
2.2 New taxes or increases in tax rates	—	—
2.3 Other increases	—	—

3. Decreases	881,045	71,390
3.1 Deferred tax assets derecognised in the year	35,228	71,390
a) reversals of temporary differences	35,228	71,390
b) write-downs of non-recoverable items	—	—
c) change in accounting policies	—	—
d) other	—	—
3.2 Reduction in tax rates	23	—
3.3 Other decreases	845,794	—
a) Conversion into tax credit under L. 214/2011	825,707	—
b) Other	20,087	—

4. Final amount	873,342	1,554,032

14.3.1 Deferred tax assets out of which for purposes of L. 214/2011: annual changes (balancing P&L)

	Total 31/12/2014	Total 31/12/2013
1. Opening balance	1,425,756	786,629

2. Increases	175,132	685,940

3. Decreases	847,576	46,813
3.1 Reversals of temporary differences	4,942	46,813
3.2	825,707	—
a) from year losses	786,932	—
b) from tax losses	38,775	—
3.3 Other decreases	16,927	—

4. Final amount	753,312	1,425,756

The figures in the above table refer entirely to the Banking Group.

14.4 Deferred tax liabilities: annual changes (balancing P&L)

	31/12/2014	31/12/2013
1. Opening balance	105,468	250,375

2. Increases	5,510	21,511
2.1 Deferred tax liabilities of the year	5,509	21,258
a) relating to previous years	25	19
b) due to change in accounting policies	—	—
c) other	5,484	21,239
2.2 New taxes or increases in tax rates	—	—
2.3 Other increases	1	253

3. Decreases	103,259	166,418
3.1 Deferred tax liabilities derecognised in the year	78,239	139,354
a) reversals of temporary differences	78,239	139,354
b) due to change in accounting policies	—	—
c) other	—	—
3.2 Reduction in tax rates	27	—
3.3 Other decreases	24,993	27,064

4. Final amount	7,719	105,468

Deferred tax liabilities as a counter-item in the income statement belonging to the Insurance companies, which were included in the item “Liabilities associated with groups of assets held for sale” as at 31/12/2014, amounted to EUR 24,411 thousand as at 31/12/2013.

14.4 Deferred tax liabilities: annual changes (balancing P&L)

14.4.1 Pertaining banking group

	31/12/2014	31/12/2013
1. Opening balance	81,057	198,897

2. Increases	5,510	21,013
2.1 Deferred tax liabilities of the year	5,509	21,013
a) relating to previous years	25	19
b) due to change in accounting policies	—	—
c) other	5,484	20,994
2.2 New taxes or increases in tax rates	—	—
2.3 Other increases	1	—

3. Decreases	78,848	138,853
3.1 Deferred tax liabilities derecognised in the year	78,201	138,807
a) reversals of temporary differences	78,201	138,807
b) due to change in accounting policies	—	—
c) other	—	—
3.2 Reduction in tax rates	27	—
3.3 Other decreases	620	46

4. Final amount	7,719	81,057

14.5 Deferred tax assets: annual changes ( balancing Net Equity)

	31/12/2014	31/12/2013
1. Opening balance	109,631	349,148

2. Increases	55,790	5,617
2.1 Deferred tax assets of the year	55,748	79
a) relating to previous years	—	—
b) due to change in accounting principles	—	—
c) other (creation of temporary differences)	55,748	79
2.2 New taxes or increase in tax rates	—	—
2.3 Other increases	42	5,538

3. Decreases	40,709	245,134
3.1 Deferred tax assets derecognised in the year	16,012	240,220
a) reversals of temporary differences	16,012	240,220
b) writedowns of non-recoverable items	—	—
c) due to change in accounting principles	—	—
d) other	—	—
3.2 Reduction in tax rates	—	—
3.3 Other decreases	24,697	4,914

4. Final amount	124,712	109,631

Deferred tax assets as a counter-item in Shareholders’ equity belonging to the Insurance companies and other entities, which were included in the item “Non-current assets and groups of assets held for sale” as at 31/12/2014, amounted to EUR 21,092 thousand as at 31/12/2013.

14.5 Deferred tax assets: annual changes ( balancing Net Equity)

14.5.1 Pertaining banking group

	31/12/2014	31/12/2013
1. Opening balance	88,522	328,768

2. Increases	55,790	143
2.1 Deferred tax assets of the year	55,748	143
a) relating to previous years	—	—
b) due to change in accounting principles	—	—
c) other (creation of temporary differences)	55,748	143
2.2 New taxes or increase in tax rates	—	—
2.3 Other increases	42	—

3. Decreases	19,600	240,389
3.1 Deferred tax assets derecognised in the year	16,712	240,220
a) reversals of temporary differences	16,712	240,220
b) write-downs of non-recoverable items	—	—
c) due to change in accounting principles	—	—
d) other	—	—
3.2 Reduction in tax rates	—	—
3.3 Other decreases	2,888	169

4. Final amount	124,712	88,522

14.6 Deferred tax liabilities: annual changes ( balancing Net Equity)

	31/12/2014	31/12/2013
1. Opening balance	52,091	11,278

2. Increases	1	41,351
2.1 Deferred tax liabilities of the year	1	19,108
a) relating to previous years	—	—
b) due to change in accounting principles	—	—
c) Other (creation of temporary differences)	1	19,108
2.2 New taxes or increase in tax rates	—	—
2.3 Other increases	—	22,243

3. Decreases	48,281	538
3.1 Deferred tax liabilities derecognised in the year	11,614	422
a) reversal of temporary differences	11,614	422
b) due to change in accounting principles	—	—
c) other	—	—
3.2 Reduction in tax rates	—	—
3.3 Other decreases	36,667	116

4. Final amount	3,811	52,091

Deferred tax liabilities as a counter-item in Shareholders’ equity belonging to the Insurance companies, included in the item “Liabilities associated with groups of assets held for sale” as at 31/12/2014, amounted to EUR 36,616 thousand as at 31/12/2013.

14.6 Deferred tax liabilities: annual changes ( balancing Net Equity)

14.6.1 Pertaining banking group

	31/12/2014	31/12/2013
1. Opening balance	15,475	2,186

2. Increases	1	14,109
2.1 Deferred tax liabilities of the year	1	14,109
a) relating to previous years	—	—
b) due to change in accounting principles	—	—
c) Other (creation of temporary differences)	1	14,109
2.2 New taxes or increase in tax rates	—	—
2.3 Other increases	—	—

3. Decreases	11,665	820
3.1 Deferred tax liabilities derecognised in the year	11,614	705
a) reversal of temporary differences	11,614	705
b) due to change in accounting principles	—	—
c) other	—	—
3.2 Reduction in tax rates	—	—
3.3 Other decreases	51	115

4. Final amount	3,811	15,475

14.7 Other information

•	Tax legislation.

In line with international accounting standards, deferred tax assets and deferred tax liabilities recognised to the financial statements were calculated at rates which, according to tax regulations in force as at 31/12/2014, will still be valid in the period in which the temporary differences are reversed.

Specifically, from 1 January 2008 the 2008 Budget Law, Law no. 244 of 24 December 2007 reduced, as of 01/01/2008, the IRES rate from 33% to 27.5% and the IRAP base rate from 4.25% to 3.90%.

The Law Decree no. 98, published in the Official Journal, General Series no. 155 of 6 July 2011, converted into Law no. 111 of 15 July 2011, which, in Art. 23, paragraphs 5 and 6 has changed the IRAP base rate to 4.65% for the banking sector and 5.90% for the insurance sector.

The coefficient of 0.9176 is maintained to reset the rates changed by the regions due to the application of the applicable surcharges.

Law No. 244/2007 also reinforced the principle of deriving company income from financial statements prepared according to international accounting standards. To this end, tax regulations were changed to envisage:

A)	that for IAS subjects, the valuation criteria, matching principle and IAS financial statements classification prevail over the provisions of the Consolidated Income Tax Law (Article 83, TUIR);

B)	a series of changes to other parts of the TUIR, to harmonise tax regulations to accounting rules with regard to valuation. An example of these changes is the requirement for tax significance in valuing trading book shares, financial assets other than shares and financial liabilities recognised to the income statement (see Art. 110, para. 1 bis and 1 ter of the TUIR).

To this effect, Ministerial Decree no. 48 of 1 April 2009, (the “IAS Decree”) clarified that “even the parties adopting IAS must apply the provisions of Chapter II, Section I of the Consolidated Act providing for quantitative limits on the deduction of negative components, or their exclusion or allocation to more than one tax period, or those that partially or fully exempt or exclude any positive components from the taxable income calculation, or permit allocation to more than one tax period, and those that establish the significance of positive or negative components for the year based, respectively, on their collection or payment”.

The 2008 Budget Law (Law 244 of 24 December 2007) also introduced changes in the calculation method for the IRAP tax base, establishing direct balance sheet item significance as classified according to the correct accounting standards.

More recently, Law no. 147 of 27.12.2013, published in the Official Journal on 27 December 2013, no. 302, Ordinary Section no. 87 (so-called “Stability Law 2014”), established that, for IRES purposes, effective from the current year ended as at 31 December 2013, credit and financial institutions can fully deduct losses realised during the year on loans to customers through factoring (art.106, paragraph 3, Consolidated Income Tax Law) and, in the year and four subsequent years, the write-downs on losses on loans to customers (art. 106, paragraph 3, Consolidated Income Tax Law). This provision also modified IRAP regulations, providing the possibility of always deducting the value adjustments accounted for on loans to customers in fifths.

Write-downs and losses on loans to entities other than customers will, by contrast, continue to be deductible according to ordinary rules for IRES purposes (art. 101, paragraph 5 of the Consolidated Income Tax Law) and not deducted for IRAP purposes.

•	Possibility of transforming advance taxes into tax credits.

Art. 2, paragraph 55 of Law Decree 225/2010 (the “Decreto Milleproroghe” converted to Law 10/2011) envisaged that, pending entry into force of the new Basel Accord, deferred tax assets recognised to the financial statements for loan write-downs (art. 106, paragraph 3, TUIR), goodwill and other intangible assets, the components of which are deductible over several tax years for income tax purposes, are transformed into tax credits if the separate financial statements of a company record a loss for the year. This transformation enters into force from approval of the financial statements closed with a loss, by an amount equal to the product of loss for the year and the ratio between deferred tax assets and total share capital-reserves.

Art. 8 of the Law Decree 201/2011 (the “Salva Italia” or “Save Italy” decree, converted to Law 214/2011), further expanded the possibility of converting deferred tax assets into cash, as already provided by the “Decreto Milleproroghe” (“One thousand extensions decree”) which made it possible to transform them into tax receivables, also in the event of tax loss, for the portion referred to said items, and to use the receivables to offset other tax liabilities or transfer such receivables to other Group companies or to request reimbursement of the amount.

This amendment, therefore, means that the recovery of the prepaid taxes in question and their subsequent calculation for Regulatory Capital purposes (pursuant to Basel 3) is practically certain. More recently, Law no. 147 of 27.12.2013 (so-called “2014 Stability Law”) allowed, in the presence of a negative net value of production, for the conversion into tax credits of DTAs allocated for IRAP purposes in relation to write-downs and loan losses, and to the value of goodwill and other intangible assets.

This provision also definitively clears up the possibility of transforming IRAP DTAs on goodwill (and now also losses on impairment of loans) in the event a loss for the year is realised.

In 2014, following the approval of the 2013 financial statements showing a loss and/or with an income tax return reporting a tax loss, for various Group companies, the above mentioned transformation options for a loss of EUR 786.9 mln and fiscal losses of EUR 38.8 mln respectively (excluding those of Banca Cesare Ponti which are included in the “Non-current assets and groups of assets held for sale” line item for the respective amounts of EUR 6.1 mln and EUR 1.3 mln) materialised.

The tax paid in advance assets recorded in the balance sheet and singled out by the decree include goodwill for EUR 454.7 mln and provisions for loan loss for EUR 298.6 mln for a total of EUR 753.3 mln (see table 14.3.1).

•	IAS 12 and “probability test” for the recognition of prepaid taxes.

IAS 12 requires deferred tax assets and liabilities to be recognised in accordance with the following criteria:

•	temporary taxable differences: a deferred tax liability must be recorded for all temporary taxable differences;

•	temporary deductible differences: a deferred tax asset must be recorded for all temporary deductible differences if taxable income is likely to be realised in respect of which the temporary deductible difference can be used.

The amount of prepaid taxes recorded in the financial statements must, therefore, be subject to testing every year, to verify whether it is reasonably likely that sufficient future taxable income will be realised with respect to the timing of its reversal.

In consideration of the significant amount of deferred tax assets recorded, also with regard to the 2014 financial statements, an analysis was conducted to verify whether the forecasts of future profitability are as such to ensure their re-absorption and therefore justify their recognition and maintenance in the financial statements (so-called “probability test”).

In carrying out the probability test on prepaid taxes recorded in the Bank’s financial statements as at 31 December 2014, those assets deriving from temporary deductible differences relating to write-downs of loans and goodwill were considered separately. It should be pointed out that, in this regard, article 2, paragraphs 55 to 57 of Law Decree no. 225/2010, converted to Law 214/2011, established the conversion to tax credits of said prepaid taxes recorded in the financial statements in the event of tax and/or statutory losses are realised.

This convertibility introduced an additional recovery method, which is suited to ensuring the recovery of qualified prepaid taxes in any situation, regardless of the company’s future profitability. The convertibility of prepaid taxes which are determined from qualified temporary differences therefore constitutes an adequate basis for their recognition in the financial statements, in fact rendering the associated probability test fully superseded (see joint document from the Bank of Italy, Consob and ISVAP no. 5 of 15 May 2012, and subsequent IAS-ABI document no. 112 of 31 May 2012).

On the basis of such considerations, the probability test check centred on the amount of tax paid in advance that potentially cannot be converted into credit and it highlighted taxable earnings that are sufficient to absorb the tax paid in advance booked in the financial statements as at 31 December 2014 also taking into account the adoption of the consolidated IRES taxation option by the Banca Carige Parent company and other Group companies.

Out of total prepaid taxes booked to the financial statements of EUR 998,054 thousand, those relating to Law 214/2011 came to EUR 753,312 thousand.

•	Deferred taxes on untaxed reserves.

No allocations were made for deferred tax liabilities on untaxed reserves, taking into account the fact that the distribution of untaxed reserves, equal to roughly EUR 211.6 million, was never verified in the past.

14.8 Tax disputes

As for possible tax risk profiles relating to the impugnation of the 2013 consolidated and Parent Company’s separate financial statements by Consob, it should be noted that there’s no ensuing change in the Parent Company’s tax position, since the financial statements are assumed to be valid until a declaratory judgement of their invalidity is passed. It cannot be ruled out that, as a result of the impugnation, the Tax Administration may challenge the Group banks involved for violating the tax laws in force, via an incidental assessment based on the validity of the impugnated financial statements. Therefore, the risk for tax liabilities arising from the above mentioned impugnation is deemed unlikely.

Information about the individual Group companies is shown below.

Banca Carige

Five liquidation notices were served in 2013 concerning the subjecting to tax of 14 medium/long-term pooled loans which were signed abroad.

On said loans, stipulated between 2009 and 2011 for a total amount of around EUR 447 mln, the Italian Inland Revenue is challenging the non-payment of tax of EUR 1.1 mln, plus interest and penalties of EUR 2.3 mln.

The Italian Inland Revenue’s stance follows Resolution 20/E of 28/3/2013 in which it challenged the position taken by the company whereby it considered the loan agreements stipulated abroad not to be subject to substitute tax, based on the assumption that the parties in the contract had already reached an agreement and therefore concluded the contract prior to the formal signing and that, subsequently, said contract was “formed” in Italy.

This Resolution, however, seems to conflict with previous resolution no. 45 of 10 April 2000, which unequivocally ruled that the loan transactions entered into outside Italy, given they did not meet the tax jurisdiction requirement, were not subject to substitute tax on loans.

Appeals against the above liquidation notices were filed at the time.

Following further examination the Revenue Agency, having been expedited by protection requests, cancelled 4 of the 5 liquidation notices for which a “no contest” judgement was passed (with the additional tax claimed for an amount of EUR 0.8 mln in addition to fines and interest were cancelled). Regarding the fifth notice (for EUR 0.3 mln of additional tax), favourable judgement was in any case passed in the first instance pending appeal.

Following the protection measures, a request was made for the repayment of the amounts paid while litigation was pending which, if already refunded in the meantime by financing parties, will be re-recognised at the moment of collection.

On 28/02/2014 the Genoa Provincial office of the Revenue Agency served a liquidation and correction notice to the Banca Carige levying a higher amount of registration tax (in addition to fines and interest) with reference to the deed of purchase of a company business unit bought from Banca del Monte dei Paschi di Siena in 2010.

This notice was based on the redetermination of the value of goodwill that was higher than what was previously indicated by the parties in the aforesaid deed, in particular the Office redetermined the value of goodwill from EUR 102,461,722 to EUR 140,167,758, resulting in levying a higher amount of registration tax, equal to EUR 455,116 in addition to fines of the same amount and interest. The Company submitted an appeal to the Provincial Tax Commission of Genoa.

Cassa di Risparmio di Carrara

On 03/03/2014 the Genoa Provincial office of the Revenue Agency served a liquidation and correction notice to the Company levying a higher amount of registration tax (in addition to fines and interest) with reference to the deed of purchase of a company business unit bought from Banca del Monte dei Paschi di Siena in 2010.

The liquidation and correction notice in question is based on the redetermination of goodwill to an amount that is greater than that indicated by the parties. In particular, the Tax Office redetermined the goodwill in question from EUR 13,642,160 to EUR 18,925,041. As a result of such redetermination the Tax Office requested the payment of additional registration tax for a value of EUR 77,248, in addition to fines for the same amount and interest.

The Company submitted an appeal to the Provincial Tax Commission of Genoa.

Banca del Monte di Lucca

On 07/03/2014 the Genoa Provincial office of the Revenue Agency served a liquidation and correction notice to the Company levying a higher amount of registration tax (in addition to fines and interest) with reference to the deed of purchase of a company business unit bought from Banca del Monte dei Paschi di Siena in 2010.

The liquidation and correction notice in question is based on the redetermination of goodwill to an amount that is greater than that indicated by the parties. In particular, the Tax Office redetermined the goodwill in question from EUR 9,210,173 to EUR 12,861,460. As a result of such redetermination the Tax Office requested the payment of additional registration tax for a value of EUR 53,257, in addition to fines for the same amount and interest.

The Company submitted an appeal to the Provincial Tax Commission of Genoa.

Carige Assicurazioni

In 2013 the Company was subjected to an assessment by the Revenue Agency with reference to IRES and IRAP tax and VAT for fiscal year 2009. The assessment was concluded on 29 November 2012 with an Assessment Report.

On 22/05/2014 the Revenue Agency served notice consisting of a Questionnaire on the subject of deduction of costs sustained with entities domiciled in countries with favourable tax regimes (black list of countries). In particular, the document focused mainly on costs sustained with reinsurance companies in Switzerland. The Company responded to the Questionnaire on 09/09/2014.

Based on the Assessment Report and the Questionnaire, on 19/12/2014 and 24/12/2014 the company was served with three notices of assessment and a dispute notice for a maximum amount of approximately EUR 3 mln in tax, fines and interest.

Going into the merits of the case, the following is noted:

•	with reference to the disputed deduction of costs sustained in black list countries (for an overall amount of EUR 1.7 mln), possible arguments for opposition are being assessed that depend on the retrieval of the documentation that can demonstrate the validity of the exemptions as provided by the Law. A reinsurer has already supplied a tax certificate issued by the competent Cantonal authority, that is sufficient for the purpose of overruling the claim made by the Revenue Agency. The Company is actively looking for the missing certificates and is confident that the operation will be successful;

•	an initial examination of the case regarding the presumed error in determining the reserves transferred to the reinsurers (additional earthquake, equalisation and ageing reserves), has identified arguments to enable a valid objection to the tax claimed (EUR 0.3 mln);

•	it appears that the claimed undue deduction as costs of “loss on credits” (EUR 0.4 mln overall), can be opposed with arguments focused on the actual moment when it became certain that the credit was not recoverable.

•	lastly, the notices once again recall the issue of applicability of VAT to the payment of commissions between insurers for delegated administrative services in the context of a coinsurance relationship. The deed will be appealed with minimum risk of exposure to liability, taking into account the prevailing trend in case law to recognise VAT exemption and the favourable outcome of disputes with similar claims for other fiscal years (EUR 0.2 mln).

Carige Vita Nuova Assicurazioni

Between 19 September and 16 December 2013, Carige Vita Nuova was subject to a tax inspection for the purposes of Direct Taxes, IRAP and VAT for the year 2009. During the assessment, the Inland Revenue also extended the control activities to the 2008 and 2010 tax periods, with targeted accesses solely for Direct Tax purposes.

While waiting for the notice of assessment the Company had prudentially allocated an overall reserve of EUR 2.6 mln in the 2013 financial statements.

At the end of April 2014, the Company was served with a summons to settle the dispute.

Regarding IRAP tax for 2009, the company has accepted the proposed settlement thereby enjoying the benefit of a reduction of the fine to 1/6 of the original amount. Upon payment of the sums due, in November 2010 Carige Vita Nuova submitted a request for the refund of excess IRAP tax paid for fiscal year 2010 in order to avoid double taxation phenomena.

Regarding the assessments for IRES 2009 and 2010 and IRAP 2010, these were settled by acceptance in December 2014. Even in this second case, further requests for the refund of the excess tax paid for fiscal years 2010, 2011, 2012 which is due as a result of the recovery of tax as determined by the Revenue Agency.

The settlements, in view of the reserves set aside in the 2013 financial statements generated a contingent asset for an amount of EUR 0.3 mln.

*** - ***

Lastly, it should be noted that:

•	On 28 January 2015 a checking exercise began on Banca Carige’s income tax for 2012 in accordance with and pursuant to the provisions of Article 2 of the Legislative Decree 68/2001, 32 and 33 of the Italian Presidential Decree No. 600 of 29 September 1973, in addition to Article 35 of Law No. 4/1929 was started by the Guardia di Finanza (the Italian Financial Guard—“GdF”) – Genoa Tax Police Unit;

•	targeted search access in accordance with Articles 57, 62 and 66 of the Legislative Decree No. 300 of 30 July 1999 in addition to Paragraph 3 of Article 4 of the Administrative Regulations of the Revenue Agency, to Banca Carige Italia in relation to direct taxation and VAT for fiscal years 2012 and 2013 began on 05 February 2015

SECTION 15

NON-CURRENT ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS AND ASSOCIATED LIABILITIES - ITEM 150 (ASSETS) AND ITEM 90 (LIABILITIES)

15.1 Non-current assets held for sale and discontinued operations: breakdown by assets

	31/12/2014	31/12/2013
A. Individual assets
A.1 Financial assets	—	—
A.2 Equity investments	—	—
A.3 Tangible assets	100	—
A.4 Intangible assets	—	—
A.5 Non current—Other	—	—

Total A	100	—

of which carried at cost	100	—
of which carried at fair value level 1	—	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—
B. Asset group classified as held for sale (discontinued operations)
B.1 Financial assets held for trading	74	—
B.2 Financial assets designated at fair value	189,442	—
B.3 Available for sale financial assets	5,177,060	—
B.4 Held to maturity investments	—	—
B.5 Loans and receivables with banks	30,481	—
B.6 Loans and receivables with customers	774,293	—
B.7 Equity investments	6	—
B.8 Tangible assets	92,103	—
B.9 Intangible assets	21,377	—
B.10 Other assets	569,832	—

Total B	6,854,668	—

of which carried at cost	960,717	—
of which carried at fair value level 1	5,363,318	—
of which carried at fair value level 2	530,484	—
of which carried at fair value level 3	149	—

C. Liabilities included in disposal groups classified as held for sale	—	—
C.1 Deposits	—	—
C.2 Securities	—	—
C.3 Other liabilities	—	—

Total C	—	—

of which carried at cost	—	—
of which carried at fair value level 1	—	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—
D. Liabilities included in disposal group classified as held for sale
D.1 Deposits from banks	(6)	—
D.2 Deposits from customers	(368,227)	—
D.3 Debt securities in issue	—	—
D.4 Financial liabilities held for trading	—	—
D.5 Financial liabilties designated at fair value	(207,721)	—
D.6 Reserve	(25,907)	—
D.7 Other Liabilities	(5,872,754)	—

Total D	(6,474,615)	—

of which carried at cost	(6,266,894)	—
of which carried at fair value level 1	(207,721)	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—

The figures from the previous table are provided below with a breakdown between banking group, insurance companies and other companies.

15.1 Non-current assets held for sale and discontinued operations: breakdown by assets

15.1.1 Pertaining to the banking group

	31/12/2014	31/12/2013
A. Individual assets
A.1 Financial assets	—	—
A.2 Equity investments	—	—
A.3 Tangible assets	100	—
A.4 Intangible assets	—	—
A.5 Non-current—Other	—	—

Total A	100	—

of which carried at cost	100	—
of which carried at fair value level 1	—	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—
B. Asset group classified as held for sale (discontinued operations)
B.1 Financial assets held for trading	74	—
B.2 Financial assets designated at fair value	—	—
B.3 Available for sale financial assets	40,603	—
B.4 Held to maturity investments	—	—
B.5 Loans and receivables with banks	1,828	—
B.6 Loans and receivables with customers	619,557	—
B.7 Equity investments	—	—
B.8 Tangible assets	9,312	—
B.9 Intangible assets	21,377	—
B.10 Other assets	40,140	—

Total B	732,891	—

of which carried at cost	164,839	—
of which carried at fair value level 1	40,677	—
of which carried at fair value level 2	527,375	—
of which carried at fair value level 3	—	—

C. Liabilities included in disposal groups classified as held for sale	—	—
C.1 Deposits	—	—
C.2 Securities	—	—
C.3 Other liabilities	—	—

Total C	—	—

of which carried at cost	—	—
of which carried at fair value level 1	—	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—
D. Liabilities included in disposal group classified as held for sale
D.1 Deposits from banks	(6)	—
D.2 Deposits from customers	(364,391)	—
D.3 Debt securities in issue	—	—
D.4 Financial liabilities held for trading	—	—
D.5 Financial liabilities designated at fair value	—	—
D.6 Reserve	(310)	—
D.7 Other Liabilities	(10,229)	—

Total D	(374,936)	—

of which carried at cost	(374,936)	—
of which carried at fair value level 1	—	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—

15.1 Non-current assets held for sale and discontinued operations: breakdown by assets

15.1.2 Pertaining to insurance companies

	31/12/2014	31/12/2013
A. Individual assets
A.1 Financial assets	—	—
A.2 Equity investments	—	—
A.3 Tangible assets	—	—
A.4 Intangible assets	—	—
A.5 Non-current—Other	—	—

Total A	—	—

of which carried at cost	—	—
of which carried at fair value level 1	—	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—
B. Asset group classified as held for sale (discontinued operations)
B.1 Financial assets held for trading	—	—
B.2 Financial assets designated at fair value	189,442	—
B.3 Available for sale financial assets	5,136,457	—
B.4 Held to maturity investments	—	—
B.5 Loans and receivables with banks	28,637	—
B.6 Loans and receivables with customers	154,736	—
B.7 Equity investments	6	—
B.8 Tangible assets	67,183	—
B.9 Intangible assets	—	—
B.10 Other assets	522,345	—

Total B	6,098,806	—

of which carried at cost	772,907	—
of which carried at fair value level 1	5,322,641	—
of which carried at fair value level 2	3,109	—
of which carried at fair value level 3	149	—

C. Liabilities included in disposal groups classified as held for sale	—	—
C.1 Deposits	—	—
C.2 Securities	—	—
C.3 Other liabilities	—	—

Total C	—	—

of which carried at cost	—	—
of which carried at fair value level 1	—	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—
D. Liabilities included in disposal group classified as held for sale
D.1 Deposits from banks	—	—
D.2 Deposits from customers	(3,836)	—
D.3 Debt securities in issue	—	—
D.4 Financial liabilities held for trading	—	—
D.5 Financial liabilties designated at fair value	(207,721)	—
D.6 Reserve	(25,575)	—
D.7 Other Liabilities	(5,859,423)	—

Total D	(6,096,555)	—

of which carried at cost	(5,888,834)	—
of which carried at fair value level 1	(207,721)	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—

15.1 Non-current assets held for sale and discontinued operations: breakdown by assets

15.1.2 Pertaining to insurance companies

	12/31/2014	12/31/2013
A. Individual assets
A.1 Financial assets	—	—
A.2 Equity investments	—	—
A.3 Tangible assets	—	—
A.4 Intangible assets	—	—
A.5 Non-current—Other	—	—

Total A	—	—

of which carried at cost	—	—
of which carried at fair value level 1	—	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—
B. Asset group classified as held for sale (discontinued operations)
B.1 Financial assets held for trading	—	—
B.2 Financial assets designated at fair value	—	—
B.3 Available for sale financial assets	—	—
B.4 Held to maturity investments	—	—
B.5 Loans and receivables with banks	16	—
B.6 Loans and receivables with customers	—	—
B.7 Equity investments	—	—
B.8 Tangible assets	15,608	—
B.9 Intangible assets	—	—
B.10 Other assets	7,347	—

Total B	22,971	—

of which carried at cost	22,971	—
of which carried at fair value level 1	—	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—

C. Liabilities included in disposal groups classified as held for sale	—	—
C.1 Deposits	—	—
C.2 Securities	—	—
C.3 Other liabilities	—	—

Total C	—	—

of which carried at cost	—	—
of which carried at fair value level 1	—	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—
D. Liabilities included in disposal group classified as held for sale
D.1 Deposits from banks	—	—
D.2 Deposits from customers	—	—
D.3 Debt securities in issue	—	—
D.4 Financial liabilities held for trading	—	—
D.5 Financial liabilties designated at fair value	—	—
D.6 Reserve	(22)	—
D.7 Other Liabilities	(3,102)	—

Total D	(3,124)	—

of which carried at cost	(3,124)	—
of which carried at fair value level 1	—	—
of which carried at fair value level 2	—	—
of which carried at fair value level 3	—	—

SECTION 16

OTHER ASSETS – ITEM 160

16.1 Other assets: breakdown

	31/12/2014	31/12/2013
Active item in transit	14,553	10,843
Bills and other securities for collection	35,171	41,170
Transit items receivable	157,821	162,360
C/a cheques drawn on third parties	31,295	34,915
C/a cheques drawn on bank	4,017	4,258
Advances paid to taxation for third parties	18,380	17,968
Guarantee deposits in own name	3	8
Revenues matured for collection	75,073	78,312
Improvements to third party leases assets	2,070	2,678
Other	31,844	118,421

Total	370,227	470,933

LIABILITIES

SECTION 1

DUE TO BANKS – ITEM 10

1.1 Due to banks: product breakdown

Type of transaction/Values	31/12/2014	31/12/2013
1. Deposits from central banks	1,130,316	7,169,934
2. Deposits from banks	746,778	991,308
2.1 Other current accounts and demand deposits	92,639	379,172
2.2 Time deposits	403	16,165
2.3 Loans	557,504	500,389
2.3.1 Repos	49,811	—
2.3.2 Other	507,693	500,389
2.4 Liabilities in respect of commitments to repurchase treasury shares	—	—
2.5 Other debt	96,232	95,582

Total	1,877,094	8,161,242

Fair value—level 1	—	—
Fair value—level 2	1,759,612	8,027,511
Fair value—level 3	—	—

Total Fair value	1,759,612	8,027,511

The item “Deposits from central banks” for an amount of EUR 1.1 bn (L.T.R.O. of EUR 7.1 bn as at 31/12/2013) refers to refinancing operations with the European Central Bank (T.L.T.R.O.).

The figures in the above table refer entirely to the Banking Group.

SECTION 2

DUE TO CUSTOMERS – ITEM 20

2.1 Due to customers: product breakdown

Type of transaction/Values	31/12/2014	31/12/2013
1. Current accounts and demand deposits	12,850,328	12,794,190
2. Time deposits including saving deposits with maturity	1,877,180	1,442,277
3. Loans	2,403,566	382,033
3.1 Repos	2,395,867	376,440
3.2 Other	7,699	5,593
4. Liabilities in respect of commitments to repurchase treasury shares	—	9,890
5. Other	201,913	188,977

Total	17,332,987	14,817,367

Fair value—level 1	—	—
Fair value—level 2	17,294,044	14,768,115
Fair value—level 3	—	9,890

Fair value	17,294,044	14,778,005

Figures as at 31/12/2014 in the above table refer entirely to the Banking Group.

Deposits from customers belonging to the Insurance Companies, which were included in the item “Liabilities associated with groups of assets held for sale” as at 31/12/2014, amounted to EUR 1,626 thousand as at 31/12/2013.

The Banca Carige Group did not carry out any “long-term structured repo” transactions as defined by the joint Consob / Bank of Italy / Ivass communication dated 08 March 2013.

SECTION 3

SECURITIES ISSUED – ITEM 30

3.1 Debt securities in issue: product breakdown

	Total 31/12/2014				Total 31/12/2013
		Fair Value				Fair Value
Type of securities/Values	Balance Sheet Value	Level 1	Level 2	Level 3	Balance Sheet Value	Level 1	Level 2	Level 3
A. Debts certificates including bonds
1. Bonds	8,088,826	7,173,766	800,667	102,210	9,170,315	8,163,550	814,537	48,518
1.1 structured	102,210	—	—	102,210	—	—	—	—
1.2 other	7,986,616	7,173,766	800,667	—	9,170,315	8,163,550	814,537	48,518
2. Other structured securities	33,062	—	33,062	—	47,664	—	47,664	—
2.1 structured	—	—	—	—	—	—	—	—
2.2 other	33,062	—	33,062	—	47,664	—	47,664	—

Total	8,121,888	7,173,766	833,729	102,210	9,217,979	8,163,550	862,201	48,518

Figures as at 31/12/2014 in the above table refer entirely to the Banking Group.

Securities issued belonging to the Insurance Companies, which were included in the item “Liabilities associated with groups of assets held for sale” as at 31/12/2014, amounted to EUR 505 thousand as at 31/12/2013.

3.2 Details of Item 30 “Securities issued”: subordinated securities

Issuing company	Security code	Nominal value	Book value	Currency	Interest rate	Maturity date
Banca Carige	XS0256396697	323,036	321,816	Euro	3-month Euribor + annual 42 bps spread with 60 bps increase from 6th year on	07/06/2016
Banca Carige	XS0372143296	100,000	99,516	Euro	Fixed rate of 7.672% until 19/6/2013 - afterwards 3-month Euribor + 310 bps spread	19/06/2018
Banca Carige	XS0400411681	160,000	159,444	Euro	Fixed rate of 8.338% p.a. until 4/12/2018 - afterwards 3 - month Euribor + 550 bps spread	31/12/2050 perpetual
Banca Carige	IT0004429137	135,000	135,051	Euro	3-month Euribor + annual 200 bps spread	29/12/2018
Banca Carige	XS0437305179	100,000	106,605	Euro	Fixed rate of 6.14% p.a.	29/06/2016
Banca Carige	XS0524141057	20,000	21,840	Euro	Fixed rate of 5.70% p.a.	30/06/2017
Banca Carige	XS0542283097	50,000	56,746	Euro	Fixed rate of 5.70% p.a.	17/09/2020
Banca Carige	XS0570270370	200,000	199,541	Euro	Fixed rate of 7.321% p.a.	20/12/2020
Argo Mortgage 2	IT0003694137	26,800	26,820	Euro	6-month Euribor + annual 0.30 spread	27/10/2043
Argo Mortgage 2	IT0003694145	21,650	21,686	Euro	6-month Euribor + annual 0.83 spread	10/2043

TOTAL		1,136,486	1,149,065

Qualitative information on the subordinated securities issued and calculable is stated in Part “F” of the financial statements.

3.3 Breakdown of item 30 “Debt securities in issue subject to micro-hedging

	31/12/2014	31/12/2013
1. Securities subject to micro-hedging of fair value	3,097,368	3,254,908
a) Interest rate risk	3,097,368	3,254,908
b) Currency risk	—	—
c) Multiple risks	—	—

2. Securities subject to micro-hedging of cash flows	—	—
a) Interest rate risk	—	—
b) Currency risk	—	—
c) Other	—	—

SECTION 4

FINANCIAL LIABILITIES HELD FOR TRADING – ITEM 40

4.1 Financial liabilities held for trading: product breakdown

	31/12/2014					31/12/2013
	NV	FV			FV*	NV	FV			FV*
Type of transaction/Values		L1	L2	L3			L1	L2	L3
A. Financial liabilities
1. Deposits from banks	—	—	—	—	—	—	—	—	—	—
2. Deposits from customers	—	—	—	—	—	—	—	—	—	—
3. Debt securities	—	—	—	—	—	—	—	—	—	—
3.2 Bonds	—	—	—	—	—	—	—	—	—	—
3.1.1 Structured	—	—	—	—	x	—	—	—	—	x
3.1.2 Other bond	—	—	—	—	x	—	—	—	—	x
3.2 Other securities	—	—	—	—	—	—	—	—	—	—
3.2.1 Structured	—	—	—	—	x	—	—	—	—	x
3.2.2 Other	—	—	—	—	x	—	—	—	—	x

Total A	—	—	—	—	—	—	—	—	—	—

B. Derivative instruments
1. Financial derivatives	x	—	11,667	—	x	x	—	14,567	—	x
1.1 Trading	x	—	11,667	—	x	x	—	13,237	—	x
1.2 Related with fair value option	x	—	—	—	x	x	—	1,330	—	x
1.3 Other	x	—	—	—	x	x	—	—	—	x
2. Credits derivatives	x	—	—	—	x	x	—	—	—	x
2.1 Trading	x	—	—	—	x	x	—	—	—	x
2.2 Related with fair value option	x	—	—	—	x	x	—	—	—	x
2.3 Other	x	—	—	—	x	x	—	—	—	x

Total B	x	—	11,667	—	x	x	—	14,567	—	x

Total (A+B)	x	—	11,667	—	x	x	—	14,567	—	x

Key

FV = fair value

FV* = fair value calculated excluding value adjustments due to changes in the credit rating of the issuer since the date of issue.

NV = nominal or notional value

L1 = Level 1

L2 = Level 2

L3 = Level 3

The figures in the above table refer entirely to the Banking Group.

SECTION 5

FINANCIAL LIABILITIES DESIGNATED AT FAIR VALUE THROUGH PROFIT AND LOSS – ITEM 50

5.1 Financial liabilities at fair value through profit or loss: product breakdown

	31/12/2014					31/12/2013
Type of transaction/Values	NV	FV			FV*	NV	FV			FV*
		L1	L2	L3			L1	L2	L3
1. Deposits from bank	—	—	—	—	—	—	—	—	—	—
1.1 Structured	—	—	—	—	x	—	—	—	—	x
1.2 Other	—	—	—	—	x	—	—	—	—	x

2. Deposits from custo	—	—	—	—	—	276,877	276,877	—	—	276,877
2.1 Structured	—	—	—	—	x	63,363	63,363	—	—	x
2.2 Other	—	—	—	—	x	213,514	213,514	—	—	x

3. Debt securities	949,446	949,640	15,086	—	995,558	1,015,770	1,004,553	15,386	—	1,072,647
3.1 Structured	—	—	—	—	x	449	455	—	—	x
3.2 Other	949,446	949,640	15,086	—	x	1,015,321	1,004,098	15,386	—	x

Total	949,446	949,640	15,086	—	995,558	1,292,647	1,281,430	15,386	—	1,349,524

Key

FV = fair value

FV* = fair value calculated excluding value adjustments due to changes in the credit rating of the issuer since the date of issue.

NV = nominal or notional value

L1 = Level 1

L2 = Level 2

L3 = Level 3

Financial assets designated at fair value belonging to the Insurance companies which were included in the item “Liabilities associated with groups of assets held for sale” as at 31/12/2014, amounted to EUR 276,877 thousand as at 31/12/2013.

The Bank has attributed a fair value for bonds issued for derivative contracts connected to the interest rate risk, in order to avoid an accounting asymmetry with respect to the treatment reserved for the connected operating hedge derivatives. The latter are recorded until the specific items in tables “2.1—Financial assets held for trading” and “4.1—Financial liabilities held for trading” in part B of the Explanatory Notes.

5.1 Financial liabilities at fair value through profit or loss: product breakdown

5.1.1 Pertaining to the banking group

	31/12/2014					31/12/2013
		FV					FV
Type of transaction/Values	NV	L1	L2	L3	FV*	NV	L1	L2	L3	FV*
1. Deposits from banks	—	—	—	—	—	—	—	—	—	—
1.1 Structured	—	—	—	—	x	—	—	—	—	x
1.2 Other	—	—	—	—	x	—	—	—	—	x

2. Deposits from	—	—	—	—	—	—	—	—	—	—
2.1 Structured	—	—	—	—	x	—	—	—	—	x
2.2 Other	—	—	—	—	x	—	—	—	—	x

3. Debt securities	949,446	949,640	15,086	—	995,558	1,015,770	1,004,553	15,386	—	1,072,647
3.1 Structured	—	—	—	—	x	449	455	—	—	x
3.2 Other	949,446	949,640	15,086	—	x	1,015,321	1,004,098	15,386	—	x

Total	949,446	949,640	15,086	—	995,558	1,015,770	1,004,553	15,386	—	1,072,647

5.3 Capital Stock—number of shares: annual changes

	Deposits from banks	Deposits from customers	Debt securities in issue	Total
A. Opening balance	—	276,877	1,019,939	1,296,816

B. Increases	—	—	38,255	38,255
B1. Issues	—	—	568	568
B2. Sales	—	—	—	—
B3. Increases in fair value	—	—	9,699	9,699
B4. Other changes	—	—	27,988	27,988

C. Decreases	—	276,877	93,468	370,345
C1. Purchases	—	—	67,292	67,292
C.2 Redemptions	—	—	—	—
C.3 Negative changes in fair value	—	—	334	334
C4. Other changes	—	276,877	25,842	302,719

D. Closing balance	—	—	964,726	964,726

SECTION 6

HEDGING DERIVATIVES - ITEM 60

6.1 Hedging derivatives: breakdown by hedging type and fair value

	Fair Value 12/31/2014			NV 31/12/2014	Fair Value 12/31/2013			NV 31/12/2013
	L1	L2	L3		L1	L2	L3
A. Financial derivatives	—	515,252	—	1,785,784	—	457,998	—	3,214,634
1) Fair value	—	280,038	—	865,428	—	289,089	—	2,200,740
2) Cash flows	—	235,214	—	920,356	—	168,909	—	1,013,894
3) Net investment in foreign subsidiaries	—	—	—	—	—	—	—	—
B. Credit derivatives	—	—	—	—	—	—	—	—
1) Fair value	—	—	—	—	—	—	—	—
2) Cash flows	—	—	—	—	—	—	—	—

Total	—	515,252	—	1,785,784	—	457,998	—	3,214,634

NV = nominal or notional value

L1 = Level 1

L2 = Level 2

L3 = Level 3

Figures relate to the banking Group.

6.2 Hedging derivatives: breakdown by hedged items and risk type

	Fair Value						Cash flow
	Micro-hedge
1. Available for sale financial assets	63,985	—	—	—	—	x	—	x	x
2. Loans and receivables	197,829	—	—	x	—	x	—	x	x
3. Held to maturity investments	x	—	—	x	—	x	—	x	x
4. Portfolio	x	x	x	x	x	—	x	—	x
5. Other	—	—	—	—	—	x	—	x	—

Total assets	261,814	—	—	—	—	—	—	—	—

1. Financial liabilities	40	—	—	x	—	x	—	x	x
2. Portfolio	x	x	x	x	x	—	x	235,214	x

Total liabilities	40	—	—	—	—	—	—	235,214	—

1. Highly probable transactions	x	x	x	x	x	x	—	x	x
2. Financial assets and liabilities portfolio	x	x	x	x	x	18,184	x	—	—

SECTION 8

TAX LIABILITIES – ITEM 80

Please refer to Section 14—Assets for information relating to this section.

SECTION 9

LIABILITIES ASSOCIATED TO NON-CURRENT ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS– ITEM 90

Please refer to Section 15—Assets for information relating to this section.

SECTION 10

OTHER LIABILITIES – ITEM 100

10.1 Other liabilities: breakdown

	Total 31/12/2014	Total 31/12/2013
Security deposits received from third parties	21	12
Amounts to be paid to the tax authorities on behalf of third parties	50,054	67,358
Transit items due	5,652	5,166
Adjustment differences for bills portfolio	131,963	151,559
Unprocessed transactions	186,050	221,737
Amounts owed to suppliers	72,612	91,720
Amounts owed for staff costs	45,180	24,206
Costs accrued to be recognised	13,817	17,518
Amounts owed for guarantees and commitments	57,436	41,038
Other	77,984	192,117

Total	640,768	812,430

SECTION 11

EMPLOYEE TERMINATION INDEMNITIES – ITEM 110

11.1 Employee termination indemnities: annual changes

	Total 31/12/2014	Total 31/12/2013

A. Opening balance	89,232	91,652

B. Increases	4,245	4,364
B.1 Provision of the year	1,610	3,661
B.2 Other increases	2,635	703

C. Reductions	10,889	6,784
C.1 Severance payments	4,109	5,029
C.2 Other decreases	6,780	1,755

D. Closing balance	82,588	89,232

Figures as at 31/12/2014 refer entirely to the Banking Group. With regard to the comparative figure as at 31/12/2013, the provision for employee severance pay of the banking group was EUR 83,251 thousand.

Employee termination indemnities belonging to the Insurance companies and other entities, which were included in the item “Liabilities associated with groups of assets held for sale” as at 31/12/2014, amounted to EUR 5,981 thousand as at 31/12/2013.

11.2 Other information

The employee termination indemnities provision covers rights accrued as at 31/12/2014 by employees in accordance with current laws and national and supplementary company pay agreements.

Application of the new version of IAS 19—Employee Benefits.

EC Regulation no. 475 of 5 June 2012 endorsed the new version of IAS 19 prescribing accounting and disclosure for employee benefits, which must be applied starting from the financial statements for the years that start on or after 1 January 2013.

The Banca Carige Group applied the newly formulated IAS 19 starting from 1 January 2012, according to the faculty of advanced application envisaged by the above-mentioned Regulation.

Description of provision for employee severance pay as a defined benefit plan.

The Consolidated Law on complementary social security (Legislative Decree No. 252/2005) makes it possible, on a voluntary basis, to allocate the employee termination indemnities, maturing as at 1/1/2007, to supplementary pension funds.

Companies with at least 50 employees shall pay the portions of employee termination indemnities not intended for supplementary pensions to the “Provision for disbursement to private sector employees pursuant to Article 2120 of the Italian Civil Code”, managed by INPS [National Social Security Institute] and instituted by Law 296/2006 (2007 Budget Law).

Except for a residual part accruing in the first half of 2007, all accrued TFR amounts from 1 January 2007 must be paid into supplementary pension plans and/or to INPS.

These amounts constitute a “defined contribution plan”: the expense for the Company is limited to the contributions set out as prescribed in the Italian Civil Code and it does not entail additional actuarial obligations for the Company, connected to the employee’s future service.

However, the employee termination indemnities accrued as at 31 December 2006 still qualify, for accounting purposes, as a “defined benefit” plan providing post-employment benefits.

Application of IAS 19

As regards defined benefit plans, for accounting purposes the disaggregation of changes is envisaged for the three components: operational (service costs), financial (finance costs) and evaluation (remeasurement). The first two should be recognised in Income Statement, while the third should be recognised in Shareholders’ Equity “Other Comprehensive Income” (OCI).

The operational component consists of the change in the obligation relating to:

•	the service rendered by the employee in the current year (Current Service Cost, or CSC);

148

•	the service rendered in previous years deriving from a change to the plan (Past Service Cost) or from a reduction thereof;

•	actuarial gains or losses at the time of the extinction of the plan.

The financial component consists of the change in the obligation, during the year, deriving from the passage of time (Interest Cost or IC).

The evaluation component is represented by actuarial gains/losses.

Determination of the current value of obligations for defined benefits.

The valuation of future expense for employee termination indemnities was performed by an independent actuary in accordance with IAS 19 criteria for defined benefits plans. In particular, the approach called for a DBO calculation (Defined Benefit Obligation), i.e. of the average current value of defined benefit obligations accrued as at 31/12/2014 by staff employed on the calculation date for current and previous years.

It should be remembered that under current regulations, TFR-related service is considered accrued in full, and therefore the Current Service Cost (CSC) for this benefit is zero from 1 July 2007.

In addition, the TFR Interest Cost for 2014 was calculated by discounting the DBO as at 01/01/2014 by an annual rate of return equal to the service discount rate provided at the beginning of the year (2.00%), taking into account the changes in the liability as a result of the payment of contributions and benefits.

To arrive at a total DBO, future services due to each employee were estimated in cases of accrued entitlement to services on retirement on account of age or seniority, disability, death, resignation or an advance request.

Evaluations took account of Art. 24 of Law 214/2011 as regards access requisites to INPS pension schemes.

Demographic assumptions.

The following statistical sources with breakdown by age and gender were used:

•	for the probability of death: ISTAT table for 2013 (ISTAT source – Annuario statistico italiano 2014 the Italian statistical yearbook) appropriately reduced on the basis of Carige Group historical data;

•	for the probability of retirement due to invalidity: figures were inferred from a survey on the credit sector and the experience regarding employees in the Carige Group;

•	for the probability of resignation and/or dismissal: figures were compiled on the basis of Carige Group employee statistic.

Other estimates included:

•	the maximum number of requests for advances that could be submitted;

•	the frequency of requests for first advances and subsequent requests;

•	the amount of TFR advance for each request.

Economic-financial assumptions.

Assumptions included a 2% annual inflation rate for the entire valuation period, a 2% annual remuneration growth rate for all employees’ categories and for the entire valuation period and a 1% annual nominal discount rate (2.00% for the valuation as at 31/12/2013), in light of the average term to maturity of the CARIGE Banking Group’s total liabilities for staff severance pay and Seniority Bonuses, and with reference to the interest rate curve of AA-rated securities issued by corporate issuers in the Euro area as at 31 December 2014.

SECTION 12

ALLOWANCES FOR RISKS AND CHARGES – ITEM 120

12.1 Allowances for risk and charges: breakdown

Items	31/12/2014	31/12/2013
1. Provision to retirement payments and similar	393,563	320,900
2. Other provisions	52,448	54,515
2.1 Legal disputes	19,234	33,875
2.2 Staff expenses	29,938	7,266
2.3 Other	3,276	13,374

Total	446,011	375,415

Provisions for risks and charges belonging to the Insurance companies and other entities, which were included in the item “Liabilities associated with groups of assets held for sale” as at 31/12/2014, amounted to EUR 26,213 thousand as at 31/12/2013

12.1 Allowances risk and charges: breakdown

12.1.1 Pertaining banking group

Items	31/12/2014	31/12/2013
1. Provision to retirement payments and similar	393,563	318,587
2. Other provisions	52,448	30,615
2.1 Legal disputes	19,234	18,562
2.2 Staff expences	29,938	7,266
2.3 Other	3,276	4,787

Total	446,011	349,202

12.2 Allowances for risks and charges: annual changes

	Total
Items	Pensions and post retirement benefit obligations	Other provisions
A. Opening balance	320,900	54,515

B. Increases	90,853	35,535
B.1 Provision for the year	3,126	35,535
B.2 Changes due to the passage of time	10,536	—
B.3 Difference due to discount-rate changes	74,805	—
B.4 Other increases	2,386	—

C. Decreases	18,190	37,602
C.1 Use during the year	15,755	3,261
C.2 Difference due to discount-rate changes	—	—
C.3 Other decreases	2,435	34,341

D. Closing balance	393,563	52,448

12.3 Defined-benefit company pension funds:

There are company pension funds with Banca Carige S.p.A., Cassa di Risparmio di Savona S.p.A. and Cassa di Risparmio di Carrara S.p.A.

All three Funds are supplementary pension funds which already existed on entry into force of Law no. 421 of 23 October 1992 are subject to the supervision of the COVIP (Pension Fund Supervisory Commission) and have been registered since 14 October 1999 with the Registry of Pension Funds under special section III, respectively:

•	under no. 9004, the Pension Fund of Banca Carige S.p.A.

•	under no. 9026, the Pension Fund of Cassa di Risparmio di Savona S.p.A.

•	under no. 9154, the Pension Fund of Cassa di Risparmio di Carrara S.p.A. (“Carrara Fund”).

The Carige and Carisa Funds are defined benefit Funds, provided both for current employees and retired former employees. The Carrara Fund consists of two sections:

•	the “Supplementary regime” section with defined benefits for which the only subscribers are retired employees;

•	the “Additional, capitalization based regime”, with defined contributions, to which personnel in employment that were hired before 30/06/2008 belong (starting from 01/01/2015 the section has been liquidated in accordance with the resolution passed on 10/11/2014 by the Board of Directors of Cassa di Risparmio di Carrara).

The Funds are closed to new participants.

The Funds are not structured in individual accounts (with the exception of the Carrara Fund, only for the defined contribution section).

Application of the new version of IAS 19—Employee Benefits.

EC Regulation no. 475 of 5 June 2012 endorsed the new version of IAS 19 prescribing accounting and disclosure for employee benefits, which must be applied starting from the financial statements for the years that start on or after 1 January 2013.

The Banca Carige Group applied the newly formulated IAS 19 starting from 1 January 2012, according to the faculty of advanced application envisaged by the above-mentioned Regulation.

Classification of the Supplementary Pension Funds in accordance with IAS 19.

IAS 19 defines the accounting procedures for employee benefits, classifying such benefits according to the payment timing and to the degree of uncertainty in determining the Entity’s obligation.

Pension benefits are classified as post-employment benefits and they are divided into defined contribution plans and defined benefit plans.

Defined benefit plans are characterised by the fact that actuarial and investment risks are not transferred to an outside party or to the employee, but fall on the Entity.

Accounting for defined benefit plans is complex because, to determine the value of the obligation and the cost, actuarial assumptions are necessary and there is a possibility that actuarial gains and losses may occur. Moreover, obligations are subject to discounting because they may be extinguished many years after the employees render the related service.

For IAS purposes, the aforesaid Funds (the Carrara Fund for the defined benefit section only) are post-employment defined benefit plans.

Determination of the present value of the obligation (Defined benefit Obligation).

The Entity’s obligation concerns the payment of:

•	direct pensions to retired employees;

•	indirect pensions to survivors of employees who died while they were employed;

•	dependants’ pensions, to the survivors of former employees who died after retirement.

The right to receive a pension is obtained when reaching the requirements specified by the Regulation, but payment is subordinate to the liquidation of the INPS pension (pursuant to Italian Legislative Decree 124/1993 art. 18, paragraph 8-quinquies, introduced by Italian Law 335/1995 art. 15, which limited the supplementary pension benefits to only the supplementary part).

To determine the present value of the obligation, it is necessary:

•	to determine the cost of current services (Current Service Cost) and, if the conditions are met, the cost of past services (Past Service Cost);

•	to use the actuarial method of the unit projection of credit (also known as method of benefits accrued in proportion to the services rendered or with method of benefits/years of work);

•	to estimate, with actuarial assumptions, the demographic and financial variables that will influence the cost of the benefits;

•	to discount the benefits in order to determine the present value of the obligation;

•	to subtract the fair value of the plan assets from the present value of the obligations.

The main demographic variables to be considered relate to the future characteristics of active employees and of pensioners (and of their dependants) that are entitled to the benefits. The demographic assumptions include aspects such as:

•	mortality;

•	staff turnover, invalidity and early retirement;

•	percentage of participants in the plan with dependants who will be entitled to the benefits.

The main financial assumptions to be considered pertain to elements such as:

•	the discount rate determined by reference to market yields at the end of the reporting period on high quality corporate bonds. In countries where there is no deep market in such bonds, the market yields (at the end of the reporting period) on government bonds shall be used. The currency and terms of the corporate bonds or government bonds shall be consistent with the currency and terms of the obligation;

•	the level of the benefits provided by the plan;

•	future estimated compensation raises that will influence the benefits to be paid.

The current value of the obligation was determined by an independent actuary using technical demographic, economic and financial bases in accordance with the aforesaid IAS 19 criteria.

The technical demographic bases used are the following:

•	probability of death of the retired employees and their family members: inferred from the 2013 figures for the mortality rates in the Italian population (source: ISTAT – Annuario statistico italiano 2014) taking into account the progressive rise in life expectancy, inferred from the last projected tables published by ISTAT and referred to 2011-2065;

•	probability of death of active employees: figures were calculated on the basis of the 2013 mortality table relating to the Italian population (source: ISTAT – Annuario statistico italiano 2014), taking account of both the increased life expectancy reported in recent years and the experience regarding employees in the Carige Group;

•	probability of retirement due to invalidity: figures were inferred from a survey on the credit sector and the experience regarding employees in the Carige Group;

•	probability of termination of employment for various reasons (resignation, firing): figures were inferred from the experience regarding employees in the Carige Group.

The definition of economic and financial assumptions led to the adoption of the following framework:

•	annual inflation rate: 2% for the entire valuation period;

•	nominal annual rate of increase in GDP: 2% from 2015 to 2017 and 3% from 2018 onward;

•	rate of remuneration increase: 1.4% for 2015, 1.5% for 2016, 0.8% for 2017 and 2% from 2018 onwards for all categories;

•	annual adjustment of the supplementary indemnity and INPS pension fund, according to provisions set out by regulations in force;

•	annual discount rate of 2% (3.5% as at 31/12/2013 and 2.8% as at 30/06/2014), taking account of the residual average duration of the liabilities related to pension funds of the Group, amounting to approx. 16 years, and with reference to the rate curve of corporate issuers AA securities in the Euro area as at 31/12/2014.

The retirement payout and the measure of the public pension were calculated according to current regulations (Law no. 214/2011—“Riforma Monti-Fornero”).

Level of the benefits provided by the plan and estimated future compensation raises.

In every year of evaluation:

•	for every active employee who has not attained requirements for retirement or who has not left the company for other causes of termination, the compensation raises, for contractual renewals, for seniority and for promotions were considered;

•	for each retired participant, the amount of the pension to be paid was calculated;

•	for each pensioner, the pension was revaluated, taking into account also the additional collected pensions, according to current law provisions regulating adjustments to pensions.

The definition of “plan assets” in accordance with IAS 19 prescribes that such assets:

•	are held by a fund that is legally separate from the reporting Entity and exists solely to pay or fund employee benefits

and

•	are available to be used only to pay or fund employee benefits, are not available to the reporting Entity’s own creditors (even in bankruptcy), and cannot be returned to the reporting Entity, with strictly defined exceptions.

The Funds, lacking autonomous legal personality, are constituted by:

the Carige and Carisa funds, as accounting entries within the total assets of the Company, within which they are constituted; therefore, there are no plan assets;

the Carrara fund, as separate and autonomous assets in accordance with Article 2117 of the Italian Civil Code within the total assets of the Cassa; therefore, for the specific purposes of the determination of the obligation in accordance with IAS 19, the defined benefit plan assets are irrelevant. Hence, they were not deducted from the present value of the obligation.

Application of IAS 19.

As regards defined benefit plans, for accounting purposes the disaggregation of changes is envisaged for the three components: operational (service costs), financial (finance costs) and evaluation (remeasurement). The first two should be recognised in Income Statement, while the third should be recognised in Shareholders’ Equity “Other Comprehensive Income” (OCI).

The operational component consists of the change in the obligation relating to:

•	the service rendered by the employee in the current year (Current Service Cost, or CSC);

•	the service rendered in previous years deriving from a change to the plan (Past Service Cost) or from a reduction thereof;

•	actuarial gains or losses at the time of the extinction of the plan.

The financial component consists of the change in the obligation, during the year, deriving from the passage of time (Interest Cost or IC).

The evaluation component is represented by actuarial gains/losses.

12.4 Allowances for risks and charges—other allowances

Other long-term employee benefits.

The amounts as at 31/12/2014 do not include data relating to Banca Cesare Ponti S.p.A., which are included in item 90—Liabilities associated with individual assets held for sale for an amount of EUR 238 thousand.

Funds related to access to the “Solidarity fund in support of income of Credit institutions’ personnel” the so-called Redundancy Fund, transferred from the respective assignors in the context of the acquisition of Business Units from IntesaSanPaolo and Unicredit (for Banca Carige S.p.A. alone). As at 31/12/2014 the amount totals EUR 34 thousand.

Fund for charges related to incentives for employment termination.

The provisions set aside are those related to the definitive financial benefits—essentially without the possibility of withdrawal from the offer—in favour of employees as an incentive for termination of employment. These incentives are recognised after a twelve month period following the end of the financial year. Considering the time-frame for the provision of these benefits (2016 - 2018) no actuarial assessments were made: the amounts were discounted using the AA-rated corporate bonds curve as at 31/12/2014 for Eurozone corporate issuers.

As at 31/12/2014 the amount totals EUR 11,637 thousand.

Fund for restructuring charges related to incentives for employment termination.

The provisions set aside are those corresponding to the estimate of the benefits—for incentives for employment termination—from which it is still possible for the Company to withdraw. The provision was determined by applying the provisions of IAS37.

As at 31/12/2014 the amount totals EUR 5,376 thousand.

Fund for the one-off amount pursuant to agreement 30/9/2014.

The provisions set aside are those corresponding to the sum to be paid in June 2016 as part of the one-off amount as provided in the Agreement dated 30/09/2014, which is split into three instalments to be paid in November 2014, June 2015 and June 2016 respectively. Considering the forecasts related to the benefits, no actuarial assessments were made (the realisation of the debt was not carried out due to the irrelevance of the amount).

As at 31/12/2014 the amount totals EUR 9,131 thousand.

Seniority bonus.

The Seniority Bonus is an amount equal to one twelfth (one tenth for Cassa di Risparmio employees hired on or before 16 March 2007) of the annual contractual compensation, paid to the employee upon attainment of the 25th year of actual service (or the 20th and 30th year of service for Cassa di Risparmio di Carrara employees hired on or before 16 March 2007).

The Union Agreement of 30/09/2014 modified both the identification criteria of the recipients of the Seniority Bonus and its determination. In particular, starting from 01/01/2015, the Seniority Bonus will only be paid to employees who as at 01/01/2015 have matured no less than 6 years of service. In this case, the bonus will be paid to individuals entitled—who have been employed continuously and upon reaching the level of seniority as required by the company—prorated to the actual period of employment as at 30/09/2014, taking as a reference the annual contractual remuneration as at 30/09/2014 of each individual in question.

Based on the sub-division of the benefit plans as provided by the IAS 19 standard, the seniority bonus is included in “other long-term employee benefits”.

Evaluation of the seniority bonus does not feature the same degree of uncertainty as the evaluation of post-employment benefits, such as the employee termination indemnities and supplementary pension funds: therefore, IAS 19 requires a simplified method of accounting for said benefits which does not recognise the actuarial gains and losses to be credited or debited to OCI. Changes in the obligation are fully debited in the income statement. As required by IAS 19, an actuarial assessment of the obligation was carried out.

Taking into account the indications of IAS19, the discount rate used was 1% (valued at 2.4% in 31/12/2013), considering the average residual term of the Carige Group’s overall liabilities with respect to the employee termination indemnities and the Seniority Bonus and with reference to the AA-rated corporate bonds curve as at 31/12/2014 for Eurozone corporate issuers.

As at 31/12/2014 the amount totals EUR 3,760 thousand.

2.	Legal Disputes

The provision was established to meet any potential losses from legal proceedings in progress, for which a reliable estimate of liabilities could be made in accordance with IAS 37. These refer to pending disputes and recovery actions for which both the future liability and the duration of the dispute were estimated. At the end of 2014, the provision totalled Euro 19.2 million. Commitments reaching maturity were immaterial and therefore they were not discounted.

3.	Other provisions

This item includes provisions for a credit of EUR 2.3 mln with a supplier the collection of which is in doubt, commitments with financial advisors who are not employed with the bank and other provisions for smaller amounts.

Potential liabilities

As at 31/12/2014 and with reference to the Group there were no potential liabilities.

SECTION 13

TECHNICAL RESERVES – ITEM 130

13.1 Technical reserves: breakdown

	Direct business	Indirect business	Total 31/12/2014	Total 31/12/2013
A. Non-life business	—	—	—	980,452
A.1 Provision for unearned premiums	—	—	—	151,794
A.2 Provision for outstanding claims	—	—	—	828,268
A.3 Other provisions	—	—	—	390
B. Life business	—	—	—	4,037,316
B.1 Mathematical provisions	—	—	—	3,967,154
B.2 Provisions for amounts payable	—	—	—	13,317
B.3 Other insurance provisions	—	—	—	56,845
C. Insurance provisions when investments risk is borne by the insured party	—	—	—	—
C.1 Provision for policies where the performance is connected to investment funds and market indices	—	—	—	—
C.2 Provision for pension funds	—	—	—	—

D. Total insurance provisions	—	—	—	5,017,768

Technical reserves belonging to the Insurance companies as at 31 December 2014 are posted under “Liabilities associated with groups of assets held for sale”.

SECTION 15

GROUP SHAREHOLDERS’ EQUITY – ITEMS 140, 160, 170, 180, 190, 200 AND 220

15.1 Share capital and treasury shares – breakdown

Number of shares issued	Ordinary	Savings	Total
Number of shares at the end of the period	10,167,553,157	2,554,218	10,170,107,375
– fully paid-up	10,167,553,157	2,554,218	10,170,107,375
– not fully paid-up

Treasury shares: type	Ordinary EUR/000	Savings EUR/000	Total EUR/000
Shares outstanding at year-end
– fully paid-up	28,593,099	—	28,593,099
– not fully paid-up

15.2 Share capital – Number of shares: changes in the year

Item/Type	Ordinary	Savings
A. Shares outstanding at the beginning of the year	2,174,664,623	2,554,218
– fully paid-up	2,174,664,623	2,554,218
– not fully paid-up

A.1 Treasury shares (-)	(30,000,228)	—

A.2 Shares in issue: opening balance	2,144,664,395	2,554,218

B. Increases	7,994,295,663	—
B.1 New issues	7,992,888,534	—
– with consideration:
– business combinations
– conversion of bonds
– exercise of warrants
– other	7,992,888,534
– without consideration
– in favour of employees
– in favour of directors
– other
B.2 Sale of treasury shares	1,407,129
B.3 Other changes	—

C. Decreases	—	—
C.1 Cancellation
C.2 Purchase of treasury shares	—
C.3 Sale of companies
C.4 Other changes

D. Shares in issue: closing balance	10,138,960,058	2,554,218
D.1 Treasury shares (+)	28,593,099
D.2 Shares outstanding at year-end	10,167,553,157	2,554,218
– fully paid-up	10,167,553,157	2,554,218
– not fully paid-up	—

15.4 Reserves from allocation of profit: other information

Item/Value	31/12/2014	31/12/2013
Profit reserves:	-477,978	215,783
- Legal reserve	0	235,778
- Other reserves	-477,978	-9,150
- Minor reserves for stock options on subsidiaries	0	-10,845

15.5 Other information

Item/Value	31/12/2014	31/12/2013
Other reserves:	51,630	80,278
- Merger reserve	0	12,341
- Concentration reserve	0	16,589
- Reserve for share-based payments	620	338
- Reserves from capital increases without consideration for companies consolidated using valuation reserves	51,010	51,010

SECTION 16

MINORITY INTERESTS - ITEM 210

16.1 Breakdown of Item 210 “Shareholders’ equity: Non-controlling interests”

Company name	2014	2013
Equity investments in consolidated companies with significant non-controlling interests
1. Cassa di Risparmio di Savona SpA	6,660	6,844
2. Banca del Monte di Lucca SpA	35,807	38,414
3. Cassa di Risparmio di Carrara SpA	9,536	10,506
Other investments	68	74

Total	52,071	55,838

OTHER INFORMATION

1. Guarantees given and commitments

Operations	Amounts 31/12/2014	Amounts 31/12/2013
1) Financial guarantees given to	162,192	144,389
a) Banks	37,866	35,761
b) Customers	124,326	108,628
2) Commercial guarantees given to	859,216	994,637
a) Banks	430	4,377
b) Customers	858,786	990,260
3) Irrevocable commitments to disburse funds	1,419,354	1,642,776
a) Banks	19,120	123,649
i) usage certain	19,120	123,649
ii) usage uncertain	—	—
b) Customers	1,400,234	1,519,127
i) usage certain	573,833	66,544
ii) usage uncertain	826,401	1,452,583
4) Commitments underlying credit derivatives: protection sales	—	—
6) Assets formed as collateral for third-party obligations	5,392	5,400
6) Other commitments	—	11,966

Total	2,446,154	2,799,168

Figures relate to the Banking Group.

2. Assets used to guarantee own liabilities and commitments

Portfolios	Amounts 31/12/2014	Amounts 31/12/2013
1. Financial instruments held for trading	3,129	—
2. Financial instruments designated at fair value	—	—
3. Financial instruments available for sale	2,041,049	5,095,615
4. Financial instruments held to maturity	—	—
5. Loans and receivables with banks	437,262	211,148
6. Loans and receivables with customers	6,058,530	6,818,856
7. Property, plant and equipment	541	—

Assets pledged as collateral for the company’s own liabilities and for commitments amounted to EUR 8.5 bn and are made up of securities underlying repo transactions, mortgages and securities pledged as collateral and as a deposit for refinancing operations with the European Central Bank, securities guaranteeing the issue of bank cheques that are guaranteed and issued by Banca Carige (Covered bond), securitised mortgages transferred to the special purpose vehicle company, Argo Mortgage 2 Srl that are not subject to cancellation, deposits and securities pledged as collateral on OTC derivative contracts, mortgages guaranteeing financing operations with the E.I.B., security deposits with Cassa Compensazione e Garanzia S.p.A., deposits pledged as collateral for foreign operations and gold loans and assets belonging to the pension fund of Cassa di Risparmio di Carrara S.p.A.

4. Breakdown of investments in unit-linked and index-linked policies

	Total 31/12/2014	Total 31/12/2013
I Land and buildings	—	—
II Investments in Group companies and investees:	—	—
1. Shares and units	—	—
2. Bonds	—	—
3. Loans	—	—
III Units in mutual investment funds	183,054	181,615
IV Other financial investments:	18,279	81,608
1. Shares and units	—	—
2. Bonds and other fixed-income securities	18,279	81,608
3. Deposits with credit institutions	—	—
4. Other financial investments	—	—
V Other assets	—	—
VI Cash and cash equivalents	6,388	13,654

Total	207,721	276,877

Investments are entirely referred to the insurance companies recognised as assets held for sale.

5. Asset management and trading on behalf of others

Type of service	Total 31/12/2014
1. Orders execution on behalf of customers
a) purchases
1. settled	1,559,957
2. unsettled	—
b) sales
1. settled	1,100,543
2. unsettled	—
2. Portfolio management
1. Individual	707,432
2. Collective	—
3. Custody and administration of securities
a) Third party securities on deposits: relating to depositary bank activities (excluding segregated accounts)
1. securities issued by companies included in consolidation	—
2. other securities	—
b) Third party securities held in deposits (excluding segregated accounts): other
1. securities issued by companies included in consolidation	4,538,959
2. other securities	11,551,244
c) securities of third deposited to third	12,412,250
d) property securities deposited to third	2,679,052
4. Other operations	4,188,464
- receipt and issue of orders and brokerage:	10,335,285
4. Other operations	5,385,225
4. Other operations	4,950,060
4. Other operations	1,906,251
4. Other operations	119,235
4. Other operations	185,330
4. Other operations	4,348

The figures in the above table refer entirely to the Banking Group.

6. Assets subject to accounting offsetting or under master netting agreements and similar ones

					Related amounts not
Instrument type		Gross amounts of financial assets (a)	Financial liabilities offset in Balance Sheet (b)	Net Balance Sheet values of financial asset (c=a-b)	recognised in Balance Sheet		Net amounts 31/12/2014 (f=c-d-e)	Net amounts 31/12/2013
					Financial instruments (d)	Cash collateral received (e)
1) Derivatives		253,904	—	253,904	—	107,162	146,743	73,397
2) Repos		—	—	—	—	—	—	—
3) Securities lending		—	—	—	—	—	—	—
4) Other		—	—	—	—	—	—	—

Total	31/12/2014	253,904	—	253,904	—	107,162	146,743	x

Total	31/12/2013	173,297	—	173,297	—	99,900	—	73,397

The amount indicated in column (a) relates to derivatives disclosed under item 20 “Financial assets held for trading”, equal to EUR 48,871 thousand, and item 80 “Hedging derivatives”, in the amount of EUR 205,033 thousand. The related cash deposits pledged to guarantee, shown in column (e) are recognised under item 10 “Deposits from banks”, amounting to EUR 96,232 thousand, and for the residual amount, under item 20 “Deposits from customers”.

7. Liabilities subject to accounting offsetting, master netting agreements and similar ones

Instrument type		Gross amounts of financial liabilities (a)	Financial assets offset in Balance Sheet (b)	Net Balance Sheet values of financial liabilities (c=a-b)	Related amounts not recognised in Balance Sheet			Net amounts 31/12/2013
					Financial instruments (d)	Cash collateral pledged (e)	Net amounts 31/12/2014 (f=c-d-e)

1) Derivatives		461,491	—	461,491	74,840	272,818	113,833	64,540
2) Repos		—	—	—	—	—	—	—
3) Securities lending		—	—	—	—	—	—	—
4) Other		—	—	—	—	—	—	—

Total	31/12/2014	461,491	—	461,491	74,840	272,818	113,833	x

Total	31/12/2013	439,100	—	439,100	189,315	185,245	x	64,540

The amount indicated in column (a) relates to derivatives disclosed under item 40 “Financial liabilities held for trading”, equal to EUR 113,760 thousand, and item 60 “Hedging derivatives”, in the amount of Euro 347,731 thousand. Related financial instruments pledged to guarantee, shown in column (d) are securities disclosed under item 40 “Financial assets available for sale”. Cash deposits pledged to guarantee, shown in column (e) are recognised under item 60 “Loans to banks”, in the amount of EUR 271,718 thousand, and for the remaining amount under item 70 “Loans to customers”.

The Bank periodically analyses all types of mater netting agreements, or similar agreements, which might be eligible for offsetting.

For example, the netting agreements on derivatives (CSA), repurchase agreement transactions in compliance with TBMA/ISDA—Global Master Repurchase Agreements (GMRA)—international standards, security lending transactions in compliance with TBMA/ISDA—Global Master Securities Lending Agreements (GMSLA)—international standards, and all rights related to financial collaterals. Arrangements that can be qualified as “collateral agreements” are excluded.

The following can be inferred from the analysis made:

•	master netting agreements (ISDA), concluded by Group banks do not comply with the accounting offsetting criteria based on the joint provisions of paragraphs AG38A and AG38B of IAS 32;

•	repurchase transactions on securities with Cassa di Compensazione e Garanzia do not comply with criteria for the accounting offsetting as they are substantially governed by a collateral agreement;

•	transactions in listed derivatives, given the irrelevance of the phenomenon for the Carige Group, were excluded from the analysis.

FOREWORD

Figures as at 31/12/2013 in all tables have been restated pursuant to the provisions of IFRS 5 (Non-current assets held for sale and discontinued operations).

Income statement figures, therefore, are entirely relating to the Banking Group, with the exception of Section 21 “Profit (loss) after tax from assets held for sale and discontinued operations” – Item 310.

SECTION 1

INTERESTS – ITEMS 10 AND 20

1.1 Interest and similar income: breakdown

Voices/Technical forms	Debt securities	Loans	Other transactions	Total 31/12/2014	Total 31/12/2013
1. Financial assets held for trading - Cash Instruments	377	—	14,429	14,806	15,823
2. Financial assets designated at fair value through profit or loss	—	—	—	—	—
3. Available for sale financial assets	63,301	—	—	63,301	174,353
4. Held to maturity investments	—	—	—	—	14,209
5. Loans and receivables with banks	4,136	797	525	5,458	3,739
6. Loans and receivables with customers	128	711,529	6	711,663	781,718
7. Hedging derivatives	x	x	—	—	—
8. Other assets	x	x	1	1	1,263

Total	67,942	712,326	14,961	795,229	991,105

1.3 Interest and similar income: other information

1.3.1 Interest income from financial assets denominated in foreign currency

Interest on financial assets held in foreign currency amount to EUR 15,412 thousand.

1.3.2 Interest income from finance leases

Interest income from finance leases amounted to EUR 19,002 thousand.

1.4 Interest and similar expense: breakdown

Items/Technical forms	Debts	Securities	Other transactions	Total 31/12/2014	Total 31/12/2013
1. Deposits from central banks	(9,122)	x	—	(9,122)	(39,278)
2. Deposits from banks	(5,302)	x	(124)	(5,426)	(6,217)
3. Deposits from customers	(114,513)	x	(12)	(114,525)	(116,894)
4. Debt securities in issue	x	(275,341)	—	(275,341)	(316,848)
5. Financial liabilities held for trading	—	—	—	—	—
6. Financial liabilities at fair value through profit or loss	—	(28,032)	—	(28,032)	(23,467)
7. Other liabilities and found	x	x	(2,955)	(2,955)	(556)
8. Hedging derivatives	x	x	(6,231)	(6,231)	(57,125)

Total	-(128,937)	(303,373)	(9,322)	(441,632)	(560,385)

1.5 Interest and similar expense: differentials on hedging transactions

Items	31/12/2014	31/12/2013
A. Positive differentials related to hedging operations	363	76,378
B. Negative differentials related to hedging operations	(6,594)	(133,503)

C. Net differentials (A-B)	(6,231)	(57,125)

1.6 Interest and similar expense: other information

1.6.1 Interest expense on liabilities denominated in foreign currency

Interest on liabilities in foreign currency amount to EUR 3,194 thousand.

1.6.2 Interest expense on liabilities from financial leasing transactions

Interest expense on liabilities from financial leasing transactions amounted to EUR 110 thousand.

SECTION 2

FEES AND COMMISSIONS - ITEMS 40 AND 50

2.1 Fee and commission income: breakdown

Type of service/Values	Total 31/12/2014	Total 31/12/2013
a) guarantees given	12,291	15,040
b) credit derivatives	—	—
c) management, brokerage and consultancy services:	74,971	85,875
1. securities trading	725	572
2. currency trading	2,421	2,314
3. portfolio management	4,149	42,048
3.1. individual	4,149	4,370
3.2. collective	—	37,678
4. custody and administration of securities	2,459	2,506
5. custodian bank	—	—
6. placement of securities	38,026	12,085
7. reception and transmission of orders	8,736	8,799
8. advisory services	—	—
8.1 related to investments	—	—
8.2 related to financial structure	—	—
9. distribution of third party services	18,455	17,551
9.1 portfolio management	1,762	107
9.1.1. individual	39	54
9.1.2. collective	1,723	53
9.2 insurance products	570	714
9.3 other products	16,123	16,730
d) collection and payment services	67,307	67,422
e) securitization servicing	1	74
f) factoring services	1,115	1,456
g) tax collection services	—	—
h) management of multilateral trading facilities	—	—
i) management of current accounts	123,418	127,229
j) other services	17,036	16,814

Total	296,139	313,910

The “other services” line item includes EUR 803 thousand for Fiduciary Management Services.

2.2 Fee and commission expense: breakdown

Services/Amounts	Total 31/12/2014	Total 31/12/2013
a) guarantees received	(19,194)	(21,710)
b) credit derivatives	—	—
c) management, brokerage and consultancy services:	(2,585)	(2,795)
1.trading in financial instruments	(121)	(17)
2. currency trading	—	—
3. portfolio management:	(575)	—
3.1 own portfolio	(575)	—
3.2 third party portfolio	—	—
4. custody and administration securities	(1,191)	(1,858)
5. financial instruments placement	(106)	(39)
6. off-site distribution of financial instruments. products and services	(592)	(881)
d) collection and payment services	(20,655)	(20,717)
e) other services	(8,463)	(8,549)

Total	(50,897)	(53,771)

SECTION 3

DIVIDENDS AND SIMILAR INCOME - ITEM 70

3.1 Dividends and similar income: breakdown

			Total 31/12/2014		Total 31/12/2013
Items/Income			Dividends	Income from units in investment funds	Dividends	Income from units in investment funds
A. Financial assets held for trading			23	—	—	571
B. Available for sale financial assets			16,912	1,330	3,655	539
C. Financial assets at fair value through profit or loss- others			—	—	—	—
D. Investments			—	x	—	x

Total	—	—	16,935	1,330	3,655	1,110

SECTION 4

PROFITS (LOSSES) ON TRADING - ITEM 80

4.1 Profits and losses on financial assets and liabilities held for trading: breakdown

Transactions / Income	Unrealized profits (A)	Realized profits (B)	Unrealized losses (C)	Realized losses (D)	Net Profit (A+B)-(C+D) 31/12/2014
1. Financial assets held for trading	55	4,847	(1,610)	(399)	2,893
1.1 Debt securities	55	1,002	(357)	(301)	399
1.2 Equity	—	63	(2)	(83)	(22)
1.3 Units in investment funds	—	205	(2)	(15)	188
1.4 Loans	—	—	—	—	—
1.5 Other	—	3,577	(1,249)	—	2,328

2. Financial liabilities held for trading	—	—	—	—	—
2.1 Debt securities	—	—	—	—	—
2.2 Deposits	—	—	—	—	—
2.3 Other	—	—	—	—	—

3. Financial assets and liabilities in foreign currency: exchange differences		x	x	x	13,015

4. Derivatives	3,710	7,091	(9,367)	(7,030)	(10,982)
4.1 Financial derivatives:	3,710	7,091	(9,367)	(7,030)	(10,982)
- on debt securities and interest rates	3,710	7,017	(9,365)	(6,911)	(5,549)
- on equity securities and shares indexes	—	74	(2)	(119)	(47)
- On currencies and gold	x	x	x	x	(5,386)
- Other	—	—	—	—	—
4.2 Credit derivatives	—	—	—	—	—

Total	3.765	11,938	(10,977)	(7,429)	4,926

SECTION 5

FAIR VALUE ADJUSTMENTS IN HEDGE ACCOUNTING - ITEM 90

5.1 Fair value adjustments in hedge accounting

Income components/Value	Total 31/12/2014	Total 31/12/2013
A. Income from:
A.1 Fair value hedging instruments	127,426	264,331
A.2 Hedged asset items (in fair value hedge relationships)	71,833	1,466
A.3 Hedged liability items (in fair value hedge relationship)	18,552	102,432
A.4 Cash-flow hedging derivatives (including ineffectiveness of net investment hedge)	—	—
A.5 Assets and liabilities denominated in currency (not derivative hedging instruments)	—	—

Total gains on hedging activities (A)	217,811	368,229

B. Losses on:
B.1 Fair value hedging instruments	(89,039)	(137,391)
B.2 Hedged asset items (in fair value hedge relationship)	(7,384)	(235,996)
B.3 Hedged liabilities items (in fair value hedge relationships)	(119,357)	(5,161)
B.4 Cash-flow hedging derivatives (including ineffectiveness of net investment hedge)	—	—
B.5 Assets and liabilities denominated in currency (not derivative hedging instruments)	—	—

Total losses on hedging activities (B)	(215,780)	(378,548)

C. Net profit from hedging activities (A – B)	2,031	(10,319)

SECTION 6

PROFITS (LOSSES) ON DISPOSAL OR REPURCHASE - ITEM 100

6.1 Profits and losses on disposals/repurchases: breakdown

				Total 31/12/2014			Total 31/12/2013
Items / Income				Gain	Losses	Net profit	Gain	Losses	Net profit
Financial assets
1. Loans and receivables with banks				5,202	(905)	4,297	1	—	1
2. Loans and receivables with customers				1,429	(3,103)	(1,674)	449	(1,546)	(1,097)
3. Financial assets available for sale				118,803	(33,665)	85,138	368,482	(40,079)	328,403
3.1 Debt securities				102,084	(31,037)	71,047	61,629	(20,631)	40,998
3.2 Equity Instruments				12,297	(1,562)	10,735	305,887	(758)	305,129
3.3 Units in investment funds				4,422	(1,066)	3,356	966	(18,690)	(17,724)
3.4 Loans				—	—	—	—	—	—
4. Financial assets held to the deadline				—	—	—	21,261	—	21,261

Total assets	—	—	—	125,434	(37,673)	87,761	390,193	(41,625)	348,568

Financial liabilities
1. Deposits with banks				—	—	—	—	—	—
2. Deposits with customers				—	—	—	—	—	—
3. Debt Securities in issue				5,712	(2,985)	2,727	5,017	(1,650)	3,367

Total financial liabilities	—	—	—	5,712	(2,985)	2,727	5,017	(1,650)	3,367

SECTION 7

PROFITS (LOSSES) ON FINANCIAL ASSETS AND LIABILITIES DESIGNATED AT FAIR VALUE - ITEM 110

7.1 Profits (losses) on financial assets and liabilities designed at fair value

Transactions / Income	Unrealized profits (A)	Realized profits (B)	Unrealized losses (C)	Realized losses (D)	Net profit [(A+B) - (C+D)]
31/12/2014
1. Financial assets	—	—	—	—	—
1.1 Debt securities	—	—	—	—	—
1.2 Equity securities	—	—	—	—	—
1.3 Units in investment funds	—	—	—	—	—
1.4 Loans	—	—	—	—	—

2. Financial liabilities	320	285	(10,046)	(574)	(10,015)
2.1 Debt securities	320	285	(10,046)	(574)	(10,015)
2.2 Deposits from banks	—	—	—	—	—
2.3 Deposits from customers	—	—	—	—	—

3. Financial assets and liabilities in foreign currencies: exchange differences	x	x	x	x	—

4.Credit and financial derivatives	18,012	3,392	(11,022)	—	10,382

Total	18,332	3,677	(21,068)	(574)	367

SECTION 8

NET LOSSES/RECOVERIES ON IMPAIRMENT - ITEM 130

8.1 Net losses/recoveries on impairment of loans: breakdown

Transactions/Income	Write - downs (1)			Write - backs (2)				Total
	Specific		Portfolio	Specific		Portfolio		31/12/2014	31/12/2013
	Write - offs	Other		A	B	A	B
A. Loans and receivables with banks	—	(166)	—	—	1,527	—	—	1,361	(2,920)
- Loans	—	—	—	—	152	—	—	152	(91)
- Debt securities	—	(166)	—	—	1,375	—	—	1,209	(2,829)
B. Loans and receivables with customers	(27,764)	(684,773)	(61,236)	27,405	99,157	—	323	(646,888)	(1,039,864)
Deteriorated purchased loans	—	—	x	—	—	x	x	—	—
- Loans	—	—	x	—	—	x	x	—	—
- Debt securities	—	—	x	—	—	x	x	—	—
Other receivables	(27,764)	(684,773)	(61,236)	27,405	99,157	—	323	(646,888)	(1,039,864)
- Loans	(27,764)	(684,773)	(61,236)	27,405	99,157	—	323	(646,888)	(1,039,864)
- Debt securities	—	—	—	—	—	—	—	—	—
C. Total	(27,764)	(684,939)	(61,236)	27,405	100,684	—	323	(645,527)	(1,042,784)

Key

A = From interest

B = other reversals

8.2 Net losses/recoveries on impairment of financial assets available for sale: breakdown

	Adjustments		Reversals of impairment losses
	(1)		(2)		Total 31/12/2014	Total 31/12/2013
	Specific		Specific
Transactions/Income	Write-off	Other	A	B
Debt securities	—	(87)	—	—	(87)	(4,371)
B. Equity instruments	(138)	(1,139)	—	—	(1,277)	(6,912)
C. Units in investments funds	—	(88)	x	x	(88)	(2,844)
D. Loans to banks	—	—	x	—	—	—
E. Loans to customers	—	—	—	—	—	—

F. Total	(138)	(1,314)	—	—	(1,452)	(14,127)

Key

A = From interest

B = other reversals

8.4 Net losses/recoveries on impairment of other financial activities: breakdown

	Adjustments			Reversals of impairment losses				Total
	(1)			(2)
	Specific			Specific		Portfolio
Transactions/Income	Write - offs	Other	Portfolio	A	B	A	B	12/31/2014	12/31/2013
A. Guarantees given	(50)	(12,744)	(16,727)	—	7,059	—	8	(22,454)	(28,244)
B. Credit derivatives	—	—	—	—	—	—	—	—	—
C. Commitments to disburse funds	—	—	—	—	—	—	—	—	—
D. Other transactions	—	—	—	—	—	—	—	—	955

E.Total	(50)	(12,744)	(16,727)	—	7,059	—	8	(22,454)	(27,289)

Key

A = From interest

B = other reversals

SECTION 11

ADMINISTRATIVE EXPENSES - ITEM 180

11.1 Personnel expenses: breakdown

Type of expense/Amounts	Total 31/12/2014	Total 31/12/2013
1) Employees	(402,935)	(371,446)
a) wages and salaries	(227,635)	(245,134)
b) social security contributions	(69,360)	(74,281)
c) Severance pay (only for Italian legal entities)	(6,093)	(6,307)
d) Social security costs	(213)	(203)
e) allocation to employee severance pay provision	(1,738)	(2,024)
f) provision for retirements and similar provisions:	(13,571)	(13,574)
- defined contribution	(372)	(651)
- defined benefit	(13,199)	(12,923)
g) payments to external pension funds:	(14,650)	(14,191)
- defined contribution_old	(14,650)	(14,191)
- defined benefit	—	—
h) Expenses resulting from share based payments	77	486
i) other employee benefits	(69,752)	(16,218)
2) Other staff	(882)	(867)
3) Directors and Statutory Auditors	(7,686)	(5,844)
4) Early retirement costs	—	—

Total	(411,503)	(378,157)

11.2 Average numbers of employees by category

Total 31/12/2014
1) Employees	5,570
a) executives	88
b) managers	1,440
c) other employees	4,042
2) Other personnel	125

Total	5,695

The average total number of employees of the banking group is 5,194. There are 485 employees in the insurance companies and 16 in other companies.

11.3 Defined-benefit pension funds: total cost

During the year, total costs of EUR 13,199 thousand were recorded for defined benefit company pension funds. Of this amount, EUR 12,923 thousand refer to the company pension fund of Banca Carige and respectively EUR 168 and 108 thousand to the company pension funds of Cassa di Risparmio di Carrara SpA and Cassa di Risparmio di Savona S.p.A. For more details refer to Section 12.3, Liabilities.

11.4 Other employee benefits

Among other things, this item includes charges connected with the health policy and voluntary redundancy incentives for employees who are eligible for retirement.

11.5 Other administrative expenses: breakdown

Type of service/Amounts	Total 31/12/2014	Total 31/12/2013
Indirect duties and taxes	(69,680)	(67,179)
- stamp duties and taxes on stock exchange	(58,163)	(53,543)
- substitute tax (Pres. Decree 601/73)	(2,511)	(4,498)
- local property taxes	(5,862)	(5,786)
- other indirect duties and taxes	(3,144)	(3,352)
Leases and rent payable	(27,702)	(28,903)
- property	(16,158)	(16,811)
- electronic equipment and software	(10,612)	(10,756)
- other	(932)	(1,336)
Expenses for software acquisition	—	—
Maintenance and operating expenses	(27,163)	(25,729)
- property owned and used by the bank	(5,327)	(5,416)
- rented property	(2,170)	(2,093)
- operating assets	(10,217)	(10,068)
- software	(9,449)	(8,152)
Cleaning services	(4,011)	(4,218)
Electricity, heating and water	(10,306)	(11,305)
Printed materials and stationery	(2,234)	(3,088)
Post and telephone	(11,535)	(12,882)
Security	(3,482)	(3,370)
Transport	(6,251)	(5,971)
Insurance premiums	(3,996)	(4,344)
Advertising, publicity and media initiatives	(5,415)	(6,603)
Expenses for corporate hospitality	(1,258)	(1,431)
Association fees	(1,507)	(1,567)
Contributions to bodies and associations	(229)	(149)
Subscriptions to newspapers, magazines and publication	(750)	(710)
Professional services fees	(40,411)	(38,148)
- consultancy	(21,526)	(18,323)
- legal expenses	(16,951)	(17,916)
- commercial information and investigation	(1,493)	(1,437)
- other	(441)	(472)
Expenses for IT services and outsourcing	(29,264)	(30,167)
Indirect staff expenses	—	—
Other expenses	(4,118)	(8,895)

Total	(249,312)	(254,659)

SECTION 12

NET PROVISIONS FOR RISKS AND CHARGES - ITEM 190

12.1 Provisions: breakdown

	Total 31/12/2014	Total 31/12/2013
All.tion to provision for risks and charges related to legal dispotives and revocation lawsuits	(6,655)	(8,208)
Interest expense from discounting of provisions for legal disp. and revocation lawsuits	—	—
Re-allocation to Income Statement related to provision for risk and charges related to legal disputes and rev.lawsuits	3,868	2,363
Re-allocation to Income Statement related to other provisions	9	10
Allocation to other provisions	(2,851)	(106)

Total	(5,629)	(5,941)

SECTION 13

NET ADJUSTMENTS TO/RECOVERIES ON PROPERTY AND EQUIPMENT - ITEM 200

13.1 Net adjustment to/recoveries on property and equipment: breakdown

Asset/Income	Depriciation (a)	Impairment losses (b)	Write-backs (c)	Net result (a + b + c) 31/12/2014
A. Property, equipment and investment property
A.1 Owned	(18,708)	(1,281)	—	(19,989)
- For operational use	(17,453)	(1,281)	—	(18,734)
- For investment	(1,255)	—	—	(1,255)
A.2 Acquired through finance lease	(812)	—	—	(812)
- For operational use	(17,453)	(1,281)	—	(18,734)
- For investment	(1,255)	—	—	(1,255)

Total	(19,520)	(1,281)	—	(20,801)

SECTION 14

NET ADJUSTMENTS TO/RECOVERIES ON INTANGIBLE ASSETS - ITEM 210

14.1 Net adjustments to/recoveries on intangible assets: breakdown

Asset/Income	Depreciation (a)	Impairment losses (b)	Write-backs (c)	Net result (a + b + c) 31/12/2014
A. Intangible assets
A.1 Owned	(28,593)	—	—	(28,593)
- Generated internally by the company	—	—	—	—
- Other	(28,593)	—	—	(28,593)
A.2 Held by Finance leases	—	—	—	—

Total	(28,593)	—	—	(28,593)

SECTION 15

OTHER OPERATING EXPENSES AND INCOME - ITEM 220

15.1 Other operating expenses: breakdown

	31/12/2014	31/12/2013
Operating costs on financial leases	(511)	(893)
Ordinary maintenance costs on investment property	(608)	(649)
Expenses for improvement of third parties’ assets	(610)	(367)
Other expenses	(9,837)	(25,986)

Total	(11,566)	(27,895)

15.2 Other operating income: breakdown

	31/12/2014	31/12/2013
Rents and rental income	4,505	4,661
Charges to third parties	88,066	87,854
commission of inquiry fast	28,632	32,234
recovery of taxes	59,011	55,172
customer insurance premiums	423	448
Other revenues	21,375	41,468

Total	113,946	133,983

SECTION 16

PROFIT (LOSS) ON INVESTMENTS IN ASSOCIATES AND COMPANIES SUBJECT TO JOINT CONTROL - ITEM 240

16.1 Profit (Loss) on investments in associates and companies subject to joint control: breakdown

Income/Value	Total 31/12/2014	Total 31/12/2013
1) Joint ventures
A. Income	—	92,890
1. Revaluations	—	—
2. Gains on disposal	—	92,890
3. Writebacks	—	—
4. Other gains	—	—
B. Expenses	1	(1)
1. Write-downs	—	—
2. Impairment losses	1	—
3. Losses on disposal	—	—
4. Other expenses	—	(1)

Net profit	1	92,889

2) Companies subject to significant influence
A. Income	5,991	5,586
1. Revaluations	5,991	5,586
2. Gains on disposal	—	—
3. Writebacks	—	—
4. Other gains	—	—
B. Expenses	(1,052)	—
1. Write-downs	—	—
2. Impairment losses	(1,052)	—
3. Losses on disposal	—	—
4. Other expenses	—	—

Net profit	4,939	5,586

Total	4,940	98,475

SECTION 18

IMPAIRMENT ON GOODWILL - ITEM 260

18.1 Impairment of goodwill: breakdown

2014
Cassa di Risparmio di Carrara SpA	(15,919)

Totale	(15,919)

For further details and relevant comments reference is made to Section 13 in Assets.

SECTION 19

PROFITS (LOSSES) FROM DISPOSAL OF INVESTMENTS - ITEM 270

19.1 Profits and losses from disposal of investments

Income/Value	Total 31/12/2014	Total 31/12/2013
A. Assets	(160)	—
- Gains on disposal	67	—
- Losses on disposal	(227)	—
B. Other assets	(19)	(276)
- Gains from disposals	23	11
- Losses from disposals	(42)	(287)

Net result	(179)	(276)

SECTION 20

TAXES ON INCOME FROM CONTINUING OPERATIONS - ITEM 290

20.1 Tax income (expense) related to profit or loss from continuing operations: breakdown

Income components/Sectors	Total 31/12/2014	Total 31/12/2013
1. Current tax expense (-)	(65,143)	(32,471)
2. Changes of current tax expense of previous years (+/-)	(1,100)	6,944
3. Reduction in current tax expense for the period (+)	—	—
3. bis Reductions in current tax expense for the period due tax credit related to L. 214/2011 (+)	825,706	—
4. Changes to deferred tax assets (+/-)	(661,210)	703,818
5. Changes to deferred tax liabilities (+/-)	72,644	117,850
6. Tax expense for the year (-) ( -1+/-2+3+3bis+/-4+/-5)	170,897	796,141

The figures in the above table refer entirely to the Banking Group.

20.2 Reconciliation of theoretical to actual tax charge

The overall tax impact on pre-tax profit – tax rate – calculated with reference to items in the Income Statement as at 31 December 2014 (Item 290/ Item 280) is close to 29.5%.

This impact is positive by reason of the fact that the loss for the year generates a tax credit to be carried forward over following financial years, and which will result in future savings (e.g. prepaid taxes and tax loss carryovers), or will be transformed in tax credit, pursuant to Law 214/2011.

IRES and IRAP substitute tax on the higher value recognised, is included in the current tax burden, in a total amount of EUR 42 mln, due to the new rates applied following the amendment of the Bank of Italy made in compliance with Law Decree 133/2013. The amount of tax is equal to the differential between the 12% of the indicated greater value (equal to EUR 299.9 million) that was initially determined and the 26% set forth by Italian Law Decree 66/2014 published in the Italian Official Journal on 24 April 2014. Therefore, when calculating the tax rate for the purposes of IRES and IRAP, this does not account for the increase in the substitute tax, which has an impact on income that is already recorded in the financial statements the previous financial year.

Furthermore, during the year the option was selected to realign the lower value of property for tax purposes to the higher value posted in the balance sheet following the accounting revaluation that was made the first time that the IAS/Ifrs accounting standards were applied in the 2005 financial statements. This option, set forth in art. 1, paragraph 147 of Italian Law 147/2013, led to a net benefit to the Income Statement equal to approx. EUR 40.4 million, equal to the differential between the substitute tax included among the current taxes, the 16% rate for fiscally amortisable assets and 12% for non-amortisable assets (EUR 32.3 million), and the deferred taxes entered with the ordinary rate (27.5% IRES and 5.57% IRAP – EUR 72.7 million). Neither is such accounting taken into account in calculating the tax rate as the tax benefit is not related to any proceeds posted in the Income Statement.

Concerning the accrued IRES receivable, it should be noted that the tax rate is around 27.3%. It should be noted that the reference tax rate of 27.5% on loss from continuing operations generates a substantially corresponding credit inasmuch as the taxable amount is increased, for example, by the partial non-deductibility of interest due that is almost completely offset by permanent negative variations (e.g. exempt quota of cashed dividends or ACE (aid for economic growth) and Irap deductions on personnel expenses and non-deductible interest due).

Concerning IRAP, it should be mentioned that, in relation to its specific nature and the different definition of the taxable amount with respect to Item 280, which, after applying the adjustments of Law 244/2007, excludes from the computation, inter alia, the expenses related to staff and other operational revenues and expenses, the tax burden is 2.5%.

It can be observed that the actual tax rate proves to be less than the theoretical 5.57% applicable to the banking sector due to the particular effect of IRAP tax that characterizes companies closing their financial year with a negative result or with a gross profit that is significantly less than the value of production (IRAP taxable amount).

Due to provisions set out by Law no. 147/2013 (“2014 Stability Law”), value adjustments on receivables from customers are now deductible from IRAP tax over a five year period.

SECTION 21

INCOME (LOSS) AFTER TAX FROM DISCONTINUED OPERATIONS - ITEM 310

21.1 Total income or loss from discontinued operations after tax: breakdown

Income components/Sectors	Total 31/12/2014	Total 31/12/2013
1. Income	1,299,449	1,332,805
2. Expense	(1,184,585)	(1,501,954)
3. Gains and losses from valuations of the group of assets and associated liabilities	(218,692)	—
4. Realised gains (losses)	—	—
5. Tax expenses	(34,878)	22,281

Profit (Loss)	(138,706)	(146,868)

The figures from the previous table are provided below with a breakdown into Banking Group, Insurance Companies and Other Companies.

21.1. Total income or loss from discontinued operations after tax: breakdown

21-.1.1 Pertaining to banking group

Income components/Sectors	Total 31/12/2014	Total 31/12/2013
1. Income	67,558	73,464
2. Expense	(35,643)	(78,113)
3. Gains and losses from valuations of the group of assets and associated liabilities	(218,692)	—
4. Realised gains (losses)	—	—
5. Tax expenses	(7,798)	(2,609)

Profit (Loss)	(194,575)	(7,258)

21.1 Total income or loss from discontinued operations after tax: breakdown

21.1.2 Pertaining to insurance companies

Income components/Sectors	Total 31/12/2014	Total 31/12/2013
1. Income	1,228,608	1,256,512
2. Expense	(1,145,219)	(1,369,350)
3. Gains and losses from valuations of the group of assets and associated liabilities	—	—
4. Realised gains (losses)	—	—
5. Tax expenses	(25,252)	25,148

Profit (Loss)	58,137	(87,690)

21.1 Total income or loss from discontinued operations after tax: breakdown

21.1.3 Pertaining to other companies

Income components/Sectors	Total 31/12/2014	Total 31/12/2013
1. Income	3,283	2,829
2. Expense	(3,723)	(54,491)
3. Gains and losses from valuations of the group of assets and associated liabilities	—	—
4. Realised gains (losses)	—	—
5. Tax expenses	(1,828)	(258)

Profit (Loss)	(2,268)	(51,920)

21.2 Tax income (expense) from discontinued operations

	Total 31/12/2014	Total 31/12/2013
1. Current tax expense (-)	(18,208)	(15,891)
2. Changes in deferred tax assets (+/-)	(7,951)	50,236
3. Changes in deferred tax liabilities (+/-)	(8,718)	(12,064)

4. Income tax for the year (-1+/-2+/-3)	(34,877)	22,281

The Fiscal Year 2013 column was revised in accordance with the section “Restatement of prior period accounts in compliance with IFRS 5 (Non-current assets held for sale and discontinued operations)”, to which reference is made for further details.

The figures from the previous table are provided below with a breakdown into Banking Group, Insurance Companies and Other Companies.

21.2 Tax income (expense) from discontinued operations

21.2.1 Pertaining to banking group

	Total 31/12/2014	Total 31/12/2013
1. Current tax expense (-)	(543)	(7,260)
2. Changes in deferred tax assets (+/-)	(7,599)	4,707
3. Changes in deferred tax liabilities (+/-)	343	(56)

4. Income tax for the year (-1+/-2+/-3)	(7,799)	(2,609)

21.2 Tax income (expense) from discontinued operations

21.2.2 Pertaining to insurance companies

	Total 31/12/2014	Total 31/12/2013
1. Current tax expense (-)	(15,768)	(6,849)
2. Changes in deferred tax assets (+/-)	(462)	44,458
3. Changes in deferred tax liabilities (+/-)	(9,022)	(12,461)

4. Income tax for the year (-1+/-2+/-3)	(25,252)	25,148

21.2 Tax income (expense) from discontinued operations

21.2.3 Pertaining to other companies

	Total 31/12/2014	Total 31/12/2013
1. Current tax expense (-)	(1,899)	(1,782)
2. Changes in deferred tax assets (+/-)	110	1,071
3. Changes in deferred tax liabilities (+/-)	(39)	453

4. Income tax for the year (-1+/-2+/-3)	(1,828)	(258)

SECTION 22

MINORITY INTERESTS - ITEM 330

22.1 Breakdown of item 330 “Profit (loss) for the period: Non-controlling interests”

Company Name	2014	2013
Cassa di Risparmio di Savona SpA	(132)	(588)
Banca del Monte di Lucca SpA	(2,388)	(13,704)
Cassa di Risparmio di Carrara SpA	(833)	(769)
Centro Fiduciario SpA	2	12
Carige Assicurazioni SpA	—	(2)

Total	(3,351)	(15,051)

SECTION 24

EARNINGS PER SHARE (EPS)

24.1 Average number of diluted ordinary shares

	31/12/14	31/12/2013
Weighted average of ordinary shares in issue	6,142,046,748	2,145,216,455
Dilutive effect from sale of put options
Dilutive effect from convertible liabilities	—	—

Weighted average of diluted ordinary shares in issue	6,142,046,748	2,145,216,455

24.2 Other information

	31/12/14	31/12/2013
Basic earnings (EUR/000)
Net profit (loss)	(543,591)	(1,761,657)
- Earnings attributable to other share categories	137	2,531

Net earnings attributable to ordinary shares	(543,454)	(1,759,126)

Diluted earnings (EUR/000)
Net profit (loss)	(543,591)	(1,761,657)
- Earnings attributable to other share categories	137	2,531
Net interest expense on convertible instruments	—	—

Net diluted earnings attributable to ordinary shares	(543,454)	(1,759,126)
Earnings per share (EUR)
Basic	-0.088	-0.820
Diluted	-0.088	-0.820

Earnings per share—continuing operations
	31/12/14	31/12/13 (*)
Basic earnings (EUR/000)
Net profit (loss)	(543,591)	(1,761,657)
Less: Net income from discontinued operations	138,707	146,868
Less: Earnings attributable to other share categories	102	2,320

Net earnings attributable to ordinary shares	(404,782)	(1,612,469)

Diluted earnings (EUR/000)
Net profit (loss)	(543,591)	(1,761,657)
Less: Net income from discontinued operations	138,707	146,868
Less: Earnings attributable to other share categories	102	2,320
Plus: Net interest expense on convertible instruments	—	—

Net diluted earnings attributable to ordinary shares	(404,782)	(1,612,469)

Weighted average of ordinary shares in issue	6,142,046,748	2,145,216,455
Dilutive effect from sale of put options	—	—
Dilutive effect from convertible liabilities	—	—

Weighted average of diluted ordinary shares in issue	6,142,046,748	2,145,216,455

Earnings per share from continuing operations (EUR)
Basic	-0.066	-0.752
Diluted	-0.066	-0.752

(*)	As shown in the paragraph “Accounting policies” of the Explanatory Notes, balances as at 31 December 2013 reflect, with respect to those published, changes resulting from the application of IFRS 5 “Non-current assets held for sale and discontinued operations”.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Items	2014		Net
	Gross	Income tax
10. Net income (loss)	(682,961)	136,019	(546,942)

Other comprehensive income (net of tax), without reversal to income statement
20. Property and equipment	—	—	—
30. Intangible assets	—	—	—
40. Defined benefit plans	(79,378)	21,829	(57,549)
50. Non-current assets classified as held for sale	(831)	280	(551)
60. Share of valuation reserves of equity investments valued at equity	(61)	21	(40)
Other comprehensive income (net of tax) with reversal to income statement
70. Hedges of foreign investments:	—	—	—
a) changes in fair value	—	—	—
b) reversal to profit and loss	—	—	—
c) other changes	—	—	—
80. Exchange differences:	—	—	—
a) changes in fair value	—	—	—
b) reversal to profit and loss	—	—	—
c) other changes	—	—	—
90. Cash flow hedges:	(65,659)	21,711	(43,948)
a) changes in fair value	(65,287)	21,591	(43,696)
b) reversal to profit and loss	—	—	—
c) other changes	(372)	120	(252)
100. Financial assets available for sale:	7,240	(2,449)	4,791
a) changes in fair value	19,078	(6,331)	12,747
b) reversal to profit and loss	(11,836)	3,882	(7,954)
- impairment provisions	—	—	—
- income/losses on disposals	(11,836)	3,882	(7,954)
c) other changes	(2)	—	(2)
110. Non-current assets classified as held for sale	78,362	(39,535)	38,827
a) changes in fair value	368,251	(126,378)	241,873
b) reversal to profit and loss	(3,672)	1,258	(2,414)
c) other changes	(286,217)	85,585	(200,632)
120. Share of valuation reserves of equity investments valued at equity:	—	—	—
a) changes in fair value	—	—	—
b) reversal to profit and loss	—	—	—
- impairment provisions	—	—	—
- income/losses on disposals	—	—	—
c) other changes	—	—	—

130. Total other comprehensive income (net of tax)	(60,327)	1,857	(58,470)

140. Total comprehensive income (items 10 + 130)	(743,288)	137,876	(605,412)

150. Total consolidated comprehensive income pertaining to minority interests	(6,607)	2,828	(3,779)

160. Total consolidated comprehensive income pertaining to the Parent Company	(736,681)	135,048	(601,633)

Introduction

INTERNAL CONTROL SYSTEM

In order to guarantee healthy and prudent management which reconciles the pursuit of profitability with a measured assumption of risk and the conduct of business according to the criteria of transparency and fairness, the Parent Banca Carige, in compliance with the law and regulations and the provisions of the Corporate Governance Code of listed companies, has adopted an Internal Control System (ICS) designed to detect, measure and continually verify the risks typical of the Bank’s activities.

The prerequisite for a well-working internal control system is the proper articulation of the Corporate Organizational System.

The Corporate Organizational System comprises 5 systems:

•	The organizational and corporate governance system

•	Management System

•	The risk assessment and measurement system

•	The capital adequacy self-assessment system

•	The internal control system

is designed and monitored continually to ensure coherence at all times with the supervisory organizational model, i.e. the set of provisions of law and regulations that together govern the processes, procedures and organizational structure.

The active involvement of the Bank’s governing bodies in adapting the corporate organizational system to the supervisory regulations is vitally important. The regulations set out precisely the duties and responsibilities of governing bodies in defining the banks’ internal control systems.

The strategic supervision unit is charged with defining the business model, the strategic guidelines, the acceptable levels of risk and approval of the most important company processes (e.g., risk management, assessment of company activities and approval of new products and services).

The individual processes making up the corporate organisational system are described in specific regulations which constitute the first level regulatory sources, and given further detail in the second level internal regulatory sources.

The main purpose of the regulations governing the processes of the corporate organisational system is to regulate the risks to which the Group is exposed, especially the risk of regulatory non-compliance, i.e. the danger that the processes do not comply with the legislation and supervisory regulations (external rules).

The regulatory framework is therefore designed to:

•	set out, in compliance with the external rules, the Bank’s rules (internal rules) on corporate processes as a whole, including corporate governance and control;

•	periodically assess:

a.	the organisational risk of non-compliance of the internal rules and procedures with relative external rules (regulatory compliance), indicating the extent of any deviation from the external rules;

b.	the organisational risk of non-compliance of the activities performed within the procedures with the relative external rules (operational compliance), indicating the extent of any deviation from the external rules;

•	ensure the accuracy of the risk assessment by continual verification of compliance of the procedures used to carry out the assessment;

•	periodically inform the governing bodies of the results of the inspections performed i.e. regarding the organizational risk of regulatory and operational non-compliance of the procedures;

•	take steps necessary to eliminate any deficiencies found by the inspections and in particular the most important deficiencies, i.e. those which might impact the management of risk and the pursuit of the Bank’s targets.

The Banca Carige Internal Control System, periodically examined and modified in the light of changes in the Bank’s operations and the business environment, is based on a set of rules, procedures and organisational structures designed to ensure conformity with company strategies and management equilibrium.

It should be recalled that in 2014 a number of significant measures were taken to strengthen the Internal Auditing and Compliance function from a qualitative and a quantitative point of view and further activities are in progress to reinforce the supporting information systems.

The adequacy and effectiveness of the ICS as a whole is assessed by internal audits.

Banca Carige has defined a system of internal controls for the Group to carry out the following types of controls foreseen by the supervisory regulations and/or by the internal rules:

1) Line Controls (level 1)

These consist of:

•	continual line controls (self-assessments) by the organisational units on the individual activities. These can either be: i) incorporated within the IT procedures supporting the activities; (ii) back office controls on samples by the head of the organizational unit (hierarchical line control);

•	regular controls by individual units on their own procedures (a set of homogeneous controls) over a specific period.

The personnel has a duty to notify management of any procedural anomalies discovered in the provision of services or the conduct of transactions, and take initiatives to improve the safeguards against risk.

Lending is controlled by an operational and organizational monitoring structure supported by a special IT application designed to provide structured and effective control of any positions that show signs of deterioration and, after an initial ‘commercial’ stage, charge dedicated individuals with the task of monitoring and guiding the actions of managers and the progress of the positions. This model is based on checking parameters that are deemed significant for customer assessment (the early warning) for the purpose of identifying and managing promptly any signs of weakness in a customer’s creditworthiness and to protect the Group’s credit. Ratings are one of the tools used to define the level of priority for intervention on positions within the perimeter.

2) Compliance Controls and Risk Controls (level 2)

These are designed to verify the company’s regulatory and operational compliance with the law and regulations, define risk measurement methods, verify compliance with the limits assigned to the various control units and monitor the achievement of their risk-return targets. They are performed by a number of distinct structures:

•	Compliance. The compliance control function lies with the Compliance Department which, in accordance with supervisory instructions, has complete independence of judgement and action, is part of the Chief Executive Officer’s staff and may report directly, via the Head of Compliance, to the governing and control bodies of the Parent Company and Group banks.

Compliance performs these controls for the Parent and the banks which outsource this function to the Parent, working in conjunction with other corporate structures and with the support of special representatives in each of the companies concerned.

The unit:

•	controls regulatory compliance (comparing the internal rules with the external rules) and operational compliance (comparing the activities performed as part of company procedures with those foreseen by the external rules) and issues a judgement on regulatory and operational compliance based on the extent of any deviations revealed by the said controls;

•	periodically informs the Board of Directors, the Board of Statutory Auditors, the Chief Executive Officer, Internal Audit and Risk Management of the results of the compliance controls and the non-compliance assessment, and recommends measures to contain or eliminate this risk;

•	contributes, through collaboration with the training programmes on the applicable regulations and the dissemination of a corporate culture founded on the principles of honesty, fairness and respect for rules, to prevent illicit and/or non-compliant practices.

•	Anti-Money Laundering. The Head of Compliance is also the Head of Anti-Money Laundering and the Head of Anti-Money Laundering is the Manager responsible for reporting suspicious transactions, pursuant to article 42, paragraph 4, of Legislative Decree no. 231/2007, under powers attributed by the Legal Representative of all the Group Banks, Centro Fiduciario and Creditis Servizi Finanziari S.p.A.. The Anti-Money Laundering Unit operates on behalf of all the Group banks and Centro Fiduciario and is also authorized to report suspicious transactions for Creditis Servizi Finanziari S.p.A..

The Unit’s main task is to continually verify that company procedures serve the goal of preventing and combating the violation of external and self-imposed rules against money laundering and the funding of terrorism.

•	Risk Management. Risk Management, in accordance with the provisions of the Bank of Italy, operates with complete independence of judgement and action, is part of the Chief Executive Officer’s staff, and can report directly, via its director, to the governing and control bodies of the Parent Company and the Group member banks who outsource this function to the Parent Company.

Risk Management verifies the:

•	correct recognition and measurement of all risks facing the Group;

•	capital adequacy (overall capital) in relation to the summation of risk (overall internal capital);

•	compliance of the procedures of the organizational units responsible for credit classification, loss forecasts and credit recovery;

•	compliance with the RAF limits laid down by the Board of Directors;

•	operational compliance of the ICAAP process.

Risk Management performs its functions for the Parent and the Group banks which outsource this function to the Parent, working in conjunction with various corporate structures and with the support of special representatives in each of the companies concerned.

In the context of adopting the new supervisory instructions of the Bank of Italy (15th update, Circular No. 263 dated 27/12/2006) the progressive adaptation of the tools for Risk Management is underway, in view of the expansion of the area of responsibility that the supervisory instructions assign to the Unit.

•	Ratings Validation. Ratings Validation, located inside Risk Management, verifies compliance of the internal rating system with the legal (qualitative/quantitative) requirements, with the support of other operating units belonging to the various structures of the Bank, in order to ensure a uniformity of process.

•	Manager responsible for preparing the Company’s financial reports (with the support of Accounting Control). The “Governance and Control Model for Administrative/Accounting Procedures in Banca Carige Group” covers the whole of the Group’s operations and set outs the responsibilities of the various organizational units involved in the financial reporting process to provide reasonably certainty of achieving the Bank’s objectives:

•	effectiveness and efficiency of operations (operations);

•	reliability of reporting (reporting);

•	compliance with applicable laws and regulations (compliance).

The Operations and Compliance dimensions are seen as important because the underlying activities, if not adequately controlled, can have a significant impact on the annual and consolidated financial statements.

The Reporting aspect, is seen as the central focus of the Model, covering all communications and disclosures to the market on the annual and interim accounts.

3) Internal Audit (level 3)

Internal Audit (known as Internal Control up until 3/8/2014) is performed by the Internal Audit Unit which reports directly to the Board of Directors. Its task is to assess the adequacy and effectiveness of the first and second level controls and to uncover anomalous trends, violations of procedures and regulations, and evaluate the workings of the Internal Control System as a whole.

Internal Audit performs its functions for the Parent and the Group banks which outsource this function to the Parent, working in conjunction with corporate structures and with the support of special representatives in each of the companies concerned.

Internal Audit:

•	assesses the effectiveness and adequacy of the Internal Control System as a whole in accordance with the Regulation of the Internal Audit Process (audit planning, execution of the audit plan, recommendations to improve the corporate system, verification of recommended measures);

•	carries out annual and multi-year planning of internal audit activities including controls at the operating units (in loco audits) and remote line controls on the procedures followed by the individual units;

•	assesses the correct execution by the organizational units of line controls on their procedures;

•	assesses the correct execution by the second level control units of the audits within their remit (risk controls, compliance controls);

•	carries out investigations related to complex situations that may result from fraud, errors, etc., giving an opinion as required.

Internal Audit carries out its work on the basis of the Group Audit Model which rests on a methodology designed to identify the risk levels associated with company processes, resulting in a qualitative survey of the residual risk facing the company and a subsequent measurement of the adequacy of the Internal Control System.

The Audit Model covers all company processes and all Group entities. It applies to both process audits and network audits, throughout the audit life cycle, with the support of dedicated IT tools for the various steps:

1.	Planning activities;

2.	Carrying out audits;

3.	Assessing risks and controls;

4.	Detailed or summary reporting;

5.	Follow-ups;

6.	Managing resources.

The Parent Company performs steering and supervision functions in respect of all risks, primarily via an integrated management of Pillar 1 and Pillar 2 risks under the Bank of Italy’s supervisory instructions (Circ. No. 263 of 27/12/2006 as later amended).

The strategy pursued for the Group’s banks has over time led to the centralization of numerous functions within the Parent, in particular internal audit, compliance, anti-money laundering, risk management, accounting, finance, planning and control. A similar strategy was adopted for Creditis Servizi Finanziari S.p.A., however, in view of its specific characteristics, Creditis Servizi Finanziari S.p.A. set up the compliance and anti-money laundering functions in house.

The different categories of risk—as has been mentioned—are monitored by the 2nd level control structures, and their findings are reported periodically to the Board of Directors, the Risk Committee (up until 21/7/2014 called the Risks and Control Committee) and the Board of Statutory Auditors, as well as to the various management committees (Management Committees, Risk Control Committee, Lending Committee, Commercial Committee, and the Finance and ALM Committee).

Within the Group’s insurance companies a series of important strategic units have been created centred on Carige Vita Nuova S.p.A., including Internal audit, Risk Management and Compliance. The Parent Company ensures that periodic audits are carried out at the Group companies, including—via the Insurance Group Parent Carige Vita Nuova—at the insurance companies and their subsidiaries, to verify compliance of the subsidiaries’ practices with the Parent’s guidelines and the effectiveness of their internal control systems. In this regard, Banca Carige has set out a unified methodological approach for the audit of the banking and insurance companies and Internal Audit carries out periodic inspections at the subsidiaries to evaluate the level of adoption of the Parent’s control guidelines (management audit).

The internal control system and its ramifications are also discussed in the “Corporate Governance and Ownership Structure Report for 2014” which can be accessed on the www.gruppocarige.it internet site.

SECTION 1 – THE BANKING GROUP’S RISKS

1.1 CREDIT RISK

Qualitative Information

1.	General aspects

The Parent Company’s credit offer is mainly focused on households, small businesses, small and medium-sized companies and public authority segments.

The Parent Company pursues the policy of consolidating its current market leadership position through actions to increase the level of penetration on current customers, mainly via cross-selling, in any event without neglecting new business initiatives. Development activities target the consumer and small business segments, as well as the corporate segment.

The main objective outside of the Liguria region, is the assessment of the potential of the network to increment the customer base, with particular reference to the Consumer and Small Business segment and the SME segment.

The economic and financial crisis of the last few years, which resulted in a significant increase of non-performing loans, stressed the strategic importance of monitoring credit relations and managing critical positions.

The main credit policy guidelines require:

•	the containment of credit risk to pursue through the selective growth of loans, guided by the rating class of the counter-parties and by their business sector, together with a renewed impetus for security agreements;

•	the restructuring of the credit portfolio in accordance with the prospects for growth expressed by the markets;

•	the containment of risk of concentration of loans for individual customers or groups of customers;

•	reinforcing recovery activities for the recovery of non-performing loans in terms of effectiveness and efficiency.

In accordance with its mission, the Group has adopted Agreements signed by the ABI within the scope of the arrangement known as “New measures for credit to SMEs” and household support measures identified mainly within the “Household Plan”, while promptly offering support to people hit by natural disasters.

2. Credit risk management policies

2.1 Organisational aspects

The lending process provides for extensive decision-making decentralisation within the scope of the decision-making powers defined by the Parent Company Board of Directors. Credit facility proposals are normally formulated by the branches and advisory teams, then submitted for approval by the authorised decision-making bodies—both “peripheral” and “central”—on the basis of qualitative and quantitative aspects of any credit facilities and expected loss assigned to the counterparty for rated segments. Subsidiary banks act within the limits of their powers and restrictions as established by the Parent Company, through specific directives issued in accordance with and compliant with Group Regulations.

2.2 Management, measurement and control systems

In relation to decision-making decentralisation, central departments have been assigned the task of verifying that assumed risk levels comply with the strategic policies expressed by the Boards of Directors, with regard to counterparty credit ratings and in terms of formal compliance with internal and external codes of conduct.

The Carige Group credit risk measurement, management and monitoring process involves:

•	Credit Risk Management, aimed at the strategic governance of the Group’s lending activities, through portfolio quality monitoring based on the performance analysis of risk indicators from rating sources (PD, LGD and EAD) and other phenomena of interest, with accurate control of compliance with the limits envisaged in supervisory regulations on risk concentration and capital adequacy with respect to the assumed credit risk;

•	activities of an operational nature, to monitor the quality of loans disbursed. Specifically, a tool for the operational monitoring of credit is operational and allows for the combination of the various fields of control activities with risk indicators developed according to IRB approach, to improve the monitoring efficiency and achieve management increasingly consistent with customer risk profiles. From this point of view, in 2014 the monitoring process was strengthened by defining maximum resolution times for loan positions characterised with very abnormal performance, after which, if the situation was not normalised, they will then be reclassified among non-performing loans.

These activities fuel a reporting system for the various company units departments responsible for monitoring Group credit risk.

Internal rating models were developed by the Parent Company based on historic data for the Retail (Private, Small operators and Small Business) and Corporate (SME and LARGE) segments.

Banca Carige also implemented models for determining, at the consolidated level, probability of default (PD), loss in the event of insolvency (Loss given default – LGD), exposure in the event of insolvency (Exposure at default –EAD).

The information sources used to estimate the probability of default (PD) pertain to three main areas of investigation that are used in varying degrees in the branch assessment of the segment: financial (financial statement data) and performance disclosures (in-house data and Central Credit Register data) and company records. With regard to the SME and Large Corporate segments, the override procedure of statistical rating offers enhancement of any significant data for the purpose of correct customer classification.

In 2009 Expected Loss (the product of PD, LGD and EAD) was introduced as the parameter used to determine the decision-making path on lending practices in relation to counterparties in the retail (Private; Small operators and Small Business), Corporate (SME and Large Corporate) segments. The risk parameters (PD, and LGD) are recalibrated in order to incorporate the most recent evolutions of the risk rate of the portfolio used by the Group.

2.3 Credit risk mitigation techniques

The Group’s credit policy is centred around maximum care in the selection of credit, financed initiatives and borrowers and account monitoring. Credit rating appraisal is based on statistical indicators and qualitative information used to assess the borrower’s capacity to generate financial resources in line with repayment of the debt.

Medium/long-term loans are mainly backed by mortgages and, if a more significant risk profile is identified, the credit facilities are backed by personal guarantees (standard and omnibus) and CONFIDI guarantees.

Given that, in this context, personal guarantees and collaterals are obtained – as deemed appropriate for credit risk mitigation, given the impact of mortgage loans on the aggregate portfolio and in compliance with regulatory provisions – a value monitoring process for the assets lodged as security was designed.

More specifically, for a proper assessment of the extent of loan hedging for the capital requirements calculation, the value of mortgaged property is subject to periodic revaluation based on statistical data obtained from a leading specialist in real economy studies.

Moreover, a new appraisal shall be carried out if there is a significant impairment in the market value of the asset, with the aim of implementing the most suitable management measures to safeguard disbursed loans.

2.4 Impaired financial assets

The classification of impaired assets is based on an ongoing process which involves monitoring activities focused on the prompt identification of any anomalies in account management, on changes in rating scores and on the emergence of events indicating a potential deterioration of the account.

Furthermore, the Parent Company has implemented operating procedures, on behalf of all subsidiary banks, which determine automatic measures for qualifying positions with irregular repayment of loans and IT monitoring tools which support a management approach that is in line with the identified risk profiles.

Measures triggered by the afore-mentioned monitoring activities are differentiated according to the degree of anomaly detected and comply with regulations approved by the Boards of Directors of all Carige Group banks.

Reclassification to performing status of receivables that were classified—not automatically—among impaired assets takes place following the positive assessment of the financial capacity of customers who, having overcome the difficulties that led to the qualification, believes they are fully able to fulfil their commitments to the Bank.

Forborne exposures

In order to guarantee homogeneity of credit exposure classification at a European level, on 21 October 2013 the EBA issued the final draft of a specific “technical standard” which included a definition of “Non performing exposures”. The EBA document also included the definition of “Forbearance”.

Forbearance measures (“concessions”) refer to the modification of the original contract terms and conditions, or the total or partial refinancing of the debt conceded to a debtor for the exclusive reason to address, or to prevent, such debtor’s financial difficulty that could have a negative effect on her/his ability to fulfil her/his contractual obligations as originally undertaken, and that would not have been conceded to another debtor with a similar risk profile but without financial difficulty.

The enforcement of a guarantee for the purpose of payment whenever such enforcement involves a new concession is also considered a modification.

Concessions must be identified at the level of single lines of credit (forborne exposures) and can refer to exposure of debtors that are classified both as performing as well as non-performing.

In any case, renegotiated exposures must not be considered forborne when the debtor is not in financial difficulty.

By way of example, forbearance measures conceded on non-performing exposures (or exposures that would have become non-performing in the absence of forbearance measures), refinancing used by customers for paying back other exposures that are already classified as non-performing, contract modifications that involve the total or partial cancellation of debt; by definition restructured credit is included in forborne exposures.

The Banca Carige Group defined the process of management of positions that are subject to forbearance by introducing the definition of forbearance and also by making provisions for the use of a minimum rating for all counterparties belonging to such segment, with a consequent increase of the coverage ratio.

As at 31 December 2014, the Banking Group had on-balance-sheet exposures for forborne performing loans and non performing (past due, restructured loans, bad loans) loans for a gross amount of EUR 958 mln and EUR 1,248 mln respectively (an overall amount of EUR 2,206 mln) and a net amount of EUR 928 mln and EUR 1,022 mln respectively (an overall amount of EUR 1,950 mln).

Quantitative Information

CREDIT QUALITY

A.1 NON-PERFORMING AND PERFORMING LOANS: AMOUNTS, WRITEDOWNS, CHANGES, BREAKDOWN BY BUSINESS ACITIVY AND GEOGRAPHIC AREA

The credit assessments carried out during 2014 are affected by both the worsening of the overall macro-economic situation (in Italy, in particular), as well as by the adjustments made to the policy, procedures and parameters used for the assessment of credit risks in order to be aligned with the criteria the ECB used as a basis for the AQR. For further details, please refer to the paragraph “ECB’S comprehensive assessment findings” of the Report on Operations and to “Part A – Accounting Policies”.

A.1.1 Breakdown of credit exposure by portfolio and credit quality (carrying value)

Portfolios/quantity	Banking Group							Other companies
		Non- performing loans	Doubtful assets	Restructured exposures	Impaired past due exposures	Not impaired past due exposures	Other assets	Impaired	Other assets	Total
1. Financial assets held for trading		5	1,646	—	—	—	64,488	—	—	66,139
2. Available-for-sale financial assets		—	—	—	—	—	2,691,471	—	—	2,691,471
3. Held-to-maturity financial instruments		—	—	—	—	—	—	—	—	—
4. Loans and receivables with banks		7,761	—	—	—	—	746,971	—	—	754,732
5. Loans and receivables with customers		1,282,149	2,299,051	167,195	145,191	756,753	19,032,492	—	—	23,682,831
6. Financial assets at fair value through profit or loss		—	—	—	—	—	—	—	—	—
7. Financial instruments classified as held for		4,382	2,579	—	3,533	55,138	596,430	4	5,326,222	5,988,288
8. Hedging instruments		—	—	—	—	—	201,525	—	—	201,525

Total	31/12/2014	1,294,297	2,303,276	167,195	148,724	811,891	23,333,377	4	5,326,222	33,384,986

Total	31/12/2013	1,161,702	1,944,138	201,887	339,715	525,941	28,357,110	94	4,579,874	37,110,461

The amounts shown in the preceding table aggregated under “other companies” refer to insurance companies and their subsidiaries.

A.1.2 Breakdown of credit exposures by portfolio and credit quality (gross and net values)

		Impaired assets			Performing
Portfolio / Quality (Figures must be filled in absolute values)		Gross exposures	Specific writedowns	Net exposure	Gross exposures	Portfolio adjustments	Net exposure	Total (net exposure)
A. Banking group
1. Financial assets held for trading		2,440	789	1,651	X	X	64,488	66,139
2. Available-for-sale financial assets		986	986	—	2,691,471	—	2,691,471	2,691,471
3. Held-to-maturity financial instruments		—	—	—	—	—	—	—
4. Loans and receivables with banks		18,021	10,260	7,761	746,971	—	746,971	754,732
5. Loans and receivables with customers		6,482,471	2,588,885	3,893,586	19,995,941	206,696	19,789,245	23,682,831
6. Financial assets at fair value through profit or loss		—	—	—	X	X	—	—
7. Financial instruments classified as held for sale		30,415	19,921	10,494	655,992	4,424	651,568	662,062
8. Hedging instruments		—	—	—	X	X	201,525	201,525

Total A		6,534,333	2,620,841	3,913,492	24,090,375	211,120	24,145,268	28,058,762

B. Other consolidated companies
1. Financial assets held for trading		—	—	—	X	—	—	—
2. Available-for-sale financial assets		—	—	—	—	—	—	—
3. Held-to-maturity financial instruments		—	—	—	—	—	—	—
4. Loans and receivables with banks		—	—	—	—	—	—	—
5. Loans and receivables with customers		—	—	—	—	—	—	—
6. Financial assets at fair value through profit or loss		—	—	—	X	X	—	—
7. Financial instruments classified as held for sale		1,199	1,195	4	5,376,777	50,555	5,326,222	5,326,226
8. Hedging instruments		—	—	—	X	X	—	—

Total B		1,199	1,195	4	5,376,777	50,555	5,326,222	5,326,226

Total	31/12/2014	6,535,531	2,622,036	3,913,495	29,467,156	261,675	29,471,497	33,384,992

Total	31/12/2013	5,709,233	2,061,697	3,647,536	33,368,135	198,583	33,462,925	37,110,461

The amounts shown aggregated under “other companies” refer to insurance companies and their subsidiaries. As regards the Loans to customers portfolio, it should be noted that, at the reporting date, the total amount of partial eliminations on loans is equal to EUR 226.6 mln. The amount does not include EUR 17.5 mln recorded by special purpose vehicle companies Argo Finance Srl and Priamar Finance Srl before the transfer of their portfolios to the Group.

A.1.2.1 Breakdown of performing exposures by portfolio

Portfolios /Time past due	Forborne exposures under renegotiation as part of Collective Agreements					Forborne exposures not under renegotiation as part of Collective Agreements					Total Forborne (net exposure)	Totale Forborne (provisions)	Other exposures					Total (net exposure)
	Past due for up to 3 months	Past due for 3 to 6 months	Past due for 6 months to 1 year	Past due for over 1 year	Not past due	Past due for up to 3 months	Past due for 3 to 6 months	Past due for 6 months to 1 year	Past due for over 1 year	Not past due			Past due for up to 3 months	Past due for 3 to 6 months	Past due for 6 months to 1 year	Past due for over 1 year	Not past due
1. Financial assets held for trading	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	64,488	64,488
2. Financial assets available for sale	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,691,471	2,691,471
3. Financial assets held to maturity	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4. Loans to banks	—	—	—	—	—	—	—	—	—	—	—	—	4,777	—	—	—	742,194	746,971
5. Loans to customers	2,535	668	41	—	50,167	78,069	44,597	59,474	928	688,180	924,659	30,433	352,370	85,071	118,066	10,154	18,298,925	19,789,245
6. Financial assets designated at fair value	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
7. Financial assets held for sale	—	—	—	—	—	26	—	—	—	3,286	3,312	25	54,515	597	—	—	593,144	651,568
8. Hedging derivatives	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	201,525	201,525

Total 31/12/2014	2,535	668	41	—	50,167	78,095	44,597	59,474	928	691,466	927,971	30,458	411,662	85,668	118,066	10,154	22,591,747	24,145,268

The figures in the above table refer entirely to the Banking Group.

It should be noted that the following tables in this section refer entirely to the Banking Group, and that the data reported is gross of relations with other companies included in the scope of consolidation.

A.1.3 Banking group - On- and off - Balance Sheet credit exposure to banks: gross and net values

Type of exposure/Amounts	Gross exposure	Specific write- downs	Portfolio adjustments	Net exposure
A. BALANCE SHEET EXPOSURE
a) Non-performing loans	19,007	11,246	—	7,761
b) Doubtful loans	—	—	—	—
c) Restructured Exposures	—	—	—	—
d) Impaired past due exposures	—	—	—	—
e) Other assets	788,121	—	—	788,121

TOTAL A	807,128	11,246	—	795,882

B. OFF-BALANCE SHEET EXPOSURE
a) Impaired	—	—	—	—
b) Other	150,703	—	1,477	149,226

TOTAL B	150,703	—	1,477	149,226

TOTAL A+B	957,831	11,246	1,477	945,108

A.1.4 Banking group - On-Balance Sheet credit exposures with banks: gross change in impaired exposures

Description/Category	Non-performing loans	Doubtful loans	Restructured exposures	Past due exposures
A. Opening balance (gross amount)	18,659	5,392	—	—
- Sold but not derecognised	—	—	—	—
B. Increases	348	1,375	—	—
B.1 transfers from performing loans	—	—	—	—
B.2 transfers from other impaired exposures	—	—	—	—
B.3 other increases	348	1,375	—	—
C. Decreases	—	6,767	—	—
C.1 transfers to performing loans	—	—	—	—
C.2 write-offs	—	2,995	—	—
C.3 recoveries	—	—	—	—
C.4 sales proceeds	—	3,617	—	—
C.4 bis losses on disposals	—	—	—	—
C.5 transfers to other impaired exposures	—	—	—	—
C.6 other decreases	—	155	—	—
D. Closing balance (gross amounts)	19,007	—	—	—
- Sold but not derecognised	—	—	—	—

A.1.5 Banking group - Balance Sheet credit exposures to banks: change in overall impairments

Description/Category	Non-performing loans	Doubtful loans	Restructured exposures	Impaired Past due exposures
A. Opening balance overall amount of writedowns	10,963	2,829	—	—
- Sold but not derecognised	—	—	—	—

B. Increases	435	1,541	—	—
B.1 write-downs	87	166	—	—
B.1 bis losses on disposal	—	—	—	—
B.2 transfer from other impaired exposure	—	—	—	—
B.3 other increases	348	1,375	—	—

C. Reductions	152	4,370	—	—
C.1 write-backs from assessments	152	1,375	—	—
C.2 write-backs from recoveries	—	—	—	—
C.2 bis gains on disposal	—	—	—	—
C.3 write-offs	—	2,995	—	—
C.4 transfers to other impaired exposures	—	—	—	—
C.5 other decreases	—	—	—	—

D. Closing overall amount of writedowns	11,246	—	—	—
- Sold but not derecognised	—	—	—	—

A.1.6 Banking Group - On and off - Balance sheet credit exposure to customers: gross and net values

Type of exposure/amount	Gross exposure	Specific writedowns	Portfolio adjustments	Net exposure
A. BALANCE SHEET EXPOSURE
a) Non-performing loans	3,108,615	1,822,079	x	1,286,536
b) Doubtful loans	3,025,626	723,996	x	2,301,630
c) Restructured Exposures	204,765	37,570	x	167,195
d) Impaired past due exposures	173,885	25,161	x	148,724
e) Other assets	23,307,355	x	211,120	23,096,235

TOTAL A	29,820,246	2,608,806	211,120	27,000,320

B. OFF-BALANCE SHEET EXPOSURE
a) Impaired	309,038	25,962	x	283,076
b) Other	2,191,362	x	30,849	2,160,513

TOTAL B	2,500,400	25,962	30,849	2,443,589

TOTAL A+B	32,320,646	2,634,768	241,969	29,443,909

A.1.7 Banking group—Balance Sheet credit exposure to customers: gross change in impaired exposures

Description/Category	Non- performing loans	Doubtful loans	Restructured exposures	Past due exposures
A. Opening balance (gross amount)	2,640,741	2,430,361	232,375	375,824
- Sold but not derecognised	21,769	3,135	19	3,526
B. Increases	687,403	1,236,035	50,234	196,504
B.1 transfers from performing loans	73,684	995,296	13,837	134,923
B.2 transfers from other impaired exposures	489,589	154,042	31,895	3,744
B.3 other increases	124,130	86,697	4,502	57,837
C. Decreases	219,529	640,770	77,844	398,443
C.1 transfers to performing loans (including not impaired past-due)	93	73,292	380	179,273
C.2 write-offs	111,723	2,890	1,229	74
C.3 recoveries	106,868	93,547	65,296	22,103
C.4 sales proceeds	—	—	—	—
C.4 bis losses on disposals	—	—	—	—
C.5 transfers to other impaired exposures	316	471,024	10,939	196,987
C.6 other decreases	529	17	—	6
D. Closing balance (gross amounts)	3,108,615	3,025,626	204,765	173,885
- Sold but not derecognised	21,537	2,845	10	1,672

A.1.8 Banking group - Balance Sheet credit exposures to customers: changes in overall impairment

Description/Category	Non-performing loans	Doubtful loans	Restructured exposures	Past due exposures
A.Opening balance total writedowns	1,486,735	492,332	30,488	36,109
- Sold but not derecognised	7,083	581	4	106

B. Increase variations	519,765	405,208	18,346	3,855
B1. write-downs	299,176	404,765	9,918	660
B.1 bis losses on disposal	—	—	—	—
B.2 transfers from other impaired exposure	131,211	336	8,428	85
B.3 other increase variations	89,378	107	—	3,110

C. Decrease variations	184,421	173,544	11,264	14,803
C.1 write-backs from assessments	52,892	24,627	6,605	2,908
C.2 write-backs from recoveries	19,098	7,295	3,015	—
C.2 bis gains on disposal	—	—	—	—
C.3 write-offs	111,723	2,890	1,229	74
C.4 transfers to other impaired exposures	205	138,693	415	747
C.5 other reductions	503	39	—	11,074

D. Closing balance - writedowns	1,822,079	723,996	37,570	25,161
- Sold but not derecognised	8,333	860	1	120

A.2 LOAN CLASSIFICATION BASED ON INTERNAL AND EXTERNAL RATINGS

The Group’s loans are concentrated in the retail segment (small business, small operators and mass market); and as a result, only a partial share of the overall exposures are evaluated by rating agencies. Furthermore, considering that the Group also has exposure towards supervised intermediaries and the public administration, the risk profile has been represented correctly by attributing to it a rating that corresponds to that of a sovereign state, decreased by one notch.

The internal rating models created by the Parent Company on the other hand, permit an evaluation of credit worthiness extended to the majority of exposures towards customers.

The two tables show the breakdown of cash and off-balance sheet exposures by internal and external rating class. Exposures classified as bad loans, substandard, rescheduled and past due loans, were included amongst default exposures.

A.2.1 Breakdown of on- and off-balance-sheet exposures by external rating classes

Exposures	External rating class						No Rating	Total
	Class I	Class II	Class III	Class VI	Class V	Class VI
A. BALANCE-SHEET EXPOSURES	7,608	479,442	2,964,892	4,729,926	441	166,656	19,461,747	27,810,713
B. DERIVATIVES	361	89,194	16,716	11,266	11,451	2,638	6,973	138,599
B.1 FINANCIAL DERIVATIVES	361	89,165	16,710	11,262	11,447	2,683	6,971	138,599
B.2 CREDIT DERIVATIVES								0
C. GUARANTEES ISSUED	128	14,494	9,397	41,963	6,894	24,724	937,261	1,034,861
D. COMMITMENTS	0	44,502	27,800	739,835	0	172	607,046	1,419,355

Total	8,097	627,633	3,018,804	5,522,990	18,785	194,191	21,013,026	30,403,528

Rating class - Moody’s External rating:

Class I: Aaa/Aa3; Class II: A1/A3; Class III: Baa1/Baa3; Class IV: Ba1/Ba3; Class V: B1/B3; Class VI: lower than B3.

In addition to units in UCITS, on- and off-balance-sheet exposures of tables A.1.3 and A.1.6 are included.

A.2.2 Breakdown of on- and off-balance-sheet exposures by internal rating classes

Exposures	Internal rating class						No Rating	Total
	Class I	Class II	Class III	Class VI	Class V	Class VI
A. BALANCE-SHEET EXPOSURES	1,277,321	4,070,352	11,874,582	1,257,394	1,374,467	306,274	7,650,324	27,810,713
B. DERIVATIVES	101,068	1,728	29,147	398	1,118	2,649	2,491	138,599
B.1 FINANCIAL DERIVATIVES	101,035	1,728	29,137	398	1,117	2,694	2,490	138,599
B.2 CREDIT DERIVATIVES								0
C. GUARANTEES ISSUED	56,021	191,080	339,901	144,574	103,764	30,137	169,384	1,034,861
D. COMMITMENTS	3,588	152,940	864,697	75,964	56,831	3,805	261,530	1,419,355

Total	1,437,998	4,416,100	13,108,326	1,478,330	1,536,179	342,865	8,083,729	30,403,528

Internal ratings classes are shown in decreasing order of creditworthiness.

In addition to units in UCITS, on- and off-balance-sheet exposures of tables A.1.3 and A.1.6 are included.

Internal ratings are not used for calculation of prudential capital requirements.

Borrowers of segments ‘INTVI’, ‘public administrations’ and ‘government-controlled companies’ were rated as per the class of the sovereign State they belong to.

A.3 BREAKDOWN OF SECURED EXPOSURE BY TYPE OF COLLATERAL

A.3.1 Banking group—Secured credit exposures with banks

Guarantees
		Collaterals (1)					Credit derivatives				Signature loans
Other derivatives
	Net exposures	Property, Mortgages	Financial leasing property	Securities	Other assets	CLN	Governments and Central Banks	Other public entities	Banks	Other entities	Governmentsand Central Banks	Other public entities	Banks	Other entities	Total (1)+(2)
1. Secured balance sheet credit exposures	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
1.1 totally secured	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
- of which	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
1.2 partially secured	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
- of which	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2. Secured off-balance sheet credit exposures	106,530	—	—	—	96,085	—	—	—	—	—	—	—	—	—	96,085
2.1 totally secured	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
- of which	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
2.2 partially secured	106,530	—	—	—	96,085	—	—	—	—	—	—	—	—	—	96,085
- of which	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

A.3.2 Secured credit exposures with customers

						Guarantees
		Collaterals (1)					Credit derivatives				Signature loans
							Other derivatives
	Net exposures	Property Mortgages	Financial leasing property	Securities	Other assets	CLN	Governments and Central Banks	Other public entities	Banks	Other entities	Governments and Central Banks	Other public entities	Banks	Other entities	Total (1)+(2)
1. Secured Balance Sheet credit exposures:	19,721,108	33,147,479	937,346	3,903,778	850,259	—	—	—	—	—	634	33,182	1,591	1,582,091	40,456,360
1.1 totally secured	18,910,157	32,778,377	937,346	3,835,923	799,177	—	—	—	—	—	617	31,935	945	1,438,310	39,822,630
- of which	2,823,985	7,605,865	107,222	40,741	170,020	—	—	—	—	—	19	840	—	176,831	8,101,538
1.2 partially secured	810,951	369,102	—	67,855	51,082	—	—	—	—	—	17	1,247	646	143,781	633,730
- of which	457,608	301,976	—	53,818	40,766	—	—	—	—	—	—	—	—	61,642	458,202

2. Secured off- Balance Sheet credit exposures:	1,426,593	843,473	—	606,111	33,902	—	—	—	—	—	—	73	73	325,659	1,809,291
2.1 totally secured	1,377,269	840,937	—	602,280	27,976	—	—	—	—	—	—	73	—	303,082	1,774,348
- of which	167,593	268,919	—	4,592	2,609	—	—	—	—	—	—	—	—	26,839	302,959
2.2 partially secured	49,324	2,536	—	3,831	5,926	—	—	—	—	—	—	—	73	22,577	34,943
- of which	8,832	1,161	—	6	1,192	—	—	—	—	—	—	—	—	6,434	8,793

B. BREAKDOWN AND CONCENTRATION OF CREDIT EXPOSURE

B.1 Banking Group—Distribution by segment of Balance Sheet and off-Balance Sheet credit exposure to customers (book value)

Exposures/Counterparts	Governments			Other public entities			Financial companies			Insurance companies			Non-financial companies			Other entities
	Net exposure	Specific write-downs	Portfolio adjustments	Net exposure	Specific write-downs	Portfolio adjustments	Net exposure	Specific write-downs	Portfolio adjustments	Net exposure	Specific write-downs	Portfolio adjustments	Net exposure	Specific write-downs	Portfolio adjustments	Net exposure	Specific write-downs	Portfolio adjustments
A. Balance sheet exposures
A.1 Non-performing loans	—	—	x	—	—	x	8,263	29,033	x	—	—	x	943,568	1,509,121	x	334,705	283,925	x
A.2 Doubtful loans	—	—	x	674	5,342	x	173,366	48,047	x	—	—	x	1,864,933	545,021	x	262,657	125,586	x
A.3 Restructured exposures	—	—	x	—	—	x	2,467	481	x	—	—	x	145,659	33,769	x	19,069	3,320	x
A.4 Impaired past due exposures	—	—	x	—	51	x	197	65	x	—	—	x	93,098	16,716	x	55,429	8,329	x
A.5 Other exposures	2,812,965	x	120	823,304	x	824	4,845,024	x	5,583	—	x	—	8,100,822	x	188,138	6,514,120	x	16,455

TOTAL A	2,812,965	—	120	823,978	5,393	824	5,029,317	77,626	5,583	—	—	—	11,148,080	2,104,627	188,138	7,185,980	421,160	16,455

B. Off-balance sheet exposures
B.1 Non-performing loans	—	—	x	—	—	x	—	—	x	—	—	x	12,413	7,188	x	165	61	x
B.2 Doubtful loans	—	—	x	—	—	x	1,905	263	x	—	—	x	233,497	14,525	x	543	235	x
B.3 Other impaired assets	—	—	x	—	—	x	—	—	—	—	—	x	34,549	3,689	x	4	1	x
B.4 Other exposures	28,307	x	—	53,368	x	10	695,817	x	222	8,085	x	—	1,173,099	x	30,164	201,837	x	453

TOTAL B	28,307	—	—	53,368	—	10	697,722	263	222	8,085	—	—	1,453,558	25,402	30,164	202,549	297	453

Total (A+B) 31/12/2014	2,841,272	—	120	877,346	5,393	834	5,727,039	77,889	5,805	8,085	—	—	12,601,644	2,130,026	218,302	7,388,529	421,457	16,908

Total (A+B) 31/12/2013	6,113,474	—	582	1,000,008	4,273	984	3,956,309	28,786	1,375	71,523	—	—	15,416,859	1,756,252	153,387	7,333,663	277,917	10,832

B.2 Banking group—Distribution of Balance Sheet and Off-Balance Sheet exposures to customers by geographic area (book value)

		Italy		Other European countries		America		Asia		Rest of the world
Exposures / Geographical		Net exposure	Total write-downs	Net exposure	Total write-downs	Net exposure	Total write- downs	Net exposure	Total write-downs	Net exposure	Total write-downs
A. Balance sheet
A.1 Non- performing loans		1,266,816	1,796,563	19,047	23,201	656	2,299	—	—	17	16
A.2 Doubtful loans		2,225,053	713,681	74,167	9,804	2,409	511	—	—	1	—
A.3 Restructured exposures		167,195	37,570	—	—	—	—	—	—	—	—
A.4 Impaired past due exposures		147,767	25,030	956	130	1	1	—	—	—	—
A.5 Other exposures		22,985,262	193,726	77,932	10,222	4,103	16	20,222	613	8,716	6,543

TOTAL A		26,792,093	2,766,570	172,102	43,357	7,169	2,827	20,222	613	8,734	6,559

B. Off-balance sheet exposures
B.1 Non-performing loans		12,578	7,247	—	—	—	—	—	—	—	—
B.2 Doubtful loans		235,946	15,023	—	1	—	—	—	—	—	—
B.3 Other impaired assets		34,553	3,690	—	2	—	—	—	—	—	—
B.4 Other exposures		2,149,033	30,829	11,084	15	5	—	—	—	390	4

TOTAL B		2,432,110	56,789	11,084	18	5	—	—	—	390	4

Total A+B	31/12/2014	29,224,203	2,823,359	183,191	43,372	7,174	2,827	20,222	613	9,125	6,563

Total A+B	31/12/2013	33,330,474	2,192,416	504,688	36,488	25,111	2,821	21,206	342	10,358	2,321

B.2.1 Banking group - Distribution of Balance Sheet and Off-Balance Sheet exposures to customers by geographic area (book value) - Italy

		North West Italy		North East Italy		Italian Centre		South Italy and Islands
A. Balance sheet exposures
A.1 Non-performing loans		800,639	1,092,717	134,794	196,283	239,501	369,534	91,882	138,029
A.2 Doubtful loans		1,569,626	515,328	329,798	93,135	238,092	69,556	87,537	35,662
A.3 Restructured exposures		71,886	18,459	90,982	16,872	2,943	903	1,384	1,336
A.4 Impaired past due exposures		101,500	16,992	8,445	1,356	22,054	3,833	15,768	2,849
A.5 Other exposures		9,856,961	133,676	2,112,501	20,904	10,039,881	29,335	975,919	9,811

TOTAL A		12,400,612	1,777,172	2,676,520	328,550	10,542,471	473,161	1,172,490	187,687

B. Off-balance sheet exposures
B.1 Non-performing loans		10,655	5,677	936	664	975	885	12	21
B.2 Doubtful loans		213,977	13,071	16,954	981	4,505	864	510	107
B.3 Other impaired assets		3,126	175	30,626	3,426	798	89	3	—
B.4 Other exposures		1,073,431	21,217	211,137	1,486	828,580	6,506	35,885	1,620

TOTAL B		1,301,189	40,140	259,653	6,557	834,858	8,344	36,410	1,748

Total (A+B)	31/12/2014	13,701,801	1,817,312	2,936,173	335,107	11,377,329	481,505	1,208,900	189,435

Total (A+B)	31/12/2013	15,593,146	1,389,359	3,196,905	251,913	13,225,768	388,992	1,314,654	162,152

B.3 Banking Group—Distribution of Balance Sheet and Off-Balance Sheet credit exposures to banks by geographic area (book value)

		Italy		Other European		America		Asia	Rest of the world
Exposures / Geographical		Net exposure	Total write- downs	Net exposure	Total write- downs	Net exposure	Total write- downs	Net exposure	Total write- downs	Net exposure	Total write- downs
A. Balance sheet exposures
A.1 Non-performing loans		—	—	—	986	7,761	10,260	—	—	—	—
A.2 Doubtful loans		—	—	—	—	—	—	—	—	—	—
A.3 Restructured exposures		—	—	—	—	—	—	—	—	—	—
A.4 Impaired past due exposures		—	—	—	—	—	—	—	—	—	—
A.5 Other exposures		204,197	—	543,627	—	38,013	—	1,527	—	757	—

TOTAL A		204,197	—	543,627	986	45,774	10,260	1,527	—	757	—

B. Off-balance sheet exposures
B.1 Non-performing loans		—	—	—	—	—	—	—	—	—	—
B.2 Doubtful loans		—	—	—	—	—	—	—	—	—	—
B.3 Other impaired assets		—	—	—	—	—	—	—	—	—	—
B.4 Other exposures		56,850	1,477	92,246	—	—	—	130	—	—	—

TOTAL B		56,850	1,477	92,246	—	—	—	130	—	—	—

Total A+B	31/12/2014	261,047	1,477	635,873	986	45,774	10,260	1,657	—	757	—

Total A+B	31/12/2013	578,735	8,909	830,457	899	24,083	10,064	1,691	—	774	—

B.3.1 Banking Group—Distribution of Balance Sheet and Off-Balance Sheet credit exposures to banks by geographic area (book value)- Italy

		North West Italy		North East Italy		Italian Centre		South Italy and Islands
A. Balance sheet exposures
A.1 Bad loans		—	—	—	—	—	—	—	—
A.2 Substandard loans		—	—	—	—	—	—	—	—
A.3 Restructured exposures		—	—	—	—	—	—	—	—
A.4 Past due exposures		—	—	—	—	—	—	—	—
A.5 Other exposures		99,448	—	9,576	—	95,173	—	—	—

Total A		99.448	—	9,576	—	95,173	—	—	—

B. Off-balance sheet exposures
B.1 Bad loans		—	—	—	—	—	—	—	—
B.2 Substandard loans		—	—	—	—	—	—	—	—
B.3 Other non-performing assets		—	—	—	—	—	—	—	—
B.4 Other exposures		7,800	—	—	—	49,050	1,477	—	—

Total B		7,800	—	—	—	49,050	1,477	—	—

Total (A+B)	31/12/2014	107,248	—	9,576	—	144,223	1,477	—	—

Total (A+B)	31/12/2013	278,121	3,572	57,187	—	243,427	5,337	—	—

B.4 Large exposures
A) Amount (book value):	14,300,054
B) Amount (weighted value):	1,883,370
C) Number of positions:	8

C. SECURITISATIONS AND ASSET DISPOSALS

Qualitative Information

The Carige Group has carried out a securitisation operation for performing loans, which was implemented in the first half of 2004 by the Parent Company, together with two “Covered Bond” operations, which are further described in section E.4. For this securitisation operation, Banca Carige carries out the role of a servicer.

For the purpose of promoting a shared co-ordination and monitoring of securitisation transactions originated by the Group, a specific operating unit was set up as part of the Planning and Control division, which makes sure that these transactions and related activities are constantly monitored across the board by multiple divisions and departments of the company.

Specifically, the assessment and control of risks deriving from securitisations are performed on the Carige Group’s Credit Risk Management (CRM) system, which monitors the transactions concerning performing loans; the performance of individual transactions is constantly assessed by the General Management Special reports are submitted to the Board of Directors on a half-yearly basis.

The transaction involved transfer without recourse to the special purpose entity (SPE) Argo Mortgage 2 S.r.l. (in which Banca Carige currently has a 60% direct holding) of 13,272 mortgage loans for a total value as at 30 June 2004 of EUR 864.5 mln at a price of EUR 925.6 mln.(This figure includes EUR 61.1 mln as the deferred price calculated by means of a profit extraction mechanism which specifically took into account the excess spread net of transaction costs as at each payment date, the level of risk of the loans transferred and early repayment options).

To finance these transactions Argo Mortgage 2 S.r.l. issued the following securities for EUR 864.4 mln: class A EUR 808.3 mln; class B EUR 26.8 mln; class C EUR 29.4 mln. All are listed on the Luxembourg stock exchange and a subordinated loan was granted by Banca Carige for EUR 22.8 mln which was fully repaid in 2009.

The securities issued as at 31/12/2014 have the following ratings:

SECURITY	CODE	FITCH	OUTLOOK	MOODYS	OUTLOOK*
Class A	IT0003694129	AA+	Neg	A2	RUR UPG
Class B	IT0003694137	AA+	Neg	A2	RUR UPG
Class C	IT0003694145	BBB	Stab	Baa2	RUR UPG

*	Rating Under Review for upgrade.

As at 31 December 2014 redemption of the class A securities totalled EUR 744.5 mln (increasing to EUR 750.5 mln after the January 2015 redemptions), compared with the initial EUR 808.3 mln.

As a result of the transfer of the business unit to Banca Carige Italia, which took place on 31 December 2012, the receivables pertaining to the performing securitised loans of the branches outside Liguria were transferred to the new Bank and therefore the securitisation became multi-originator.

The residual credit for the deferred price to be paid to Banca Carige and Banca Carige Italia as at 31/12/2104 was EUR 47.7 million.

In 2014, collections on receivables amounted to EUR 25.1 mln and servicing fees and commissions totalled EUR 0.2 mln.

As the Argo Mortgage 2 S.r.l. securitisation transaction does not fully reflect the conditions of substantial transfer to third parties of the associated risks and benefits, it was reclassified in the Balance Sheet as from 1 January 2005.

Quantitative Information

C.1 Banking Group – exposure resulting from securitisation transaction broken down by quality of underlying assets

	On Balance-sheet						Guarantees given						Credit facilities
	Senior		Mezzanine		Junior		Senior		Mezzanine		Junior		Senior		Mezzanine		Junior
Quality of underlying assets/Exposures	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure
A. With own underlying assets	9,441	9,441	3,792	3,792	47,669	42,471	—	—	—	—	—	—	—	—	—	—	—	—
a) Impaired	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
b) Other	9,441	9,441	3,792	3,792	47,669	42,471	—	—	—	—	—	—	—	—	—	—	—	—
B. With third-party underlying assets	2,474	2,474	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
a) Impaired	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
b) Other	2,474	2,474	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

The data disclosed in the table show the risk borne by the Group with respect to the securitisation performed in 2004, through the SPE Argo Mortgage 2 S.r.l., and relate to the receivables for deferred price accrued, net of its write-down (EUR 42.5 million, write-down amounting to EUR 5.2 million), as well as to SPE securities repurchased by Carige (EUR 9.4 million of the Senior Class and EUR 3.8 million of the Mezzanine Class).

C.2 Exposures arising from major ‘own’ securitisation transactions broken down by type of securitised asset and exposure

Type of securitised asset/exposure	On-balance-sheet exposures						Guarantees issued						Lines of credit
	Senior		Mezzanine		Junior		Senior		Mezzanine		Junior		Senior		Mezzanine		Junior
	Carrying amount	Value adjustments/ write-backs	Carrying amount	Value adjustments/ write-backs	Carrying amount	Value adjustments/ write-backs	Net exposure	Value adjustments/ write-backs	Net exposure	Value adjustments/ write-backs	Net exposure	Value adjustments/ write-backs	Net exposure	Value adjustments/ write-backs	Net exposure	Value adjustments/ write-backs	Net exposure	Value adjustments/ write-backs
A. Totally derecognised	—	—	—
B. Partially derecognised
C. Not derecognised	9,441	3,792	42,471	5,199
C.1 Argo Mortgage 2 Srl
- non-performing loans			—	—
- performing loans	9,441	3,792	42,471	5,199

C.3 Exposures arising from main “third-party” securitisations broken down by type of securitised asset and exposure

Type of underlying asset/exposure	On-balance-sheet exposures						Guarantees issued						Lines of credit
	Senior		Mezzanine		Junior		Senior		Mezzanine		Junior		Senior		Mezzanine		Junior
	Carrying amount	Value adjustments/ write-backs	Carrying amount	Value adjustments/ write-backs	Carrying amount	Value adjustments/ write-backs	Net exposure	Value adjustments/ write-backs	Net exposure	Value adjustments/ write-backs	Net exposure	Value adjustments/ write-backs	Net exposure	Value adjustments/ write-backs	Net exposure	Value adjustments/ write-backs	Net exposure	Value adjustments/ write-backs
A.1 FIP Funding Srl
- performing loans	2,474	—

C.4 Banking group – exposure resulting from securitisation transaction broken down by portfolio and type

Exposure / portfolio	Trading	Carried at fair value	Available-for-sale	Held-to-maturity	Loans	Total 31/12/2014	Total 31/12/2013
1. Balance sheet exposure	—	—	—	—	2,474	2,474	2,510
- Senior	—	—	—	—	2,474	2,474	2,510
- Mezzanine	—	—	—	—	—	—	—
- Junior	—	—	—	—	—	—	—

2. Off-balance sheet exposure	—	—	—	—	—	—	—
- Senior	—	—	—	—	—	—	—
- Mezzanine	—	—	—	—	—	—	—
- Junior	—	—	—	—	—	—	—

C.5 Banking Group – securitised assets underlying junior securities or other forms of credit support

Assets/Values	Traditional securitisations	“Synthetic” securitisation
A. Own underlying assets	140,507	x
A.1 Totally derecognised	—	x
1. Non-performing loans	—	x
2. Doubtful loans	—	x
3. Restructured exposures	—	x
4. Past-due exposures	—	x
5. Other assets	—	x

A.2 Partially derecognised	—	x
1. Non-performing loans	—	x
2. Doubtful loans	—	x
3. Restructured exposures	—	x
4. Past-due exposures	—	x
5. Other assets	—	x

A.3 Non-derecognised	140,540	—
1. Non-performing loans	21,570	—
2. Doubtful loans	2,845	—
3. Restructured exposures	10	—
4. Past-due exposures	1,672	—
5. Other assets	114,443	—

B. Third party underlying assets	—	—
B.1 Non-performing loans	—	—
B.2 Doubtful loans	—	—
B.3 Restructured exposures	—	—
B.4 Past-due exposures	—	—
B.5 Other assets	—	—

C.6 securitisation vehicles

Name of securitisation/Name of securitisation vehicle	Registered Office	Consolidation	ASSETS			LIABILITIES
			oans and receivable	Debt securities	Other	Senior	Mezzanine	Junior
Argo Mortgage 2 S.r.l.	Genoa	YES	136,586	—	32,014	64,100	56,150	48,350

C.8 Servicer - securitised credit collections and repayment of SPV-issued securities

Servicer	Special purpose vehicle	Securitised assets (year-end data)		Credit collections during the year		% share of securities repaid (year-end data)
		Non-performin	Performing	Non-performin	Performing	Senior		Mezzanine		Junior
						Non- performing assets	Performing assets	Non- performing assets	Performing assets	Non- Performing assets	Performing assets
Banca Carige S.p.A.	Argo Mortgage 2 Srl (1)	26,096	114,443	1,049	24,064		92%

1)	Banca Carige S.p.A. performs the role of Master servicer in the securitisation, while Banca Carige Italia fulfils the role of servicer of the loans transferred to the SPV.

E. DISPOSALS

A.	Financial assets sold and not fully derecognised

Qualitative Information

Assets sold and not fully derecognised from the Bank financial statements are as follows:

1)	Receivables transferred within the securitisation performed through the SPE Argo Mortgage 2 s.r.l., as described in paragraph C of Section E in the Explanatory Notes. The non-derecognition follows the recognition of a receivable from the SPE, for an accrued deferred price, which entailS a risk for the Group of first losses as well as extra-spread benefits of securitisation. Receivables sold, recognised as assets, are offset by liabilities represented by outstanding securities issued by the Special Purpose Vehicle as at the closing of the fiscal year net of those repurchased by the Parent Company.

2)	the securities, as assets, underlying repo liabilities with banks and customers the non-derecognition of which is subject to a repurchase transaction, is due to the fact that the Group substantially retains all risks and rewards connected with the security as it is committed to repurchase the security at a contractually agreed price. These securities are therefore disclosed in the pertaining accounting portfolios. The amount of the transfer is recognised among payables according to the type of counter-item.

Quantitative Information

E.1 Banking Group – Financial assets sold and not derecognised: value and fair value

Type /Portfolio		Financial assets held for trading			Financial assets carried at fair value through			Available-for-sale financial assets			Held-to-maturity investments			Loans and receivables with banks			Loans and receivables with customers			Total
		A	B	C	A	B	C	A	B	C	A	B	C	A	B	C	A	B	C	31/12/2014	31/12/2013
A. Balance-sheet assets		—	—	—	—	—	—	1,503,170	—	—	—	—	—	—	—	—	131,091	—	—	1,634,261	1,284,686
1. Debt securities		—	—	—	—	—	—	1,503,170	—	—	—	—	—	—	—	—	—	—	—	1,503,170	1,129,241
2. Equity securities		—	—	—	—	—	—	—	—	—	x	x	x	x	x	x	x	x	x	—	—
3. UCIS		—	—	—	—	—	—	—	—	—	x	x	x	x	x	x	x	x	x	—	—
4. Loans		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	131,091	—	—	131,091	155,445
B. Derivatives		—	—	—	x	x	x	x	x	x	x	x	x	x	x	x	x	x	x	—	—

Total	31/12/2014	—	—	—	—	—	—	1,503,170	—	—	—	—	—	—	—	—	131,091	—	—	1,634,261	—

of which impaired		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	16,751	—	—	16,751	—

Total	31/12/2013	39	—	—	—	—	—	1,129,202	—	—	—	—	—	—	—	—	155,445	—	—	—	1,284,686

of which impaired		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	20,711	—	—	—	20,711

Key:

A = Financial assets sold and fully recognised (book value)

B = Financial assets sold and partially recognised (book value)

C = Financial assets sold and partially recognised (full value)

E.2 Banking Group – Financial liabilities related to financial assets sold and not derecognised: book value

Liabilities/portfolio assets		Financial assets held for trading	Financial assets carried at fair value through profit or loss	Available-for- sale financial assets	Held-to-maturity investments	Loans and receivables with banks	Loans and receivables with customers	Total
1. Deposits from customers		—	—	1,450,195	—	—	—	1,450,195
a) related to fully recognised assets		—	—	1,450,195	—	—	—	1,450,195
b) relating to partially recognised assets		—	—	—	—	—	—	—
2. Deposits from banks		—	—	49,811	—	—	—	49,811
a) related to fully recognised assets		—	—	49,811	—	—	—	49,811
b) relating to partially recognised assets		—	—	—	—	—	—	—
3. Debt securities in issue		—	—	—	—	—	102,210	102,210
a) related to fully recognised assets		—	—	—	—	—	102,210	102,210
b) relating to partially recognised assets		—	—	—	—	—	—	—

Total	31/12/2014	—	—	1,500,006	—	—	102,210	1,602,216

Total	31/12/2013	20,896	—	406,699	—	13,780	482,803	924,178

E.3 Banking Group – sales transactions relating to financial liabilities with repayment exclusively based on assets sold: fair value

Type / Portfolio		Financial assets held for trading		Financial assets carried at fair value		Available-for- sale financial assets		Held-to- maturity investments (fair value)		Loans and receivables with banks (fair value)		Loans and receivables with customers (fair value)		Total
		A	B	A	B	A	B	A	B	A	B	A	B	31/12/2014	31/12/2013 (1)
A. Balance-sheet assets		—	—	—	—	—	—	—	—	—	—	140,945	—	140,945	167,891
1. Debt securities		—	—	—	—	—	—	—	—	—	—	—	—	—	—
2. Equity securities		—	—	—	—	—	—	x	x	x	x	x	x	—	—
3. UCIS		—	—	—	—	—	—	x	x	x	x	x	x	—	—
4. Loans		—	—	—	—	—	—	—	—	—	—	140,945	—	140,945	167,891
B. Derivative instruments		—	—	x	x	x	x	x	x	x	x	x	x	—	—

Assets Total		—	—	—	—	—	—	—	—	—	—	140,945	—	140,945	167,891

C. Liabilities associated		—	—	—	—	—	—	—	—	—	—	102,210	—	x	x
1. Due with customers		—	—	—	—	—	—	—	—	—	—	—	—	x	x
2. Due with banks		—	—	—	—	—	—	—	—	—	—	—	—	x	x
3. Securities		—	—	—	—	—	—	—	—	—	—	102,210	—	x

Liabilities Total		—	—	—	—	—	—	—	—	—	—	102,210	—	102,210	—

Net value	31/12/2014	—	—	—	—	—	—	—	—	—	—	38,735	—	38,735	x

Net value	31/12/2013	—	—	—	—	—	—	—	—	—	—	24,971	—	x	24,971

(1) The data from the previous financial year has been modified with respect to the published version.

Key:

A = financial assets sold and recognised in full.

B = financial assets sold and partially recognised.

E.4 COVERED BOND TRANSACTIONS

Banca Carige S.p.A. implemented two medium/long-term deposit programmes, via the issue of covered bonds, with collateral primarily consisting in residential and commercial mortgages.

As part of the programmes, Banca CARIGE adopted the internal control procedures (also at Group level) suitable for the working plan prescribed for the covered bonds, given the high level of operational and legal innovation and complexity of such transactions and pursuant to applicable regulatory provisions and, in particular, to the supervisory instructions issued by the Bank of Italy with Circular no. 263 of 27 December 2006, as amended (hereinafter referred to as the “Supervisory Instructions”).

At the meeting held on 29 August 2008, the Board of Directors acknowledged the organisational model prepared by the Organisation Division for the implementation and management of the Programme. This organisation model was subsequently updated.

As part of these programmes, Banca Carige plays the role of issuer, assignor of eligible assets and Master Servicer.

Banca Carige Italia, Cassa di Risparmio di Savona, Cassa di Risparmio di Carrara and Banca del Monte di Lucca take part in the two programmes as additional assignors and servicers.

Banca Carige appointed the audit firm Mazars & Guerard Spa to serve as Asset Monitor, i.e. to oversee transaction compliance and the integrity of the guarantee in favour of investors. The controls and assessments made on transaction performance are subject to an annual report that is also addressed to the Board of Statutory Auditors of Banca CARIGE.

The Internal Auditing Department of Banca CARIGE carries out a complete control of the audits made, at least on an annual basis, also making use of the information received and the opinions expressed by the Asset Monitor. The results of these controls are reported to the Banca Carige Board of Directors.

On a regular basis, and for each transaction, the risk monitoring department of Banca Carige controls:

•	The quality and integrity of the assets transferred, in particular the estimated property value – both residential and non-residential – mortgaged in relation to the land and property loans transferred;

•	Maximum ratio compliance between the covered bonds issued and the assets transferred as security;

•	Compliance with transfer limits and integration methods;

•	The real and adequate risk hedging offered by any derivative contracts signed in relation to the transaction.

In order for the transferee to fulfil the obligations of the collateral pledged, Banca Carige uses suitable asset & liability management techniques to ensure a substantial balance between the maturities of cash flows generated by the transferred assets and the maturities of payments due from the issuing bank on the covered bonds issued and other transaction costs.

The programmes were structured in compliance with applicable legal and regulatory provisions allowing the issue of covered bonds with certain capital requirements for the Group.

The Bank periodically carries out assessments required by the Supervisory Provisions concerning the capital requirements for transferors or issuing banks as part of covered bond issue transactions, all necessary controls for compliance with transfer limits, together with thorough assessments of the objectives pursued and the risks associated with implementation of the Programme.

With respect to the first assets transferred, each single transferor, for the pertaining portion, supplied a subordinated loan to the special purpose vehicle, in order to grant financial means necessary to the purchase of loans. As for subsequent transfers, the SPE used both new subordinated financing and its own cash.

Under the accounting point of view, the loans transferred to the two vehicles will continue to be posted to item 70 of the Assets “Loans to customers” as their related risks and rewards have not been transferred.

The subordinated financing is not recognised in the accounts and therefore it is not measured for the purposes of the credit risk due to the fact that this risk is entirely reflected in the measurement of transferred mortgage loans, which are still recorded in the financial statements of the transferors.

The selling Banks receive a commission from Banca Carige for the guarantee given and disclose the assets transferred in part B of the Explanatory Notes, Other information section, in table 1. Guarantees and commitments reported under item no. 5) “Assets lodged to guarantee minority interest”.

The receivables transferred are described by the issuer Banca Carige S.p.A. in part B of the Explanatory Notes, Other information section, Table 2. Assets held to guarantee own liabilities and commitments under item no. 6) “Loans to customers”.

a) Medium/long-term deposit programme over the 2008-2013 period, through the issue of Covered Bonds.

The first Covered Bond issue programme, related to the 2008-2013 period, was implemented through the SPE Carige Covered Bond S.r.l. in 2008 and was renewed by the Board of Directors on 16 September 2013.

As at 31 December 2014, residential and commercial mortgages amounting to EUR 4,514 mln were segregated in the special purpose entity, of which EUR 1,589 mln were transferred from Banca Carige, EUR 2,298 mln were from Banca Carige Italia and EUR 627 mln from the other Group Banks.

The issues by the Parent Company until 31 December 2014 and not yet matured are listed below and amount to EUR 2,930.5 million, of which EUR 17.5 million are held by other companies in the Carige Group:

Amount issued	Date of Issuance	Maturity date	Amount held by Group companies
1,000,000,000	05.11.2009	25.11.2016
75,000,000	20.09.2010	29.12.2030
20,000,000	04.10.2010	25.10.2022
20,000,000	25.10.2010	25.10.2040
20,000,000	25.10.2010	25.10.2040
180,000,000	28.10.2010	25.11.2016	17,500,000
18,500,000	15.11.2010	25.11.2030
20,000,000	25.11.2010	25.11.2030
40,000,000	27.12.2010	27.12.2030
500,000,000	10.03.2011	25.03.2015
30,000,000	23.04.2012	23.04.2032
150,000,000	31.10.2012	25.10.2022
17,000,000	02.11.2012	02.11.2032
50,000,000	05.11.2012	05.11.2032
10,000,000	06.11.2012	26.10.2032
5,000,000	16.01.2013	25.01.2023
5,000,000	25.01.2013	25.01.2023
10,000,000	29.08.2013	29.08.2033
750,000,000	24.10.2013	24.10.2018
10,000,000	05.06.2014	25.05.2029
2,930,500,000			17,500,000

At the reporting date, securities issued were rated as follows: Fitch BBB+ with negative outlook; Moody’s Ba1 on Credit Watch for possible downgrade.

b)	Medium/long-term deposit programme over the 2012-2017 period, through the issue of Covered Bonds.

The second Covered Bond issue programme was implemented in 2012, through the SPE Carige Covered Bond 2 S.r.l., and commercial mortgages originated from the Parent Company and other Group Banks were primarily used as collaterals.

As at 31 December 2012, residential and commercial mortgages amounting to EUR 939 mln were segregated in the special purpose entity, of which EUR 300 mln were transferred from Banca Carige, EUR 395 mln were from Banca Carige Italia and EUR 244 mln from the other Group Banks.

A single issuance amounting to EUR 500 mln (used by Banca Carige for medium/long-term refinancing operations with the European Central Bank) is outstanding at the reporting date.

The bond issued has the following rating assigned by Moody’s: Baa3, with a rating that is under observation for downgrade.

F. BANKING GROUP—CREDIT RISK MEASUREMENT MODELS

The policies for provisions to the Group loans portfolio are based on a specific Credit Assessment Model which envisages differentiated value adjustment estimation methods, according to asset quality. In particular, with regard to the performing loans portfolio, adjustment provisions are determined as a product of the application on each individual loan exposure of the related probability of default and loss given default. As regards the retail component only (households, small operators and businesses), the Loss Confirmation Period is applied on performing loans. This is the correction factor which allows for the inclusion of expected loss, calculated on a prudence basis, in the incurred but not reported loss, as set out by the international accounting standards, through measurement of average timing required for a default to occur, starting from an event which might lead to an impairment.

With regard to non-performing loans, the evaluation takes place using statistical mechanisms (by means of LGD) for entries of irrelevant dimensions and using an individual analytical evaluation for positions of a significant amount. With specific reference to the aggregate being analysed, which forms a predominant share of non-performing loans, the loss forecasts are determined on the basis of rigorous policies, which involve the application of prudent haircuts when assessing the real estate collateral for non-performing loans.

The PD and LGD parameters, which are used for the collective write-downs of performing loans and those of a statistical nature for the part of the non-performing portfolio have been recalibrated in order to incorporate the most recent evolutions of the risk rate of the portfolio used by the Group.

1.2 BANKING GROUP—MARKET RISK

1.2.1 INTEREST RATE AND PRICE RISK – REGULATORY TRADING PORTFOLIO

Qualitative Information

Organizational structure

The Board of Directors of the Parent Company defines the strategic policies and guidelines related to the assumption of market risk and identifies the levels of Risk Appetite and Risk Tolerance within the scope of the Risk Appetite Framework.

The Risk Control Committee monitors the dynamics of the liquidity risk and the observance of the limits, whereas the Finance and ALM Committee monitor the actions for managing the liquidity risk, operationally implemented by the Finance Structure.

The Risk Management Function regularly guarantees the measurement and control of the exposure of the Group to market risk by monitoring the Value at Risk (VaR) on a daily basis, also with stress assumptions.

A.	General aspects

The main sources of interest rate risk are represented by the activities carried out on bond-related financial assets and on interest rate derivatives, both regulated and OTC.

The main sources of price risk are represented by the activities carried out on equity-related financial assets, equity funds and equity derivatives.

The risk profile of the regulatory trading portfolio is prudential, mainly due to the small size of the portfolio itself. The modified duration of the portfolio – net of the intra-group component – is approx. 0.02 as at 31/12/2014.

B.	Interest rate and price risk: operational procedures and measurement methods

For management purposes the Parent Company Risk Management function provides the service of daily monitoring of interest rate risk and price risk in the regulatory trading portfolio, at the same time checking compliance with the established operational limits.

Interest rate risk and price risk are measured by calculating the Value at Risk (VaR) and its breakdown into Interest Rate and Stock Risk factors. Risk Management uses the VaR for management purposes, with the objective of measuring both the risks associated with financial instruments held in HFT trading portfolios and the risks associated with financial instruments allocated in AFS portfolios, monitoring dynamics over time and constantly verifying compliance with the operational limits defined in the context of the Risk Appetite Framework.

The VaR is calculated using a methodology based on the Montecarlo approach, with a 99% confidence interval and a 10-day holding period. Stress test analyses are also carried out that highlight the impact both in terms of VaR and in terms of present value resulting from the predetermined shocks that refer to specific past events. Stress scenarios are defined by the Financial Risk Management Office on the basis of particularly severe market conditions, taking into account the actual portfolio composition.

The Balance Sheet impact is analysed hereunder, in terms of Net Interest Income, net interest and other banking income, profit and shareholders’ equity margins of parallel movements of the curve (+100 bps up, and -100 bps down). The following table notes the overall impact and details of the regulatory trading portfolio (figures in millions of euro):

	+100 bp	-100 bp
Net Interest Income	55.59	-23.31
- of which Trading book	0.10	-0.03
Net interest and other bankin	55.99	-23.38
- of which Trading book	0.51	-0.10
Profit	37.47	-15.65
- of which Trading book	0.34	-0.07
Shareholders’ equity	19.50	-9.73
- of which Trading book	0.34	-0.07

Quantitative Information

1. Regulatory trading book: breakdown of balance sheet assets/liabilities and financial derivatives by residual life (repricing date) Currency: EURO.

Type/Residual maturity	On demand	Up to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	5 to 10 years	Over 10 years	Unspecified maturity
Balance-sheet assets	—	3,121	784	647	346	92	179	—
1.1 Debt securities	—	3,121	5	88	47	92	178	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	—	3,121	5	88	47	92	178	—
1.2 Other	—	—	779	559	299	—	1	—

2. Balance-sheet liabilities	—	—	—	—	—	—	—	—
2.1 With prepayment option	—	—	—	—	—	—	—	—
2.2 Other	—	—	—	—	—	—	—	—

3. Financial derivatives
3.1 Physically settled Fin. derivatives
- Option
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	10,907	25,034	80	2,091	696	—	—
+ Short positions	—	28,187	8,218	—	2,050	697	—	—
3.2 Cash settled Fin. derivatives
- Options
+ Long positions	—	4,819	12,760	4,035	5,503	1,377	3,659	—
+ Short positions	—	3,615	10,691	4,027	4,865	972	7,985	—
- Other derivatives
+ Long positions	13	337,685	358,893	158,866	124,321	118,582	26,627	—
+ Short positions	—	330,106	324,828	157,295	121,992	117,965	27,715	—

1. Regulatory trading book: breakdown of balance sheet assets/liabilities and financial derivatives by residual life (repricing date) Currency: US DOLLAR

Type/Residual maturity	On demand	Up to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	5 to 10 years	Over 10 years	Unspecified maturity
Balance-sheet assets	—	—	—	—	—	—	—	—
1.1 Debt securities	—	—	—	—	—	—	—	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	—	—	—	—	—	—	—	—
1.2 Other	—	—	—	—	—	—	—	—

2. Balance-sheet liabilities	—	—	—	—	—	—	—	—
2.1 With prepayment option	—	—	—	—	—	—	—	—
2.2 Other	—	—	—	—	—	—	—	—

3. Financial derivatives
3.1 Physically settled Fin. derivatives
- Option
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
3.2 Cash settled Fin. derivatives
- Options
+ Long positions	—	711	3,739	4,113	572	—	—	—
+ Short positions	—	711	3,739	4,113	572	—	—	—
- Other derivatives
+ Long positions	—	21,760	32,677	7,907	—	—	—	—
+ Short positions	14	30,637	68,757	9,291	2,471	—	—	—

1. Regulatory trading book: breakdown of balance sheet assets/liabilities and financial derivatives by residual life (repricing date)

Currency: OTHER CURRENCIES

Type/Residual maturity	On demand	Up to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	5 to 10 years	Over 10 years	Unspecified maturity
Balance-sheet assets	—	—	—	—	—	—	—	—
1.1 Debt securities	—	—	—	—	—	—	—	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	—	—	—	—	—	—	—	—
1.2 Other	—	—	—	—	—	—	—	—

2. Balance-sheet liabilities	—	—	—	—	—	—	—	—
2.1 With prepayment option	—	—	—	—	—	—	—	—
2.2 Other	—	—	—	—	—	—	—	—

3. Financial derivatives
3.1 Physically settled Fin. derivatives
- Option
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
3.2 Cash settled Fin. derivatives
- Options
+ Long positions	—	444	—	206	204	—	—	—
+ Short positions	—	444	—	206	204	—	—	—
- Other derivatives
+ Long positions	—	3,002	854	630	208	—	—	—
+ Short positions	—	2,298	561	865	—	—	—	—

2. Regulatory trading book: breakdown of exposures in equity instruments and stock indices by major countries of the listing market

Type of transaction/Stock exchange market	Listed						Unlisted
	ITALY	FRANCE	GERMANY	UNITED KINGDOM	U.S.A.	OTHER COUNTRIES
A. Equity instruments
- long positions	16	—	—	—	10	—	—
- short positions	—	—	—	—	—	—	—

B. Unsettled equity instrument trades
- long positions	—	—	—	—	—	—	—
- short positions	—	—	—	—	—	—	—

C. Other equity instruments derivatives
- long positions	—	—	—	—	—	—	—
- short positions	—	—	—	—	—	—	—

D. Share index derivatives
- long positions	2	—	—	—	—	—	—
- short positions	—	—	—	—	—	—	—

1.2.2 INTEREST RATE AND PRICE RISK – BANKING BOOK

Qualitative Information

A.	Interest rate and price risk: general aspects, operational procedures and measurement methods

The interest rate risk of the banking book is the risk that a variation in market interest rates has a negative effect on the value of equity (a risk associated with equity) and on the Net Interest Income (a risk associated with earnings) in relation to assets and liabilities in the Financial Statements that are not allocated in the regulatory trading portfolio for the purpose of supervision. The exposure to such type of risk, with reference to transactions with a variable interest rate, is a direct consequence of balance sheet structures that are mismatched both in terms of maturity dates (maturity gap) as well as scheduled dates for the revision of remuneration conditions (refixing gap). Exposure for transactions with a fixed interest rate depends on the maturity gap.

The Board of Directors of the Parent Company defines the strategic policies and guidelines related to the assumption of interest rate risk on the banking book and identifies the levels of Risk Appetite and Risk Tolerance within the scope of the Risk Appetite Framework. The Risk Control Committee monitors the dynamics of the interest rate risk on the banking book and the observance of the limits, whereas the Finance Committee and the ALM monitor the actions for managing the interest rate risk on the banking book, operationally implemented by the Finance Structure.

The Risk Management Function regularly guarantees the measurement and control of the exposure of the Group to interest rate risk for the banking book, from both the equity as well as the earnings perspectives.

From an equity point of view, the objective of monitoring the interest rate risk for the banking book consists in measuring the impact of variations in interest rates on the fair value of the equity in order to maintain its stability. The variability in the economic value of the equity followed by a market interest rate shock is measured according to two distinct approaches:

•	the supervisory standardized approach (duration analysis): the variation in the economic value of the equity is approximated using the duration metric applied to aggregates of operations classified in a time bucket of reference based on the date of maturity or repricing; as at 31/12/2014 the indicator is lower than the warning threshold fixed at 20% of own funds.

•	internal method (sensitivity analysis): the variation in the economic value of equity is measured, for each individual transaction, as the fair value difference before and after the indicated shock.

From a revenue point of view, the objective of monitoring the interest rate risk for the banking book consists in measuring the impact of variations in interest rates on the Net Interest Income expected over a predefined time period (gapping period).

The variability in the Net Interest Income following a market interest rate shock is measured according to a gap analysis approach, according to which this variability depends both on the reinvestment (refinancing) at the new market conditions not known ex ante of the capital cash flows maturing during the period of reference, and on the variation of the interest cash flows (due to the variable interest rate operation).

The Balance Sheet impact is analysed hereunder, in terms of Net Interest Income, net interest and other banking income, profit and shareholders’ equity margins of parallel shifts of the curve (+100 bps up, and -100 bps down). The following table notes the overall impact and details of the banking book (figures in millions of euro):

	+100 bp	-100 bp
Net Interest Income	55.59	-23.31
- of which Banking book	55.48	-23.28
Net interest and other banking	55.99	-23.38
- of which Banking book	55.48	-23.28
Profit	37.47	-15.65
- of which Banking book	37.13	-15.58
Shareholders’ equity	19.50	-9.73
- of which Banking book	19.16	-9.66

Please see paragraph 1.2.1 B regarding the price risk component of the banking book portfolio.

B.	Fair value hedging

Interest risk hedged transactions mainly concern the funding and lending component with an original medium/long-term duration. Fair value hedging aims to immunise changes in the fair value of deposits and loans against changes in the financial market. The Risk Management Department monitors hedge effectiveness for hedge accounting purposes in compliance with international accounting standards, with particular reference to the identification and documentation of the hedging relation through the production of hedging cards. Effectiveness controls are performed through both prospective and retrospective testing on a quarterly basis.

The types of financial instruments with fair value hedges are interest-bearing postal bonds, Balance Sheet assets, loans and bonds issued. Overall, as at 31/12/2014, assets for a nominal amount of EUR 440.9 million and liabilities for a nominal amount of EUR 3,014.3 million have been hedged.

The aims and strategies underlying these hedging transactions are to reduce interest rate risk by entering into unlisted OTC derivative contracts.

C.	Cash flow hedging

Risk hedging transactions carried out according to Cash Flow Hedge methodology are aimed at avoiding negative repercussions on the Net Interest Income caused by unexpected variations in market interest rates. In particular, the aim of cash flow hedges is to immunise changes in cash flow against changes in the interest rate curve.

Interest rate risk is covered with the use of non-listed derivative instruments (interest rate swaps). The effectiveness of this hedge is checked periodically by the Risk Management Function. The variable interest rate bonds that were issued (liabilities for an amount of EUR 1015.5 mln hedged as at 31/12/2014) are covered with cash flow hedges.

Quantitative Information

1. Banking book: breakdown of financial assets and liabilities by residual life (repricing date)

Currency: EURO

Type / Residual maturity	On demand	Up to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	5 to 10 years	Over 10 years	Unspecified maturity
Balance-sheet assets	3,963,291	13,591,762	2,099,935	1,195,781	3,746,853	1,335,908	1,017,942	—
1.1 Debt securities	12,868	607,445	537,004	717,497	659,166	181,023	30,175	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	12,868	607,445	537,004	717,497	659,166	181,023	30,175	—
1.2 Loans to banks	609,409	85,147	—	—	7,761	—	—	—
1.3 Loans to customers	3,341,014	12,899,170	1,562,931	478,284	3,079,926	1,154,885	987,767	—
- current accounts	2,038,846	—	—	—	509,157	1,278	—	—
- Other loans	1,302,168	12,899,170	1,562,931	478,284	2,570,769	1,153,607	987,767	—
- With prepayment option	353,802	9,164,727	766,305	265,980	971,259	597,799	791,458	—
- Other	948,366	3,734,443	796,626	212,304	1,599,510	555,808	196,309	—

2. Balance-sheet liabilities	13,807,385	3,910,190	2,245,556	2,277,865	5,235,208	628,569	324,978	—
2.1 Due to customers	13,476,451	962,783	1,196,959	1,281,143	819,854	1,589	2,044	—
- Current accounts	12,523,119	201,038	272,896	564,740	814,776	—	—	—
- Other loans	953,332	761,745	924,063	716,403	5,078	1,589	2,044	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	953,332	761,745	924,063	716,403	5,078	1,589	2,044	—
2.2 Due to banks	189,942	1,219,061	236,424	921	82,826	14,580	3,951	—
- Current accounts	22,147	—	—	—	—	—	—	—
- Other loans	167,795	1,219,061	236,424	921	82,826	14,580	3,951	—
2.3 Debt securities	136,114	1,728,346	812,173	995,801	4,332,528	612,400	318,983	—
- With prepayment option	756	321,639	99,540	159,679	100	—	58,347	—
- Other	135,358	1,406,707	712,633	836,122	4,332,428	612,400	260,636	—
2.4 Other liabilities	4,878	—	—	—	—	—	—	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	4,878	—	—	—	—	—	—	—

3. Financial derivatives
3.1 Physically settled Fin. derivatives
- Option
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	76,635	—	—	—	—	—	—
+ Short positions	—	48,351	—	—	14,454	11,428	—	—
3.2 Cash settled Fin. derivatives
- Options
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	1,641,766	1,028,876	191,771	2,375,074	327,107	248,500	—
+ Short positions	—	2,099,507	805,578	982,169	502,802	651,859	339,534	—

4. Other off-balance sheet
+ Long positions	(259,157)	(1,040,626)	(94,080)	(8,644)	(94,629)	(1,653)	(462)	—
+ Short positions	1,399,438	99,816	—	—	—	—	—	—

1. Banking book: distribution by maturity (repricing date) of financial assets and liabilities

Currency: US DOLLAR

Type / Residual maturity	On demand	Up to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	5 to 10 years	Over 10 years	Unspecified maturity
Balance-sheet assets	130,265	42,118	303,629	5,367	48,891	68,990	67,860	—
1.1 Debt securities	—	—	—	—	—	—	—	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	—	—	—	—	—	—	—	—
1.2 Loans to banks	35.217	—	—	—	—	—	—	—
1.3 Loans to customers	95.048	42.118	303,629	5,367	48,891	68,990	67,860	—
- current accounts	2.630	—	—	—	—	—	—	—
- Other loans	92.418	42.118	303,629	5,367	48,891	68,990	67,860	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	92,418	42,118	303,629	5,367	48,891	68,990	67,860	—

2. Balance-sheet liabilities	106,568	11,945	953	40	—	—	126,508	—
2.1 Due to customers	104,089	4,713	953	8	—	—	—	—
- Current accounts	104,089	4,713	953	8	—	—	—	—
- Other loans	—	—	—	—	—	—	—	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	—	—	—	—	—	—	—	—
2.2 Due to banks	2,451	—	—	32	—	—	126,508	—
- Current accounts	67	—	—	—	—	—	—	—
- Other loans	2,384	—	—	32	—	—	126,508	—
2.3 Debt securities	28	7,232	—	—	—	—	—	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	28	7,232	—	—	—	—	—	—
2.4 Other liabilities	—	—	—	—	—	—	—	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	—	—	—	—	—	—	—	—

3. Financial derivatives
3.1 Physically settled Fin. derivatives
- Option
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
3.2 Cash settled Fin. derivatives
- Options
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	3,624	824	700	—	—	—	—
+ Short positions	—	257,227	182,852	700	—	—	—	—

4. Other off-balance sheet
+ Long positions	—	(1,406)	—	—	—	—	—	—
+ Short positions	1,406	—	—	—	—	—	—	—

1. Banking book: distribution by maturity (repricing date) of financial assets and liabilities Currency:

OTHER CURRENCIES

Type / Residual maturity	On demand	Up to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	5 to 10 years	Over 10 years	Unspecified maturity
Balance-sheet assets	11,059	3,024	2,082	334	961	—	—	—
1.1 Debt securities	—	—	—	—	—	—	—	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	—	—	—	—	—	—	—	—
1.2 Loans to banks	9,154	—	—	—	—	—	—	—
1.3 Loans to customers	1,905	3,024	2,082	334	961	—	—	—
- current accounts	1,237	—	—	—	—	—	—	—
- Other loans	668	3,024	2,082	334	961	—	—	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	668	3,024	2,082	334	961	—	—	—

2. Balance-sheet liabilities	7,926	1,539	397	—	—	—	—	—
2.1 Due to customers	7,925	1,136	397	—	—	—	—	—
- Current accounts	7,925	1,136	397	—	—	—	—	—
- Other loans	—	—	—	—	—	—	—	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	—	—	—	—	—	—	—	—
2.2 Due to banks	1	403	—	—	—	—	—	—
- Current accounts	1	—	—	—	—	—	—	—
- Other loans	—	403	—	—	—	—	—	—
2.3 Debt securities	—	—	—	—	—	—	—	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	—	—	—	—	—	—	—	—
2.4 Other liabilities	—	—	—	—	—	—	—	—
- With prepayment option	—	—	—	—	—	—	—	—
- Other	—	—	—	—	—	—	—	—

3. Financial derivatives
3.1 Physically settled Fin. derivatives
- Option
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
3.2 Cash settled Fin. derivatives
- Options
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	572	—	103	—	—	—	—
+ Short positions	—	15,871	—	103	—	—	—	—

4. Other off-balance sheet
+ Long positions	—	(12)	—	—	—	—	—	—
+ Short positions	12	—	—	—	—	—	—	—

1.2.3 FOREIGN EXCHANGE RISK

Qualitative Information

A. Exchange rate risk: general information, operational processes and measurement methods

The various Group companies mainly operate in euro: therefore, foreign exchange risk within the Carige Group is entirely residual and the Treasury department takes steps to systematically equalise foreign currency positions.

B. Hedging of exchange rate risk

The exchange position of individual Group banks is subject to constant monitoring by the Finance department so as to comply with set threshold values.

Quantitative Information

1. Breakdown of assets, liabilities and derivatives by currency of denomination

	Currency

Items	USD	CHF	GBP	CAD	JPY	OTHER CURRENCIES
A. Financial assets	668,750	7,477	3,249	1,147	2,176	3,412
A.1 Debt securities	—	—	—	—	—	—
A.2 Equity securities	1,630	—	—	—	—	—
A.3 Loans to banks	35,217	1,895	1,366	1,147	1,334	3,412
A.4 Loans to customers	631,903	5,582	1,883	—	842	—
A.5 Other financial assets	—	—	—	—	—	—

B. Other assets	4,756	2,089	1,194	249	362	1,157

C. Financial liabilities	246,017	3,406	2,510	1,738	355	1,852
C.1 Deposits from banks	128,992	1	—	—	—	403
C.2 Deposits from customers	109,764	3,405	2,510	1,738	355	1,449
C.3 Debt securities in issue	7,261	—	—	—	—	—
C.4 Other financial liabilities	—	—	—	—	—	—

D. Other liabilities	3,761	63	171	29	213	980

E. Financial derivatives	—	—	—	—	—	—
- Options	—	—	—	—	—	—
+ Long positions	5,201	—	—	—	427	—
+ Short positions	5,201	—	—	—	427	—
- Other derivatives	—	—	—	—	—	—
+ Long positions	31,112	1,423	59	803	1,253	877
+ Short positions	515,478	10,735	2,194	321	3,230	2,457

Total Assets	709,819	10,989	4,502	2,199	4,218	5,446

Total liabilities	770,457	14,204	4,875	2,088	4,225	5,289

Difference (+/-)	60,638	3,215	373	(111)	7	(157)

1.2.4 DERIVATIVE INSTRUMENTS

A.	FINANCIAL DERIVATIVES

A.1 Regulatory trading portfolio: end of period notional amounts

	Total 31/12/2014		Total 31/12/2013
Underlying assets / Type of derivatives	Over the counter	Clearing House	Over the counter	Clearing House
1. Debt securities and interest rate indexes	1,149,785	—	1,963,695	—
a) Options	135,139	—	793,724	—
b) Swap	1,014,646	—	1,169,971	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

2. Equity instruments and stock indexes	3	—	38	1,211
a) Options	3	—	38	—
b) Swap	—	—	—	—
c) Forward	—	—	—	—
d) Futures	—	—	—	1,211
e) Other	—	—	—	—

3. Gold and currencies	216,702	—	402,846	—
a) Options	51,961	—	48,582	—
b) Swap	—	—	—	—
c) Forward	164,741	—	354,264	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

4. Commodities	—	—	—	—

5. Other underlying assets	—	—	—	—

Total	1,366,490	—	2,366,579	1,211

Average amounts	1,867,602	340	2,518,208	1,211

A.2 Banking book: end of period and average notional amounts

A.2.1 Notional amounts

	Total 31/12/2014		Total 31/12/2013
Underlying assets / Type of derivatives	Over the counter	Clearing House	Over the counter	Clearing House
1. Debt securities and interest rate indexes	4,380,142	—	5,264,777	—
a) Options	—	—	—	—
b) Swap	4,380,142	—	5,264,777	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

2. Equity instruments and stock indexes	—	—	—	—
a) Options	—	—	—	—
b) Swap	—	—	—	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

3. Gold and currencies	462,576	—	80,801	—
a) Options	—	—	—	—
b) Swap	1,439	—	—	—
c) Forward	461,137	—	80,801	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

4. Commodities	—	—	—	—

5. Other underlying assets	—	—	—	—

Total	4,842,718	—	5,345,578	—

Average amounts	5,163,552	—	8,211,978	—

A.2.2 Other derivatives

	Total 31/12/2014		Total 31/12/2013
Underlying assets / Type of derivatives	Over the counter	Clearing House	Over the counter	Clearing House
1. Debt securities and interest rate indexes	970,883	—	1,047,243	—
a) Options	—	—	—	—
b) Swap	970,883	—	1,047,243	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

2. Equity instruments and stock indexes	—	—	11,966	—
a) Options	—	—	11,966	—
b) Swap	—	—	—	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

3. Gold and currencies	—	—	—	—
a) Options	—	—	—	—
b) Swap	—	—	—	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

4. Commodities	—	—	—	—

5. Other underlying assets	—	—	—	—

Total	970,883	—	1,059,209	—

Average amounts	1,037,589	—	1,062,707	—

A.3 Financial derivatives: gross positive fair value—breakdown by product

	Positive fair value
	Total 31/12/2014		Total 31/12/2013
Portfolios / Types of derivatives	Over the counter	Clearing House	Over the counter	Clearing House
A. Regulatory trading portfolio	119,402	—	100,916	—
a) Options	1,314	—	7,734	—
b) Interest rate swaps	115,773	—	84,645	—
c) Cross currency swaps	—	—	—	—
d) Equity Swap	—	—	—	—
e) Forward	2,315	—	8,537	—
f) Futures	—	—	—	—
g) Other	—	—	—	—

B. Banking book—Hedging derivatives	201,525	—	129,352	—
a) Options	—	—	—	—
b) Interest rate swaps	201,525	—	128,666	—
c) Cross currency swaps	—	—	—	—
d) Equity Swap	—	—	—	—
e) Forward	—	—	666	—
f) Futures	—	—	—	—
g) Other	—	—	—	—

C. Banking book—Other derivatives	48,549	—	41,688	—
a) Options	—	—	—	—
b) Interest rate swaps	48,549	—	41,688	—
c) Cross currency swaps	—	—	—	—
d) Equity Swap	—	—	—	—
e) Forward	—	—	—	—
f) Futures	—	—	—	—
g) Other	—	—	—	—

Total	369,476	—	271,956	—

A.4 Financial derivatives: gross negative fair value—breakdown by product

	Negative fair value
	Total 31/12/2014		Total 31/12/2013
Portfolios / Types of derivatives	Over the counter	Clearing House	Over the counter	Clearing House
A. Regulatory trading portfolio	122,407	—	89,707	—
a) Options	1,198	—	1,348	—
b) Interest rate swaps	117,053	—	86,599	—
c) Cross currency swaps	—	—	—	—
d) Equity Swap	—	—	—	—
e) Forward	4,156	—	1,760	—
f) Futures	—	—	—	—
g) Other	—	—	—	—

B. Banking book—Hedging derivatives	515,252	—	458,023	—
a) Options	—	—	—	—
b) Interest rate swaps	515,192	—	457,931	—
c) Cross currency swaps	60	—	—	—
d) Equity Swap	—	—	—	—
e) Forward	—	—	92	—
f) Futures	—	—	—	—
g) Other	—	—	—	—

C. Banking book—Other derivatives	—	—	1,330	—
a) Options	—	—	—	—
b) Interest rate swaps	—	—	1,330	—
c) Cross currency swaps	—	—	—	—
d) Equity Swap	—	—	—	—
e) Forward	—	—	—	—
f) Futures	—	—	—	—
g) Other	—	—	—	—

Total	637,659	—	549,060	—

A.5 OTC Financial derivatives: regulatory trading book—notional amounts, positive and negative gross fair value by counterparty—contracts not included in netting agreement

Contracts not included in netting agreement	Governments and central banks	Other public- sector entities	Banks	Financial companies	Insurance companies	Non- financial companies	Other entities
1. Debt securities and interest rate indexes
- notional amount	—	—	15,886	60,445	—	188,193	46,360
- positive fair value	—	—	54	1,129	—	4,706	377
- negative fair value	—	—	268	—	—	6	57
- future exposure	—	—	169	102	—	326	45
2. Equity instruments and stock indexes
- notional amount	—	—	2	—	—	—	1
- positive fair value	—	—	8	—	—	4	2
- negative fair value	—	—	—	—	—	—	—
- future exposure	—	—	—	—	—	—	—
3. Gold and currencies
- notional amount	—	—	113,748	—	—	66,662	82
- positive fair value	—	—	2,042	—	—	327	—
- negative fair value	—	—	777	—	—	3,898	5
- future exposure	—	—	1,135	—	—	772	1
4. Other instruments
- notional amount	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
- future exposure	—	—	—	—	—	—	—

A.6 OTC Financial Derivatives: Regulatory trading book—notional amounts, positive and negative gross fair value by counterparty—contracts included in netting agreement

Contracts included in netting agreement	Governments and central banks	Other public- sector entities	Banks	Financial companies	Insurance companies	Non- financial companies	Other entities
1. Debt securities and interest rate indexes
- notional amount	—	—	838,903	—	—	—	—
- positive fair value (before netting)	—	—	109,801	—	—	—	—
- negative fair value (before netting)	—	—	116,922	—	—	—	—
2. Equity instruments and stock indexes
- notional amount	—	—	—	—	—	—	—
- positive fair value (before netting)	—	—	—	—	—	—	—
- negative fair value (before netting)	—	—	—	—	—	—	—
3. Gold and currencies
- notional amount	—	—	36,209	—	—	—	—
- positive fair value (before netting)	—	—	953	—	—	—	—
- negative fair value (before netting)	—	—	475	—	—	—	—
4. Other instruments
- notional amount	—	—	—	—	—	—	—
- positive fair value (before netting)	—	—	—	—	—	—	—
- negative fair value (before netting)	—	—	—	—	—	—	—

A.7 OTC Financial derivatives: banking book—notional amounts, positive and negative gross fair value by counterparty—contracts not included in netting agreement

Contracts not included in netting agreement	Governments and central banks	Other public- sector entities	Banks	Financial companies	Insurance companies	Non- financial companies	Other entities
1. Debt securities and interest rate indexes
- notional amount	—	—	179,195	—	—	—	—
- positive fair value	—	—	309	—	—	—	—
- negative fair value	—	—	42,828	—	—	—	—
- future exposure	—	—	1,809	—	—	—	—
2. Equity instruments and stock indexes
- notional amount	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
- future exposure	—	—	—	—	—	—	—
3. Gold and currencies
- notional amount	—	—	462,576	—	—	—	—
- positive fair value	—	—	500	—	—	—	—
- negative fair value	—	—	18,385	—	—	—	—
- future exposure	—	—	4,625	—	—	—	—
4. Other instruments
- notional amount	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
- future exposure	—	—	—	—	—	—	—

A.8 OTC Financial derivatives: banking book—notional amounts, positive and negative gross fair value by counterparty—contracts included in netting agreements

Contracts included in netting agreement	Governments and central banks	Other public- sector entities	Banks	Financial companies	Insurance companies	Non- financial companies	Other entities
1. Debt securities and interest rate indexes
- notional amount	—	—	4,959,152	212,678	—	—	—
- positive fair value	—	—	190,190	10,526	—	—	—
- negative fair value	—	—	452,912	1,127	—	—	—
2. Equity instruments and stock indexes
- notional amount	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
3. Gold and currencies
- notional amount	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
4. Other instruments
- notional amount	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—

A.9 OTC financial derivatives—residual life: notional amounts

Underlying / residual		Up to 1 year	Over 1 year up to 5 year	Over 5 year	Total
A. Regulatory trading book		711,285	290,487	364,716	1,366,488
A.1 Financial derivative contracts on debt securities and interest rates		501,048	284,020	364,716	1,149,784
A.2 Financial derivative contracts on equity securities and stock indexes		3	—	—	3
A.3 Financial derivative contracts on exchange rates and gold		210,234	6,467	—	216,701
A.4 Financial derivative contracts on other values		—	—	—	—
B. Banking book		1,393,724	2,877,876	1,542,000	5,813,600
B.1 Financial derivative contracts on debt securities and interest rates		931,148	2,877,876	1,542,000	5,351,024
B.2 Financial derivative contracts on equity securities and stock indexes		—	—	—	—
B.3 Financial derivative contracts on exchange rates and gold		462,576	—	—	462,576
B.4 Financial derivative contracts on other values		—	—	—	—

Total	31/12/2014	2,105,009	3,168,363	1,906,716	7,180,088

Total	31/12/2013	1,453,325	4,127,638	3,157,718	8,738,681

B. CREDIT DERIVATIVES

There were no credit derivatives as at 31/12/2014 nor as at 31/12/2013.

C. FINANCIAL AND CREDIT DERIVATIVES

C.1 OTC Financial and credit derivatives: net fair value and future exposure by counterparty

	Governments and central banks	Other public- sector entities	Banks	Financial companies	Insurance companies	Non- financial companies	Other entities
1) Netting agreements related to Financial Derivatives	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
- future exposure	—	—	—	—	—	—	—
- net counterparty risk	—	—	—	—	—	—	—
2) Netting agreements related to Credit Derivatives	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
- future exposure	—	—	—	—	—	—	—
- net counterparty risk	—	—	—	—	—	—	—
3) Cross product netting agreements	—	—	704,910	13,936	—	—	—
- positive fair value	—	—	217,396	10,510	—	—	—
- negative fair value	—	—	419,927	1,110	—	—	—
- future exposure	—	—	23,255	1,368	—	—	—
- net counterparty risk	—	—	44,332	948	—	—	—

1.3 BANKING GROUP—LIQUIDITY RISK

Qualitative Information

A. Liquidity risk: general information, operational processes and measurement methods

Liquidity risk, in the sense of “funding” liquidity risk, is the risk that the Group is not able to cope, in an economically viable manner, with its cash outflows (both expected and unexpected) and the collateral it needs without jeopardising its core business or the financial situation of the Group itself. Liquidity risk can be generated by events that are closely linked with the Group and its core business (idiosyncratic risks) and/or with external events (systemic risks).

The Board of Directors of the Parent Company defines the strategic policies and guidelines related to the assumption of liquidity risk. The Risk Control Committee monitors the dynamics of the liquidity risk and the observance of the limits, whereas the Finance and ALM Committee monitors the actions for managing the liquidity risk, operationally implemented by the Finance Structure.

The Risk Management Function regularly guarantees the measurement and control of the exposure of the Group to the liquidity risk, both operational (short-term) as well as structural.

The objective of controlling operational liquidity (short-term) is to guarantee that the Group will be able to face its foreseen and unforeseen payment commitments over a reference period of 12 months, without jeopardising business continuity. The measurement and monitoring of operational liquidity is carried out on a daily basis with the operational maturity ladder. The operational maturity ladder enables an analysis of the distribution of positive and negative cash flows over time, any gaps, as well as the reserves (counterbalancing capacity) that are available to deal with such gaps.

The Risk Management Function constantly monitors the observance of the operating limits that apply to the balances of cash flows itself as well as to the total balances of the cash flows and reserves. The Group also performs a stress test activity with regard to the maturity ladder in use with a view to analysing the effect of exceptional albeit realistic crisis scenarios on the liquidity position and assessing the adequacy of liquidity reserves in place.

In addition to liquidity indicators, the Leverage Coverage Ratio (LCR) is monitored, which compares the high liquidity assets value with net cash outflows ratio in a 30-day stress scenario.

The Group’s treasury position as at 31/12/2014 confirmed that liquidity reserves are adequate to meet future commitments.

The objective of controlling structural liquidity is to guarantee the maintenance of a suitable ratio between assets and liabilities, establishing constraints regarding the possibility to finance medium term assets with short term liabilities and therefore limiting pressure on short-term funding.

The measurement and monitoring of medium to long term liquidity is carried out with the structural maturity ladder. The structural maturity ladder is based on the maturity mismatch model and includes demand items covering a period of up to 20 years and beyond and includes certain or modelled capital flows generated by all the balance sheet items. In this regard the Risk Management Function has defined indicators in terms of a gap ratio on maturity dates beyond one year and the relative monitoring limits.

In addition to operating indicators, the Net Stable Funding Ratio (NSFR) is monitored, which compares the amount of funding available with the compulsory funding, according to the types of liquidity and the residual useful life of the various assets held.

Medium/long-term liquidity management policies, at Group level, take account of these limits as regards strategic and budget planning.

Lastly, the Group has adopted a Contingency Funding Plan (CFP), to protect the Group and the individual companies from stress conditions or from any other type of crisis, guaranteeing business continuity when faced with a sudden reduction of available liquidity. For this reason, Early Warning Indicators (EWI) that can forecast the emergence of stress conditions or liquidity crisis are monitored.

1. Time breakdown by contractual residual maturity of financial assets and liabilities

Currency: EURO

Items / time	On demand	1 to 7 days	7 to 15 days	15 days to 1 month	1 to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	Over 5 years	Unspecified maturity
On-balance sheet assets	4,011,544	2,223,196	461,240	417,555	1,098,602	1,481,628	1,959,144	7,197,146	8,566,012	85,152
A.1 Government securities	376	—	455	—	450,253	164,840	883,104	975,369	165,239	—
A.2 Other debt securities	165	—	329	300	—	63	32,952	22,746	3,370	5
A.3 Units in investment funds	12,892	—	—	—	—	—	—	—	—	—
A.4 Loans	3,998,111	2,223,196	460,456	417,255	648,349	1,316,725	1,043,088	6,199,031	8,397,403	85,147
- Banks	591,776	—	—	—	20,000	—	—	7,761	—	85,147
- Customers	3,406,335	2,223,196	460,456	417,255	628,349	1,316,725	1,043,088	6,191,270	8,397,403	—

On-balance sheet liabilities	14,396,228	346,743	33,336	95,614	1,668,694	1,659,174	2,143,300	7,465,712	1,191,318	160,000

B.1 Deposits and current accounts	13,943,287	22,534	30,770	40,674	107,504	272,976	565,786	816,119	—	—
- Banks	580,811	—	—	—	—	—	—	—	—	—
- Customers	13,362,476	22,534	30,770	40,674	107,504	272,976	565,786	816,119	—	—
B.2 Debt securities	149,027	11,568	925	49,237	1,067,908	444,172	841,060	5,343,184	1,020,738	160,000
B.3 Other liabilities	303,914	312,641	1,641	5,703	493,282	942,026	736,454	1,306,409	170,580	—
Off-balance sheet transactions
C.1 Physically settled fin. derivatives
- Long positions	13	22,777	59,484	65,441	138,776	241,357	9,501	4,814	961	—
- Short positions	—	33,144	1,528	4,565	8,574	7,842	8,011	1,984	630	—
C.2 Cash settled Fin. derivatives
- Long positions	6,445	97	—	3,257	10,632	21,707	59,576	—	—	—
- Short positions	114,047	90	—	1,759	13,481	13,483	23,733	—	—	—
C.3 Deposit to be received
- Long positions	—	99,816	—	—	—	—	—	—	—	—
- Short positions	—	99,816	—	—	—	—	—	—	—	—
C.4 Irrevocable commitments to disburse funds
- Long positions	62,163	572,555	61	765	3,044	10,135	22,322	280,890	447,501	—
- Short positions	1,399,438	—	—	—	—	—	—	—	—	—
C.5 Written guarantees	10,424	—	—	—	—	489	1,453	8,510	7,894	—
C.6 Financial guarantees received	—	—	—	—	—	—	—	—	—	—
C.7 Physically settled cred. derivatives
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—
C.8 Cash settled Cred. derivatives
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—

1. Time breakdown by contractual residual maturity of financial assets and liabilities

Currency: US DOLLAR

Items / time	On demand	1 to 7 days	7 to 15 days	15 days to 1 month	1 to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	Over 5 years	Unspecified maturity
On-balance sheet assets	84,855	3,779	2,398	11,913	14,529	44,806	20,412	121,189	402,818	—
A.1 Government securities	—	—	—	—	—	—	—	—	—	—
A.2 Other debt securities	—	—	—	—	—	—	—	—	—	—
A.3 Units in investment funds	1,615	—	—	—	—	—	—	—	—	—
A.4 Loans	83,240	3,779	2,398	11,913	14,529	44,806	20,412	121,189	402,818	—
- Banks	35,217	—	—	—	—	—	—	—	—	—
- Customers	48,023	3,779	2,398	11,913	14,529	44,806	20,412	121,189	402,818	—

On-balance sheet liabilities	106,556	1,277	556	1,111	9,004	953	40	—	126,508	—

B.1 Deposits and current accounts	104,148	1,277	556	1,111	1,771	953	8	—	—	—
- Banks	67	—	—	—	—	—	—	—	—	—
- Customers	104,081	1,277	556	1,111	1,771	953	8	—	—	—
B.2 Debt securities	24	—	—	—	7,233	—	—	—	—	—
B.3 Other liabilities	2,384	—	—	—	—	—	32	—	126,508	—
Off-balance sheet transactions
C.1 Physically settled fin. derivatives
- Long positions	—	7,358	1,489	4,614	7,838	6,925	7,713	376	—	—
- Short positions	14	18,002	52,648	67,904	145,132	225,034	9,097	2,847	—	—
C.2 Cash settled Fin. derivatives
- Long positions	9	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—
C.3 Deposit to be received
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—
C.4 Irrevocable commitments to disburse funds
- Long positions	—	1,406	—	—	—	—	—	—	—	—
- Short positions	1,406	—	—	—	—	—	—	—	—	—
C.5 Written guarantees	—	—	—	—	—	—	—	—	—	—
C.6 Financial guarantees received	—	—	—	—	—	—	—	—	—	—
C.7 Physically settled cred. derivatives
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—
C.8 Cash settled Cred. derivatives
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—

1. Time breakdown by contractual residual maturity of financial assets and liabilities

CURRENCY: OTHER CURRENCIES

Items / time	On demand	1 to 7 days	7 to 15 days	15 days to 1 month	1 to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	Over 5 years	Unspecified maturity
On-balance sheet assets	11,039	47	29	59	1,077	2,135	410	1,355	1,401	—
A.1 Government securities	—	—	—	—	—	—	—	—	—	—
A.2 Other debt securities	—	—	—	—	—	—	—	—	—	—
A.3 Units in investment funds	—	—	—	—	—	—	—	—	—	—
A.4 Loans	11,039	47	29	59	1,077	2,135	410	1,355	1,401	—
- Banks	9,154	—	—	—	—	—	—	—	—	—
- Customers	1,885	47	29	59	1,077	2,135	410	1,355	1,401	—

On-balance sheet liabilities	7,926	—	388	777	373	397	—	—	—	—

B.1 Deposits and current accounts	7,926	—	388	777	373	397	—	—	—	—
- Banks	1	—	134	269	—	—	—	—	—	—
- Customers	7,925	—	254	508	373	397	—	—	—	—
B.2 Debt securities	—	—	—	—	—	—	—	—	—	—
B.3 Other liabilities	—	—	—	—	—	—	—	—	—	—
Off-balance sheet transactions
C.1 Physically settled fin. derivatives
- Long positions	—	1,266	197	283	1,159	794	836	310	—	—
- Short positions	—	3,434	10,286	3,109	860	501	1,070	102	—	—
C.2 Cash settled Fin. derivatives
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—
C.3 Deposit to be received
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—
C.4 Irrevocable commitments to disburse funds
- Long positions	—	12	—	—	—	—	—	—	—	—
- Short positions	12	—	—	—	—	—	—	—	—	—
C.5 Written guarantees	—	—	—	—	—	—	—	—	—	—
C.6 Financial guarantees received	—	—	—	—	—	—	—	—	—	—
C.7 Physically settled cred. derivatives
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—
C.8 Cash settled Cred. derivatives
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—

2. Disclosure on pledged assets recognised in the financial statements

Type	Pledged		Not pledged		Total	Total
	BV	FV	BV	FV	31/12/2014	31/12/2013
1. Cash and cash equivalents	—	x	329,394	x	329,394	339,174
2. Debt securities	2,044,576	2,044,609	665,104	665,415	2,709,680	5,964,117
3. Equity instruments	—	—	347,565	347,565	347,565	355,583
4. Loans	6,495,392	x	17,929,069	x	24,424,461	26,433,923
5. Other financial assets	4,440	x	1,319,362	x	1,323,802	297,998
6. Non-financial assets	543	x	3,365,273	x	3,365,816	3,628,727

Total 31/12/2014	8,544,951	2,044,609	23,955,767	1,012,980	32,500,718	x

Total 31/12/2013	12,922,214	5,230,786	24,097,308	1,085,131	x	37,019,522

Key:

BV = Book value

FV = Fair value

3. Disclosures on pledged assets not entered in the financial statements

Instrument type	Encumbered assets	Unencumbered assets	Total 31/12/2014	Total 31/12/2013
1. Financial assets	2,337,904	7,981,755	10,319,659	7,154,167
- Securities	2,337,904	7,981,755	10,319,659	7,154,166
- Other	—	—	—	—
2. Non-financial assets	—	—	—	—

Total 31/12/2014	2,337,904	7,981,755	10,319,659	x

Total 31/12/2013	3,813,901	3,340,265	x	7,154,166

It should be noted that, at the closing date of the financial statements, there were re-financing transactions with the European Central Bank (T.L.T.R.O. see Table 1.1 in Liabilities), totalling EUR 1.13 bn.

The collateral provided for this operation included securities classified as financial assets available for sale, (mortgage) loans to customers, and assets not entered in the financial statement consisting of own debt securities that are irrevocably and unconditionally guaranteed by the State pursuant to art. 8 of Italian Law Decree 201/2011, securities underlying repurchasing agreements, repurchased covered bonds, traditionally purchased securities deriving from own securitisations.

Disclosure on financial instruments the marketplace considers to be high-risk

The exposure to financial instruments that the market considers ‘high-risk’ (according to the definition in the Recommendation issued on 7 April 2008 by the Financial Stability Forum, as later confirmed by joint document no. 2 issued on 6 February 2009 by the Bank of Italy / CONSOB / ISVAP) amounts to EUR 2.46 mln, accounting for 0.1% of the securities portfolio, and includes:

- securities arising from securitisation transactions (excluding CDOs—Collateralised Debt Obligations), for a total book value of EUR 2.46 mln (0.06% of the securities portfolio). They only consist in senior tranches of the securitisation of commercial mortgage loans backed by commercial non-residential properties transferred to the ‘Fondo Immobili Pubblici’ real estate investment fund.

SECURITIES FROM SECURITISATIONS (thousands of euro)

	countervalues at cosst price	% portion on total securities portfolio
Senior	2,458	0.06%
Mezzanine	—	—
Junior	—	—

Securitisations of consumer loans, leases, mortgage loans, other	2,458	0.06%

Senior	—	—
Mezzanine	—	—
Junior	—	—

Securitisations of mortgage and bad loans of the Group	—	—

Total	2,458	0.06%

•	securities and derivatives related to leveraged finance operations for a book value of EUR 4 thousand all with a guaranteed/protected structure, hedged against specific risk or in any case envisaging reimbursement upon maturity.

SECURITIES/DERIVATIVES FROM LEVERAGE TRANSACTIONS (thousands of euro)

	countervalues at cosst price	% portion on total securities portfolio
Unhedged leveraged instruments:	3,84	0.00%
credit	—	—
of which with repayment at pair	—	—
rate	3,84	0.00%
of which with repayment at pair	3,84	0.00%
Hedged leveraged instruments:	—	—
rate	—	—

Total	3,84	0.00%

The exposure to Special Purpose Entities (SPE) is attributable to securities issued by the vehicle company for securitisations originated by the Fondo Immobili Pubblici.

As regards the exposure in sovereign debt instruments issued by countries in distress, the Carige Group only has marginal portfolio exposure to Greece.

1.4 BANKING GROUP—OPERATIONAL RISK

Qualitative Information

A. Operational risk: general information, operational procedures and measurement methods

The Group is subject to the operational risk inherent to the typical activities carried out by the Group; this risk also consists in the risk of suffering losses deriving from internal or external fraud, from the inadequacy or incorrect functioning of company procedures, from human resource or internal system errors or deficiencies, interruptions or malfunctioning of services or systems (including IT), errors or omissions when performing the offered services, or from exogenous events. The operating risk also includes the legal risk (for example, customer claims and risks connected with the distribution of products that do not comply with regulations governing the provision of banking services, investment and insurance services, and penalties deriving from regulatory violations as well as non-compliance with procedures relative to the identification, monitoring and management of the risks themselves), but not the strategic or reputation risk.

The main sources of operational risk statistically include the instability of operating processes, poor IT security, the increasing use of automation, the outsourcing of company functions, the use of a reduced number of suppliers, changes in strategy, fraud, errors, recruitment, training and establishing the loyalty of personnel, and finally, social and environmental impacts. It is not possible to identify a permanent prevalent source of operating risk: operating risk differs from credit and market risks because this type of risk is not taken on by the company as a result of strategic decisions, but is inherent to its operations.

In order to increase its control of these risks, the Banca Carige Group has created during the last quarter of 2014, on occasion of the organisational structure review of the Parent Company, the function of Operational Risk Management within the Risk Management structure, who directly reports to the CEO. The Group also started a project in October 2014 with the main objectives that include the regulation of the role and responsibilities of this function, the implementation of a framework for measuring, managing and monitoring the operational risks aligned with the best practices of the system.

In particular, the objective is to start up and render operational a Loss data collection (LDC) process alongside a Risk Self Assessment (RSA) process, for all that concerns the prospective risk perceived by the various Risk Owners that are also identified within the scope of the project. The project activities also include the development of a framework for the measurement, management and monitoring of reputational risk, addressing the synergic practices between the two processes. During the first phase of the activities, appropriate synergies with IT Risk Management aspects implemented within the scope of ICT were also addressed in accordance with update Circular 263 15.

Within the scope of projects, the processes relative to preparing and populating the Italian Operating Loss Database (Database Italiano Perdite Operative—DIPO) established in 2003 by ABI, and which the Carige Group has supported since its establishment, are being suitably integrated.

For informational purposes only19, it should be noted that, in parallel to the quantitative recognition, the Group is systematically analysing the processes using a self assessment approach in order to integrate the aspects of a quantitative nature with the analyses of a qualitative nature, as regards the IT system of all Group companies, this is concentrated on the Parent Company which, with regard to the risks connected with a business interruption, has defined a Business Continuity and Disaster

[19]	This activity is excluded from the scope of the project related to the definition and implementation of a framework for measuring and managing operational risks.

Recovery plan in order to identify the operations required in order to restore normal Group operations in the case of a crisis situation. Furthermore, in light of the need to define standard criteria for process managing (mapping, archiving, use, etc.) and identifying suitable methodological and IT solutions, the “Business Process Management” project is being continued and is undergoing continuous updates. In this respect, the Carige Group has adopted a methodological framework for the rationalization and homogenization of the information available in the company and for the simplification of the mechanisms for the production and use of company regulations; therefore organisational guidelines and the relative models have been formulated with regard to the processes, risks and checks defined for each operational area of the company.

Quantitative Information

The impact, in terms of operating losses as at 31/12/2014, was equal to EUR 7.4 million. The impact of robberies was around 6% over the total amount.

As regards capital absorption, the Group has adopted the Foundation Approach. As at 31/12/2014, the capital requirement, calculated as 15% of the average net interest and other banking income over the last three financial statements, amounted to Euro 120.6 million.

Under the provisions of article 316, paragraph 1, letter b of EU Regulation 575/2013, the definition of Net interest and other banking income for calculation of the Operational Requirements differs from the definition as at 31 December 2013.

Risks related to ongoing proceedings

To our knowledge, the Genoa Public Prosecutor’s Office is carrying out investigations within the framework of criminal proceedings no. 10688/2013 of the General Register of Crimes, in which the Bank’s former Chairman Giovanni Berneschi is indicted for the offences set out in articles 2622, paragraphs 3 and 4 (false corporate communications to the detriment of the company, shareholders or creditors) and 2637 (market manipulation) of the Italian Civil Code, as well as embezzlement under art. 646 of the Civil Code; the Bank is awaiting the outcome of the preliminary investigations by the Public Prosecutor.

To our knowledge, the facts involved in the charge would have partly been the subject of findings by the Bank of Italy and Consob.

As for the offences that constitute the presumed liability of the entity pursuant to Legislative Decree no. 231, being such offences attributed to a person in a senior position, the Bank was recorded in the roll of suspects due to the administrative offence resulting from a crime under article 25-ter of Legislative Decree no. 231 for false corporate communications to the detriment of the company, shareholders or creditors (art. 2622 of the Italian Civil Code) and for market manipulation (art. 2637 of the Italian Civil Code). The investigations involve, among other things, the regularity of the granting of credit facilities and the overall management of creditor relations and the compliance of the internal organisational models regarding the granting and management of credit facilities and the drafting of financial statements with the legislation for the sector. It should be noted that, regardless of any evaluation of the legitimacy of the charge levelled against the Bank, the risks resulting from the harshest sanction theoretically applicable to the Bank for the unlawful administrative acts contested are estimated not to exceed Euro 2 mln, with no prohibitory sanctions envisaged for said offences.

Other offences were also charged within the above mentioned criminal proceedings no. 10688/13, in particular criminal association aggravated by its transnational nature (under article 416 of the Italian Criminal Code and article 4 of Law no. 146/06), aggravated fraud (under articles 640 and 61 no. 11 of the Italian Criminal Code), embezzlement (under article 646 of the Italian Criminal Code), money laundering (under article 648-bis of the Italian Criminal Code), illegal transfer of funds aggravated by the transnational nature of the criminal association (under articles 12-quinquies of Law no. 356/1992 and 4 of Law no. 146/2006), in connection with which, to the Bank’s knowledge, precautionary measures (both preventive detention and seizure) were served, among others against the Bank’s former Chairman: all of the said crimes were written off and have converged into the criminal proceeding no. 17008/14 always before the Genoa Public Prosecutor’s Office.

With regard to the latter proceeding, the Bank was expressly identified as the offended party, which will make it possible for the Bank to file a claim for compensation as part of the criminal trial case being instituted. The Public Prosecutor served the indictees a notification of the conclusion of investigations pursuant to art. 415-bis of the Italian Code of Criminal Procedure and the Bank is awaiting the Public Prosecutor’s decision with regard to the related criminal prosecution.

In addition, there are also further proceedings related to the bank, in which neither the Bank nor other Group companies are currently involved, relating to the granting of loans to certain companies and/or natural persons, who would have subsequently been insolvent, as part of which certain Group executives would have been investigated. Since the Bank is not part of the investigations and is not knowledgeable of the trial documents, Banca Carige is not currently in a position to provide any further analytical details on the subject.

With regard to the complex criminal events which received extensive coverage by the media, it is not possible to provide any further analytical assessment of the afore-mentioned trial developments, which the Bank is however following with utmost attention as a party offended or damaged by the crime.

It should also be noted that, to the Bank’s knowledge, under criminal proceedings no. 10688/2013 (general register of criminal offences), besides Centro Fiduciario pursuant to articles 25-ter and 25-octies of Legislative Decree no. 231, three seconded employees with management duties at the Centro Fiduciario were also investigated upon and sentenced to measures of precaution, both pre-trial detention and seizure, for the criminal offences of obstruction of public regulators pursuant to article 2638 of the Italian Civil Code, money-laundering pursuant to article 648-bis of the Italian Criminal Code and concurrence in income tax evasion under article 4 of Legislative Decree no. 74/2000; the continuation of business of the afore-mentioned company under court-ordered administration was resolved upon for a six-month period as of 17 July 2014 under article 13 para. 1, 2, 15 and 45, para. 3 of Legislative Decree no. 231; in this respect it is noted that the afore mentioned period of court-ordered administration came to a close on 17 January 2015 and the Centro Fiduciario has fully resumed its operations. To the Bank’s knowledge, preliminary investigations are still underway with regard to the latter criminal issue.

To our knowledge, it should be noted that the Bank cannot exclude that further criminal-related misconduct may emerge from investigation developments -including against other parties- or that the facts under investigation may result in circumstances assumably leading to requests for compensation and/or claims for settlement against the Group from offended and/or damaged third parties. These assumed potential actions for damage compensation are merely hypothetical, therefore their legitimacy can hardly be assessed: in any case, should these actions for damage compensation be taken, they would hardly result in an outlay for the Bank before a sentence is passed, which is reasonable to expect may occur in a time frame of years as of today.

The Bank reserves the right to take any action to protect its own rights and interests against the abusive conduct resulting from the ongoing criminal investigations.

SECTION 2—INSURANCE COMPANIES RISKS

2.1 INSURANCE RISKS

Insurance risks are analysed in relation to business performed by the two Banca Carige subsidiaries in non-life insurance (Carige Assicurazioni) and life insurance (Carige Vita Nuova).

a) NON-LIFE INSURANCE

Qualitative Information

Definition of Insurance Risk

Insurance risks, which are generated from the specific activities of the insurer, which acts as an intermediary on the market and is able to determine an assignment and a subsequent reduction of the risk, through the professional centralised management of risks;

Insurance risks can be divided in two risk sub-categories:

•	Assumed risk

•	Reservation risk

and common sub-risk:

•	Reinsurance risk

In particular, the assumed risk, linked to the underwriting of insurance contracts, relates to the risk that premiums required to insured people are not sufficient to cover related liabilities, according to hedged events, fees, trend of claims, corporate policies of risk assumption, reinsurance policies. Actuarial models are used to determine fees and monitor claims for each single branch or type of insurance policy. In addition, underwriting guidelines are issued along with rules on assumption limits for each individual risk category.

Reservation risk is connected with reserve quantification, which might be inadequate with respect to commitments undertaken. This inadequacy might result from both incorrect estimates of reserves and changes in the general and market context where the Company operates. The pricing functions for Motor and Non-Motor Insurance, within the Technical Department, establish prices on the basis of technical considerations that can be referred to company or market data in addition to appropriate safety margins. In the context of risk assumption policies, significant attention is given to concentration risk with respect to acquired portfolios; in particular with reference to catastrophic risk (earthquakes and floods), risk accumulations are monitored, subdivided into territorial zones and measured by adding up sums assured and indemnification limits in order to quantify overall exposure. For the determination of foreseeable charges for claims, the result of the inventory check is coupled with statistical actuarial methodologies based on an analysis of historical data. Such data constitutes the information base that is necessary to define hypotheses that are at the basis of the methodological structures used, with particular reference to the development of average cost and the specific claim inflation rate. Particular attention was paid to the analysis and monitoring of major claims in order to optimise the process of correct reservation at the claims’ ultimate cost. For the preparation of the Financial Statements, the adequacy check on reserves set aside for the Motor TPL business is commissioned to the appointed Actuary and subsequently checked and adopted by the Company’s Board of Directors. Moreover, the Company constantly monitors the development of reserves allocated for claims incurred but not paid, and any related changes.

Lastly, with regard to reinsurance risk, after the definition of self-retention levels, suited arrangements are made—with leading market counterparties only—for the main segments in order to mitigate the risk of insolvency. The counterparties are constantly monitored and the exposure limits are reviewed annually, in compliance with the reinsurance policy outlined by the Board of Directors, pursuant to Circular Isvap n. 574/D, in order to verify the credit standing of the reinsurer and any potential need to carry out write-downs of loans recorded in the financial statements. In this case, the reinsurance risk is added to the credit risk which is described in details under financial risk.

Quantitative Information

The main non-life business of the Company includes:

1.	Third party motor;

2.	Land vehicles

3.	Assistance;

4.	Accident;

5.	Health;

6.	Fire and natural forces;

7.	Other damages to assets;

8.	General third-party liability;

9.	Monetary loss

10.	Guarantees

1 Premiums

Premiums paid in 2014 totalled EUR 352,362 thousand as compared to EUR 428,654 thousand in 2013, down by 17.8%, and are detailed as follows:

PREMIUMS ISSUED (thousands of Euro)

	PREMIUMS		% Change 2014 - 2013
LINE	2014	2013	Absolute	%
Accident	36,720	42,543	-5,823	-13.7
Health	4,409	4,464	-56	-1.2
Aircraft	3	5	-2	-32.4
Ships (sea, lake, river and canal vess	528	649	-120	-18.5
Transported goods	301	315	-15	-4.7
Fire and natural forces	33,153	33,343	-190	-0.6
Other damages to assets	13,923	15,309	-1,386	-9.1
TPL aircraft	2	4	-2	-54.3
TPL general	39,950	44,436	-4,486	-10.1
Guarantees	3,528	4,178	-649	-15.5
Various monetary losses	2,758	5,854	-3,096	-52.9
Legal protection	3,535	4,382	-847	-19.3
Assistance	8,045	8,951	-906	-10.1

Total P&C	146,856	164,433	- 17,578	- 10.7

Land vehicles	20,120	24,967	-4,847	-19.4
3rd party land and sea veh.	185,267	239,122	-53,855	-22.5

Total TPL Car + land vehicles	205,387	264,089	- 58,703	- 22.2

Total direct business	352,242	428,522	- 76,280	- 17.8

Indirect business	119	132	-12	-9.2

Grand total	352,362	428,654	- 76,292	- 17.8

thousands of Euro	PREMIUMS		% Change 2014 - 2013
LINES	2014	2013	Absolute	%
Land vehicles	20,120	24,967	-4,847	-19.4
TPL vehicles and sea vehicles	185,267	239,122	-53,855	-22.5
P&C Motor	19,117	23,481	-4,364	-18.6

Total Motor	224,503	287,570	- 63,067	- 21.9

P&C	127,858	141,084	-13,225	-9.4

Grand total	352,362	428,654	- 76,292	- 17.8

Motor Insurance segment (Motor TPL +Land Vehicle Insurance): the Motor TPL premiums show a EUR 53.9 mln decrease which is -22.5% with respect to 2013; the Land Vehicle Insurance line decreased by EUR 4.8 mln (-19.4%), and the Motor P&C line showed a negative variation of EUR 4.4 mln (-18.6%). The total car range is therefore down by EUR 63.1 million as a whole (-21.9%). The ratio of accessory guarantees to third party liability premiums increased from 20.3% to 21.2%.

There were 458,689 Motor TPL contracts as at 31 December 2014, down 12.2% (approximately 64 thousand policies).

P&C (non-car) (excluding Motor P&C): went from EUR 141.1 mln to EUR 127.9 mln as at 31 December 2014, with a fall of EUR 13 mln (-9.4%).

The negative trend observed since the beginning of the year slowed down in the second part of the year following numerous commercial initiatives that were undertaken to stimulate recovery.

As regards the Italian insurance market, the latest data available shows an overall decrease in written premiums, driven by a decrease in motor TPL insurance compounded by the current economic crisis in the insurance sector:

CHANGE IN PERCENTAGE OF PREMIUMS UNDERWRITTEN BY BUSINESS SEGMENT

AS AT Q3 2014	Change %
Land vehicles	- 2.7
TPL vehicles and sea vehicles	- 7.3
P&C	1.1

Grand total	- 3.1

(*)	latest data available

In addition to the fall in the number of new car registrations, the reduction in the Motor TPL line of business is due to the lowering of the average premium which registered a negative 2014 half yearly variation of 5.3% with reference to the private car sector (data published in the Ivass statistical bulletin “IPER: price trends for Motor Third Party Liability Insurance”), made up of a 3.7% fall in Q1 2014 and a further 1.6% decrease in Q2 with respect to Q1.

In terms of a breakdown of premiums issued in the different insurance segments, 52.6% of the portfolio mix as at 31 December 2014 is accounted for by motor TPL premiums, a slightly higher share than the latest available market percentage and slightly lower than the Company’s figure for 2013, as shown in the table below, due to the major clean-up of the company’s portfolio:

PREMIUMS—PORTFOLIO MIX

	2014	2013	% Change 2014 - 2013	Market 09/2014
TPL vehicles and sea vehicles	52.6%	55.8%	-3.2	49.1%
Land vehicles	5.7%	5.8%	-0.1	7.5%
P&C	41.7%	38.4%	3.3	43.4%

Total	100.0%	100.0%		100.0%

Lastly, an analysis on the annual production, divided by macro geographical areas is provided hereunder.

PREMIUMS ISSUED IN 2014 (thousands of Euro)

Non-life	NORTH	CENTRE	SOUTH	ISLANDS
TPL vehicles and sea vehicles	68,048.7	35,359.3	45,870.7	35,987.9
Land vehicles	12,171.3	3,631.4	2,447.2	1,870.1
Assistance	3,648.0	1,326.8	1,570.9	1,450.9
Accident	19,378.8	6,096.0	6,123.2	5,122.2
Health	3,651.1	545.6	92.3	119.7
Fire	24,112.4	4,733.2	1,878.9	2,428.3
Other damages to assets	9,591.4	1,993.7	1,045.0	1,292.9
General third-party liability	24,473.9	7,327.1	3,969.8	4,179.3
Monetary loss	3,505.2	-2,186.7	803.7	636.1
Other insurance lines	3,717.5	1,986.4	1,059.5	1,182.6

Total	172,298	60,813	64,861	54,270

2 Claims

With regard to claims, 2014 trend showed an aggregate charge for claims paid, including expenses, equal to EUR 392.9 million, down by 16.2% compared to the previous year; this decrease is primarily due to claims of the current generation, after the drop in the number of claims reports.

Indemnity-related amounts only – including management and debtor lump sums, excluding settlement expenses and including partial payments – were recorded as follows:

CLAIMS PAID (millions of Euro)

			Change 2014 - 2013
	2014	2013	absolute	%
Motor TPL (10+12)	176.5	231.9	-55.4	-23.9
Other insurance lines	166.7	187.5	-20.8	-11.1

Total	343.2	419.4	-76.2	-18.2

With regard to the main indicators, reported motor TPL claims (for each segregated line of business) decreased by around 34% (equal to 15,500 claims). There was a 38% decrease in No Card and 31.4% decrease in the Card D claims (claims caused by our policy holders), while Card G claims (claims incurred) dropped by 30.9%.

The speed of claim settlement (Card G + No Card) amounted to 71.4%, almost in line with 2013 (72.6%)

The speed for Card D claims, an external variable in that it depends on the activity of the associates, is also in line with the previous year (80.4% compared with 80.1%).

When considering the average cost trend of claims settled during the year compared to 2013, the following figures are observed for the current and the previous years:

AVERAGE COST OF CLAIMS FOR CURRENT PERIOD (thousands of Euro)

			Change 2013-2014
Claims paid (including partial payments and expenses)	2014	2013	absolute	%
CARD G claims (no lump sum)	2.079	2.043	35,8	1,8
Lump sum G	1.858	1.960	-102,1	-5,2
CARD D claims	1.909	2.083	-173,9	-8,3
NO CARD claims	5.076	5.041	35,5	0,7

AVERAGE COST OF CLAIMS FOR PRIOR PERIOD (thousands of Euro)

			Change 2013-2014
Claims paid (including partial payments and expenses)	2014	2013	absolute	%
CARD G claims (no lump sum)	2.976	2.984	-8,2	-0,3
Lump sum G	2.514	2.138	376,1	17,6
CARD D claims	2.554	3.066	-511,3	-16,7
NO CARD claims	11.335	12.528	-1.193,0	-9,5

A reduction in the average cost of No Card claims settled, is noted mainly with respect to previous years; such reduction is substantially due to an improvement in the representation of the payment of legal fees for claims that have already been settled, for the purpose of supervisory reporting. Such improvement, which occurred in 2014, gave rise to a reduction of the average cost. Under the same conditions, the average cost for 2013 went from EUR 12,528 to EUR 11,586.

In P&C, there is a fall in claims settled, attributable almost entirely to the current year for the reduction of claims reported:

COMPENSATION PAID (thousands of Euro)

			Change 2014-2013
	2014	2013	absolute	%
Accident	19,247	19,360	-113	-0.6
Land vehicles	18,837	32,323	-13,486	-41.7
Fire	27,011	27,431	-420	-1.5
Other damages to assets	17,064	19,759	-2,695	-13.6
General TPL	63,203	66,716	-3,513	-5.3
Monetary loss	12,174	11,473	701	6.1
Guarantees	2,999	3,755	-756	-20.1
Other insurance lines	6,186	6,709	-523	-7.8

Total	166,722	187,527	-20,805	-85

P&C reserves for direct claims only (excluding IBNR) showed the following developments:

CLAIMS RESERVE, P&C (thousands of Euro)

			Change 2014-2013
	2014	2013	absolute	%
Accident	21,317	26,215	-4,898	-18.7
Land vehicles	6,032	7,069	-1,037	-14.7
Fire	22,473	34,056	-11,583	-34.0
Other damages to assets	16,544	14,129	2,415	17.1
General third party liability	224,229	257,771	-33,542	-13.0
Monetary loss	15,018	16,848	-1,831	-10.9
Guarantees	28,995	25,112	3,883	15.5
Other insurance lines	14,178	18,682	-4,504	-24.1

Total	348,786	399,882	-51,097	-12.8

Only compensation reserve
No. reserved for accidents	5,744	8,210	-2,466	-30.0
No. reserved for general TPL	11,683	15,263	-3,581	-23.5
No. reserved other lines	18,307	30,187	-11,880	-39.4

No. reserved for P&C+land vehicles	35,733	53,660	-17,927	-33.4

Proportional numbers

Overall, the P&C claims reserve decreased by 12.8% relative to the end of 2013. Such decrease is mainly due to the effect of a smaller number of outstanding claims. Indeed, a look at the average reserved costs shows how these are almost all increasing as the following table demonstrates:

As regards Motor TPL, the following table summarises the evolution in number and average cost of claims in the reserve.

NUMBER OF CLAIMS IN RESERVE AND AVERAGE COST (Motor)

	2014		2013		% Change 2014 - 2013
Current	No. claims	Avg Cost	No. claims	Avg Cost	No. claims	Avg Cost
No Card	3,508	11,512	5,290	11,509	-33.7	0.0
Management Card	4,096	3,303	5,453	3,426	-24.9	-3.6

Tot claims managed	7,544	7,146	10,688	7,444	-29.4	-4.0

Management Lump-sum	2,511	1,995	3,424	2,411	-26.7	-17.2
Debtor Lump-sum	4,021	2,468	6,258	2,199	-35.7	12.2

	2014		2013		Variaz. % 2014 - 2013
Previous	No. claims	Avg Cost	No. claims	Avg Cost	No. claims	Avg Cost
No Card	6,742	31,959	6,892	36,606	-2.2	-12.7
Management Card	2,018	5,929	2,967	5,874	-32.0	0.9

Tot claims managed	8,665	26,247	9,809	27,497	-11.7	-4.5

Management Lump-sum	791	5,274	1,215	4,625	-34.9	14.0
Debtor Lump-sum	2,035	6,839	5,328	2,842	-61.8	140.7

The reserve was revalued, also due to the analysis of the individual claims by liquidators and, for particularly complex claims, by Management structures. The evaluation of reserves took into account any possible element which might increase the charge of the claim. A further integration was provided by the Management for No Card claims. The Company assessed the consistency of the reserve by applying a Paid Loss Development Method (PLDM) statistical approach with separate method for managed claims, No Card claims and Management Card claims, via net projection of threshold caps equal to EUR 300 thousand.

The total number of outstanding claims in the P&C insurance line in the reserve, including those related to lines that are not highlighted, is 15,929 (-31.9% with respect to 2013), with an average cost of EUR 4,030, while the total for the previous year was 19,776 (-34.7% with respect to 2013), with an average cost of EUR 15,037.

In view of the data shown above, it is opportune to highlight that the reduction in the current average cost of General Third Party Liability Insurance is due to a different mix in the claims portfolio. In 2013, there were still claims related to health establishments; by making a like-for-like comparison, and therefore excluding claims related to health establishments, the average cost in 2014 is in line with 2013, with a slight increase (2013 Average Cost excluding health establishment claims was EUR 4,923, while 2014 Average Cost of claims excluding health establishment claims was EUR 4,954).

CLAIMS RESERVE, P&C (thousands of Euro)

			Change 2014-2013
	2014	2013	absolute	%
Accident	21,317	26,215	-4,898	-18.7
Land vehicles	6,032	7,069	-1,037	-14.7
Fire	22,473	34,056	-11,583	-34.0
Other damages to assets	16,544	14,129	2,415	17.1
General third party liability	224,229	257,771	-33,542	-13.0
Monetary loss	15,018	16,848	-1,831	-10.9
Guarantees	28,995	25,112	3,883	15.5
Other insurance lines	14,178	18,682	-4,504	-24.1

Total	348,786	399,882	-51,097	-12.8

Only compensation reserve
No. reserved for accidents	5,744	8,210	-2,466	-30.0
No. reserved for general TPL	11,683	15,263	-3,581	-23.5
No. reserved other lines	18,307	30,187	-11,880	-39.4

No. reserved for P&C+land vehicl	35,733	53,660	-17,927	-33.4

Reinsurance risk – Non-life insurance

The reinsurance policy, as for last year, continues to focus on maintaining certain levels of proportionate cover and in excess to claims according to the recorded risk category.

Specifically, in the motor third-party liability segment, protection was maintained in 2014 solely for excess claims.

For property and casualty, coverage in 2014 proved adequate with respect to the risk retention level. In 2014, coverage for such insurance segments remained separate, where necessary adjusting priorities according to the risk assumed, especially for Fire risk which was brought into line with the extent and type of risk subscribed. For other businesses coverage is provided for excess claims only, except for technological risks, for which coverage is proportionate in addition to that for excess claims. The same cover was maintained for the transport and roadside assistance lines of business. In addition, a proportional cover for Legal Protection was taken out with a specialized reinsurer.

The 2014 reinsurance plan takes into account Isvap circular no. 574/D of 23 December 2005 on “Reinsurance liability provisions”. During its meeting, held on 17 February 2014, the Board of Directors updated the framework resolution on the reinsurance strategy, originally approved in February 2006. The disposal plan and 2014 placements were carried out in compliance with the guidelines approved by the Board of Directors, by adopting the types of reinsurance agreements aimed at mitigating risks and exposure according to the tolerance level (risk appetite). Reinsurance contracts are periodically reviewed; for certain segments, technical and financial simulation models are used to analyse efficiency in terms of capital allocation.

The adoption of such policy led to the selection of preferably continental reinsurers, with a solid financial background and equity base (Standard and Poor’s rating higher than or equal to Standard and Poor’s “A-“ or A.M. Best’s “A”), with a preference for high quality reinsurers with a demonstrable ability to settle future claims, on the basis of past experience and their ability to make timely payments. In the selection process, reinsurer management and technical know-how was assessed, with a particular focus on leading reinsurers. External information sources include the analysis of counterparty financial statements and independent audit reports, as well as Standard & Poor’s ratings, if available, or the A.M. Best index.

As in previous years and again according to limits set in the framework resolution, concentration risk was mitigated, therefore avoiding the existence of sufficiently dominant positions affecting the Company’s underwriting policies. Risk concentrations of reinsurers in the same group, if any, were also assessed.

Contracts signed according to instructions of the Board of Directors are of the traditional and non-financial type.

b) LIFE INSURANCE

Qualitative Information

Reference should be made to the relevant section of the non-life insurance.

Quantitative Information

The main categories of life insurance distributed or managed are classified below in relation to the reserves and the changes since last year:

TYPES OF CONTRACT (thousands of Euro)

Description	Risk	Mathematical reserves as at 31.12.2014	Mathematical reserves as at 31.12.2013	Change %
Hybrid and Combined	Performance, death	655,501	510,006	28.53%
Term life insurance	Death	18,345	20,572	-10.83%
Full life	Performance	3,449,783	3,246,767	6.25%
Deferred capital and performance	Survival, performance	55,184	56,651	-2.59%
Immediate Annuity	Survival	488	502	-2.79%
Unit linked	Performance/credit	187,855	194,399	-3.37%
Index linked	Performance/credit	18,316	81,755	-77.60%
Supplementary insurance	Accident	56	69	-18.49%
Financial capitalisation	Performance	110,381	126,447	-12.71%

Total		4,495,909	4,237,168	6.106%

Any risks typical of the specific insurance or financial guarantees inherent in the life insurance products are noted beside the various contract types in the table. The main risk types are:

•	mortality and accident. The portfolio with significant “death” risk contains basic diversification as the distribution channels are spread throughout the entire country. At underwriting stage, the following comprise important considerations: health, professional activity, sports played, age restrictions and any additional premiums in cases characterised by “tares”. The use of demographic locations, prevalently for Italian residents, also establishes basic prudential margins. The reinsurance policy for both new and past business aims to limit risk, also in the event of catastrophe. Maximum retention limits are also envisaged for individual risk of EUR 25,000 on all products sold and the disposal of risks exceeding this threshold.

•	survival. In relation to extended life expectancy, a special “demographic adjustment reserve” has been established, based on IPS55 life expectancy statistics and the propensity to market performance as recorded by ANIA;

•	performance. Performance risk—inherent to most contracts with a financial component linked to performance of the two Separate Management lines (Norvita and C. Vitanuova)—is the failure to achieve results that would cover the minimum guaranteed to the insured party. ALM Analysis carried out in accordance with the provisions of Article 38 of the IVASS Regulations pursuant to Article 36 of the Legislative Decree No. 209/2005, enables the Company to examine the future cash flows of assets and liabilities and to assess any reserves that may be necessary to make good for differences between minimum guarantees and foreseeable future earnings of Separate Management lines; wherever present, the relative reserve represents a measure of the risk in question. The products sold offer guarantees in line with market rates, or rather lower, whereas the older products in the portfolio include guarantee levels that justify a specific focus on ALM analysis monitoring. ALM monitoring is performed on a near monthly basis for both the Norvita Fund (guarantee levels: 5%, 4%, etc.) and the C. Vitanuova Fund (maximum guaranteed rate of 3%). The strong increase in production in recent years of products mainly with a 1% or 0% guaranteed rate means that the portfolio of higher-rate guarantees is less significant in percentage terms. In fact, the negative gap offsets the positive gap on the higher-rate guarantees.

Reinsurance risk

The reinsurance management strategy was formalised in the resolution of the Board of Directors—in application of the Isvap circular 574/D—and subsequently notified to the Supervisory Authority.

In light of its balancing, the protection of the Life portfolio remained unchanged with respect to the previous year. The offer of products, in fact, had not been modified, nor had higher actual mortality levels been reported with respect to the one assumed for the calculation of premiums.

The adopted reinsurance policy therefore maintained the risk appetite principles unchanged, as well as unchanged was coverage of products already placed on the market, which remained unchanged on already existing policies.

Depending on the characteristics of products placed, the following types of reinsurance treaty were adopted by the Company: proportional treaties (Surplus) for pure risk pricing and non-proportional treaties (Claims excess) for injury protection supplementary guarantees in the portfolio.

Reinsurers operating in OECD Member States were reconfirmed for the year. They have guaranteed economic and financial soundness, certified by Standard and Poor’s (minimum rating: A-).

During the year, on account of the prolonged international financial crisis, a strict assessment of the creditworthiness of its Reinsurers was still at the centre of the Company’s focus, as was the occurrence of natural disasters liable to have an impact on the financial strength of individual Reinsurers and the reinsurance market as a whole.

2.2 FINANCIAL RISKS

Definitions

The Company defines the risk management policy as a generalised approach to identifying, understanding, measuring and managing its business risks.

Financial risks are generated by the management of the investment portfolios of the companies, which are comprised of properties, securities, receivables of different types and other liquid assets. They are divided in:

•	Credit risk

•	Liquidity risk

•	Market risk, which in turn comprises:

•	foreign exchange risk

•	interest rate risk

•	price risk.

The Companies are also subject to the control of the Supervisory Authority for the insurance segment which, via prudential provisions, influences the corporate capacity to absorb equity risks which might affect the insurance management.

Investments are substantially concentrated in low risk sectors and in any event made prudentially on the bonds market so as to ensure good returns on commitments.

Credit risk

Credit risk is defined as the risk that a party to a financial contract defaults on obligations assumed, thus causing financial damage to the counterparty.

In general, the Company manages the credit risk level through a meticulous and appropriate counterparty selection policy.

In particular, as regards loans to insured people, the risk is managed through the direct collection carried out by the intermediaries, the payments of which, made daily by Group Banks and on a decadal basis by agents, are subject to careful supervision by the central and peripheral structures for the purpose of limiting the risk of insolvency. For Carige Vita Nuova there is also the guarantee that the Companies that operate in the Life Insurance segment, are not exposed to risks in case of non-payment by the customers.

With regard to risk related to more strictly financial instruments,

•	Securities and Other Financial Instruments

The Board of Directors has defined a series of investment limits in relation to a specific issuer based on the nature of the counterparty, counterparty rating and the type of instrument acquired.

•	Derivatives and derivative contracts

Derivative transactions are performed by the Company in compliance with instructions issued by the Supervisory Authority and in compliance with Board of Directors’ resolutions. The Company has the right to underwrite derivatives as hedges and for the effective management of investments. These contracts are signed with counterparties of high standing, solvent and in any event on financial instruments that must be able to generate a high degree of liquidity. In any case, the Insurance Company does not undertake any proprietary positions, except for the derivatives embedded in the structured financial instruments. Carige Vita Nuova is eligible to hold derivatives in portfolio – with exclusively defensive purposes – that may be connected with the unit- or index-linked policies marketed by the same company.

Liquidity Risk

Liquidity risk is defined as the risk that a party finds it difficult to obtain funds to meet its commitments and obligations. Liquidity risk can derive from an inability to quickly sell a financial asset at or close to its fair value, from insurance claim compensation settlements made earlier than expected or from a general inability to generate positive cash flows as forecast.

Market risk

Market risk is defined as the risk of potential losses deriving from a change in fair value of a financial instrument as a result of a change in exchange rates (exchange risk), in prevalent market interest rates (interest rate risk) and in market prices (price risk), to the extent that these changes are due to specific factors related to the instrument and/or its issuer, i.e. to factors that have a general impact on the market of the financial instrument concerned.

Qualitative and quantitative information

a) NON-LIFE INSURANCE

For a more complete overview of financial risk exposure, here follows a detailed description of the various types of risk.

1.1. Credit risk

The degree of risk of the investment portfolio in question is illustrated in the table below which lists the total portfolio investments recorded as assets in the balance sheet per counterparty rating.

RATINGS OF FINANCIAL INSTRUMENTS (thousands of Euro)

	Loans and receivables		AFS
	31/12/2014	31/12/2013	31/12/2014	31/12/2013
AAA
AA				2,856
A		2,152		2,107
BBB		3,269	609,262	630,830
BB		5,288	43,362	41,514
B	399		2,121	1,936
CCC			2,435	2,433
CC
C
Not rated			12,085	6,551

Total	399	10,709	669,264	688,227

The “BBB” class rating represents 91.1% of the total portfolio, the exposures with a lower rating or without a rating make up the remaining 8.9% of the total. The rating was obtained from the main international agencies (Standard & Poor’s, Moody’s, etc.), and adopting the “second-best” from those available whenever there are two different ratings with the following order of priority: specific rating for the issuance, rating of the issuer, rating of the holding of the Group which the issuer belongs to, rating given to the SPE issuing the financial instruments (in the event of a securitisation) and lastly, the implicit or internal rating given to the Counterparty by the Parent Company, if available.

1.2. Liquidity Risk

The table below shows the breakdown by maturity of financial assets and liabilities. The immediate liquidation “within 1 year” was assumed for assets with an undefined maturity date, valued at fair value (market value as of 31/12/2014).

TERM-TO-MATURITY OF FINANCIAL ASSETS (thousands of euro)

Years to maturity	<=1y	>1 and =<2 y	>2 and =<3y	>3 and =<4y	>4 and =<5y	>5y
Equities and derivatives measured at cost
Equities at fair value	8
of which listed
Debt securities	98,242	93,581	108,685	104,387	82,919	181,841
of which listed	98,227	93,581	108,639	103,985	82,919	181,777
Units in UCITS
Loans to/receivables from banking customers
Interbank loans and receivables
Deposits held by assignors
Financial asset components of insurance contracts
Other loans and receivables
Non-hedging derivatives
Hedging derivatives
Other financial investments

Total financial assets	98,250	93,581	108,685	104,387	82,919	181,841

It is also worth noting that the securities portfolio is mainly composed of financial instruments listed on regulated markets; non listed securities are limited to less than 0.1% of the total amount.

1.3. Market risk

The Company controls the market risk by holding a balanced investment portfolio mix and through the sensitivity analysis (e.g. modified duration for the various components).

It should also be noted that an impairment test was carried out with qualitative and quantitative metrics for a list of securities for which a significant or durable loss in value had been identified that was higher than the “severity” or “durability” thresholds defined per type of instrument by the model of impairment approved by the Company’s Board of Directors. The outcome of the analysis as at 31/12/2014 did not identify any new securities to be devalued due to impairment, and so the value adjustments of those instruments that had already been devalued in previous years and that still had a negative value was carried out as they were, at that stage, deemed definitively impaired.

1.3.1. Foreign exchange risk

Foreign exchange risk is currently nil, given that, as at 31/12/2014, all securities in portfolio are denominated in Euro.

1.3.2. Interest rate risk

Interest rate risk is defined as the risk that the value and/or expected cash flows of a financial asset or liability will fluctuate as a result of a change in market interest rates.

The Company tends to mitigate interest rate risk by maintaining a balanced investment portfolio mix, with fixed rate component which represent around half the entire portfolio (47.7%).

The table below illustrates the exposure to interest rate risk of the various balance sheet assets invested in financial instruments.

BOND RATE EXPOSURE AS AT 31/12/2014 (thousands of Euro)

	Fixed rate and ZC	Floating rate
Assets held for trading
Assets available for sale	321,599	347,665
Loans and receivables		399

1.3.3. Price risk

Price risk is defined as exposure to the risk that the value of financial assets and liabilities fluctuates as a result of changes in market prices, whether the changes derive from specific factors relating to the asset/liability concerned or from market factors. In this respect, the Company is exposed to price risk for that portion of financial assets and liabilities subject to changes in market prices. In fact, for financial assets used as non-life insurance hedges, price changes are either immediately reflected in the accounts or deferred, depending on the classification adopted in the financial statements.

In order to avoid excessive overall changes in the value of financial investments, the company asset management complies with policy established by the Investments Committee. This policy imposes limits in terms of issuers, total exposure, expected performance, the types of financial assets that may be acquired and the use of derivatives. In addition, monitoring and remedial actions were undertaken, if necessary, on the distribution and concentration of assets, according to market trends and the expected overall return on the portfolio.

b) LIFE INSURANCE

For a more complete overview of financial risk exposure, here follows a detailed description of the various types of risk. The description does not include financial instruments hedging Line III contracts (Unit and Index Linked), whose effects on the Income Statement are fully offset by reverse-sign changes in the reserves.

1.1. Credit risk

As already specified, credit risk is defined as the risk that a party to a financial contract defaults on obligations assumed, thus causing financial damage to the counterparty.

The Company manages the accepted credit risk via meticulous, appropriate selection of counterparties, on the basis of analyses and assessments performed by international rating agencies.

RATINGS OF FINANCIAL INSTRUMENTS (thousands of Euro)

	Loans and receivables		AFS		HFT
Rating	31/12/2014	31/12/2013	31/12/2014	31/12/2013	31/12/2014	31/12/2013
AAA			1,329	1,310
AA	2,961		281	3,063
A		9,936	37,651	35,051		1,683
BBB	68,887	73,215	3,937,959	3,267,726		4,621
BB	3,299	2,323	323,960	290,970		2,296
B	1,525		63,440	14,597	3,216
CCC		8,543	25,948	31,069
CC				762
C
Not rated			95,013	48,273

Total	76,671	94,017	4,485,582	3,692,821	3,216	8,600

As at 31/12/2014, 68% of the securities portfolio, measured at ad hoc market prices, was composed of Italian Government bonds. In aggregate, around 89% of securities are classified with investment grade rating. The rating was obtained from the main international agencies (Standard & Poor’s, Moody’s, etc.), and adopting the “second-best” from those available whenever there are two different ratings with the following order of priority: specific rating for the issuance, rating of the issuer, rating of the holding of the Group which the issuer belongs to, rating given to the SPE issuing the financial instruments (in the event of a securitisation) and lastly, the implicit or internal rating given to the Counterparty by the Parent Company, if available.

1.2. Liquidity Risk

The table below shows the breakdown by maturity of investment portfolios.

It is also worth noting that the securities portfolio is mainly composed of financial instruments listed on regulated markets; non listed securities are limited to 5% of the total amount.

TERM-TO-MATURITY OF FINANCIAL ASSETS (thousands of euro)

Years to maturity	<= 1 y	> 1 and =< 2 y	> 2 and =< 3 y	> 3 and =< 4 y	> 4 and =< 5 y	> 5 y
Equities and derivatives measured at cost
Equities at fair value
of which listed
Debt securities	149,419	237,809	503,962	493,992	406,918	2,771,844
of which listed	146,054	237,659	493,927	493,835	401,659	2,564,621
Uits in UCITS
Loans to/receivables from banking customers
Interbank loans and receivables
Deposits held by assignors
Financial asset components of insurance contracts
Other loans and receivables						1,525
Non-hedging derivatives
Hedging derivatives
Other financial investments

Total financial assets	149,419	237,809	503,962	493,992	406,918	2,773,369

1.3. Market risk

As already said, market risk is defined as the risk of potential losses deriving from a change in the current value of a financial instrument as a result of a change in exchange rates (exchange risk), in prevalent market interest rates (interest rate risk) and in market prices (price risk), to the extent that these changes are due to specific factors related to the instrument and/or its issuer, i.e. to factors that have a general impact on the market of the financial instrument concerned.

The Company controls the market risk by holding a balanced investment portfolio mix and through the sensitivity analysis (e.g. modified duration for the various components).

It is also noted that a list of securities were tested for impairment according to quantitative and qualitative parameters and were proven to have suffered a significant and durable loss of value, i.e. in excess of the “severity” or “durability” thresholds defined for each type of instrument under the impairment model approved by the Board of Directors. The outcome of the analysis as at 31/12/2014 did not identify any new securities to be devalued due to impairment, and so the value adjustments of those instruments that had already been devalued in previous years and that still had a negative value was carried out as they were, at that stage, deemed definitively impaired.

1.3.1. Foreign exchange risk

Foreign exchange risk is currently nil, given that, as at 31/12/2014, all securities in portfolio are denominated in Euro.

1.3.2. Interest rate risk

With regard to interest rate risk, defined as the risk that the value and/or expected cash flows of a financial asset or liability will fluctuate as a result of a change in market interest rates, the Company tends to mitigate interest rate risk by maintaining a balanced investment portfolio mix. In 2014, there was a prevalence of investments in fixed rate instruments (76%, up compared with 68% at end 2013), to guarantee medium-term cover of commitments to insured parties.

The table below illustrates the exposure to interest rate risk of the various balance sheet assets invested in financial instruments.

BOND RATE EXPOSURE AS AT 31/12/2014 (thousands of Euro)

	Fixed rate	Floating rate
Assets held for trading	3,216	—
Assets available for sale	3,452,783	1,032,799
Assets held to maturity
Loans and receivables	40,887	35,784

Total	3,496,886	1,068,583

1.3.3. Price risk

With regard to price risk, which is the exposure to the risk that the value of financial assets and liabilities fluctuates as a result of changes in market prices, whether the changes derive from specific factors relating to the asset/liability concerned or from market factors, the Company is exposed to this risk for that portion of financial assets and liabilities subject to changes in market prices. In fact, for financial assets used as Life insurance hedges, price changes are either immediately reflected in the accounts or deferred, depending on the classification adopted in the financial statements.

In order to avoid excessive overall changes in the value of financial investments, the company asset management complies with the policy established by the Investments Committee, based on strategic guidance given by the Board of Directors. This policy imposes limits in terms of issuers, total exposure, expected returns, the types of financial assets that may be acquired and the use of derivatives. In addition, monitoring and remedial actions were undertaken, if necessary, on the distribution and concentration of assets, according to market trends and the expected overall return on the portfolio.

SECTION 1 – CONSOLIDATED SHAREHOLDERS’ EQUITY

A. Qualitative Information

As of 1/1/2014, the new supervisory regulations Basel III defined by EU Regulation 575/2013 (CRR) came into force. These were implemented by the Bank of Italy in its Circular 285/2013 and subsequent updates based on which Banca Carige adopts the measures required in order to maintain a suitable amount of capital in order to face the risks connected with its operations.

Following the results of the Comprehensive Assessment conducted by the ECB and published on 26 October 2014, the Bank submitted its Capital Plan, intended to cover the capital shortfall, to the ECB. Within the scope of the measures approved by the Board of Directors, a recapitalisation plan is envisaged which is already guaranteed by an established underwriting syndicate of banks for a maximum aggregate amount of EUR 700 million.

B. Quantitative information

B.1 Consolidated shareholders’ equity: breakdown by type of company

	Banking group	Insurance companies	Other companies	Netting-off and adjustments from consolidation	Total
Share capital	2,615,066	290,040	501	-290,539	2,615,068
Share premium	384,647	79,123	—	-79,123	384,647
Reserves	-424,491	31,056	46,262	-77,319	-424,492
Equity instruments	—	—	—	—	—
Treasury shares (-)	-20,283	—	—	—	-20,283
Valuation reserves	-190,455	68,388	-15	-68,373	-190,455
- Financial assets available for sale	134	—	—	1	135
- Property, plant and equipment	—	—	—	—	—
- Intangible assets	—	—	—	—	—
- Foreign investment hedges	—	—	—	—	—
- Cash flow hedges	-151,627	—	—	—	-151,627
- Exchange differences	—	—	—	—	—
- Non-current assets held for sale	-5,866	68,388	-15	-363	62,144
- Actuarial gains (losses) on defined benefit plans	-102,318	—	—	—	-102,318
- Share of valuation reserves of equity investments valued at equity	69,219	—	—	-68,011	1,208
- Special revaluation laws	3	—	—	—	3
Profit (loss) for the year: Group and non-controlling	-546,943	49,181	3,223	-52,403	-546,942

Shareholders’ equity	1,817,541	517,788	49,971	-567,757	1,817,543

B.2 Valuation reserves of financial assets available for sale: break-down

Asset/Values	Banking Group		Insurance companies		Other companies		Netting-off and adjustments form consolidation		Totale 31/12/2014
	Positive reserve	Negative reserve	Positive reserve	Negative reserve	Positive reserve	Negative reserve	Positive reserve	Negative reserve	Positive reserve	Negative reserve
1. Debt securities	6,106	(6,658)	—	—	—	—	—	—	6,106	(6,658)
2. Equities	129	(42)	—	—	—	—	—	—	129	(42)
3. Share in CIS	652	(52)	—	—	—	—	—	—	652	(52)
4. Loans	—	—	—	—	—	—	—	—	—	—

Total	6,887	(6,752)	—	—	—	—	—	—	6,887	(6,752)

Total 31/12/2013	30,525	(40,818)	42,449	(14,190)	—	—	—	1,310	72,974	(53,698)

As at 31.12.2014 the net negative reserves on debt securities amounted to EUR 552 thousand and they are decreasing significantly due to both the revaluation of Government Bonds in 2014 and sales and reimbursements made during the year.

B.3 Revaluation reserves for available-for-sale assets: annual changes

	Debt securities	Equity securities	Units in investments funds	Loans
1. Opening balance	15,750	850	2,676	—

2. Positive changes	41,143	39	210	—
2.1 Fair value increases	14,835	39	189	—
2.2 Reclassification through profit or loss of negative reserves	20,476	—	21	—
- due to impairment	—	—	—	—
- following disposal	20,476	—	21	—
2.3 Other changes	5,832	—	—	—

3. Negative changes	57,445	802	2,286	—
3.1 Fair value reductions	2,143	113	60	—
3.2 Impairment losses	—	—	—	—
3.3 Reclassification through profit or loss of positive reserves: following disposal	26,170	19	2,178	—
3.4 Other changes	29,132	670	48	—

4. Closing balance	(552)	87	600	—

B.4 Valuation reserves relating to defined benefit plans: changes in the year

	Banking group	Insurance companies	Other companies	Total
Opening balance	(44,841)	6	1	(44,834)
Changes	(57,477)	(6)	(1)	(57,484)
Closing balance	(102,318)	—	—	(102,318)

SECTION 2 – OWN FUNDS AND REGULATORY RATIOS

2.1 The regulatory framework—scope of application

The Company’s own funds were determined on the basis of the new harmonised legislation for banks and investment entities included in the EU Regulation no. 575/2013, (CRR), and the EU Directive 36/2013 (CRD4) which transpose the standards defined by the Basel Committee on supervision of banks to the European Union. The provisions issued by the Bank of Italy with circulars Nos. 285/2013 and 286/2013 and their relative updates were also taken into account with specific reference to the right to exercise national discretion.

2.2 Own bank funds

A. Qualitative Information

Transitory provisions on own funds (see Second Part, Chapter 14, Section II, of Circular letter no. 285), set out that banks are eligible to keep a prudential filter on unrealized profits and losses related to exposures to central governments and classified as “Available-for-sale assets”, until the adoption of IFRS 9 in Europe, which will supersede IAS 39 as regards financial instruments (see Section II, par. 2, last line).

This faculty was exercised by the Group within the terms set, via notice sent to the Bank of Italy.

1. Common Equity Tier 1– CET 1

Common Equity Tier 1, prior to the application of prudential filters, consists of the following positive or negative elements:

•	Share capital

•	share premium reserve

•	reserves net of negative reserve

•	treasury shares in the securities portfolio

•	Loss for the period

•	other accumulated items in the Income Statement

•	non-controlling interests

The prudential filters of CET 1 consist of the following elements:

•	cash flow hedge

•	gains from own liabilities evaluated at fair value due to its credit rating

•	fair value gains deriving from its own credit risk correlated to derivative liabilities

•	regulatory value adjustments

The deductions from CET 1 consist of:

•	goodwill

•	Other intangible assets

•	Deferred fiscal assets that are based on future income and that do not derive from temporary differences net of the relative fiscal liabilities

•	Detractions with a 10% threshold consisting of a) differed fiscal assets that are based on future income and that emerge from among the temporary differences b) significant investments in CET 1 instruments from other entities in the financial sector

•	detractions with a 17.65% threshold (the 15% threshold resulting from the transitory scheme applies until 2017) with reference to the sum of the elements indicated in the previous section that are lower than the 10% threshold

•	Other negative elements

The impacts on CET 1 due to the transitory scheme must be added to the elements listed above.

2. Additional Tier 1 capital (AT1)

Additional Tier 1 capital consists of:

•	Paid-in capital (savings shares)

•	Share premium on savings shares

•	AT1 instruments subject to transitional provisions (grandfathering)

•	Impacts on AT1 due to the transitory scheme

The AT1 capital tool subject to the transitional provisions has the following characteristics:

•	Nominal value issued: euro 160,000,000 divided into bonds with a unit par value of euro 50,000;

•	Rate: 8.338% p.a. until 4 December 2018, then at the 3-month Euribor rate plus 550 b.p.s. unless the early redemption option is exercised;

•	Maturity: irredeemable securities with maturity no later than that of the Bank (currently 31 December 2050); redemption of the bond loan must receive prior approval by the Supervisory Authority;

•	Subordination clause: if the Bank should be wound up, the bondholders—with precedence over the shareholders—must be subordinated to all other creditors. Interest payments must be suspended if the Bank’s capital ratio falls below the minimum regulatory requirement as a result of losses for the year and the Bank has not paid dividends to shareholders. Interest is not cumulative if unpaid and the right to remuneration is permanently lost.

•	Special clauses: early redemption option in favour of the issuer from 4 December 2018.

AT1 also includes the portion of interest belonging to third parties that can be calculated as a result of transitional provisions

3. Tier 2 capital (T2).

Tier 2 capital consists of:

•	Own T2 instruments

•	T2 instruments subject to transitional provisions (grandfathering)

•	Impacts on T2 due to the transitory scheme

T2 also includes the portion of interest belonging to third parties that can be calculated as a result of transitional provisions

The instruments calculable in T2 are represented by the following subordinated loans:

1) Upper Tier II subordinated bond loan issued by the Bank, with the following characteristics:

•	Nominal issued value: EUR 150,000,000 divided into bonds with a unitary nominal value of EUR 50,000, outstanding securities as at 31/12/2014 for a nominal value of EUR 135,000,000, value calculable in T2 EUR 119,852,136

•	Rate: 7% p.a. for the first coupon payable on 29 March 2009; subsequently, at a gross annual rate equal to the 3-month Euribor plus 200 basis points (2%) spread.

•	Maturity: 29.12.2018;

•	Subordination clause: in the event of winding-up, bondholders will be repaid after all other creditors not equally subordinated by the Bank. If losses for the period result in a reduction of paid-up share capital and reserves to below the minimum regulatory capital requirement for authorised banking activities, amounts relating to capital and accrued interest can be used as loss cover. If management performance proves negative, remuneration may be suspended;

•	Bond redemption must receive prior authorisation from the Bank of Italy;

2) Lower Tier II subordinated bond loan with the following characteristics:

•	Nominal value issued: EUR 100,000,000 divided into bonds with a unit par value of EUR 50,000. Residual value in circulation as at 31/12/2014: EUR 100,000,000; amount calculable in T2 EUR 29,902,586;

•	Nominal rate: 6.14% p.a.;

•	Maturity: 29.06.2016;

•	Subordination clause: in the event of winding-up of Banca Carige, bondholders—with precedence over shareholders, holders of innovative capital instruments and holders of hybrid capitalisation instruments—will be subordinated to all other creditors.

3) Lower Tier II subordinated bond loan with the following characteristics:

•	Nominal value issued: EUR 20,000,000 divided into bonds with a unit par value of EUR 50,000. Residual value in circulation as at 31/12/2014: EUR 20,000,000, amount calculable in T2 EUR 10,996,714;

•	Rate: 5.70% p.a. nominal;

•	Maturity: 30.06.2017;

•	Subordination clause: in the event of winding-up of Banca Carige, bondholders—with precedence over shareholders, holders of innovative capital instruments and holders of hybrid capitalisation instruments—will be subordinated to all other creditors;

4) Lower Tier II subordinated bond loan with the following characteristics:

•	Nominal value issued: EUR 50,000,000 divided into bonds with a unit par value of EUR 50,000. Residual value in circulation as at 31/12/2014: EUR 50,000,000; amount calculable in T2 EUR 50,000,000;

•	Rate: 5.70% p.a. nominal;

•	Maturity: 17.09.2020;

•	Subordination clause: in the event of winding-up of Banca Carige, bondholders—with precedence over shareholders, holders of innovative capital instruments and holders of hybrid capitalisation instruments—will be subordinated to all other creditors.

5) Lower Tier II subordinated bond loan with the following characteristics:

•	Nominal value issued: EUR 200,000,000 divided into bonds with a unit par value of EUR 50,000. Residual value in circulation as at 31/12/2014: EUR 200,000,000, amount calculable in T2 EUR 200,000,000;

•	Rate: 7.321% p.a. nominal;

•	Maturity: 20.12.2020;

•	Subordination clause: in the event of winding-up of Banca Carige, bondholders—with precedence over shareholders, holders of innovative capital instruments and holders of hybrid capitalisation instruments—will be subordinated to all other creditors.

The Tier 2 Capital tool subject to transitional provisions (grandfathering) has the following characteristics:

•	Nominal value issued: EUR 500,000,000, divided into bonds with a unit par value of EUR 1,000; outstanding securities as at 31 December 2014 for a nominal value of EUR 323,036,000, nominal value calculated for Regulatory capital purposes as at 31 December 2014, EUR 300,000,000;

•	Rate: 3-month Euribor + 42 b.p.s.; from June 2011, 3-month Euribor + 102 b.p.s.;

•	Maturity: 07.06.2016;

•	special clauses: early redemption option in favour of the issuer from June 2011;

•	subordination clause: in the event of voluntary or compulsory winding-up, bondholders will be reimbursed after all other creditors not equally subordinated by the Bank.

It should be noted that the T2 grandfathering also includes EUR 32 million from the AT1 tool that could not be included in additional Tier 1 capital.

B. Quantitative information

Total 31/12/2014
A . Common Equity Tier 1 (CET1) prior to the application of prudential filters	1,783,207

o.w. CET1 instruments subject to grandfathering/transitional adjustments	18,475
B . CET1 prudential filters (+/- )	115,405
C. CET1 gross of deductions and effects from transitional adjustments (A+/- B)	1,898,612
D . Items to be deducted from CET1	-493,112
E . Transitional adjustments – Effect on CET1 (+/- ), including non-controlling interests subject to transitional adjustments	318,103

F . Total Common Equity Tier 1 (CET1) (C- D+/- E)	1,723,603

G . Additional Tier 1 Capital (AT1) gross of deductions and effects from transitional adjustments	128,739

o.w. AT1 instruments subject to grandfathering/transitional adjustments	128,000
H . Items to be deducted from AT1	—
I . Transitional adjustments – Effect on AT1 (+/- ), including qualifying instruments issued by subsidiaries and computable in AT1 due to transitional adjustments	-68,910
L. Additional Tier 1 Capital (AT1) (G-H+/- I)	59,829

M . Tier 2 Capital (T2) gross of deductions and effects from transitional adjustments	585,148

o.w. T2 instruments subject to grandfathering/transitional adjustments	175,404

N . Items to be deducted from T2	—

O. Transitional adjustments – Effect on T2 (+/- ), including qualifying instruments issued by subsidiaries and computable in T2 due to transitional adjustments	-67,237

P . Totale Tier 2Capital (T2) (M-N+/- O)	517,911

Q. Totale own funds (F+L+P)	2,301,343

Capital losses sterilised on debt securities issued by central governments of countries members of the European Union, included in the “Available-for-sale assets” portfolio, amounted to EUR 8.2 mln. If the option had not been carried out, CET 1 would have decreased by 1.3 million, AT1 by 5.1 million, T2 by 0.8 million; therefore the overall positive impact on own funds due to this option amounts to 1.4 million.

Shown below is the 2013 regulatory capital table, drawn up according to the rules of Basel 2. The regulatory amendments introduced do not allow for a comparative representation.

B. Quantitative information

Total 31/12/13
A . Tier 1 capital prior to the application of prudential filters	1,441,206

B. Prudential filters for tier 1 capital:	(32,398)
B.1 IAS/IFRS positive prudential filters (+)	—
B.2 IAS/IFRS negative prudential filters (-)	(32,398)
C. Tier 1 capital before deductions (A+B)	1,408,808
D. Deductions from Tier 1 capital	151,322

E . Total Tier 1 capital (TIER 1 ) (C- D )	1,257,486

F . Tier 2 capital prior to the application of prudential filters	864,880

G. Prudential filters for Tier 2 capital:	(3,717)
G.1 IAS/IFRS positive prudential filters (+)	—
G.2 IAS/IFRS negative prudential filters (-)	(3,717)
H . Tier 2 capital before deductions (F+G)	861,163
I. Deductions from Tier 2 capital	151,322

L. Total Tier 2 capital (TIER 2) (H-I )	709,841

M. Deductions from Tier 1 and Tier 2 capital	—
N . Regulatory capital (E+L- M)	1,967,327

O. Tier 3 capital	9,723

P . Regulatory capital including TIER 3 (N+O)	1,977,050

No benefit connected with the recognition of the new stakes in the Bank of Italy is included while determining Tier 1 as at 31 December 2013.

2.3 Capital adequacy

A. Qualitative Information

As part of its risk management policies, the Parent Company monitors all risk profiles of its assets with respect to the capital base on a regular basis. The purpose of the analysis is to check compliance of the capital coefficients from a current and projected point of view (total capital ratio, tier one ratio, common equity ratio) and to prevent possible tension regarding the availability of free equity (equity exceeding the equity requirements for the assumed risks). The Parent Company’s monitoring activity is conducted both as a supervision exercise and by checking the RAF (Risk Appetite Framework) indicators approved by the Board of Directors of the Parent Company, which was used to define the target risk/yield profile that the Group intends to apply in compliance with its business model and strategic plan.

B. Quantitative Information

	Unweighted amounts		Weighted amounts/ requirements
Categories/Amounts	31/12/2014	31/12/2013	31/12/2014	31/12/2013
A . RISK ASSETS
A . 1 Credit and counterparty risk	33,601,274	35,560,711	18,920,409	19,747,675
1. Standardised Approach	33,585,628	35,541,652	18,909,459	19,735,000
2. Internal rating-based (IRB) approach
2.1.Foundation
2.2 Advanced
3. Securitisations	15,646	19,059	10,950	12,675

B. REGULATORY CAPITAL REQUIREMENTS
B. 1 Credit and counterparty risk			1,513,633	1,579,814
B. 2 Credit valuation adjustment risk			1,785
B. 3 Settlement risk
B. 4 Market risk			1,866	13,617
1. Standardised approach			1,866	13,617
2. Internal models
3. Concentration risk
B. 5 Operational risk (2)			120,611	130,697
1. Foundation			120,611	130,697
2. Standardised Approach
3. Advanced
B. 6 Other calculation elements
B. 7 Total prudential requirements (3)			1,637,895	1,724,128

C. RISK ASSETS AND REGULATORY CAPITAL RATIOS
C. 1 Risk- weighted assets			20,473,688	21,551,600
C. 2 Common Equity Tier 1 capital /Risk Weighted Assets (CET1 capital ratio)			8.4%
C. 3 Tier 1 capital/Risk Weighted Assets (Tier 1 capital ratio)			8.7%	5.8%
C. 4 Total Own Funds/Risk Weighted Assets (Total capital ratio)			11.2%	9.2%

Values as at 31/12/2013 are in accordance with Basel II criteria (circular no. 263 of 27/12/2006 as later amended), whereas values as at 31/12/2014 are in accordance with Basel II criteria (CRR, circ. no. 285 of 17 December 2013 as later amended).

(1)	Exposures in equity instruments are included.
(2)	Under the provisions of article 316, paragraph 1 b) of EU Regulation 575/2013, the definition of Net interest and other banking income for calculation of the Operational Requirements differs from the definition as at 31 December 2013.
(3)	Basel 3 regulations do not provide for a 25% discount on capital requirements for banks belonging to banking groups.

The regulatory amendments introduced in the regulatory framework as of 01 January 2014 do not allow for comparability with data as at 31 December 2013.

The equity ratios as at 31 December 2014 were clearly higher than the minimum requirements of the applicable legislation in force on that date:

•	Common Equity Tier 1 ratio (“CET1 ratio”): the ratio is equal to 8.4% with respect to a minimum level of 7% (4.5% + Capital Conservation Buffer: “CCB” equal to 2.5%);

•	Tier 1 ratio: the ratio is equal to 8.7% with respect to a minimum level of 8% (5.5% + 2.5% of CCB);

•	Total Capital Ratio: the ratio is equal to 11.2% with respect to a minimum level of 10.5% (8% + 2.5% of CCB).

Additionally, it is pointed out that EU Regulation no.1024 dated 15 October 2013 attributes power to the European Central Bank to request the monitored banks to maintain an amount of own funds that exceeds the minimum equity requirements defined by current legislation. As of the date of preparation of this yearly financial report, the ECB did not provide the Bank with its own final decision regarding the minimum equity ratios that the Bank is required to respect on an individual level. Based on the information that is available, it is believed that the Bank’s equity funds are adequate in view of the more stringent requirements that the Supervisory Authority will impose on the Bank upon completion of the Supervisory Review and Evaluation Process (SREP).

SECTION 3 – INSURANCE CAPITAL AND REGULATORY RATIOS

Correct solvency position

The solvency check as at 31/12/2014, pursuant to Article 217 of the Legislative Decree 209/2005 and conducted on the basis of the provisions of ISVAP regulation No. 18 of 12 March 2008, reported the following situation:

Correct solvency summary (EUR mln)	2014	2013
Capital and reserves	391.4	433.8
Profit (loss) for the year	49.4	-144.5
Total capital	440.8	289.3
AFS reserve	68.9	28.3
Prudential filter on technical reserves	- 4.8	- 2.3
Other components and adjustments	-74.4	- 37.3

Total solvency margin components	430.5	278.0

Total solvency margin required	-286.7	-293.4

Surplus / -Deficit	143.8	-15.4

Last year’s negative result was impacted by some extraordinary components affecting the financial year of both Companies. In particular, the write-downs on real estate properties and technical receivables were among the most significant factors.

In 2014 a capital increase of Carige Assicurazioni for an amount of EUR 92 mln was completed in order to reconstitute a solvency margin equal to 120% of the required solvency ratio as recommended by the Supervisory Authority.

This action, together with the considerable improvement of the results achieved by the two companies, re-established the correct solvency conditions of the Group.

SECTION 4 – CAPITAL ADEQUACY OF THE FINANCIAL CONGLOMERATE

AMOUNTS
A. Total assets of the conglomerate	2,264
B. Capital requirements of banking components	1,638
C. Solvency margin requirement for insurance components	287
D. Total capital demand of the conglomerate (B+C)	1,925
E. Surplus (deficit) of the conglomerate (A-D)	339

Figures in EUR/mln

SECTION 1 – TRANSACTIONS PERFORMED DURING THE YEAR

1.1. Business combinations

During the year, no business combinations, as regulated by IFRS 3, were carried out.

SECTION 2 – TRANSACTIONS PERFORMED AFTER YEAR END

2.1. Business combinations

No business combinations were performed after the end of the financial year.

SECTION 3 – ADJUSTMENTS WITH RETROSPECTIVE EFFECT

No adjustments with retrospective effect were made after the end of 2014.

This section contains information regarding related parties as required under IAS 24 “Related Party Disclosures” and according to Consob regulations.

This section also supplies information on the main transactions excluded by the application of proceedings set out pursuant to the Consob resolution no. 17221 of 12 March 2010, in application of provisions set forth by the regulation on transactions with related parties adopted by Banca Carige Board of Directors.

1. Information relating to remuneration for executives with strategic responsibilities

1.1 Information relating to remuneration for directors, statutory auditors and executives with strategic responsibilities

31/12/2014
Remuneration for Directors	6,563
Remuneration Statutory Auditors(*)	1,127
Remuneration for Executives with strategic responsibilities	3,471

Total	11,161

(*)	Fees net of VAT and industry social security contributions.

The amounts indicated refer to emoluments due to directors, statutory auditors and executives with strategic responsibilities of both the Parent Company and other Group companies.

2. Disclosure on transactions with related parties

2.1 Relations with shareholders exercising significant influence and with investees

TRANSACTIONS WITH SHAREHOLDERS EXERCISING SIGNIFICANT INFLUENCE AND INVESTEES (1) (EUR/000)

	Assets	Liabilities	Guarantees and commitments	Income	Expenses	Dividends (2)
Carige shareholders exercising significant influence	80,067			893	—
Companies subject to significant influence	—	5,021	61	155	13

TOTAL	80,067	5,021	61	1,048	13	—

(1)	Relations with subsidiaries included in the scope of consolidation were not taken into account.
(2)	Dividends collected by companies subject to significant influence netted off in the consolidation process are not shown and Banca Carige did not distribute dividends in 2014.

2.2 Relations with other related parties

TRANSACTIONS WITH OTHER RELATED PARTIES (EUR/000)

Assets	Liabilities	Guarantees and commitments	Income	Expenses	Purchase of asset and services	insurance premiums	insurance indemnities and redemptions
2,259	1,090	—	45	7	—	8	—

2,259	1,090	—	45	7	—	8	—

Other related parties include:

a)	“Executives with strategic responsibilities for the entity”.

This refers to individuals with direct or indirect authority and responsibility to manage and control Bank business, including Directors, Statutory Auditors, the Chief Executive Officer and Top-Level Managers.

b)	“Close relatives of one of the parties referred to under point a)”.

These are persons who it is expected could influence, or be influenced by, the party concerned in their relations with the Bank, and could therefore include a life partner and individuals dependent upon the party concerned or his/her life partner.

c)	“Parties controlled by, jointly controlled by or subject to the significant influence of one of the parties referred to under points a) and b) or in which such parties hold significant direct or indirect voting rights”.

% SHARE OF TRANSACTIONS WITH RELATED PARTIES AS AT 31/12/2014 (EUR/000)

	transactions with related	of financial statement item	% share
Assets
Item 70 - Loans to customers	82,254	23,682,831	0.3%
Other assets	72	14,626,729	0.0%
Liabilities
Item 20 - Deposits from customers	6,007	17,332,987	0.0%
Other liabilities (1)	104	19,159,030	0.0%
Income statement
Item 10 - Interest income	851	795,229	0.1%
Item 20 - Interest expense	(20)	(441,632)	0.0%
310 - Profit (loss) from non-current assets held for sale	83	(138,706)	0.1%
Other positive items in the income statement	167	519,536	0.0%
Other negative items in the income statement (2)	—	(1,436,347)	0.0%

(1)	The % share is calculated on ‘other liabilities’, except for those referring to the shareholders’ equity.
(2)	The % share is calculated on ‘other negative items’, except for value adjustments on goodwill, taxes and profit attributable to non-controlling interests.

2.3 Significant transactions

The following significant transactions were carried out during the year:

•	with the subsidiary Creditis Servizi Finanziari S.p.A., concerning the granting/renewal of loans for a total of approx. EUR 336 million;

•	the sale by Banca Carige Italia S.p.A. to Banca Carige S.p.A. of bonds that had been issued by itself and repurchased from customers, for a nominal amount of EUR 179 mln;

•	the repurchase, and subsequent redemption by the subsidiaries Cassa di Risparmio di Savona S.p.A., Cassa di Risparmio di Carrara S.p.A. and Banca del Monte di Lucca S.p.A. of bonds outstanding with the Parent Company (for EUR 245 mln, EUR 146 mln and EUR 100 mln respectively).

These transactions were excluded from application of the procedures in accordance with the “Regulations for transactions with related parties and associated entities”, approved by the Board of Directors of the Parent Company in accordance with the “Regulation on Related Party Transactions” adopted by Consob with its Resolution no. 17221 of 12 March 2010 and with the Supervisory Instructions issued by the Bank of Italy on “Risk assets and conflict of interest in relation with associated parties”.

Qualitative Information

1. Description of share-based payments

The Remuneration Policies of the CARIGE Banking Group for 2014, recently approved by the Ordinary Shareholders’ Meeting of the Parent Company, Banca Carige S.p.A., on 29 April 2013, define the structure of the variable component for the different personnel categories of the Group Banks, making provision for the use of short-term incentives for ‘key employees’,: with the granting of partly ‘spot’ and partly pro-rata deferred (5 yearly instalments) amounts (in cash and financial instruments connected with the value of the Parent Company’s shares):

Without prejudice to the conditions specified below, all the components in financial instruments include the possible payment in “Performance Units”, meaning “virtual” share units that will be transformed into money based on the variation of the underlying share value between the start of the granting of the “virtual shares” and the moment of their transformation.

The plan based on Performance Units includes the initial fixing of a defined number of Performance Units, which is determined based on an initial price of the underlying share (calculated as the average of the share price for the previous quarter). This number of Performance Units, at the end of the performance period (so-called vesting) and the lock up period (additional maturity period of 2 years for cash instruments and 1 year for deferred instruments), is multiplied by the obtained performance and by the current value of the share price (calculated as the average of the share price for the previous quarter, possibly taking into account adjustments to the share price following extraordinary company operations) and liquidated in cash.

During 2014, no incentive schemes were set up at Group level and therefore no Performance Units were assigned during the year to any potential recipients of such schemes.

Annual incentive plan (IBT) and long-term deferment system (ILT)

In relation to the previous remuneration policies of the CARIGE Banking Group, based on the one last approved by the ordinary shareholders’ meeting of the Parent Company Banca Carige S.p.A. dated 29 April 2013, the following was planned:

•	an IBT deferment system structured on the basis of the participants’ management level (Top Management and Central Risk Taking Managers) that provided for the deferment of 20% of the bonus through the assignment of Performance Units subject to a 2 year lock up period.

The right of payment, under condition of a positive performance, is conditional to:

•	the presence of the employee in the Company;

•	financial strength and income efficiency of the Bank and the Group.

•	a long term incentive system ILT (three-year), fully deferred and intended for management who was to be attributed Performance Units subjected to a vesting and lock up period that varied between 4 and 6 years. In other words, the actual payment of ILT will be made starting from the year following the three-year period under evaluation, with a proportional mechanism (1/3 per each of the three years following the three-year period considered).

The right of payment is conditional to the achievement of positive performance in at least two of the three reference years, measured through the IBT system, and provided that, upon payment, the following conditions occur:

•	presence of the employee in the company;

•	equity solidity and income efficiency of the Bank and the Group.

In this respect and in relation to the appointment of the Chief Executive Officer (hereafter the “Manager”) whose acceptance of the office and powers as of 5/11/2013, a variable remuneration will eventually be defined consisting partially of cash and partially in Performance Units and in any case coherent with the current Remuneration Policies which can mature proportionally to the attainment of objectives in accordance with the industrial plan at the end of each three-year term, during the course of which the Manager continuously exercised his office and powers.

Without prejudice to the inherent positive performance and the above mentioned conditions, the fair value of the financial liabilities associated with the Performance Units is determined by estimating their total number - on the basis of variables as specified in the Remuneration Policy - and applying the ordinary pricing model for options on equity instruments.

In relation to the current plans, the following is pointed out:

•	In relation to the non-verification of the conditions of income efficiency of the Bank and the Group, the deferred shares of IBT, as well as the third payment of the ILT 2009-2011 were not paid;

•	The requirement for activating the right to payment of the ILT 2012-2014 was not fulfilled regarding the attainment of positive performance for at least 2 years of the three-year period of reference, measured by means of the IBT.

2. Description of share-based payments and equity-settled

With reference to Managers, there are provisions for a one-off incentive payment for the acceptance of the appointment and the associated authority, of 2,814,258 Banca CARIGE ordinary shares under the following conditions: one unit was assigned to each ordinary share. Half the units were converted into ordinary shares, of which the Manager became the holder as at 30 April 2014 (for 1,407,129 shares). As regards the other half, they were converted into ordinary shares of which the Manager will become the holder as at 29 April 2015 (for a total of 1,407,129 shares + 1,407,129 shares/25*93= 6.641649 shares, taking into account the diluting effect of the increase in capital that took place during 2014) if the Manager in question is still in the same position with the same authority at that date.

This case concerns operations with employees and third parties who provide similar services, for which there is the indirect measurement of the fair value, referring to the fair value of the assigned equity instruments. In that case, the fair value of the equity instruments (ordinary Banca CARIGE shares) was determined on the date of assignment of the instruments identified on the date of accepting the office and powers (“grant date”).

A. Quantitative Information

1.	Annual changes linked to share-based payments and settled in cash

	Total (2014)			Total (2013)
Items/Number of options and exercise prices	Number of options	Average exercise price	Average maturity	Number of options	Average exercise price	Average maturity
A. Outstanding at beginning of period	11,195,637	0.4425	nov-16	7,979,873	0.5642	nov-16

B. Increases
B1. New issues				4,165,702	0.4430	apr-17
B2. Other
C. Decreases
C1. Forfeited	-7,136,145	0.1743	mar-16	-949,937	0.5071	apr-14
C2. Exercised
C3. Expired
C4. Other	-1,972,201	0.4431	apr-17

D. Outstanding at end of period	2,087,292	0.4431	mar-17	11,195,637	0.4425	nov-16

E. Options exercisable at year-end

2.	Annual changes linked to share-based payments and equity-settled

	Total (2014)			Total (2013)
Items/Number of options and exercise prices	Number of options	Average exercise price	Average maturity	Number of options	Average exercise price	Average maturity
A. Outstanding at beginning of period	2,814,258	0.5665	ott-14	-	-

B. Increases
B1. New issues				2,814,258	0.5665	ott-14
B2. Other	5,234,520	0.1200	apr-15

C. Decreases
C1. Forfeited
C2. Exercised	-1,407,129	0.576	apr-14
C3. Expired
C4. Other
C5. Other
D. Outstanding at end of period	6,641,649	0.2146	apr-15	2,814,258	0.5665	ott-14

E. Options exercisable at year-end

3.	Other information

In relation to the ILT Plan for the three year period 2012-2014, for the share pertaining to financial year 2014, no charges were recorded as the requirement for activating right to its payment relative to reaching a positive performance in at least 2 years of the three-year period of reference, measured with IBT, was not satisfied. Therefore, all of the Performance Units that were originally attributed were annulled.

Similarly, also the third tranche of the ILT Plan 2009-2011, as well as the deferred shares pertaining to the IBT were also annulled.

With regard to the variable portion of the remuneration of Managers, as normalised with respect to the 2014 Remuneration Policy schemes, the Performance Units (recalculated following the above mentioned reconciliation) accrue on a pro-rata temporis basis and are valued as at 31/12/2014 (for the accrued part). The direct charge in the Income Statement as at 31/12/2014 equals EUR 416,875.18, of which 114,748.4 for charges with payments in Performance units, which offsets amounts due to personnel (Other liabilities).

Lastly, in relation to the one-off incentive for the acceptance of office and powers by the Manager, given equity instruments mature during specific service provision periods, the expense is booked to the income statement in the maturity period, at the same time as provision of the services, with a corresponding increase in shareholders’ equity. On the basis of the above information, the personnel costs recorded for the year amount to EUR 1,079,385 and the balance as at 31/12/2014 of the specific reserve in shareholders’ equity amounts to EUR 619,997.

The Carige Group’s business model is developed and analysed according to a geographical approach which mirrors the corporate setup of the Group, broken down into the regional retail banks of the ‘Liguria’ and ‘Outside Liguria’ market areas.

In accordance with the management approach defined by IFRS 8, the bank chose the territory model as a model of reference for segment reporting,

which, adjusted into line with the statutory structure, breaks down the results and the activities into the following operating segments:

•	“Liguria”: operating customers at branches of the Parent Company, together with the results of Cassa di Risparmio di Savona, located predominantly in that area. This operational sector also includes Centro Fiduciario;

•	“Outside Liguria”: includes Banca Carige Italia, in addition to operating results of subsidiary banks located in the geographical areas outside Liguria (Cassa di Risparmio di Carrara, Banca del Monte di Lucca and Banca Cesare Ponti);

•	“Other operating segments”: include the other Group companies that perform financial and instrumental activities;

•	“Netting”: remaining segment explicitly envisaged in the regulations for reporting intra-group netting.

In 2014, the results of the geographical operating sectors were as follows:

•	the Liguria network’s net interest and other banking income totalled EUR 328 mln (46% of the Group’s total), net income from banking and insurance was a negative EUR 470.5 mln (a loss on equity investments of EUR 348 mln was accounted for Banca Carige) and operating expenses came to EUR 332 mln (54% of the Group’s total). These values are reflected in a loss from continuing operations of EUR 802 mln and a cost/income ratio of 101% (85.8% for the Carige Group). With regard to volumes, loans to customers stood at EUR 11,606 mln (49% of the Group’s total), deposits from customers totalled EUR 8,213 mln (47.4% of the Group’s total); debt securities in issue and financial liabilities designated at fair value through profit and loss amounted to EUR 3,518 mln; indirect funding amounted to EUR 10,064 mln. Financial Intermediation Activities totalled EUR 21,795 mln and account for 46% of the Group total.

•	the Extra-Liguria network achieved total revenues of EUR 434 mln (61% of the Group total), income from banking and insurance activities amounted to EUR 201 mln and operating expenses came to EUR 297 mln (48.4% of the Group total): these figures entail income from continuing operations of EUR 95.6 mln. The cost/income ratio stood at 68.4% (85.8% for the Carige Group). From a funding/lending volumes standpoint, loans to customers amounted to EUR 9,014 mln, deposits from customers came to EUR 7,470 mln, debt securities in issue amounted to EUR 4,497 mln and indirect funding amounted to EUR 8,745 mln (42% of the Group’s total). Financial Intermediation Activities totalled EUR 20,712 mln and account for 43.8% of the Group total.

Business geographic areas (thousands of Euro)

	Liguria	Outside Liguria	Other operating segments	Intersegment elimination net	TOTAL
Net interest and other banking income
12 months 2014	328,466	433,873	-562	-46,861	714,916
12 months 2013 (1)	430,402	455,066	-469	-86,084	798,915
Net income from banking and insurance activities (2)
12 months 2014	-470,449	201,090	-562	304,246	34,325
12 months 2013 (1)	-1,919,873	-1,469,070	-469	1,547,963	-1,841,449
Operating expenses
12 months 2014	-331,598	-296,734	-34	14,908	-613,458
12 months 2013 (1)	-301,775	-300,383	-2,590	20,216	-584,532
Income (loss) before tax from continuing operations
12 months 2014	-802,047	-95,644	-596	319,154	-579,133
12 months 2013 (1)	-2,221,648	-1,769,453	-3,059	1,568,179	-2,425,981
Cost income (%)
12 months 2014	101.0	68.4	-6.0		85.8
12 months 2013 (1)	70.1	66.0	-552.2		73.2
Loans to customers
31/12/2014	11,606,297	9,014,070	3,699,294	-636,830	23,682,831
31/12/2013	12,815,324	10,424,189	2,856,386	-619,540	25,476,359
Due to customers (a)
31/12/2014	8,213,311	7,470,503	2,395,867	-746,695	17,332,987
31/12/2013	7,446,573	7,460,129	378,066	-467,401	14,817,367
Securities issued and financial liabilities designated at fair value through profit and loss (b)
31/12/2014	3,517,713	4,496,665	4,747,060	-3,674,825	9,086,614
31/12/2013 (3)	4,885,227	5,245,302	4,663,720	-4,556,331	10,237,918
Other financial assets (c)
31/12/2014	10,063,949	8,745,257	4,766,616	-2,657,682	20,918,141
31/12/2013	10,405,898	8,950,561	4,400,810	-932,554	22,824,715
Financial Intermediation Activities (FIA) (d= a+b+c)
31/12/2014	21,794,974	20,712,426	11,909,544	-7,079,202	47,337,742
31/12/2013	22,737,698	21,655,991	9,442,597	-5,956,286	47,880,000

(1)	As shown in the paragraph “Accounting policies” of the Explanatory Notes, balances as at 31 December 2013 reflect, with respect to those published, changes resulting from the application of IFRS 5 “Non-current assets held for sale and discontinued operations”.
(2)	Including gains (losses) on equity investments, disposal of investments and impairment of goodwill.
(3)	Carige Vita Nuova liabilities, carried at fair value and relating to products for which the investment risk is borne by the policy holder, are not included in this table.

Business geographic areas (% of the total)

	Liguria	Outside Liguria	Other operating segments	Intersegment elimination net	TOTAL
Net interest and other banking income
12 months 2014	45.9	60.7	-0.1	-6.6	100.0
12 months 2013 (1)	53.9	57.0	-0.1	-10.8	100.0
Net income from banking and insurance activities (2)
12 months 2014	-1370.6	585.8	-1.6	886.4	100.0
12 months 2013 (1)	104.3	79.8	0.0	-84.1	100.0
Operating expenses
12 months 2014	54.1	48.4	0.0	-2.4	100.0
12 months 2013 (1)	51.6	51.4	0.4	-3.5	100.0
Income (loss) before tax from continuing operations
12 months 2014	138.5	16.5	0.1	-55.1	100.0
12 months 2013 (1)	91.6	72.9	0.1	-64.6	100.0
Loans to customers
31/12/2014	49.0	38.1	15.6	-2.7	100.0
31/12/2013	50.3	40.9	11.2	-2.4	100.0
Due to customers (a)
31/12/2014	47.4	43.1	13.8	-4.3	100.0
31/12/2013	50.3	50.3	2.6	-3.2	100.0
Securities issued and financial liabilities designated at fair value through profit and loss (b)
31/12/2014	38.7	49.5	52.2	-40.4	100.0
31/12/2013 (3)	47.7	51.2	45.6	-44.5	100.0
Other financial assets (c)
31/12/2014	48.1	41.8	22.8	-12.7	100.0
31/12/2013	45.6	39.2	19.3	-4.1	100.0
Financial Intermediation Activities (FIA) (d= a+b+c)
31/12/2014	46.0	43.8	25.2	-15.0	100.0
31/12/2013	47.5	45.2	19.7	-12.4	100.0

(1)	As shown in the paragraph “Accounting policies” of the Explanatory Notes, balances as at 31 December 2013 reflect, with respect to those published, changes resulting from the application of IFRS 5 “Non-current assets held for sale and discontinued operations”.
(2)	Including gains (losses) on equity investments, disposal of investments and impairment of goodwill.
(3)	Carige Vita Nuova liabilities, carried at fair value and relating to products for which the investment risk is borne by the policy holder, are not included in this table.

Certification of the consolidated financial statements pursuant to art. 81-ter of Consob Regulation no. 11971 of 14 May 1999 and

following amendments and supplements

1.	The undersigned Piero Luigi Montani, in his capacity as Managing Director, and Luca Caviglia, in his capacity as Manager responsible for preparing the Company’s financial reports, of Banca CARIGE S.p.A., certify, taking also into consideration Article 154-bis, paragraphs 3 and 4, of the Italian Legislative Decree no. 58 of 24 February 1998:

•	the adequacy in relation to the Company’s features and

•	the actual application,

of the administrative and accounting procedures put in place for preparing the consolidated financial statements during the year 2014.

2.	The assessment of the adequacy of the administrative and accounting procedures put in place for preparing the consolidated financial statements as at 31 December 2014 is based on a Model defined by Banca CARIGE S.p.A. consistently with the Internal Control – Integrated Framework issued by the Committee of Sponsoring Organisations of the Tr eadway Commission, which represents the international commonly accepted standard for internal control system.

3.	The undersigned also certify that:

3.1	the consolidated financial statements:

a.	have been drawn up in compliance with applicable international accounting standards recognised by the European Community pursuant to European Parliament and Council Regulation no. 1606/2002 of 19 July 2002;

b.	correspond to the results of the accounting books and records;

c.	are suitable to provide a true and correct representation of the assets and liabilities and of the economic and financial situation of the issuer and of the group of companies included in the scope of consolidation.

3.2	The report on operations contains a reliable analysis of the trend and operating results, as well as the situation of the issuer and of the group of companies included in the scope of consolidation, together with a description of the main risks and uncertainties that they face.

Genoa, 3 March 2015

The Managing Director	The Manager responsible for preparing
Piero Luigi Montani	the Company’s financial reports
Luca Caviglia

This document has been translated into the English language solely for the convenience of international readers.

It has been signed on the Italian original version.

Reconta Ernst & Young S.p.A.	Tel: +39 010 5308111
Via XX Settembre, 42	Fax: +39 010 588636
16121 Genova	ey.com

Independent auditors’ report

pursuant to art. 14 and 16 of Legislative Decree n. 39 dated 27 January 2010

(Translation from the original Italian text)

To the Shareholders of

Banca Carige S.p.A.—Cassa di Risparmio di Genova e Imperia

1.	We have audited the consolidated financial statements of Banca Carige S.p.A.—Cassa di Risparmio di Genova e Imperia and its subsidiaries (the “Banca Carige Group”) as of 31 December 2014 and for the year then ended, comprising the balance sheet, the income statement, the statement of comprehensive income, the statement of changes in shareholders’ equity, the statement of cash flows and the related explanatory notes. The preparation of these financial statements in compliance with International Financial Reporting Standards as adopted by the European Union and with art. 9 of Legislative Decree n. 38/2005 is the responsibility of Banca Carige S.p.A.—Cassa di Risparmio di Genova e Imperia’s Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

2.	We conducted our audit in accordance with auditing standards recommended by CONSOB (the Italian Stock Exchange Regulatory Agency). In accordance with such standards, we planned and performed our audit to obtain the information necessary to determine whether the consolidated financial statements are materially misstated and if such financial statements, taken as a whole, may be relied upon. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, as well as assessing the appropriateness of the accounting principles applied and the reasonableness of the estimates made by Directors. We believe that our audit provides a reasonable basis for our opinion.

The consolidated financial statements of the prior year are presented for comparative purposes. As described in the explanatory notes, the Directors have restated certain comparative data with respect to the data previously presented in the consolidated financial statements as of 31 December 2013 and for the year then ended audited by us, on which we issued our auditors’ report dated 3 April 2014. We have examined the method used to restate the comparative financial data and the information presented in the explanatory notes in this respect, for the purpose of expressing our opinion on the consolidated financial statements at 31 December 2014.

3.	In our opinion, the consolidated financial statements of the Banca Carige Group at 31 December 2014 have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union and with art. 9 of Legislative Decree n. 38 /2005; accordingly, they present clearly and give a true and fair view of the financial position, the results of operations and the cash flows of the Banca Carige Group for the year then ended.

4.	The Directors disclose in the report on operations and in the explanatory notes the actions for the strengthening of the Banca Carige Group’s capital, including the proposal for capital increase via a rights issue for existing shareholders for a maximum amount of euro 850 million, aimed at fulfilling the additional own funds requirements formulated by the European Central Bank.

Reconta Ernst & Young S.p.A.

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5.	The Directors of Banca Carige S.p.A.—Cassa di Risparmio di Genova e Imperia are responsible for the preparation, in accordance with the applicable laws and regulations, of the Report on Operations and the Report on Corporate Governance and the Company’s Ownership Structure published in the section “Governance—Company Documents—Corporate Governance Report” of Banca Carige S.p.A.—Cassa di Risparmio di Genova e Imperia’s website. Our responsibility is to express an opinion on the consistency with the financial statements of the Report on Operations and of the information presented in compliance with art. 123-bis of Legislative Decree n. 58/1998, paragraph 1, letters c), d), f), I), m) and paragraph 2, letter b) in the Report on Corporate Governance and the Company’s Ownership Structure, as required by law. For this purpose, we have performed the procedures required under Auditing Standard 001 issued by the Italian Accounting Profession (CNDCEC) and recommended by CONSOB. In our opinion, the Report on Operations and the information presented in compliance with art. 123-bis of Legislative Decree n. 58/1998, paragraph 1, letters c), d), f), I), m) and paragraph 2), letter b) in the Report on Corporate Governance and the Company’s Ownership Structure, are consistent with the consolidated financial statements of the Banca Carige Group at 31 December 2014.

Genova, Italy, 26 March 2015

Reconta Ernst & Young S.p.A.

Signed by: Guido Celona, partner

This report has been translated into the English language solely for the convenience of international readers.